 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                               1934
                              (Amendment No. __)

Filed by the Registrant      [X]
Filed by a Party other than the Registrant     [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   RYKA INC.
               (Name of Registrant as Specified In Its Charter)

                                   RYKA INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1.  Title of each class of securities to which transaction applies:

     2.  Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                              [LETTERHEAD OF RYKA]



Dear Stockholder:

           The Annual Meeting of Stockholders of RYKA Inc. ("RYKA") will be held on Thursday, December 4, 1997, at 10:00 a.m., at the main office of RYKA, 555 South Henderson Road, King of Prussia, PA 19406. At the Annual Meeting, you will be asked to consider and approve (1) the election of directors, (2) an Amended and Restated Certificate of Incorporation to effect, among other things, a 1-for-20 reverse stock split, (3) a Second Amended and Restated Agreement and Plan of Reorganization pursuant to which RYKA will become a holding company by transferring all of its assets and liabilities to a wholly-owned subsidiary and will acquire certain companies owned by Michael G. Rubin in exchange for 8,169,086 shares of RYKA (after giving effect to the 1-for-20 reverse stock split) and (4) an increase in the number of shares issuable pursuant to RYKA's 1996 Equity Incentive Plan, all as more fully described in the accompanying Proxy Statement.

           Attached is the official Notice of Annual Meeting and Proxy Statement of RYKA. The Proxy Statement describes the material features of the matters to be acted upon. Please give this information your careful attention.

           You are cordially invited to attend the Annual Meeting in person. Whether or not you are planning to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy and return it in the postage-prepaid envelope provided.


                                                 Sincerely,


                                                 Michael G. Rubin
                                                 Chairman and Chief
                                                 Executive Officer

                                    RYKA INC.
                            555 South Henderson Road
                            King of Prussia, PA 19406



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that an Annual Meeting of the Stockholders of RYKA Inc. ("RYKA") will be held on Thursday, December 4, 1997, at 10:00 a.m. local time, at the main office of RYKA, 555 South Henderson Road, King of Prussia, PA 19406, for the following purposes, all as more fully described in the accompanying Proxy Statement:

          1.  To elect two members of the Board of Directors.

          2. To consider and adopt an Amended and Restated Certificate of Incorporation of RYKA which would, among other things: (i) effect a reverse stock split in which one new share of Common Stock would be exchanged for every twenty (20) shares of Common Stock currently issued and outstanding or held in treasury (the "Reverse Stock Split"), thereby reducing the number of issued and outstanding shares of Common Stock of RYKA from 66,367,056 to 3,318,352, and the par value of each share of RYKA Common Stock would be increased from $0.01 per share to $0.20 per share, (ii) reclassify the new shares of RYKA Common Stock to reduce the par value of each such share from $0.20 per share to $0.01 per share,
(iii) reduce the authorized number of shares of capital stock of RYKA to 20,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share, and
(v) change the name of RYKA to Global Sports, Inc.;

          3. To consider and approve a Second Amended and Restated Agreement and Plan of Reorganization, as amended (the "Reorganization Agreement") among RYKA, KPR Sports International, Inc., a Pennsylvania corporation ("KPR"), Apex Sports International, Inc., a Pennsylvania corporation ("APEX"), MR Management, Inc., a Pennsylvania corporation ("Management"), and Michael G. Rubin which would provide for, among other things, the reorganization of RYKA and the KPR Companies (as defined below) as follows: (i) the transfer by RYKA to RYKA Sub, Inc. ("RYKA Sub") of all of the assets and liabilities of RYKA in exchange for all of the issued and outstanding capital stock of RYKA Sub (the "Asset Transfer"), (ii) the merger of KPR Acquisitions, Inc., a Pennsylvania corporation that is wholly-owned by RYKA, with and into KPR, with KPR surviving the merger as a wholly-owned subsidiary of RYKA (the "Merger"), (iii) the acquisition by RYKA of all of the issued and outstanding shares of capital stock of Apex and Management (KPR, Apex and Management are collectively referred to as the "KPR Companies") (the "Stock Acquisition"), and (iv) the issuance to Michael
G. Rubin, the sole stockholder of the KPR Companies, of an aggregate of 8,169,086 new shares (the "Reorganization Shares") of Common Stock (after giving effect to the 1-for-20 Reverse Stock Split) in exchange for his shares of common stock of the KPR Companies and the KPR Companies' holdings of RYKA Common Stock;

          4. To consider and approve an increase in the number of shares issuable pursuant to RYKA's 1996 Equity Incentive Plan from 100,000 shares (after giving effect to the 1-for-20 Reverse Stock Split) to 1,000,000 shares of Common Stock; and

          5. To consider and act upon such other matters as may properly be brought before the meeting or any adjournments or postponements thereof.

     With respect to Proposal 3 above, the Board of Directors may agree to any amendment or supplement to the Reorganization Agreement or a waiver of any provision of the agreement, either before or after the approval of its stockholders (and without seeking further stockholder approval), so long as such amendment, supplement or waiver does not have a material adverse effect on RYKA stockholders which determination will be made by the Board of Directors of RYKA and will be binding on RYKA stockholders. If the Board determines that such amendment, supplement or waiver will have a material adverse effect on RYKA stockholders, RYKA reserves the right to resolicit its stockholders in light of the proposed amendment, supplement or waiver.

     The Board of Directors has fixed the close of business on November 7, 1997, as the record date (the "Record Date") for the Annual Meeting. Only holders of record of RYKA Common Stock on that date will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.

                                           By Order of the Board of Directors


                                           Steven A. Wolf
                                           Secretary

November 10, 1997



--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, THEN PLEASE COMPLETE, DATE, SIGN AND RETURN ALL OF THEM. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
 GENERAL INFORMATION..............................................................................1
   Proposals to be Presented at the Annual Meeting................................................1
   Certain Considerations.........................................................................2
   Voting Rights and Stockholder Approval.........................................................4
   Proxies........................................................................................5

 PROPOSAL ONE:  ELECTION OF DIRECTORS.............................................................6
   Board of Directors and Committee Meetings......................................................6
   Director Compensation..........................................................................7

 PROPOSAL TWO:  AMENDMENT AND RESTATEMENT OF THE
 CERTIFICATE OF INCORPORATION.....................................................................8
   Overview.......................................................................................8
   Reverse Stock Split............................................................................8
   Reclassification of Par Value.................................................................12
   Reduction of Authorized Shares of Common Stock................................................12
   Change of Name................................................................................12

 PROPOSAL THREE:  THE REORGANIZATION AND RELATED MATTERS.........................................13
   Background of the Reorganization..............................................................13
   Approval of the Board of Directors of RYKA; Reasons for the Reorganization....................19
   Approval of the Board of Directors of the KPR Companies; Reasons for the Reorganization.......19
   Effective Date of the Reorganization..........................................................20
   Conditions to Consummation of the Reorganization..............................................20
   Opinion of Financial Advisor..................................................................21
   Dissenters' Rights of RYKA Stockholders.......................................................25
   Certain Federal Income Tax Consequences to RYKA...............................................25
   Modification, Waiver and Termination..........................................................26
   Conduct of Business Pending the Reorganization................................................26
   Fees and Expenses.............................................................................27
   Resales of RYKA Common Stock..................................................................27
   Accounting Treatment..........................................................................27
   Management After the Reorganization...........................................................28
   Effect of the Reorganization on RYKA Stockholders.............................................28
   Interest of Certain Persons in the Reorganization.............................................28

 MARKET PRICE DATA FOR RYKA......................................................................31

 MARKET PRICE DATA FOR THE KPR COMPANIES.........................................................32

 COMPARATIVE PER SHARE DATA......................................................................32

 SELECTED HISTORICAL FINANCIAL DATA OF RYKA......................................................33

 SELECTED HISTORICAL FINANCIAL DATA OF THE KPR COMPANIES.........................................34

                                                                                              PAGE
                                                                                              ----
 RYKA AND THE KPR COMPANIES
 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..............................................35

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS OF RYKA..............................................................42
   General......................................................................................42
   Results of Operations........................................................................43
   Liquidity and Capital Resources..............................................................48
   New Accounting Pronouncements................................................................50

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS OF THE KPR COMPANIES.................................................52
   General......................................................................................52
   Results of Operations........................................................................52
   Liquidity and Capital Resources..............................................................55
   New Accounting Pronouncements................................................................56

 BUSINESS OF RYKA...............................................................................57
   General......................................................................................57
   Products.....................................................................................57
   Marketing and Sales..........................................................................58
   Advertising and Promotion....................................................................58
   Manufacturing and Distribution...............................................................60
   Competition..................................................................................61
   Patents, Trademarks and Other Proprietary Rights.............................................61
   Employees....................................................................................61
   Governmental Regulation......................................................................61
   Properties...................................................................................62
   Legal Proceedings............................................................................62

 BUSINESS OF THE KPR COMPANIES..................................................................63
   General......................................................................................63
   Products.....................................................................................63
   Marketing and Sales..........................................................................65
   Manufacturing................................................................................66
   Distribution Facilities......................................................................66
   Systems......................................................................................66
   Competition..................................................................................66
   Employees....................................................................................67
   Government Regulation........................................................................67
   Properties...................................................................................68
   Legal Proceedings............................................................................68

 MANAGEMENT OF RYKA.............................................................................69

 MANAGEMENT OF THE KPR COMPANIES................................................................77

 PRINCIPAL STOCKHOLDERS OF RYKA.................................................................79

                                                                                         PAGE
                                                                                         ----
 PRINCIPAL STOCKHOLDERS OF THE KPR COMPANIES...............................................79

 PROPOSAL FOUR:  AMENDMENT TO RYKA'S 1996 EQUITY INCENTIVE PLAN............................80

 ACCOUNTING MATTERS........................................................................84

 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 .....................86

 OTHER MATTERS.............................................................................86

 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS.............................86

 Index to Financial Statements of RYKA and the KPR Companies..............................F-1


                                    APPENDICES

Appendix "A" -- Amended and Restated Certificate of Incorporation of RYKA..................A-1
Appendix "B" -- Second Amended and Restated Agreement and Plan of Reorganization...........B-1
Appendix "C" -- Opinion of Howard Lawson & Co..............................................C-1


================================================================================
Except for the consolidated historical financial statements of RYKA, or as otherwise indicated, all information in this Proxy Statement reflects the 1-for-20 reverse stock split as if such split had occurred for all periods presented.

================================================================================


================================================================================
Certain information contained in this Proxy Statement contains forward looking statements (as such term is defined in the Securities Exchange Act of 1934 and the regulations thereunder), including without limitation, statements as to RYKA's and KPR's financial condition, results of operations and liquidity and capital resources and statements as to management's beliefs, expectations or options. Such forward looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements. Certain of these risks, uncertainties and other factors, as and when applicable, are discussed in RYKA's filings with the Securities and Exchange Commission.

================================================================================

                                   RYKA INC.
                           555 South Henderson Road
                           King of Prussia, PA 19406

                                -------------

                                PROXY STATEMENT

                                -------------

                        Annual Meeting of Stockholders
                               December 4, 1997

                                -------------

                              GENERAL INFORMATION


           This Proxy Statement is being furnished to the stockholders of RYKA Inc. ("RYKA") in connection with the solicitation of proxies by the Board of Directors of RYKA for use at the Annual Meeting of Stockholders of RYKA to be held on Thursday, December 4, 1997, at 10:00 a.m. local time, at RYKA's main office at 555 South Henderson Road, King of Prussia, PA 19406, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, the attached notice and the enclosed proxy are first being mailed to stockholders of RYKA on or about November 10, 1997.

           All information contained in this Proxy Statement with respect to RYKA has been supplied by RYKA, and all information with respect to the KPR Companies has been supplied by the KPR Companies.

Proposals to be Presented at the Annual Meeting

           At the RYKA Annual Meeting, the stockholders of RYKA will be asked to consider and vote upon the following proposals:

           1.   To elect two members of the Board of Directors;

           2. To consider and adopt an Amended and Restated Certificate of Incorporation of RYKA which would, among other things: (i) effect a reverse stock split in which one new share of Common Stock would be exchanged for every twenty (20) shares of Common Stock currently issued and outstanding or held in treasury (the "Reverse Stock Split"), thereby reducing the number of issued and outstanding shares of Common Stock of RYKA from 66,367,056 to 3,318,352, and the par value of each share of RYKA Common Stock would be increased from $0.01 per share to $0.20 per share, (ii) reclassify the new shares of RYKA Common Stock to reduce the par value for each such share from $0.20 per share to $0.01 per share, (iii) reduce the authorized number of shares of capital stock of RYKA to 20,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share; and
(iv) change the name of RYKA to Global Sports, Inc.;

           3. To consider and approve a Second Amended and Restated Agreement and Plan of Reorganization, as amended (the "Reorganization Agreement") among RYKA, KPR Sports International, Inc., a Pennsylvania corporation ("KPR"), Apex Sports International, Inc., a Pennsylvania corporation ("APEX"), MR Management, Inc., a Pennsylvania corporation ("Management") (KPR, Apex and Management are collectively referred to as the "KPR Companies") and Michael G. Rubin which would provide for, among other things, the reorganization (the "Reorganization") of RYKA and the KPR

Companies as follows: (i) the transfer by RYKA to RYKA Sub, Inc. ("RYKA Sub") of all of the assets and liabilities of RYKA in exchange for all of the issued and outstanding capital stock of RYKA Sub (the "Asset Transfer"), (ii) the merger of KPR Acquisitions, Inc., a Pennsylvania corporation that is wholly-owned by RYKA, with and into KPR, with KPR surviving the merger as a wholly-owned subsidiary of RYKA (the "Merger"), (iii) the acquisition by RYKA of all of the issued and outstanding shares of capital stock of Apex and Management (the "Stock Acquisition"), and (iv) the issuance to Michael G. Rubin, the sole stockholder of the KPR Companies, of an aggregate of 8,169,086 new shares (the "Reorganization Shares") of Common Stock (after giving effect to the 1-for-20 Reverse Stock Split) in exchange for his shares of common stock of the KPR Companies and the KPR Companies' holdings of RYKA Common Stock;

           4. To consider and approve an increase in the number of shares issuable pursuant to RYKA's 1996 Equity Incentive Plan from 100,000 shares of Common Stock (after giving effect to the 1-for-20 Reverse Stock Split) to 1,000,000 shares of Common Stock; and

           5. To consider and act upon such other matters as may properly be brought before the meeting or any adjournments or postponements thereof.

Certain Considerations

           In addition to the other information contained in this Proxy Statement, the following factors should be considered carefully in evaluating whether to vote for or against the proposals contained herein.

           Recent Credit Facility Issues; Future Capital Needs. On August 15, 1996, RYKA entered into a credit facility with a lender which replaced RYKA's prior credit facility. Concurrently with RYKA, the KPR Companies closed a new credit facility with the same lender. On November 8, 1996, RYKA's and the KPR Companies' bank notified them that the KPR Companies were in default of certain financial covenants. At the time of the KPR Companies' default, RYKA's credit facility was not cross-defaulted with KPR's agreement and RYKA was in compliance with its own financial covenants. Accordingly, RYKA was not in default of its loan with the bank.

           As a result of the KPR Companies' default, on February 7, 1997, the KPR Companies entered into a forbearance agreement regarding its credit facility pursuant to which, among other things, the bank agreed not to pursue its remedies under the credit facility until the earlier of April 18, 1997 (as amended) or an event of default (as defined), established new financial covenants and provided for a termination date of April 18, 1997 (as amended). Also on February 7, 1997, in conjunction with the KPR Companies' forbearance agreement, RYKA entered into an amendment to its credit facility that provided for, among other things, a similar termination date of April 18, 1997 (as amended) for RYKA's credit facility.

           As a result of the issues arising in connection with RYKA's credit facility with its bank, the completion of RYKA's audited financial statements for the year ended December 31, 1996 was delayed, and RYKA was unable to file timely its Annual Report on Form 10-K for the year ended December 31, 1996 or its Quarterly Report of Form 10-Q for the quarter ended March 31, 1997. RYKA filed such Form 10-K and Form 10-Q on June 30, 1997 and July 17, 1997, respectively.

           As of June 4, 1997, the bank agreed to extend both RYKA's and the KPR Companies' credit facilities to November 30, 1997 or an event of default (as defined). At June 30, 1997, RYKA was not in compliance with certain financial ratios under its credit facility constituting events of default. On August 14, 1997, RYKA obtained modifications to its credit agreement to cure these events of default. RYKA's credit facility is guaranteed by Michael Rubin and certain entities owned by Michael Rubin and is cross-defaulted with the KPR Companies' agreement with the bank.

          During the first week of November, 1997, it came to the attention of RYKA and the KPR Companies that the KPR Companies had violated certain covenants of the forbearance agreement with their lender relating to the total amount of allowable closeout inventory and in-transit inventory. The lender has agreed to forbear on these covenant violations provided that the KPR Companies reduce the amount of the over-advances relating to these violations by November 14, 1997, reduce the amount of its closeout inventory to a level acceptable to the lender by November 19, 1997 and make certain payments to the lender if the credit facility is not repaid by November 22, 1997 or by November 30, 1997. Though RYKA's credit facility is cross-defaulted with the KPR Companies' credit facility, RYKA's lender has not declared RYKA's credit facility in default though the lender still has the authority to do so.

          RYKA and the KPR Companies believe that their existing credit facilities, together with the additional cash flow from the payment terms from its suppliers, will provide them with sufficient resources through November 30, 1997. In addition, RYKA and the KPR Companies have received a commitment letter from a new lender that they believe will enable them to repay their current bank in a timely manner, finance their operations and complete the proposed Reorganization. The commitment requires certain conditions be met by RYKA and the KPR Companies. These conditions include, among other items, that RYKA and the KPR Companies have, at loan closing, a minimum of $1,500,000 in the aggregate in unused but available borrowing capacity under the terms of the new credit facility. Management of RYKA and the KPR Companies believe that they will be able to fulfill this and the other requirements.

          If however, RYKA and the KPR Companies are unable by November 30, 1997 to consummate the financing contemplated by the commitment letter, to obtain a new credit facility and/or additional equity and/or subordinated debt financing or to extend their credit facilities, there is no assurance that RYKA and the KPR Companies will be able to continue operations and RYKA will consider the need to postpone or cancel the Annual Meeting, to supplement these proxy materials and/or to resolicit its stockholders. There is no assurance that if RYKA and the KPR Companies are able to obtain such financing, it will be on terms satisfactory for them. Moreover, given the dependence of RYKA on certain support provided by the KPR Companies, including, but not limited to, financial support, administrative support, warehousing and office rental, the KPR Companies' ability to obtain continued financing or additional financing for its operations could significantly adversely impact the ability of RYKA to continue in business independent of the KPR Companies.

          Even if they were able to obtain the financing discussed above or obtain alternative financing, RYKA and the KPR Companies may be required to raise additional equity and/or subordinated debt. However, no assurance can be given that RYKA and the KPR Companies will be successful in raising additional capital, if necessary. Further, there can be no assurance that RYKA and the KPR Companies will achieve profitability or a positive cash flow even with sufficient capital resources. For both RYKA and the KPR Companies, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - LIQUIDITY AND CAPITAL RESOURCES."

          Operating Losses; Ability to Continue as Going Concern. RYKA commenced operations in February 1987 and has incurred substantial losses in each year of its operations. Net losses for RYKA amounted to $325,925, $1,879,757, $3,629,477 and $511,415 for the six months ended June 30, 1997 and for the years ended 1996, 1995 and 1994, respectively. At June 30, 1997, RYKA had an accumulated deficit of $20,052,166. The report of RYKA's independent auditors with regard to the financial statements for each of the fiscal years ended 1987 through 1996 stated that there is substantial doubt about RYKA's ability to continue as a going concern. The KPR Companies commenced operations in 1990 and have incurred substantial losses in the last 18 months of its operations. Net losses for the KPR Companies amounted to $1,872,853 and $744,313 for the six months ended June 30, 1997 and for the year ended 1996, respectively. At June 30, 1997, KPR had an accumulated deficit of $3,426,879. The report of KPR's independent auditors with regard to the financial statements for the fiscal year ended 1996 stated that there is substantial doubt about KPR's ability to continue as a going concern. RYKA's and the KPR Companies' managements believe their ability to continue as going concern is dependent upon securing adequate financing to fund operations until RYKA and the KPR Companies achieve sustained profitability. In order for RYKA and the KPR Companies to achieve sustained profitability, RYKA's and the KPR Companies' managements believe they must increase sales, improve gross profit margins and reduce expenses as a percentage of total sales. There can be no assurance that RYKA or the KPR Companies will be successful in achieving these goals.

     Risks Associated with the Reorganization. On September 26, 1996, RYKA entered into the Reorganization Agreement. Although the Reorganization was originally scheduled to close by December 31, 1996, due to recent events discussed herein, the completion of the Reorganization has been delayed. RYKA expects the Reorganization to become effective by the end of 1997, although the consummation of the Reorganization is subject to a number of conditions, including but not limited to, approval by the stockholders of RYKA, and certain required consents, including the consent of RYKA's and the KPR Companies' current bank. Therefore, there can be no assurance that the Reorganization will be consummated. In the event that the Reorganization is not consummated, or further delayed, RYKA may be required to sell additional equity and/or debt to continue the operations of RYKA. Further, upon completion of the Reorganization, RYKA may sell additional equity and/or debt in order to support future operations.

     Risks Associated with the Acquisition of the KPR Companies. Subject to the satisfaction of the conditions to the Reorganization discussed above, RYKA will acquire the KPR Companies. There can be no assurance that RYKA will be able to successfully integrate the business and operations of the KPR Companies. There can be no assurance that RYKA will not incur disruptions and unexpected expenses in integrating RYKA and the KPR Companies. Furthermore, the process of evaluating, negotiating, financing and integrating the Reorganization has diverted and may continue to divert management time and resources. There can be no assurance that the Reorganization, when consummated, will not materially adversely affect RYKA's business, operating results or financial condition.


Voting Rights and Stockholder Approval

           RYKA. Only holders of record of shares of RYKA Common Stock at close of business on the Record Date will be entitled to notice of and to vote at the RYKA Annual Meeting. At the close of business on such date, there were 66,367,056 shares of RYKA Common Stock outstanding (without giving effect to the 1-for-20 Reverse Stock Split).

           Holders of record of RYKA Common Stock on the Record Date are entitled to one vote per share on each matter that may properly come before the RYKA Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of the shares of RYKA Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the RYKA Annual Meeting.

           The election of directors will be determined by a plurality vote, with the two nominees receiving the most affirmative votes being elected. Approval of the Amended and Restated Certificate of Incorporation and the Reorganization and Reorganization Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of RYKA Common Stock, and approval of the increase in the number of shares issuable under RYKA's 1996 Equity Incentive Plan will require the affirmative vote of a majority of the votes cast by holders of RYKA Common Stock entitled to vote thereon at the Annual Meeting.

           Abstentions and broker non-votes (as defined below) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the Annual Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to (i) the approval of the Amended and Restated Certificate of Incorporation and the Reorganization and Reorganization Agreement, such shares will be treated as "present" and "entitled to vote" on the matter and will have the same effect as a vote against the proposal, and
(ii) the approval of the increase in the number of shares issuable under RYKA's 1996 Equity Incentive Plan, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on this matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on such matter.

           Management of RYKA, which holds an aggregate of 1,112,186 shares, or 33.5%, of RYKA Common Stock (after giving effect to the Reverse Stock Split), intends to vote all such shares in favor of the matters to be voted upon. Of these 1,112,186 shares, Michael Rubin, through his ownership of the KPR Companies, indirectly owns 1,069,086 shares.

           The KPR Companies. Michael G. Rubin, the sole stockholder of the KPR Companies, has unanimously voted in favor of the Reorganization and the Reorganization Agreement. The other proposals to be considered at the Annual Meeting do not require the approval of the stockholder of the KPR Companies.

Proxies

           A proxy for use in connection with the RYKA Annual Meeting is enclosed. Each properly signed and returned proxy will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given, such proxy will be voted FOR each proposal set forth in such proxy and presented to the stockholders of RYKA.

           Sending in a signed proxy will not affect a stockholder's right to attend and vote at the Annual Meeting, since the proxy is revocable. Any stockholder who submits a proxy may revoke it at any time before it is voted by submitting a later-dated proxy or by giving written notice of such revocation to the Secretary of RYKA. The presence at the Annual Meeting of any stockholder who has given a proxy will not revoke the proxy unless the stockholder files written notice of revocation with the Secretary of RYKA before the voting of the proxy.

           The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (1) matters which RYKA does not know a reasonable time before the meeting are to be presented at the meeting; and (2) matters incident to the conduct of the meeting. RYKA's Board of Directors does not know of any matters, other than the proposals described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the persons designated as proxy agents will vote upon such matters in accordance with their best judgment.

           RYKA will bear its own expenses in connection with the solicitation of proxies from its stockholders. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of RYKA, without additional compensation, by telephone, telegram, teletype, facsimile or similar method. RYKA will, on request, reimburse its stockholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Two directors are to be elected at the 1997 Annual Meeting to serve for one-year terms until the 1998 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are serving as directors of RYKA. RYKA knows of no reason why any nominee would be unable to serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate, or the Board may reduce the number of directors to eliminate the vacancy.

     The nominees for election as directors are as follows:


              Name                     Age                Position
--------------------------------- -------------- -------------------------------
Michael G.  Rubin/(1)/...........       25         Chief Executive Officer and
                                                   Chairman of the Board

Kenneth J.  Adelberg/(2)/........       44         Director

----------------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     Michael G. Rubin has served as Chairman of the Board and Chief Executive Officer of RYKA since July 31, 1995. Since establishing KPR, a privately-held footwear distribution company in 1991, Mr. Rubin has served as its President and Director. In 1994, Mr. Rubin received the 1994 Entrepreneur of the Year Award for the Delaware Valley Region which is sponsored by Inc. magazine and Ernst & Young LLP. Mr. Rubin is the President of several privately-held companies based in King of Prussia, Pennsylvania and serves as the executive officer of MR Acquisitions, L.L.C., a Delaware limited liability company. Mr. Rubin attended Villanova University, Villanova, Pennsylvania.

     Kenneth J. Adelberg has served as a Director of RYKA since July 31,
1995. Since 1987, he has been President and Chief Executive Officer of HiFi House Group of Companies, a privately-held company based in Broomall, Pennsylvania. Mr. Adelberg was a director and founding stockholder of US Wats, Inc., a publicly-traded company specializing in business telecommunications services, located in Bala Cynwyd, Pennsylvania, which was established in 1989, and is a founding stockholder and director of Republic Bank, Philadelphia, Pennsylvania, a publicly-traded bank which has been in operation since 1989. Mr. Adelberg is also a director of American Digital Communications, Inc., a publicly-traded company engaged in the wireless communications business in Englewood, Colorado since 1993. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania.

Board of Directors and Committee Meetings

     During 1996, the Board of Directors held three meetings, the Audit Committee held one meeting, and the Compensation Committee held no meetings. The Board of Directors does not have a standing Nomination Committee. During 1996, each director attended at least 90% of the total number of meetings of the Board of Directors and Committees on which he served.

     The Audit Committee reviews RYKA's accounting and financial practices and policies and the scope and results of RYKA's external and internal audits. The Audit Committee also recommends to the Board of Directors the selection of RYKA's independent public accountants and administers RYKA's business conduct, conflict of interest and related policies. Mr. Adelberg currently serves on the Audit Committee.

     The Compensation Committee establishes the compensation policies for executive officers of RYKA and administers RYKA's stock option plans. Mr. Rubin currently serves on the Compensation Committee.

Director Compensation

     Each Director who is not an employee of RYKA receives an option to purchase 1,250 shares of RYKA's Common Stock upon joining the Board of Directors and annual stock option grants to purchase 1,250 shares. The Directors do not receive any cash compensation for their services on behalf of RYKA but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any Committee. Those Directors who are employees of RYKA do not receive any compensation for their services as Directors.

                                  PROPOSAL TWO

                        AMENDMENT AND RESTATEMENT OF THE
                          CERTIFICATE OF INCORPORATION


Overview

     At the RYKA Annual Meeting, the stockholders will vote upon a proposal to approve and adopt an Amended and Restated Certificate of Incorporation of RYKA which, effective immediately prior to the consummation of the Reorganization, would: (i) effect a 1-for-20 Reverse Stock Split in which each twenty shares of issued Common Stock of RYKA, par value $0.01 per share, whether issued and outstanding or held in treasury, will be reclassified and changed into one share of new Common Stock of RYKA, par value $0.20 per share, (ii) reclassify the par value of each share of Common Stock from $0.20 per share to $0.01 per share,
(iii) decrease the number of shares of Common Stock which RYKA has authority to issue from 90,000,000 to 20,000,000 shares, and (iv) change the name of RYKA to Global Sports, Inc. Upon such amendment and restatement of RYKA's Certificate of Incorporation, RYKA will have the authority to issue 20,000,000 shares of Common Stock, par value $0.01 per share, 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which 3,318,352 shares of Common Stock will be issued and outstanding and no shares will be held in treasury.

     THE BOARD OF DIRECTORS OF RYKA BELIEVES THAT THE AMENDMENT AND
RESTATEMENT OF RYKA'S CERTIFICATE OF INCORPORATION IS ADVISABLE AND IN THE BEST INTERESTS OF RYKA AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

     A copy of the Amended and Restated Certificate of Incorporation of RYKA is attached to this Proxy Statement as Appendix "A" and is incorporated herein by reference.

     Stockholder approval of this proposal is required under Delaware Law. Approval of the amendment and restatement of RYKA's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the stockholders do not approve this proposal, then the Certificate of Incorporation will remain the same, and the Reorganization will not be consummated.

Reverse Stock Split

     General. If the stockholders approve the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware on such date as may be selected by RYKA's Board of Directors. The Reverse Stock Split will become effective on the date of such filing (the "Split Effective Date"). On the Split Effective Date, stockholders of RYKA who own twenty or more shares on such date will be deemed to own one new share for every twenty shares owned, and a fractional new share interest equivalent to one-twentieth of a new share for each additional share owned less than a multiple of twenty shares. Stockholders owning less than twenty shares on the Split Effective Date will be deemed to own a fractional new share interest consisting of one-twentieth new share for each share owned immediately prior to the Split Effective Date. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split but a cash payment in lieu thereof will be paid as described below. Consequently, on the Split Effective Date, each stockholder will cease to have an equity interest in RYKA with respect to any fractional new share interest, but such stockholder will have the nontransferable right to receive a cash payment in an amount equal to such fraction multiplied by the arithmetic average of the average of bid and asked prices for a share of Common Stock during the 20 trading days after the Split Effective Date. THEREFORE, STOCKHOLDERS WHO OWN LESS THAN TWENTY SHARES ON THE SPLIT EFFECTIVE DATE WILL CEASE TO HAVE ANY EQUITY INTEREST WHATSOEVER IN RYKA UPON CONSUMMATION OF THE REVERSE STOCK SPLIT.

     Although RYKA's Board of Directors believes that the Reverse Stock
Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Split Effective Date, without further action by the stockholders of RYKA. In addition, depending upon prevailing market conditions, the Board of Directors may deem it advisable to implement the Reverse Stock Split and concurrently declare a Common Stock dividend in an amount to be determined, which Common Stock dividend would not require stockholder approval. Any such Common Stock dividend would partially offset the decrease in the number of issued and outstanding shares of new Common Stock resulting from the one-for-twenty Reverse Stock Split. No such Common Stock dividend is presently contemplated.

     Stockholders of RYKA have no appraisal rights under Delaware law or under RYKA's Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split.

     Reasons for the Reverse Stock Split Proposal. The Board of Directors of RYKA believes that the relatively low market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it, or a company's reputation in the financial community. In practice, however, this is not necessarily the case, as certain investors view low-priced stocks as unattractive and certain brokerage firms, as a matter of policy, will not extend margin credit on stocks trading at low prices, although certain other investors may be attracted to low-priced stocks because of the greater trading volatility sometimes associated with such securities. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Further, a variety of brokerage firm policies and practices discourage individual brokers within those firms from dealing in low-priced stocks because of the time-consuming procedures that make the handling of low-priced stocks economically unattractive.

     Since the broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock at its current relatively low market price. If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in lots of 100 shares or more.

     As a result of the delisting of RYKA's Common Stock from the NASDAQ Small Cap Market in 1996 (See "MARKET PRICE DATA FOR RYKA"), RYKA's Common Stock is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements for broker-dealers which sell such securities to persons other than established customers and accredited investors as defined in Regulation D under the Securities Act. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell RYKA's Common Stock and may adversely affect the ability of persons acquiring shares in this offering to sell any of the shares acquired in the secondary market.

     The Securities and Exchange Commission (the "Commission") regulations define a "penny stock" as any equity security not registered on a national securities exchange or for which quotation information is not disseminated on NASDAQ and has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Accordingly, RYKA's Common Stock is deemed to be a penny stock under such regulations. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to RYKA's Common Stock if such securities are included for quotation on NASDAQ and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. RYKA anticipates that the Reverse Stock Split will increase the price of RYKA's Common Stock above its current levels. RYKA also contemplates the inclusion of its Common Stock for quotation on NASDAQ following the Reorganization. These steps may qualify RYKA's Common Stock for exemption from the penny stock restrictions; however, there can be no assurance RYKA's Common Stock will so qualify.

     In addition, the Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for RYKA's stockholders, although it is possible that such liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the new Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

     There can be no assurance, however, that the foregoing hoped-for effects will occur following the Reverse Stock Split, that the market price of the new Common Stock immediately after implementation the proposed Reverse Stock Split will be maintained for any period of time, that such market price will approximate twenty times the market price before the proposed Reverse Stock Split, or that such market price will exceed or remain in excess of the current market price.

     Approval of the Reverse Stock Split itself will not affect any stockholder's percentage ownership interest in RYKA or proportional voting power, except for minor differences resulting from the sale of fractional shares. The Reverse Stock Split should not reduce significantly the number of stockholders of RYKA. The shares of Common Stock which will be issued upon approval of the Reverse Stock Split will be fully paid and non-assessable. The voting rights and other privileges of the holders of Common Stock will not be affected substantially by adoption of the Reverse Stock Split or the subsequent implementation thereof. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Split Effective Date, without further action by the stockholders of RYKA. In addition, the effect of the Reverse Stock Split may be partially offset if the Board of Directors elects to declare a Common Stock dividend as described above.

     Federal Income Tax Consequences. THE FOLLOWING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT HAS BEEN PREPARED BY COUNSEL TO RYKA AND IS BASED ON CERTAIN REPRESENTATIONS BY RYKA AND UPON CERTAIN ASSUMPTIONS BY SUCH COUNSEL. THIS DESCRIPTION IS INCLUDED SOLELY FOR THE GENERAL INFORMATION OF STOCKHOLDERS. THE TAX CONSEQUENCES FOR ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND STOCKHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS IN DETERMINING THE TAX CONSEQUENCES (INCLUDING FEDERAL, STATE AND LOCAL TAXES, IF ANY) TO THEM ARISING FROM THE REVERSE STOCK SPLIT. THERE WILL BE NO ADVERSE TAX CONSEQUENCES TO RYKA AS A RESULT OF THE REVERSE STOCK SPLIT.

     A stockholder who owns less than twenty shares of RYKA Common Stock and, therefore, receives only cash pursuant to the Reverse Stock Split and who does not thereafter, actually or constructively, own any new shares will recognize a capital gain or loss, provided such stockholder held the shares as capital assets. Such capital gain or loss will be equal to the difference between the cash received and the stockholder's basis for the shares surrendered and will be long-term capital gain or loss if the shares have been held by such stockholder for more than one year.

     A stockholder who receives only new shares pursuant to the Reverse Stock Split will not recognize any gain or loss as a result of the split. Such stockholder will have the same aggregate tax basis in new shares as the stockholder had in shares held before the exchange. Such stockholder also will include in holding periods of new shares the holding periods in the shares exchanged therefor, assuming the shares exchanged for the new shares are held as capital assets on the Split Effective Date.

     A stockholder who receives new shares and cash will recognize a gain, if any, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the new shares received over the stockholder's basis for his old shares, or (ii) the amount of cash received. No loss will be recognized. Section 302 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, will determine whether the gain, if any, resulting from the cash payment for fractional new share interests will be treated as capital gain or as a dividend. Due to the complex nature of
Section 302 of the Code and the differing circumstances of each of the stockholders, RYKA is unable to determine whether any particular stockholder would be required to report the cash distribution as capital gain or as a dividend (or otherwise). Each stockholder, therefore, should consult such stockholder's tax adviser regarding the application of Section 302 of the Code to the stockholder's particular situation. If the cash distribution has the effect of the distribution of a dividend, then so much of the gain recognized as is not in excess of the stockholder's ratable share of RYKA's accumulated earnings and profits would be taxed as a dividend at ordinary income rates and the remainder of the gain recognized would be treated as capital gain (provided the shares have been held as capital assets). If the cash distribution does not have the effect of the distribution of a dividend, then the entire gain, if any, recognized by a stockholder will be short-term or long-term capital gain, assuming such stockholder's shares have been held as capital assets. The aggregate tax basis in new shares will be the same as the aggregate tax basis in the shares exchanged therefor, decreased by the cash received and increased by the amount of any gain recognized. The holding periods in new shares will include the holding periods in the shares exchanged therefor, assuming the shares exchanged for new shares were held as capital assets on the Split Effective Date.

     Exchange of Certificates; Fractional Share Interest; Escheat. On the
Split Effective Date, each certificate representing existing shares of Common Stock will automatically be deemed for all purposes to evidence ownership of the appropriate reduced number of new shares of Common Stock and/or the right to receive payment for the appropriate fractional new share interest without any action by the stockholder thereof. As soon as practicable after the Split Effective Date, stockholders will be notified and requested to surrender their certificates for their existing shares with instructions as to how to receive new certificates and/or payment for their fractional new share interest. No certificates should be surrendered until such notice is received. Certificates for existing shares will be exchanged for certificates representing new shares and any cash to which transmitting stockholders are entitled after the Reverse Stock Split. American Securities Transfer, Incorporated will act as the exchange agent for stockholders in effecting the exchange of their certificates and the payment for fractional new share interests.

     RYKA presently expects to take no further action to solicit stockholders who are entitled to cash for fractional new share interests but who do not surrender their certificates after the mailing. No interest will accrue or be paid on such cash. Under state escheat laws, any cash for fractional new share interests not claimed by the stockholder entitled to such cash may escheat to, and be claimed by, various states.

Reclassification of Par Value

     As a result of the Reverse Stock Split, the par value of the Common Stock was increased from $0.01 per share to $0.20 per share. The Board of Directors has determined that it is in the best interest of RYKA and its stockholders to reclassify the new shares of Common Stock to reduce its par value from $0.20 to $0.01 per share.

Reduction of Authorized Shares of Common Stock

     Under RYKA's Certificate of Incorporation, RYKA currently is authorized to issue up to 90,000,000 shares of Common Stock. As of the Split Effective Date, after taking into account the Reverse Stock Split and the Reorganization, RYKA will have issued and reserved for issuance 8,613,055 shares of RYKA's Common Stock (assuming approval of Proposals Three and Four discussed below). Therefore, the number of shares that RYKA currently has authorized is far in excess of the number of shares RYKA may need for the foreseeable future. The Board of Directors approved an amendment to RYKA's Certificate of Incorporation that decreases the maximum number of authorized shares by 70,000,000 to a total of 20,000,000 shares, subject to approval by the stockholders of RYKA.

Change of Name

     In connection with the Reorganization, RYKA will change its name to Global Sports, Inc. to reflect the fact that, after the Reorganization, RYKA will become a holding company, and the assets and operations of RYKA will be owned and conducted by a newly created subsidiary which will be named RYKA.

     THE BOARD OF DIRECTORS OF RYKA UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO.

                                PROPOSAL THREE

                    THE REORGANIZATION AND RELATED MATTERS

     The following information concerning the Reorganization insofar as it relates to the Reorganization Agreement, is qualified in its entirety by reference to the Reorganization Agreement which is attached as Appendix "B" to this Proxy Statement. STOCKHOLDERS OF RYKA ARE URGED TO CAREFULLY REVIEW THE REORGANIZATION AGREEMENT.

--------------------------------------------------------------------------------
EXCEPT FOR THE CONSOLIDATED HISTORICAL FINANCIAL STATEMENTS OF RYKA, OR AS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROXY STATEMENT REFLECTS THE 1-FOR-20 REVERSE STOCK SPLIT AS IF SUCH SPLIT HAD OCCURRED FOR ALL PERIODS PRESENTED.

--------------------------------------------------------------------------------

Background of the Reorganization

     In July 1995, RYKA consummated a financing arrangement with MR Acquisitions, L.L.C. ("MR Acquisitions"), a company that is indirectly wholly-owned by Michael G. Rubin, the sole stockholder of the KPR Companies, pursuant to which MR Acquisitions provided or arranged to provide RYKA with up to $8,000,000 of new financing and MR Acquisitions acquired a significant interest, though less than a majority interest, in RYKA. In connection with the transactions with MR Acquisitions, Mr. Rubin became Chairman of the Board and Chief Executive Officer of RYKA. Since that time, Mr. Rubin has taken an active role in the management of RYKA, and RYKA has made a number of changes in its business operations. In August 1995, RYKA terminated the lease for its facility in Norwood, Massachusetts and moved its executive offices and warehouse to a facility in King of Prussia, Pennsylvania, that it subleases from an affiliate of MR Acquisitions. In addition, since August 1995, RYKA has hired a new senior management team with substantial experience in the athletic footwear industry, has engaged independent design groups to create new designs for RYKA's footwear, has entered into arrangements for the sourcing and manufacture of RYKA's footwear in the Far East, and has entered into arrangements with several independent sales representative organizations for the sale of RYKA's footwear.

     As part of RYKA's ongoing restructuring, in April 1996, management of RYKA entered in discussions with management of the KPR Companies in order to determine the advisability and cost effectiveness of sharing resources through an outsourcing arrangement in which RYKA would outsource a number of its operational functions to the KPR Companies. From April 1996 to June 1996, management of RYKA and its advisors and management of the KPR Companies and their advisors engaged in negotiations with respect to this outsourcing arrangement. While it was clear to both RYKA and the KPR Companies that there were a number of cost efficiencies to be obtained from the outsourcing arrangement, it also became apparent that there were a number of logistical and conflict of interest issues that would make the structuring of the outsourcing arrangement difficult.

     As a result of the difficulties encountered in connection with the negotiation of the outsourcing arrangement between RYKA and the KPR Companies, in late June 1996, management of the KPR Companies began to formulate a plan for the combination of RYKA and the KPR Companies. On July 3, 1996, management of RYKA and its advisors met with management of the KPR Companies and their advisors. RYKA was represented at the meeting by Steven A. Wolf, Chief Financial Officer of RYKA, and a representative of Blank Rome Comisky & McCauley ("Blank Rome"), special counsel to RYKA, and the KPR Companies were represented by Zeev Shenkman, Executive Vice President of KPR Companies, and a representative of one of its prospective financial advisors. Also present at the meeting was a representative of Margolis & Company, P.C., the independent accountants for RYKA and the KPR Companies. At that meeting, the management of RYKA and management of the KPR Companies discussed a possible business combination of RYKA and the KPR Companies, including the cost efficiencies to be obtained from such a business combination and the overall business strategy of the combined operations. At the conclusion of the discussions, the management of the KPR Companies proposed to RYKA a business combination in which the KPR Companies would be acquired by RYKA, and Michael Rubin, as the sole stockholder of the KPR Companies, would receive 7,000,000 shares of RYKA in exchange for his ownership interests in the KPR Companies and would receive 1,162,500 shares of RYKA in exchange for the same number of shares held by MR Acquisitions (which will become treasury shares as a result of the Reorganization).

     Later in the day on July 3, 1996, RYKA convened a telephonic Board meeting. Mr. Rubin, Kenneth J. Adelberg and Sheri Poe, comprising all of the directors of RYKA, participated in the telephonic meeting. Mr. Shenkman, representing the KPR Companies, was invited to attend the meeting for the purposes of conveying the KPR Companies' proposal to the RYKA Board. During the telephonic conference call, Mr. Shenkman conveyed the offer of the KPR Companies. Due to the potential conflict of interest that Mr. Rubin had as the sole stockholder of the KPR Companies and a significant stockholder of RYKA, the Board of Directors of RYKA unanimously authorized the formation of a special committee (the "Special Committee") consisting of Mr. Adelberg and Ms. Poe, the two directors of RYKA who were not affiliated with the KPR Companies, to consider the proposed business combination and to report and make a recommendation on such business combination to the RYKA Board. At the meeting, Mr. Rubin voted in favor of the formation of the Special Committee and indicated that in view of his position as the sole stockholder of the KPR Companies, the Special Committee should conduct a review of the proposed business combination and make a recommendation to the RYKA Board. The RYKA Board also unanimously authorized the Special Committee to retain legal counsel and an investment banking firm on behalf of RYKA. In addition, the KPR Companies authorized Mr. Shenkman to represent the KPR Companies in connection with the proposed business combination.

     On July 8, 1996, RYKA issued a press release announcing that it had received from the KPR Companies a proposal for a business combination.

     On July 8, 1996, RYKA also held its regularly scheduled Board of Directors meeting in connection with its annual meeting of stockholders. At the Board of Directors meeting, the Board generally discussed the proposed business combination between RYKA and the KPR Companies and reaffirmed the composition, role and authority of the Special Committee.

     On August 3, 1996, RYKA announced that RYKA and Sheri Poe had negotiated a termination of Ms. Poe's employment with RYKA and that, in connection with such termination, Ms. Poe had resigned from the Board of Directors of RYKA and the Special Committee.

     In July 1996, Mr. Adelberg, comprising the Special Committee, formally retained Blank Rome to act as legal counsel to the Special Committee and the RYKA Board and Howard, Lawson & Co. ("Howard Lawson") to act as financial advisor to the Special Committee and to the Board of Directors of RYKA and, if requested, to render an opinion to the Special Committee and the RYKA Board as to the fairness, from a financial point of view, to RYKA and the RYKA stockholders (excluding Michael Rubin and MR Acquisitions) of the consideration to be paid by RYKA in connection with the Reorganization. During July through September 24, 1996, representatives of Howard Lawson met with, or spoke to, representatives of RYKA's management and representatives of management of the KPR Companies to review their respective historical financial information, operations and business plans and certain financial forecasts prepared by them. See "Opinion of Financial Advisor." In addition, members of management of RYKA and the KPR

Companies met with each other to evaluate their respective operations and to identify the potential cost efficiencies from the Reorganization.

     On September 24, 1996, the Special Committee met with representatives of Howard Lawson and reviewed the proposed business combination between RYKA and with the KPR Companies, including the results of their financial, business and legal review of RYKA and the KPR Companies and the results of their financial and comparative analyses. See "Opinion of Financial Advisor." The representatives of Blank Rome reviewed with the Special Committee the form of proposed Reorganization Agreement. Howard Lawson then reviewed with the Special Committee the financial terms that had been proposed and orally advised the Special Committee of its opinion to the effect that, as of such date, the consideration to be paid by RYKA in connection with the Reorganization was fair to RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), from a financial point of view. After further deliberations, the Special Committee determined that the Reorganization would be fair to and in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions) and determined to recommend that the RYKA Board similarly determine that the Reorganization is fair to and in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), approve and adopt the Reorganization and the Reorganization Agreement and recommend that RYKA's stockholders vote their shares of RYKA Common Stock in favor of the Reorganization and approve and adopt the Reorganization Agreement.

     After the Special Committee meeting on September 24, 1996, the RYKA Board held a telephonic Board meeting to discuss the Reorganization. Mr. Adelberg made a brief address to the RYKA Board in which he advised the Board of the deliberations of the Special Committee. After hearing the recommendation of the Special Committee, the RYKA Board determined that the Reorganization was fair to and in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), and all directors present voted unanimously to approve and adopt the Reorganization and the Reorganization Agreement and to recommend that the RYKA stockholders vote in favor of the Reorganization and approve and adopt the Reorganization Agreement. The RYKA Board also approved, subject to stockholder approval, the issuance of RYKA Common Stock pursuant to the Reorganization Agreement.

     On September 25, 1996, the Reorganization Agreement was executed and delivered, and RYKA and the KPR Companies issued a joint press release on September 26, 1996, announcing the signing of the Reorganization Agreement.

     On October 17, 1996, the parties entered into an Amended and Restated Agreement and Plan of Reorganization. The purpose of this amendment was to clarify the Reorganization Agreement so that references to the RYKA shares to be received by Mr. Rubin in the Reorganization were on a post-Reverse Stock Split basis and to clarify that the RYKA shares to be received by Mr. Rubin in the Reorganization accounted for warrants owned by MR Acquisitions to purchase 455,000 shares of RYKA. As of the date hereof, MR Acquisitions has exercised warrants to purchase 361,587 of the 455,000 shares of RYKA Common Stock for which it paid an aggregate exercise price of $72,317. This 361,587 number represents the full number of warrants that MR Acquisitions was entitled to exercise under the terms of the warrants. MR Acquisitions was not entitled to exercise the remaining 93,413 warrants because Mr. Rubin did not fully satisfy the contingency under the warrants in that he did not raise a certain amount of capital for RYKA through equity offerings by the date specified in the warrants, though Mr. Rubin has raised such amount as of the date hereof.

     On November 15, 1996, RYKA announced that the Reorganization was being postponed until the end of 1997. The Reorganization was postponed due to the fact that the KPR Companies were in default under their credit facility with their bank and RYKA and the KPR Companies were in discussion to obtain a new credit facility and to obtain equity and/or subordinated debt financing. See "MANAGEMENT

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RYKA." In addition, in its Quarterly Report for the quarter ended September 30, 1996, which was filed with the Commission on November 19, 1996, and amended on June 26, 1997, RYKA stated that it had restated certain revenues and expenses for the first and second quarters of 1996 as a result of an error by RYKA in following RYKA's procedures relating to cut-off of revenues and expenses at the end of those quarters. On November 26, 1996, both RYKA and the KPR Companies changed their independent auditors to Deloitte and Touche. See "ACCOUNTING MATTERS." As a result of the issues arising in connection with RYKA's credit facility, its need to stabilize its credit facility and obtain additional financing, and the change in independent auditors, the completion of RYKA's audited financial statements for the year ended December 31, 1996 was delayed and RYKA was unable to file its Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 until June 30, 1997 and July 17, 1997, respectively.

     On April 14, 1997, management of RYKA, represented by Mr. Wolf, and management of the KPR Companies, represented by Mr. Shenkman, and their respective advisors, met for the purpose of discussing the recent events affecting RYKA and the KPR Companies, the status of the Reorganization and establishing a timetable to accomplish the Reorganization. At that meeting, the KPR Companies proposed an amendment to the Reorganization Agreement to provide that Mr. Rubin would receive 7,100,000 shares in exchange for Mr. Rubin's ownership interest in the KPR Companies (exclusive of MR Acquisitions' holdings or RYKA Common Stock) and 1,069,086 shares in exchange for the 1,069,086 shares of RYKA Common Stock held by MR Acquisitions.

     After the April 14, 1997 meeting, Howard Lawson was asked to update its review of RYKA and the KPR Companies, including a review of the recent events affecting both companies and the proposed amendment to the Reorganization Agreement.

     On August 15, 1997, the Special Committee held a telephonic meeting with representatives of Howard Lawson and Blank Rome. Howard Lawson reviewed with the Special Committee its updated review and analysis of RYKA and the KPR Companies and the proposed Reorganization, including the amended financial terms that had been proposed, and orally advised the Special Committee of its opinion to the effect that, as of such date, the consideration to be paid to RYKA in connection with the Reorganization was fair to RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions) from a financial point of view. After the presentation, the Special Committee determined that the Reorganization would be fair to and in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions) and determined to recommend that the RYKA Board similarly determine that the Reorganization is fair to and in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), approve and the Reorganization and the Reorganization Agreement, as proposed to be amended, and recommend that RYKA's stockholder's vote their shares of RYKA Common Stock in favor of the Reorganization and approve and adopt the Reorganization Agreement.

     By unanimous consent, dated August 18, 1997, the RYKA Board determined that the Reorganization was fair to and in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), approved and adopted the Reorganization and the Reorganization Agreement, as proposed to be amended, and determined to recommend that the RYKA stockholders vote in favor of the Reorganization and approve and adopt the Reorganization Agreement.

     On August 22, 1997, the Reorganization Agreement was amended to provide that Michael Rubin, as sole stockholder of the KPR Companies would receive 7,100,000 shares of RYKA in exchange for his ownership interests in the KPR Companies and would receive 1,069,086 shares of RYKA in exchange for the same number of shares held by MR Acquisitions (which will become treasury shares as a result of the

Reorganization). The purpose of this amendment was to (i) increase the consideration Mr. Rubin would receive in the Reorganization from 7,000,000 to 7,100,000 shares of RYKA as a result of renegotiation among the parties, (ii) establish a stock option pool upon the Reorganization of 500,000 shares of RYKA for the benefit of KPR employees, consultants and other individuals who do business with KPR, (iii) extend the closing date and (iv) update certain financial disclosures in and schedules to the Reorganization Agreement. The increase in consideration from 7,000,000 to 7,100,000 was principally to account for the decrease in the number of shares of RYKA Mr. Rubin would receive as a result of MR Acquisitions not being able to fully exercise its contingent warrants in RYKA (as discussed above) even though Mr. Rubin has ultimately satisfied the contingency.

     On October 15, 1997, the parties entered into a Second Amended and Restated Agreement and Plan of Reorganization. The sole purpose of this amendment was to incorporate into one document the Amended Agreement the terms and conditions of the October 17, 1996 amendment and the August 22, 1997 amendment for ease of reference. No material changes in the terms of the Reorganization Agreement occurred.

The Reorganization

     If the Reorganization Agreement is approved by the stockholders of RYKA, and the other conditions contained in that agreement are timely satisfied, (i) RYKA will transfer all of its assets and liabilities to RYKA Sub in exchange for all of the issued and outstanding capital stock of RYKA Sub, (ii) KPR Acquisitions, Inc., a wholly-owned subsidiary of RYKA which was formed to effect the Merger, will be merged with and into KPR, with KPR surviving the Merger as a wholly-owned subsidiary of RYKA, (iii) RYKA will acquire all of the issued and outstanding shares of Apex and Management, both of which will become wholly-owned subsidiaries of RYKA, and (iv) Michael Rubin, the sole stockholder of the KPR Companies, will receive 8,169,086 shares of RYKA Common Stock. Of the 8,169,086 shares to be received by Mr. Rubin, 7,100,000 shares will be exchanged for Mr. Rubin's ownership interests in the KPR Companies (exclusive of the MR Acquisitions' holdings of RYKA Common Stock) and 1,069,086 shares will be exchanged for 1,069,086 shares of RYKA Common Stock held by MR Acquisitions (which will become treasury shares as a result of the Reorganization).

     The following charts set forth the organizational structures of RYKA and the KPR Companies, including the percentage of stock ownership, before the Reorganization and the organizational structure of RYKA after the Reorganization.


                             BEFORE REORGANIZATION
                             ---------------------

---------------------                    --------------------         --------------------------------------------------------
       Public
    Stockholders                           MR Acquisitions                                 Michael Rubin

        67.8%                                   32.2%                                          100.0%
---------------------                    --------------------         --------------------------------------------------------


-------------------------------------------------------------         ----------------    ----------------    ----------------

                            RYKA                                            APEX                KPR              Management

                           100.0%                                                              99.0%                1.0%
-------------------------------------------------------------         ----------------    ----------------    ----------------


              ---------------------------------                                              ---------------------------------

                      KPR Acquisitions                                                                  MR Acquisitions

              ---------------------------------                                              ---------------------------------


                             AFTER REORGANIZATION
                             --------------------
--------------------------------------------------                             -----------------------------------------------
                     Public
                  Stockholders                                                                    Michael Rubin

                      21.6%                                                                           78.4%
--------------------------------------------------                             -----------------------------------------------

                -------------------------------------------------------------------------------------------------------

                                                                 RYKA

                                                 (To be renamed Global Sports, Inc.)

                                                                100.0%
                -------------------------------------------------------------------------------------------------------


------------------------------    ----------------------------     --------------------------------    -----------------------

          RYKA Sub                           APEX                                KPR                          Management

  (To be renamed RYKA Inc.)
------------------------------    ----------------------------     --------------------------------    -----------------------


           As a result of the Reorganization, RYKA will operate as a holding company for, among others, KPR, APEX and Management, all of which will be wholly-owned subsidiaries of RYKA. The new structure of RYKA and its subsidiaries will permit greater flexibility in the management and financing of new and existing business operations. The holding company structure should facilitate the growth of existing businesses and the formation of joint ventures or other business combinations between subsidiaries and third parties by establishing subsidiaries responsible for specific lines of business or operations. The Board of Directors also believes that the line-of-business restructuring could further the objective of operating RYKA's businesses on a more self-sufficient, independent economic basis. In addition, the holding company structure could permit improved delineation of administrative and other responsibilities within the corporate structure because it will permit a designated group of executive employees to concentrate their efforts on the concerns of the consolidated enterprise as a whole, while allowing the subsidiaries and subsidiary management to focus on subsidiary-specific objectives. Finally, the restructuring may achieve certain other benefits, including the utilization of net operating loss carry forwards available to RYKA Sub.

           Michael Rubin is the sole stockholder of the KPR Companies and presently beneficially owns 32.2% of the Common Stock of RYKA. Upon consummation of the Reorganization, Mr. Rubin will own 78.4% of RYKA. Mr. Rubin is also the Chairman and Chief Executive Officer of RYKA. As contemplated by the Reorganization Agreement, the directors and executive officers of RYKA on the Reorganization Effective Date will continue in office after the Reorganization. See "Management After the Reorganization."

Approval of the Board of Directors of RYKA; Reasons for the Reorganization

           The RYKA Board of Directors, following the recommendation of the Special Committee, has unanimously approved and adopted the Reorganization and the Reorganization Agreement and unanimously recommends that holders of RYKA Common Stock vote FOR approval and adoption of the Reorganization and the Reorganization Agreement.

           Approval of the Reorganization Agreement requires the affirmative vote of the holders of the majority of the outstanding shares of RYKA Common Stock.

           On August 15, 1997, after Howard Lawson delivered to the RYKA Board its opinion to the effect that, as of such date, the consideration to be paid in connection with the Reorganization was fair to RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), from a financial point of view and after the Special Committee delivered its recommendation, the Board of Directors of RYKA determined that the Reorganization is fair to and in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), approved and adopted the Reorganization and the Reorganization Agreement and determined to recommend that RYKA's stockholders vote their shares of RYKA Common Stock in favor of approval of the Reorganization and the Reorganization Agreement.

           The RYKA Board considered a variety of factors in reaching the recommendation described above and believes that the Reorganization is in the best interest of RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions), for a number of reasons including:

                   (i) Access to Capital Markets. The RYKA Board believes that the Reorganization may enhance RYKA's ability to access to capital markets insofar as the combined company will have significantly greater revenues and assets.

                   (ii) Listing of RYKA Common Stock. The RYKA Board believes that the Reorganization, together with the Reverse Stock Split, should better enable RYKA to list its Common Stock on the NASDAQ Stock Market, thereby increasing the liquidity of RYKA Common Stock.

Approval of the Board of Directors of the KPR Companies; Reasons for the Reorganization

           Michael Rubin, as the sole director and the sole stockholder of the KPR Companies, approved and adopted the Reorganization and the Reorganization Agreement and considered a variety of factors in reaching his decision including:

               (i) Access to Capital Markets. Mr. Rubin believes that by combining with RYKA, which is already a public company, the combined company will be better able to access capital markets.

               (ii) Increased Liquidity. Mr. Rubin believes that by exchanging his ownership interests in the KPR Companies for RYKA Common Stock, Mr. Rubin will have greater liquidity for his investment in the KPR Companies, although Mr. Rubin has no current intention of selling his shares of RYKA Common Stock.

Effective Date of the Reorganization

           The Reorganization will become effective on or promptly after the date on which all conditions contained in the Reorganization Agreement have been satisfied or waived (the "Reorganization Effective Date").

           Each party to the Reorganization Agreement may, at any time before the Reorganization Effective Date of the Reorganization agree to any amendment or supplement to the agreement or a waiver of the provision of the agreement, either before or after the approval of any party's stockholders (and without seeking further stockholder approval), so long as such amendment, supplement or waiver does not have a material adverse effect on RYKA stockholders which determination will be made by the Board of Directors of RYKA based on the facts and circumstances at the time of such determination. As a member of the Board of Directors, Michael Rubin will be involved in a determination of whether such an amendment, supplement or waiver will have a material adverse effect on RYKA stockholders. If the Board determines that such amendment, supplement or waiver will have a material adverse effect on RYKA stockholders, RYKA reserves the right to resolicit its stockholders in light of the proposed amendment, supplement or waiver.

           If the Reorganization is approved by the stockholders of RYKA, and all of the conditions contained in the Reorganization Agreement are satisfied or waived, the parties anticipate that the Effective Date of the Reorganization will take place as soon as practicable after the approval of RYKA's stockholders and RYKA's and the KPR Companies' principal lender. RYKA's anticipates that the Reorganization Effective Date will take place on or before December 31, 1997. See "Conditions to Consummation of the Reorganization" and "Modification, Waiver and Termination."

Conditions to Consummation of the Reorganization

           The Reorganization will occur only if the Reorganization Agreement is approved by the stockholders of RYKA and if certain additional conditions specified in the Reorganization Agreement are either satisfied or waived by the party entitled to do so. Such additional conditions include, among others specified in the Reorganization Agreement, that on or before the Reorganization Effective Date: (i) RYKA shall have received all approvals necessary to permit the Reorganization to be consummated; (ii) the representations and warranties of RYKA and the KPR Companies contained in the Reorganization Agreement shall have been true and correct in all material respects, and all of the obligations in the Reorganization Agreement to be satisfied or performed by RYKA and the KPR Companies shall have been substantially satisfied or performed; (iii) no action, suit or other proceeding shall have been instituted

(excluding any such action, suit or proceeding initiated by RYKA or the KPR Companies), no judgment or order shall have been issued, and no new law, rule or regulation shall have been enacted, which seeks to or does prohibit or restrain, or which seeks damages as a result of, the consummation of the Reorganization;
(iv) there shall not have been any material adverse change or material casualty loss affecting RYKA or the KPR Companies; and (v) RYKA shall have received a fairness opinion from its financial advisor, dated as of the date the Proxy Statement is first mailed to stockholders of RYKA (which opinion shall not have been withdrawn), to the effect that the consideration to be paid by RYKA in connection with the Reorganization is fair to RYKA and its stockholders (excluding Mr. Rubin and MR Acquisitions) from a financial point of view.

           With respect to approvals necessary to permit the Reorganization to be consummated, only approval by RYKA's principal lender is required; no approvals of regulatory authorities are needed.

           No assurance can be given as to when, if ever, all of the conditions precedent to the Reorganization will be satisfied or waived.

Opinion of Financial Advisor

           The Special Committee and the Board of Directors of RYKA received the opinion of Howard Lawson on August 15, 1997. A copy of such opinion is attached to this Proxy Statement as Appendix "C". Such opinion states that the consideration paid by RYKA in the Reorganization is fair from a financial point of view to the stockholders of RYKA other than MR Acquisitions and Michael G. Rubin. All per share amounts under "Opinion of Financial Advisor" give effect to the 1-for-20 Reverse Stock Split.

           In rendering its opinion, Howard Lawson: (i) reviewed a draft Proxy Statement distributed August 15, 1997; (ii) held discussions with the management of each of RYKA and the KPR Companies concerning the business, financial statements, operations and prospects of their respective companies; (iii) visited the RYKA and KPR Companies facilities in King of Prussia, Pennsylvania;
(iv) reviewed RYKA Annual Reports on Form 10-K for the years ended December 31, 1991 through December 31, 1996; (v) reviewed RYKA Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997 and unaudited financial statements for the quarter ended June 30, 1997; (vi) reviewed certain operating and financial information provided by RYKA related to the business and prospects of RYKA including forecasted operating results for RYKA for the fiscal year ending December 31, 1997; (vii) reviewed historical prices and trading volume of RYKA Common Stock; (viii) reviewed the KPR Companies audited financial statements for its fiscal years ended December 31, 1993 through December 31, 1995, the unaudited financial statements for the fiscal year ended December 31, 1992; and the draft financial statements for the fiscal year ended December 31, 1996; (ix) reviewed the KPR Companies' unaudited financial statements for the six months ended June 30, 1997; (x) reviewed certain operating and financial information, including operating statement forecasts provided by the KPR Companies reflecting the KPR Companies management's business plan for the KPR Companies and RYKA on a combined basis; (xi) reviewed publicly available financial and market information regarding certain companies which Howard Lawson believes share valuation characteristics with RYKA and the KPR Companies; (xii) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions deemed comparable and relevant; and, (xiii) performed such other studies, analysis, inquiries and investigations as it deemed relevant.

           Management of RYKA and the KPR Companies provided Howard, Lawson with monthly projections for the remainder of 1997 for each of the companies, as illustrated below:

                     MONTHLY FORECASTED FINANCIAL RESULTS:
                   RYKA and the KPR Companies, Individually
                               ($ in thousands)

                                                                        Month Ended
                                 ----------------------------------------------------------------------------------------
                                    July 31,      August 31,   September 30,   October 31,   November 30,   December 31,
                                      1997           1997          1997           1997           1997           1997
                                 -------------  -------------  -------------  -------------  -------------  -------------
RYKA:
    Revenues................       $ 3,122        $ 2,452         $ 1,812        $    796       $    395       $     79
    Net income..............           586            310             242             (38)          (225)          (347)
The KPR Companies:
    Revenues................       $ 9,655        $ 7,537         $ 5,298        $  4,547       $  2,525       $  2,164
    Net income..............         1,443            449              52             (56)          (418)          (515)


           Management also provided Howard, Lawson with projected results of operations on a combined basis for the years 1997 through 2000. These projections show revenues for the combined companies increasing from $72.4 million in 1997 to $113.5 million in 2000 and net income increasing from a breakeven level in 1997 to $7.3 million in 2000, as illustrated below:

                    COMBINED FORECASTED FINANCIAL RESULTS:
                  RYKA and the KPR Companies, Combined Basis
                               ($ in thousands)

                                                           Year Ended December 31,
                           ---------------------------------------------------------------------------------------
                                  1997                  1998                   1999                   2000
                           -------------------   -------------------    -------------------    -------------------
Revenues................         $72,400               $83,400                $97,425               $113,450
Net income..............              20                 3,677                  5,596                  7,304


           Specifically, Howard Lawson considered and analyzed the financial data of RYKA and the KPR Companies and performed a variety of financial and comparative analyses, as described below.

           Historical Trading Analysis. Howard Lawson reviewed the recent stock market performance of RYKA common stock as traded via the Over-the-Counter Bulletin Board. In addition, Howard Lawson considered the private placement on April 21, 1997 to investors of 125,000 newly-issued shares of RYKA Common Stock at $6.00 per share.

           The trading price for RYKA Common Stock in 1997 has ranged from $3.76 per share to $9.38 per share. The price as of the date of the offer (July 3, 1996) by the KPR Companies was $7.18 per share and the closing price bid on August 13, 1997 was $3.76 per share.

           Based on a $3.76 per share price for RYKA common stock as of August 13, 1997 and 3,318,350 shares outstanding on a fully diluted basis, the market capitalization of the common equity of RYKA is $12,477,000. Applying the same $3.76 per share price to the 7,100,000 shares to be issued to Mr. Rubin as consideration in the Reorganization implies an aggregate value of $26,696,000 for the KPR Companies. Applying the $3.76 share price to 10,418,350 shares on a post transaction basis produces an implied post-merger equity value of $39,173,000.

           For the purposes of this analysis, Howard, Lawson considered the more recent prices of RYKA Common Stock to be more relevant. In particular, the trading price as of the date of the offer (July 3, 1996 - $7.18) was less relevant as it preceded certain significant events, particularly those related to the postponement of the Reorganization in November 1996. These events included: the KPR Companies' default under their credit facility; RYKA and the KPR Companies' discussions regarding financing; and the restatement of RYKA's revenues and expenses for the first and second quarters of 1996.

           Relative Contribution Analysis. On the basis of the number of RYKA shares to be issued as described above, the implied relative valuation of the equity of the companies is 31.9% for RYKA and 68.1% for the KPR Companies. The implied relative valuation of the total capitalization of the companies (equity and debt) is 26.8% for RYKA and 73.2% for the KPR Companies, based on $3,689,000 and $17,564,000 in debt for RYKA and the KPR Companies respectively as of June 30, 1997.

           Howard Lawson analyzed the relative contribution of RYKA and the KPR Companies to the pro forma statement of operations of the combined entity for the year ended December 31, 1996, the six months ended June 30, 1997, the pro forma balance sheet of the combined entity at June 30, 1997. and the projected results of operation for 1997. On the basis of continuing operations for 1996 and the first six months of 1997, the KPR Companies will contribute 82.50% and 77.59% respectively of the net sales and 77.89% and 70.60% respectively of the gross profit. Both companies had operating and net losses for these periods. On the basis of the pro forma June 30, 1997 balance sheets, the KPR Companies are contributing 66.90% of the combined assets. The KPR Companies' net book value of shareholders equity was negative. Howard Lawson noted that the KPR Companies' relative contribution of net sales and gross profit is higher than their relative valuation of equity as calculated above (68.1%) and higher than their relative valuation of total capitalization (73.2%) with the exception of gross profits in the first six months of 1997.

           Management has prepared forecasts of 1997 operating results for each company. On the basis of projected results, the KPR Companies will contribute 79.8% of revenues, 73.4% of gross profits and 65.1% of the operating profit for the fiscal year ending December 31, 1997 on a combined basis before pro forma adjustments. The KPR Companies are projected to have a net loss for the year. Howard Lawson noted that while the KPR Companies are expected to contribute less to the combined operating profit in 1997 than their relative valuation, RYKA and the KPR Companies have combined their operations and share certain operating expenses and making a comparison on the basis of operating income may be less reliable than the relative contribution of revenues and gross profit. For 1997, the KPR Companies' relative contribution of net sales and gross profit is projected to be higher than their relative valuation of equity as calculated above (68.1%) and higher than their relative valuation of total capitalization (73.2%).

           Earnings per Share Analysis. Howard Lawson examined the impact of the Reorganization on RYKA earnings per share based on operating and financial projections of the combined companies. RYKA has not had earnings for any of its last five fiscal years and historical earnings per share are therefore negative. The forecast for RYKA for the fiscal year ending December 31, 1997 indicates a net profit of $314,000, or $0.10 per share. The projections prepared by management for the combined companies for the fiscal years ending December 31, 1997-2000 indicate that while forecasted combined earnings per share will be $0.00 in 1997, thereafter earnings per share will increase throughout the period, from $0.36 per share in 1998, to $0.54 per share in 1999, and to $0.70 per share by the year 2000. The earnings per share analysis was based on the post transaction number of shares outstanding remaining constant throughout the forecast period.

           Discounted Cash Flow Analysis. Howard Lawson performed a discounted cash flow analysis of the combined operating cash flows based upon the projections provided by management. Utilizing this set of cash flows, Howard Lawson calculated the theoretical unlevered discounted present value of the combined companies' cash flow by adding together the present value of (i) the projected stream of unlevered free cash flow through the year 2000 and (ii) the projected value of the combined companies at the end of the year 2000 ( the "Terminal Value"). The Terminal Value was calculated by capitalizing unlevered net income after taxes for the year 2000 at a rate equal to the discount rate less an estimated long term growth rate of 5%. The unlevered after-tax discount rates utilized in the discounted cash flow analysis ranged from 15.0% to 20.0%. The theoretical value of the combined companies based on the set of projections produced a range of value per share of the combined companies of $3.00 to $5.40 per share. Howard Lawson noted that the closing price of RYKA common stock on August 13, 1997 was within the range of theoretical per share value of the combined entity.

           Comparable Public Companies Analysis. Using publicly available information, Howard Lawson analyzed value multiples for certain public companies: NIKE, Inc. Reebok International Ltd., Converse Inc., L.A. Gear, Inc., Hyde Athletic Industries, Inc., K-Swiss Inc., and Vans, Inc.

           Given the historical operating losses of RYKA, Howard Lawson focused on the multiples of total capitalization (equity and debt) to revenues and price to forecasted earnings. For the comparable public companies, the multiple of total capitalization to revenues ranged from 0.4x to 2.0x, with a median of 1.0x and the multiple of price to forecasted earnings ranged from 12.4x to 22.3x with a median of 20.0x. Based on the closing price of RYKA common stock on August 13, 1997, the multiple of total capitalization to revenue for RYKA is 1.0x and the multiple of equity capitalization to projected 1997 net income is 40.0x.

           Based on the current market price of RYKA common stock, the total consideration paid for the KPR Companies represents a 0.9x multiple of revenues.

           Comparable Acquisitions Analysis. Using publicly available information, Howard Lawson analyzed the purchase prices and implied transaction multiples of transactions in the footwear industry from January 1, 1995 through July 31, 1997.

           Howard Lawson reviewed summary data on acquisitions of relevant companies for which price data was publicly available, including the acquisition by Puma AG Rudolf Dassler Sport of Puma North America; the acquisition by Deckers Outdoor Corp of UGG Holdings Inc.; the acquisition by Luxottica Group SpA of US Shoe Corp.; the acquisition by Steven Madden Ltd. of Diva International Inc; the acquisition by Porvair PLC of Permair Leather Inc.; and, the acquisition by an investor group of Iron Age Holdings Corp. Data on multiples of transaction value to sales of the acquired company were available for the US Shoe Corp., UGG Holdings Inc. and Permair Leather Inc. transactions and the multiples ranged from 0.146x. to 0.513x. Based on the closing price of RYKA common stock on August 13, 1997, the consideration for the KPR Companies represents .85x the latest twelve months revenues of the KPR Companies. Howard Lawson noted while this multiple is outside the above range, none of the comparable acquisitions are primarily branded athletic footwear companies and they therefore offer limited comparability.

           In rendering its opinion, Howard Lawson relied on the completeness and accuracy of the information provided to it by the management of RYKA and the KPR Companies including the information listed earlier. Howard Lawson did not independently verify the financial, legal, tax, operating and other information provided to it by RYKA or the KPR Companies or publicly available and relied on the completeness and accuracy of such information in all respects. Howard Lawson did not make independent appraisals or evaluations of the assets of RYKA, except for the value of certain identifiable tangible assets and warrants, and relied upon the representations of management of RYKA concerning information with respect to RYKA and its financial statements. Howard Lawson assumed that the information relating to the prospects of either RYKA or the KPR Companies furnished by such companies reflects the best then currently available estimates and judgments of RYKA or the KPR Companies, as the case may be. Howard Lawson relied on the companies to advise Howard Lawson promptly if any information previously provided became inaccurate or was required to be updated. With respect to the potential synergies reflected in the financial forecasts provided by the KPR Companies for the combined companies, Howard Lawson assumed that such materials were reasonably prepared and reflect the best then currently available estimates and judgments of the KPR Companies. Howard Lawson did not contact any prospective acquirer of RYKA or the KPR Companies or any of its assets. Howard Lawson's analysis is necessarily based upon economic, market and other conditions and the information made available to it as of the date of its opinion. Howard Lawson's analysis does not incorporate the effects of future financings.

           The Special Committee of the Board of Directors of RYKA selected Howard Lawson solely to render opinions in connection with the RYKA Reorganization after receiving referrals of investment banking firms from business associates and after considering various firms. Howard Lawson is a nationally recognized investment banking firm with substantial experience in transactions similar to the RYKA Reorganization and is familiar with RYKA and its business. As part of its investment banking business, Howard Lawson is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, private placements and valuations for corporate and other purposes.

           Howard Lawson did render its opinion that the fair market value of the RYKA shares to be issued in connection with the Reorganization as of August 7, 1997 was $3.00 per share. Howard Lawson also did render its opinion that the fair market value of the identifiable intangible assets of RYKA as of August 7, 1997 was $2,400,000. Such valuations were prepared pursuant to a requirement for accounting purposes to determine the allocation of purchase price and goodwill on the opening balance sheet of the combined companies.

           Pursuant to the terms of the engagement of Howard Lawson for its opinion with respect to the fairness of the transaction and for valuation services, RYKA agreed to pay Howard Lawson an aggregate fee of $72,500 plus certain out-of-pocket expenses in cash.

Dissenters' Rights of RYKA Stockholders

           Holders of RYKA Common Stock will not have dissenter's rights in connection with the Reorganization.

Certain Federal Income Tax Consequences to RYKA

           THE FOLLOWING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION HAS BEEN PREPARED BY COUNSEL TO RYKA AND IS BASED UPON CERTAIN REPRESENTATIONS BY THE KPR COMPANIES AND RYKA AND UPON CERTAIN ASSUMPTIONS BY SUCH COUNSEL. THIS DESCRIPTION IS INCLUDED SOLELY FOR THE GENERAL INFORMATION OF STOCKHOLDERS. THE TAX CONSEQUENCES FOR ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN.

           The transfer by RYKA of all of its assets and liabilities to RYKA Sub in exchange for all of the capital stock of RYKA Sub will constitute a tax-free incorporation transaction under Section 351 of the Code. Consequently, (i) no taxable gain or loss will be recognized by RYKA or RYKA Sub as a result of the transfer; (ii) RYKA will have an initial tax basis in the RYKA Sub stock equal to its tax basis in the assets transferred to RYKA Sub (as reduced by the amount of any liabilities which RYKA Sub assumed pursuant to the transaction or with respect to which the transferred property was subject at the time of the transaction); and (iii) RYKA Sub will generally have an initial tax basis in the assets received from RYKA equal to the tax basis of such transferred assets in the hands of RYKA (as determined immediately prior to the transfer).

           The acquisition by RYKA of the stock of each of Apex and Management will constitute tax-free reorganization transactions pursuant to Section 368(a)(1)(B) of the Code. Consequently, (i) no gain or loss will be recognized by either RYKA, on the one hand, or the sole stockholder of Apex or Management, on the other hand, as a result of the exchanges; and (ii) RYKA will have an initial tax basis in the stock of each of Apex and Management equal to the respective aggregate tax bases of the former stockholders in the stock of such corporations (as determined immediately prior to respective exchanges).

           The merger of KPR Acquisitions, Inc., a wholly-owned subsidiary of RYKA with and into KPR will constitute a tax-free reorganization transaction pursuant to Section 368(a)(2)(E) of the Code. Consequently, no gain or loss will be recognized by RYKA, KPR Acquisitions, Inc. or KPR as a result of the transaction; and (ii) RYKA will generally have an initial tax basis in the KPR stock acquired in the transaction equal to KPR's tax basis in its assets (as determined immediately prior to the transaction), as reduced the amount of KPR's liabilities (as determined immediately prior to the transaction), provided, however, that it may be possible for RYKA to make an election under applicable Treasury Regulations to have an initial tax basis in the KPR stock equal to the aggregate tax basis of the KPR stock in the hands of the former stockholders of KPR (as determined immediately prior to the transaction).

           Finally, the Reorganization may have a negative impact on the ability of RYKA to continue to use some of its tax attributes in taxable periods following the Reorganization. For example, it is likely that the Reorganization will trigger an "ownership change" under Section 382 of the Code with respect to RYKA. As a result, the ability of RYKA to utilize its existing net operating loss carryovers in the post-Reorganization tax periods may be significantly reduced or substantially eliminated.

Modification, Waiver and Termination

           Each party to the Reorganization Agreement may, at any time before the Reorganization Effective Date of the Reorganization agree to any amendment or supplement to the agreement or a waiver of the provision of the agreement, either before or after the approval of any party's stockholders (and without seeking further stockholder approval), so long as such amendment, supplement or waiver does not have a material adverse effect on RYKA stockholders which determination will be made by the Board of Directors of RYKA based on the facts and circumstances at the time of such determination. As a member of the Board of Directors, Michael Rubin will be involved in a determination of whether such an amendment, supplement or waiver will have a material adverse effect on RYKA stockholders.

           The Reorganization Agreement may be terminated and the Reorganization abandoned at any time before the Effective Date of the Reorganization by any party at any time before the Effective Date, whether before or after approval by RYKA stockholders, by notice to the other parties if all conditions to the Closing have not been satisfied by the close of business on March 31, 1998, for any reason other than a breach by the party giving such notice.

Conduct of Business Pending the Reorganization

           The Reorganization Agreement provides that, before the Effective Date of the Reorganization: (i) RYKA and the KPR Companies each will have access to and an opportunity to review the books, records and financial information of the other, (ii) RYKA will promptly file this Proxy Statement with respect to the Reorganization and call the Annual Meeting to vote upon the Reorganization,
(iii) RYKA and the KPR

Companies will conduct their operations in the ordinary course, and neither will make any change in their respective organizational documents, (iv) each party will give notice to the other party of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by such a party and the failure by such party to comply with any term or condition of the Reorganization Agreement, and (v) each party will use its best efforts to cause all conditions to the consummation of the Reorganization to be completed as soon as possible.

Fees and Expenses

           The Reorganization Agreement provides that each party shall pay its own legal and other costs and expenses incurred in connection therewith and the transactions contemplated thereby.

Resales of RYKA Common Stock

           The Reorganization will have no effect under the Securities Act of 1933, as amended (the "Securities Act") on shares of Common Stock currently held by RYKA Stockholders.

           The shares of Common Stock to be issued to Michael Rubin will not be registered under the Securities Act or the securities laws of any state by reason of a specific exemption from registration under the Securities Act and applicable state securities laws. Accordingly, such shares must be held by Mr. Rubin indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available. To the extent the exemption from registration provided by Rule 144 under the Securities Act becomes available for the resale of such shares, any such resales may be made only in accordance with the terms and conditions of that rule, including, among other things, the existence of a public market for the Common Stock, the availability of current public information about RYKA, the resale occurring not less than one year after such shares were purchased and paid for, the sale being effected in a specified manner and the number of shares being sold not exceeding specified limitations.

Accounting Treatment

           It is anticipated that the Reorganization will be accounted for as a reverse acquisition of RYKA by the KPR Companies. Under such method of accounting the legal acquirer, RYKA, will continue in existence as the legal entity whose shares represent the outstanding common stock of the combined company. In applying purchase accounting to a reverse acquisition, the assets and liabilities of the legal acquirer are revalued and the purchase price allocated to those assets and liabilities assumed.

Management After the Reorganization

           As contemplated by the Reorganization Agreement, the directors and the executive officers of RYKA on the Reorganization Effective Date will continue in office after the Reorganization. See "MANAGEMENT OF RYKA."

           RYKA currently does not have an employment agreement with Mr. Rubin. However, RYKA has entered into an employment agreement which will become effective upon the Reorganization Effective Date. Mr. Rubin's employment agreement will have an initial term of five years, commencing on the Reorganization Effective Date subject to automatic annual extensions. Pursuant to the terms of such employment agreement, Mr. Rubin will be entitled to receive: (i) a base salary of $350,000 per year for the first year of the term and increasing $50,000 each year through the fifth year of the term when his base salary will be $550,000, (ii) incentive compensation in an amount to be agreed upon between the Board of Directors of RYKA and Mr. Rubin (there is no cap on the amount of incentive compensation that may be awarded to Mr. Rubin by the Board), (iii) other benefits similar to those provided to other officers of RYKA, and (iv) the lease of two automobiles. Mr. Rubin's employment agreement may be terminated by RYKA with cause which is defined to include, among other things, the willful failure or refusal by Mr. Rubin to comply with explicit directions of the Board of Directors or to render the services required by the employment agreement, willful breach or habitual neglect in the performance of his duties, conviction of a felony or fraud or embezzlement involving assets of RYKA. Under the employment agreement, Mr. Rubin is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. Rubin is prohibited from soliciting employees of RYKA or engaging or participating in any business which competes with RYKA while he is employed by RYKA and for one year thereafter.

Effect of the Reorganization on RYKA Stockholders

           The rights of RYKA Common Stock will not be affected by the Reorganization. Consummation of the Reorganization will not affect the voting, dividend, liquidation rights or ownership interests of the stockholders.

           After consummation of the Reorganization, the rights of RYKA stockholders, including Mr. Rubin, will continue to be governed by the Delaware General Corporation Law (the "Delaware GCL") and the Amended and Restated Certificate of Incorporation of RYKA. Under the Delaware GCL and RYKA's Amended and Restated Certificate of Incorporation, RYKA stockholders will continue to be entitled to: (i) dividends as and when declared by the board of directors out of funds legally available therefor; (ii) one vote per share on all matters submitted to a vote of the stockholders; and (iii) share ratably in the distribution of assets legally available therefor upon the liquidation, dissolution or winding-up of the corporation after payment of debts and expenses.

           Under its Amended and Restated Certificate of Incorporation, the Board of Directors of RYKA will be able to issue authorized but unissued shares of RYKA Common Stock and Preferred Stock without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings and private placements to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Common Stock and Preferred Stock may enable the Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of RYKA by means of a proxy contest, tender offer, merger or otherwise. In addition, issuance of RYKA Preferred Stock could adversely affect the rights of the holders of RYKA Common Stock such as dividend and liquidation rights.

           The stockholders of RYKA will not directly elect the directors of the operating subsidiaries, which, after the Reorganization, will include RYKA Sub, Apex, KPR and Management. Directors of these subsidiaries will be elected by the Board of Directors of RYKA, with RYKA being the sole stockholder of the subsidiaries. The overall management of the affairs and operations of RYKA will continue to be under the direction of RYKA's Board of Directors.

Interest of Certain Persons in the Reorganization

           Certain directors and certain members of management of RYKA have certain interests in the Reorganization in addition to the interests of stockholders of each of RYKA and the KPR Companies, as described below.

           Interests of Michael G. Rubin. Mr. Rubin is the President, Chief Executive Officer and Chairman of the Board of the KPR Companies and is President, Chief Executive Officer and Chairman of the Board of RYKA. Subsequent to the Reorganization, it is contemplated that Mr. Rubin will continue as President, Chief Executive Officer and Chairman of the Board of RYKA. As of August 15, 1997, Mr. Rubin beneficially owned 1,069,086 shares, or 32.2%, of RYKA Common Stock outstanding as of such date. After the Reorganization, Mr. Rubin will beneficially own 8,169,086 shares of RYKA Common Stock (which will constitute approximately 78.4% of the shares of RYKA Common Stock outstanding after the Reorganization.)

           As of June 30, 1997, the KPR Companies owed Mr. Rubin $3,103,456 in subordinated debt as a result of loans made by Mr. Rubin to the KPR Companies in prior years. In connection with the Reorganization, the terms of this subordinated debt will be amended to provide that such debt will be payable over the 24-month period commencing 12 months after the Reorganization Effective Date, and such debt will bear interest at the prime lending rate of RYKA's principal lending bank. Under RYKA's current loan agreement with its bank, the repayment of such subordinated debt is not permitted, and such repayment will continue to be deferred. Interest on the subordinated debt will continue to accrue and, subject to availability of funds, will be paid monthly in arrears. Subject to approval of RYKA's principal lending bank, repayment of such subordinated debt may be accelerated in the event RYKA raises additional equity capital.

           The KPR Companies have advanced certain funds to RYKA on a temporary basis in the ordinary course of business (i.e., payroll related expenses, other general operating expenses), and RYKA has advanced certain funds to the KPR Companies. Such amounts are included in the balance sheet of RYKA as either a current asset -- due from affiliate or a current liability -- due to affiliate. As of September 30, 1997, the balance of such advances indicated that RYKA owed the KPR Companies $60,745.

           The KPR Companies lease their 75,000 square foot main warehouse and office from Mr. Rubin pursuant to a 15 year lease the term of which commenced on October 1, 1996 and terminates on September 30, 2011. Beginning on October 1, 1996, the annual minimum rental payments under such lease are $347,500, subject to increase based upon 50% of any increase in the consumer price index. In addition to annual rent payments, the KPR Companies pay taxes, insurance and maintenance relating to the leased property. The mortgage on the leased property is collateralized by the guarantee of the KPR Companies. The KPR Companies sublease a 5,000 square foot portion of this facility to RYKA. In addition, RYKA has the right to use warehouse space at the facility. Pursuant to the sublease, the KPR Companies charge RYKA $4,000 per month for use of these facilities and certain warehousing services.

           On July 31, 1995, RYKA borrowed the sum of $851,440 from the KPR Companies in the form of a secured subordinated loan with interest at the prime rate plus one percent and repayment terms coincident with the revolving credit facility with RYKA's principal lender. For 1996, RYKA paid $78,944 in interest to the KPR Companies. Of the $750,000 raised by RYKA in the 1997 Private Placement, RYKA repaid to the KPR Companies $385,000 of the $851,000 subordinated loan on April 21, 1997. The remaining proceeds from the 1997 Private Placement were used by RYKA to open $810,000 in letters of credit for the benefit of the KPR Companies. RYKA is repaying a portion of the subordinated loan for the KPR Companies and is opening letters of credit on behalf of the KPR Companies in order to allow the KPR Companies to obtain sufficient financing for its operations until the proposed Reorganization between RYKA and the KPR Companies can be completed and a new credit facility for the combined companies can be negotiated. As of June 30, 1997, the balance of the $851,000 loan was $466,440.

           In connection with the Reorganization, RYKA has entered into an employment agreement with Mr. Rubin which will become effective upon the Reorganization Effective Date. Mr. Rubin's employment agreement will have an initial term of five years, commencing on the Reorganization Effective Date subject to automatic annual extensions. Pursuant to the terms of such employment agreement, Mr. Rubin will be entitled to receive: (i) a base salary of $350,000 per year for the first year of the term and increasing $50,000 each year through the fifth year of the term when his base salary will be $550,000, (ii) incentive compensation in an amount to be agreed upon between the Board of Directors of RYKA and Mr. Rubin

(there is no cap on the amount of incentive compensation that may be awarded to Mr. Rubin by the Board), (iii) other benefits similar to those provided to other officers of RYKA, and (iv) the lease of two automobiles. Mr. Rubin's employment agreement may be terminated by RYKA with cause which is defined to include, among other things, the willful failure or refusal by Mr. Rubin to comply with explicit directions of the Board of Directors or to render the services required by the employment agreement, willful breach or habitual neglect in the performance of his duties, conviction of a felony or fraud or embezzlement involving assets of RYKA. Under the employment agreement, Mr. Rubin is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. Rubin is prohibited from soliciting employees of RYKA or engaging or participating in any business which competes with RYKA while he is employed by RYKA and for one year thereafter.

           Interests of RYKA Special Committee. As of June 30, 1997, Kenneth J. Adelberg, the sole member of the Special Committee, beneficially owned 46,437 shares of RYKA Common Stock, including 3,437 shares of RYKA Common Stock issuable pursuant to the exercise of options.

                          MARKET PRICE DATA FOR RYKA

     As of November 7, 1997, the RYKA Common stock was held by approximately 2,300 holders of record. From March 28, 1988 until September 15, 1995, the Common Stock was included for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") SmallCap Market under the symbol RYKA. Subsequent to its delisting on the NASDAQ SmallCap Market, the Common Stock has traded on the NASD Over-the-Counter Bulletin Board. The following table sets forth the high and low sales prices per share of the Common Stock of RYKA (without giving effect to the 1-for- 20 Reverse Stock Split), as reported by NASDAQ for the period prior to September 16, 1995 and by the NASD thereafter. The prices shown do not include retail markups, markdowns or commissions.

                                                     Sales Prices
                                           ---------------------------------
                                                High               Low
                                           ---------------   ---------------
  1997
     Second Quarter........................    $ 0.42            $ 0.21
     First Quarter.........................    $ 0.46            $ 0.27
  1996
     Fourth Quarter........................    $ 0.56            $ 0.28
     Third Quarter.........................    $ 0.55            $ 0.30
     Second Quarter........................    $ 0.58            $ 0.27
     First Quarter.........................    $ 0.85            $ 0.20
  1995
     Fourth Quarter........................    $ 0.49            $ 0.19
     Third Quarter.........................
          (September 16 - September 30)....    $ 0.50            $ 0.25
          (July 1 - September 15)..........    $ 0.69            $ 0.41
     Second Quarter........................    $ 0.84            $ 0.13
     First Quarter.........................    $ 0.78            $ 0.38
  1994
     Fourth Quarter........................    $ 1.06            $ 0.53
     Third Quarter.........................    $ 1.09            $ 0.75
     Second Quarter........................    $ 1.13            $ 0.50
     First Quarter.........................    $ 0.88            $ 0.47


     RYKA has never declared or paid a cash dividend on its Common Stock. RYKA currently intends to retain any future earnings for funding growth and, therefore, does not anticipate declaring or paying any cash dividends on its Common Stock for the foreseeable future. In addition, RYKA's credit facility with its bank restricts the payment of dividends on its Common Stock.

     During the past fiscal year, RYKA has issued unregistered securities to a limited number of persons, as described below. No underwriters or underwriting discounts or commissions were involved. There was no public offering in any such transaction, and RYKA believes that each transaction was exempt from registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof.

     1. Between May and August 1996, RYKA issued an aggregate of 500,000 shares of Common Stock to approximately 57 investors, of which at least 50 were accredited investors, at a purchase price of $0.25 per share for an aggregate purchase price of $2,500,000.

     2. On April 21, 1997, RYKA issued an aggregate of 125,000 shares of Common Stock to Patrick Tang, Ura Tang and Erik Achten at a purchase price of $0.30 per share for an aggregate purchase price of $750,000.

                    MARKET PRICE DATA FOR THE KPR COMPANIES

     As privately-held companies solely owned by Michael G. Rubin, the KPR Companies have no established trading market for their common stock and interests.

                          COMPARATIVE PER SHARE DATA

     The following sets forth certain data concerning historical and pro forma per share data of RYKA. Per share data of the KPR Companies is not presented as it is not meaningful since the results of operations and financial condition of the KPR Companies represents data for a group of combined entities under common control without a parent or holding company (See following section for alternate KPR Companies information).

                                                        Six Months Ended               Year Ended
                                                         June 30, 1997              December 31, 1996
                                                        ----------------            -----------------
Loss per share from continuing operations:
           Historical............................           $ (.20)*                     $ (.80)*
           Pro forma.............................           $ (.24)                      $ (.27)
Book value per share:
           Historical............................           $  .56*                      $  .41*
           Pro forma.............................           $  .41                       $  .52

-----------------------
* These amounts give effect for the proposed reverse one for twenty stock split.

RYKA has not declared or paid cash dividends in 1996 or 1997.


              Historical and Pro Forma KPR Companies Information

                                           June 30, 1997           December 31, 1996
                                      ----------------------   -------------------------
Book value:
           Historical...............         (2,067,256)                   (552,133)
           Pro forma/(1)/...........          3,386,377                   4,312,160
Net loss:
           Historical...............         (1,872,853)                   (744,313)
           Pro forma/(1)/...........         (1,926,404)                 (2,212,019)

------------------------------
(1) Represents the KPR Companies stockholder's 78.4% interest in the pro forma book value and net loss of RYKA after the Reorganization.

                   SELECTED HISTORICAL FINANCIAL DATA OF RYKA

     The selected financial data presented below for the year ended
December 31, 1996 are derived from the consolidated financial statements of RYKA which have been audited by Deloitte & Touche LLP, independent certified public accountants (whose report included an explanatory paragraph indicating that substantial doubt exists as to RYKA's ability to continue as a going concern), and which appear elsewhere in this Proxy Statement. The selected financial data presented below for the years ended December 31, 1995 and 1994 are derived from the consolidated financial statements of RYKA which have been audited by Margolis & Company P.C., independent certified public accountants, and which appear elsewhere in this Proxy Statement. The selected financial data for the years ended December 31, 1993 and 1992 are derived from audited consolidated financial statements which are not included herein. The balance sheet data as of June 30, 1997 and the statement of operations data for the six months ended June 30, 1996 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which RYKA considers necessary for a fair presentation of the financial position and the results of its operations for these periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The selected financial data should be read in conjunction with the consolidated financial statements of RYKA and the related notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RYKA" included elsewhere in this Proxy Statement.

                                                       Six Months
                                                     Ended June 30,
                                             -----------------------------
                                                  1997           1996
                                             -------------  --------------
                                               (Unaudited)
Statement of Operations Data:
Net sales ................................   $  7,258,175    $  2,953,619
Cost of goods sold .......................      5,105,162       2,095,777
                                             ------------    ------------
Gross profit .............................      2,153,013         857,842
Operating expenses:
       General and administrative expenses        820,207         488,933
       Selling and marketing expenses ....      1,174,687         633,889
       Research and development expenses .        297,812         413,842
       Special charges ...................           --            74,430/(3)/
                                             ------------    ------------
              Total operating expenses ...      2,292,706       1,611,094
                                             ------------    ------------
Operating income (loss) ..................       (139,693)       (753,252)
Other expenses, net ......................        184,232          80,454
                                             ------------    ------------
Net loss before extraordinary gain .......   $   (323,925)   $   (833,706)
Extraordinary gain - forgiveness of debt .           --              --
                                             ------------    ------------
Net loss .................................   $   (323,925)   $   (833,706)
                                             ============    ============
Net loss per share:
       Loss before extraordinary gain ....   $       (.01)   $       (.02)
       Extraordinary gain ................           --              --
                                             ------------    ------------
       Net loss per share ................   $       (.01)   $       (.02)
                                             ============    ============
       Weighted average number of  common
       and common equivalent shares
       outstanding .......................     57,607,548      46,576,864
Number of common shares outstanding ......     59,135,326      55,615,326
                                                         June 30,
                                                     -----------------
                                                           1997
                                                     -----------------
                                                        (Unaudited)
Balance Sheet Data:
Total assets..............................            $   8,917,802
Total long-term debt......................                       --
Net working capital.......................                1,355,855
Stockholders' equity (deficiency).........                1,646,030


                                                                           Year Ended December 31,
                                            ----------------------------------------------------------------------------------
                                                 1996               1995              1994           1993              1992
                                            ------------       ------------       ------------    ------------    ------------
Statement of Operations Data:
Net sales ................................  $ 10,194,675       $  7,614,258       $ 16,253,499    $ 14,350,282    $ 12,193,643
Cost of goods sold .......................     7,199,572          7,167,670/(1)/    11,399,760      11,199,119       8,867,375
                                            ------------       ------------       ------------    ------------    ------------
Gross profit .............................     2,995,103            446,588          4,853,739       3,151,163       3,326,268
Operating expenses:
       General and administrative expenses     1,241,660          2,065,553          1,735,688       2,277,388       1,239,245
       Selling and marketing expenses ....     2,014,671          1,803,686          2,604,277       3,247,902       1,722,618
       Research and development expenses .       671,022            359,646            226,271         361,780         148,958
       Special charges ...................       664,329/(3)/       379,434/(4)/          --              --              --
                                            ------------       ------------       ------------    ------------    ------------
              Total operating expenses ...     4,591,682          4,608,319          4,566,236       5,887,070       3,110,821
                                            ------------       ------------       ------------    ------------    ------------
Operating income (loss) ..................    (1,596,579)        (4,161,731)           287,503      (2,735,907)        215,447
Other expenses, net ......................       283,178          1,118,002/(2)/       798,918         692,584         512,260
                                            ------------       ------------       ------------    ------------    ------------
Net loss before extraordinary gain .......  $ (1,879,757)      $ (5,279,733)      $   (511,415)   $ (3,428,491)   $   (296,813)
Extraordinary gain - forgiveness of debt .          --            1,650,256               --              --              --
                                            ------------       ------------       ------------    ------------    ------------
Net loss .................................  $ (1,879,757)      $ (3,629,477)      $   (511,415)   $ (3,428,491)   $   (296,813)
                                            ------------       ============       ============    ============    ============
Net loss per share:
       Loss before extraordinary gain ....  $       (.03)      $      (0.15)      $      (0.02)   $      (0.15)   $      (0.01)
       Extraordinary gain ................          --                 0.05               --              --              --
                                            ------------       ------------       ------------    ------------    ------------
       Net loss per share ................  $       (.03)      $      (0.10)      $      (0.02)   $      (0.15)   $      (0.01)
                                            ============       ============       ============    ============    ============
       Weighted average number of  common
       and common equivalent shares
       outstanding .......................    51,368,619         34,540,653         24,210,083      23,573,316      19,847,283
Number of common shares outstanding ......    56,635,326         46,135,326         26,474,326      23,721,356      23,101,948

                                                                               December 31,
                                              --------------------------------------------------------------------------------
                                                 1996             1995                 1994            1993          1992
                                              -----------       ----------          ----------      ----------      ----------
Balance Sheet Data:
Total assets..............................   $ 5,062,643         $1,603,195         $7,349,872      $6,430,812      $8,319,229
Total long-term debt......................            --            851,440                 --         142,878         410,673
Net working capital.......................       920,140            554,955          1,845,118       1,201,820       4,077,404
Stockholders' equity (deficiency).........     1,149,955           (370,902)         2,033,989       1,310,114       4,166,377

--------------------

(1) Includes inventory write-down to lower of cost or market of $586,000 in 1995.
(2) Includes costs of $783,289 related to the termination of the proposed merger with L.A. Gear.
(3) Includes charges of $74,430 and $511,614, respectively, relating to resolution of contingent warrant provision.
(4) Includes costs related to bank charges and closing the Massachusetts' facility and relocating operations to Pennsylvania.

             SELECTED HISTORICAL FINANCIAL DATA OF THE KPR COMPANIES

     The selected financial data presented below for the year ended
December 31, 1996 are derived from the combined statements of the KPR Companies which have been audited by Deloitte & Touche LLP, independent certified public accountants (whose report included an explanatory paragraph indicating that substantial doubt exists as to the KPR Companies' ability to continue as a going concern), and which appear elsewhere in this Proxy Statement. The selected financial data presented below for the years ended December 31, 1995 and 1994 are derived from the combined financial statements of the KPR Companies which have been audited by Margolis & Company P.C., independent certified public accountants, and which appear elsewhere in this Proxy Statement. The selected financial data for the years ended December 31, 1993 are derived from audited combined financial statements and the selected financial data for the year ended December 31, 1992 are derived from unaudited financial statements, which are not included herein. The balance sheet data as of June 30, 1997 and the statement of operations data for the six months ended June 30, 1996 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the KPR Companies consider necessary for a fair presentation of the financial position and the results of its operations for these periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The selected financial data should be read in conjunction with the financial statements of the KPR Companies and the related notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE KPR COMPANIES" included elsewhere in this Proxy Statement.

                                                      Six Months
                                                    Ended June 30,
                                           -----------------------------
                                               1997             1996
                                           -------------   -------------
                                                     (Unaudited)
Statement of Operations Data:
Net sales ..............................   $ 25,133,737    $ 18,235,886
Cost of goods sold .....................     19,965,114      14,016,969
                                           -------------   -------------
Gross profit ...........................      5,168,623       4,218,917
Operating expenses .....................      6,269,386       3,600,000
                                           -------------   -------------
Operating income (loss) ................     (1,100,763)        618,917
Other expenses, net ....................        684,961         438,166
Equity in net loss of RYKA .............        (87,129)       (229,466)
                                           -------------   -------------
Income (loss) from continuing operations     (1,872,853)        (48,715)
Income (loss) from discontinued retail
       operations ......................           --              --
                                           -------------   -------------
       Net income (loss) ...............   $ (1,872,853)   $    (48,715)
                                           =============   =============

                                                      June 30,
                                                  ----------------
                                                        1997
                                                  ----------------
                                                    (Unaudited)
Balance Sheet Data:
Total assets ................................      $ 26,274,569
Net working capital .........................          (970,483)
Long-term debt and capital lease obligations,
       less current portion .................         2,368,702
Subordinated stockholder's advances .........         3,103,456
Stockholders' equity (deficit) ..............        (2,067,256)


                                                                           Year Ended December 31,
                                              ------------------------------------------------------------------------------
                                                 1996                1995            1994            1993            1992
                                              ------------       ------------    ------------   ------------    ------------
                                                                                                                 (Unaudited)
Statement of Operations Data:
Net sales ..............................      $ 47,340,450       $ 43,272,594    $ 26,593,465   $ 17,151,170    $  2,822,870
Cost of goods sold .....................        37,857,455/(1)/    32,853,181      21,406,070     14,550,126       1,945,900
                                              ------------       ------------    ------------   ------------    ------------
Gross profit ...........................         9,482,995         10,419,413       5,187,395      2,601,044         876,970
Operating expenses .....................         8,600,191          9,400,603       4,657,346      1,609,012         815,865
                                              ------------       ------------    ------------   ------------    ------------
Operating income (loss) ................           882,804          1,018,810         540,049        992,032          61,105
Other expenses, net ....................         1,027,143            732,669         185,785        129,247           5,153
Equity in net loss of RYKA .............          (518,491)          (261,331)           --             --              --
                                              ------------       ------------    ------------   ------------    ------------
Income (loss) from continuing operations          (662,830)            24,810         354,264        862,785          55,952
Income (loss) from discontinued retail
       operations ......................              --                 --              --         (175,858)        169,182
                                              ------------       ------------    ------------   ------------    ------------
       Net income (loss) ...............      $   (744,313)      $     24,810    $    354,264   $    686,927    $    225,134
                                              ============       ============    ============   ============    ============
                                                                                 December 31,
                                               ---------------------------------------------------------------------------
                                                   1996              1995           1994           1993           1992
                                               ------------      ------------   ------------   ------------   ------------
                                                                                                               (Unaudited)
Balance Sheet Data:
Total assets ..............................    $ 26,678,544      $ 22,369,130   $ 11,688,810   $  3,603,942   $  1,299,920
Net working capital .......................         558,241         2,002,731      1,200,094        440,862          3,826
Long-term debt and capital lease obligations,
       less current portion ...............       2,425,355         1,645,008      2,415,955         26,110         36,083
Subordinated stockholder's advances .......       3,479,870         3,355,717        733,587           --             --
Stockholders' equity (deficit) ............         552,133            92,787        748,220        694,956        258,573

--------------------

(1) Includes inventory write-down to lower of cost or market of $1,210,602 in 1996.

                          RYKA AND THE KPR COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined balance sheet gives effect to the Reorganization as if it had occurred on June 30, 1997. The unaudited pro forma combined statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 give effect to the Reorganization as if it had occurred January 1, 1996.

     The pro forma combined financial data should be read in conjunction with the notes included herewith and the Company's financial statements, KPR Sports International, Inc. and Affiliates' financial statements, Management's Discussion and Analysis of Financial Condition and Results of Operations of RYKA, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the KPR Companies. The pro forma combined data do not purport to represent what the Company's results of operations and financial position actually would have been had the reorganization occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                          RYKA AND THE KPR COMPANIES

                       SELECTED UNAUDITED PRO FORMA DATA

                                                                         Pro Forma                 Pro Forma
                                                                      Six Months Ended             Year Ended
                                                                        June 30, 1997           December 31, 1996
                                                                    ----------------------    ----------------------
Statement of Operations Data:
    Revenue.....................................................        $     32,391,912                55,146,382
    Costs and Expenses..........................................              33,816,118                56,249,532
                                                                    ----------------------    ----------------------
    Operating Income (loss).....................................              (1,424,206)               (1,103,150)
    Other Expenses, Net.........................................               1,032,943                 1,636,822
                                                                    ----------------------    ----------------------
    Net Loss Before Provision for Income Taxes..................              (2,457,149)               (2,739,972)
    Provision for Income Taxes..................................                      --                    81,481
                                                                    ----------------------    ----------------------
    Net Loss....................................................              (2,457,149)               (2,821,453)
                                                                    ======================    ======================
    Net Loss Per Share..........................................                   (0.24)                    (0.27)
                                                                    ======================    ======================
    Number of Shares Outstanding After the Reorganization.......              10,418,353
                                                                    ======================
                                                                          Pro Forma
                                                                         June 30, 1997
                                                                    ----------------------
Balance Sheet Data:
    Total Assets................................................            $  39,466,516
    Net Working Capital.........................................            $     806,927
    Long Term Debt and Capital Lease Obligations,
      less Current Portion......................................            $   2,368,702
    Subordinated Stockholder's Advances.........................            $   3,103,456
    Stockholder's Equity........................................            $   4,319,359

Notes:

 .    RYKA has authorized the issuance of stock warrants to athletes endorsing its products contingent upon the consummation of the Reorganization. The pro forma results of operations do not give effect for the resolution of the contingent stock warrants issued to athletes endorsing KPR products as the adjustment is considered to result directly from the Reorganization and will be included in the results of operations of RYKA within twelve months following the Reorganization.

 .    There are no undistributed earnings in the KPR companies to distribute to the shareholder upon the termination of the KPR Companies status as an S-Corporation.

 .    The termination of the KPR Companies' status as an S- Corporation does not give rise to deferred taxes which require recording.

 .    The historical cost of assets and liabilities recorded by RYKA as of the date of the Reorganization equals fair value. An independent valuation has been performed to identify and value intangible assets (patents and trademarks). The value of such intangibles are included in these pro forma financial statements. These intangibles will be amortized over ten years. The remainder of the purchase price will be allocated to goodwill.

 .    RYKA has entered into an agreement with an employee which stipulates that upon the date of the Reorganization, RYKA will grant such employee a five-year option to purchase 30,000 shares of RYKA Common Stock at an exercise price equal to the lesser of the fair market value of the underlying common stock on the date of the grant or $8.00 per share. In the event the fair market value of the underlying shares is greater than $8.00 per share on the grant date, RYKA will recognize compensation expense equal to the number of shares multiplied by the amount the fair value exceeds $8.00.

                          RYKA AND THE KPR COMPANIES
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 June 30, 1997

                                                                  Historical      Historical       Pro Forma          Pro Forma
                                                                     RYKA            KPR          Adjustments         Combined
                                                                  ----------      ----------      -----------         ---------
ASSETS
Current Assets:
Cash and Cash Equivalents....................................         52,085         417,663                             469,748
Accounts Receivable, net of Allowance
      for Doubtful Accounts..................................      4,033,835      11,625,342                          15,659,177
Inventory....................................................      4,148,138       9,446,331                          13,594,469
Prepaid Expenses and Other...................................
      Current Assets.........................................        313,684         409,848                             723,532
Note Receivable, Officer, affiliate..........................         64,885              --         (44,885)(a)          20,000
                                                                 -----------     -----------     -----------         -----------
           Total Current Assets..............................      8,612,627      21,899,184         (44,885)         30,466,926
                                                                 -----------     -----------     -----------         -----------

Property and Equipment, net..................................        222,371       3,281,749                           3,504,120
Investment in and Advances to RYKA...........................                        826,051        (404,496)(c)
                                                                                                    (466,440)(b)
                                                                                                      44,885 (a)              --
Goodwill.....................................................             --              --       3,445,081 (c)       3,445,081
Other Assets.................................................         82,804         267,585       1,700,000 (c)       2,050,389
                                                                 -----------     -----------     -----------         -----------
Total Assets.................................................      8,917,802      26,274,569       4,274,145          39,466,516
                                                                 ===========     ===========     ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Note Payable, Bank.....................................      3,223,494      11,985,994                          15,209,488
      Current Portion of Long Term Debt......................             --         106,234                             106,234
      Accounts Payable and Accrued Expenses..................      3,566,838      10,777,439                          14,344,277
      Due to Affiliate.......................................        466,440              --        (466,440)(b)              --
                                                                 -----------     -----------     -----------         -----------
           Total Current Liabilities.........................      7,256,772      22,869,667        (466,440)         29,659,999
                                                                 -----------     -----------     -----------         -----------
Long Term Debt...............................................             --       2,368,702                           2,368,702
Other Liabilities............................................         15,000              --                              15,000
Subordinated Stockholder's Advances..........................             --       3,103,456                           3,103,456
Stockholders' Equity:
      Common Stock...........................................        591,353           2,000          (2,000)(c)
                                                                                                   1,633,817 (c)       2,225,170
      Additional Paid In Capital.............................     21,106,843       1,406,401     (16,820,398)(c)
                                                                                                     430,000 (i)       6,122,846
      Cumulative Foreign Currency Translation Adjustment.....             --         (23,778)                            (23,778)
      Retained Earnings (Accumulated Deficit)................    (20,052,166)     (3,426,879)     20,052,166 (c)
                                                                                                    (430,000)(i)      (3,856,879)
      Less Treasury Stock, at Cost...........................                        (25,000)         25,000 (c)
                                                                                                    (148,000)(c)        (148,000)
                                                                 -----------     -----------     -----------         -----------
      Total Stockholders' Equity.............................      1,646,030      (2,067,256)      4,740,585           4,319,359
                                                                 -----------     -----------     -----------         -----------
      Total Liabilities and Stockholders' Equity.............      8,917,802      26,274,569       4,274,145          39,466,516
                                                                 ===========     ===========     ===========         ===========

See Notes to Unaudited Pro Forma Combined Financial Statements.

                          RYKA AND THE KPR COMPANIES
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    For the Six Months Ended June 30, 1997



                                                              Historical       Historical        Pro Forma           Pro Forma
                                                                 RYKA              KPR          Adjustments          Combined
                                                              ----------       ----------       -----------         -----------
Net Sales..............................................        7,258,175       25,133,737                            32,391,912
Other Revenue..........................................                                                                      --
                                                              ----------       ----------       -----------         -----------
Total Revenues.........................................        7,258,175       25,133,737                            32,391,912
                                                              ----------       ----------       -----------         -----------
Costs and Expenses:
      Costs of Goods Sold..............................        5,105,162       19,965,114                            25,070,276
      Operating Expenses...............................        2,292,706        6,269,386          (50,000)(f)
                                                                                                   (23,750)(g)
                                                                                                   257,500 (h)        8,745,842
                                                              ----------       ----------       -----------         -----------
           Total Costs and Expenses....................        7,397,868       26,234,500          183,750           33,816,118
                                                              ----------       ----------       -----------         -----------
Income (Loss) before other expenses....................         (139,693)       1,100,763                             1,424,206
Other Expenses, net....................................          184,232          684,961           23,750 (g)
                                                                                                   140,000 (d)        1,032,943
                                                              ----------       ----------       -----------         -----------
Income/Loss before equity in loss of RYKA..............         (323,925)       1,785,724                             2,457,149
Equity in Net Loss of RYKA.............................               --           87,129          (87,129)(e)               --
                                                              ----------       ----------       -----------         -----------
Income/Loss before Provision for Taxes.................         (323,925)      (1,872,853)                           (2,457,149)
Provisions for Income Taxes............................               --               --               --                   --
                                                              ----------       ----------       -----------         -----------
Net Income (Loss)......................................         (323,925)      (1,872,853)                           (2,457,149)
                                                              ==========       ==========       ===========         ===========
Net Loss per Share.....................................             (.01)                                                 (0.24)
                                                              ==========                                            ===========
Number of Shares Outstanding prior to Reorganization...       59,135,326
                                                              ==========
Number of Shares Outstanding after Reorganization......                                                              10,418,353
                                                                                                                    ===========

Note: Historical per share data has not been presented for KPR as this information is not meaningful.

See Notes to Unaudited Pro Forma Combined Financial Statements.

                          RYKA AND THE KPR COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1996


                                                        Historical         Historical         Pro Forma           Pro Forma
                                                           RYKA               KPR            Adjustments           Combined
                                                       ------------       ------------     ---------------       ------------
Net Sales........................................      $ 10,194,675       $ 47,340,450        (2,388,743)(g)     $ 55,146,382
Costs and Expenses:
   Costs of good sold............................         7,199,572         37,857,455        (2,149,868)(g)       42,907,159
   Operating Expenses............................         4,591,682          8,600,191          (317,000)(f)
                                                                                                 515,000 (h)
                                                                                                 (47,500)(g)       13,342,373
                                                       ------------       ------------     -------------         ------------
Total Costs and Expenses...................              11,791,254         46,457,646                             56,249,532
                                                       ------------       ------------     -------------         ------------
Income (Loss) before other expenses..............        (1,596,579)           882,804                             (1,103,150)
Other Expenses, Net..............................           283,178          1,027,143           280,000 (d)
                                                                                                  47,500 (g)        1,637,821
                                                       ------------       ------------     -------------         ------------
Income(Loss) before equity in loss of RYKA.......        (1,879,757)          (144,339)                            (2,740,971)
Equity in Net Loss of RYKA.......................                --            518,491          (519,491)(e)               --
                                                       ------------       ------------     -------------         ------------
Income(Loss) before provision for taxes..........        (1,879,757)          (662,830)                            (2,740,971)
Provisions for Income Taxes......................                --             81,483                --               81,483
                                                       ------------       ------------     -------------         ------------
Net Income (Loss)................................      $ (1,879,757)          (744,313)                            (2,821,454)
                                                       ============       ============     =============         ============
Net Loss per Share...............................              (.04)                                             $      (0.27)
                                                       ============                                              ============
Number of Shares Outstanding prior to
   Reorganization................................        56,635,326
                                                       ============
Number of Shares Outstanding after
   Reorganization................................                                                                  10,418,353
                                                                                                                 ============

Note: Historical per share data has not been presented for KPR as this information is not meaningful.

See Notes to Unaudited Pro Forma Combined Financial Statements.

                          RYKA AND THE KPR COMPANIES
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS JUNE 30, 1997

(a)     To eliminate the amount due to RYKA from the KPR Companies.

(b) To eliminate the subordinated note payable by RYKA to the KPR Companies in the amount of $466,440.

(c) To record the reverse acquisition entries based on a purchase price of $6,386,615 computed as follows:

          number of RYKA shares outstanding.......................................        59,135, 326 shares
          fair value per share as determined by an independent valuation..........                  x $0.15*
          percentage of RYKA not already owed by MR...............................                     x 72%
                                                                                      ----------------------
                                                                                         $         6,386,615

        Above share and per share amounts do not give effect for the proposed 1-for-20 Reverse Stock Split.

        -----------------------------
        *This amount is discounted 25% from the current trading value of RYKA stock for the following reasons:
        1. Recent purchases of large blocks of RYKA common stock sold at a 25% discount from the trading price of the stock.
        2. The shares to be issued in connection with the Reorganization also represents a large block of RYKA stock.

        -----------------------------

        (1)     eliminates KPR investment in RYKA (404,496);
        (2) records identified intangible assets (patents and trademarks) of RYKA which were valued by an independent valuation. Amount recorded is limited to the percentage RYKA was not already owned by KPR;
        (3)     records goodwill of 3,501,473;
        (4)     eliminates RYKA's Historical Accumulated deficit;
        (5)     eliminates KPR Common Stock;
        (6) creates treasury shares due to RYKA's acquisition of KPR, which owns RYKA shares. Treasury shares are valued at KPR's original cost;
        (7)     eliminates KPR treasury shares;
        (8) records issuance of shares to Rubin (163,381,720 shares multiplied by $.01 par value = $1,633,817); and
                ----------
        (9)     records adjustment to Additional Paid in capital for above.

(i) To record the effects of the resolution of the contingency surrounding the issuance of contingent stock purchase warrants to athletes endorsing KPR products. Such stock purchase warrants will be issued with the exercise price equal to the market value of the stock immediately after the Reorganization. An independent valuation concludes that the value of such warrants, issued to non-employees is $430,000. Such amount will be
                                                  --------
        included in the results of operations of RYKA at the time they are issued.

PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

(d) Upon the consummation of the transaction, the subordinated shareholder's advance will no longer be non interest bearing, but will bear interest at the prime lending rate. This adjustment records such interest at 8.375%. A variance of 1/8% in the rate used would increase or decrease this adjustment by approximately $4,400.

(e) To eliminate the equity in the net loss of RYKA which had been recorded by KPR Companies as a result of its equity ownership of RYKA.

(f) To give effect to the terms of a new employment agreement with Mr. Rubin, pursuant to which Mr. Rubin's base annual compensation is reduced to $350,000 (includes services to both KPR and RYKA)

(g)     To eliminate intercompany transactions.

(h) To record the effect of the amortization expense related to the Goodwill that was recorded in relation to the reverse acquisition ($3,445,081 over 10 years). Also to record amortization of intangibles ($1,7000,000 over 10 years). RYKA's accounting policy regarding Goodwill will be as follows: The cost of Goodwill is amortized on a straight-line basis over ten years. The realizability of goodwill is evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amount. Such evaluation is based on various analyses, including undiscounted cash flow and profitability projections that incorporate, as applicable, the impact on existing company businesses.
        The analyses necessarily involve significant management judgment.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS OF RYKA


           The following discussion of RYKA's historical results of operations and of its liquidity and capital resources should be read in conjunction with RYKA's Consolidated Financial Statements and Notes thereto included elsewhere in this Proxy Statement.

General

           RYKA has not had a single profitable fiscal year since its inception and incurred losses of approximately $80,000 and $324,000 for the three months and six months ended June 30, 1997, respectively. In addition, RYKA had an accumulated deficit of approximately $20,052,166 and stockholders' equity of approximately $1,646,030 at June 30, 1997.

           Reorganization. On September 26, 1996, RYKA entered into the Reorganization Agreement. Although the Reorganization was originally scheduled to close by December 31, 1996, due to recent events discussed herein, the completion of the Reorganization has been delayed. As discussed above, RYKA expects the Reorganization to become effective by the end of 1997, although the consummation of the Reorganization is subject to a number of conditions, including but not limited to, approval by the stockholders of RYKA, and certain required consents, including the consent of RYKA's and the KPR Companies' current bank. Therefore, there can be no assurance that the Reorganization will be consummated. In the event that the Reorganization is not consummated, or further delayed, RYKA may be required to sell additional equity and/or debt to continue the operations of RYKA. Further, upon completion of the Reorganization, RYKA may sell additional equity and/or debt in order to support future operations.

           Recent Events. On August 15, 1996, RYKA entered into a new credit facility with a bank (the "Credit Facility"). Concurrently with RYKA, the KPR Companies entered into a new credit facility with the same bank. On November 8, 1996, the bank notified the KPR Companies that the KPR Companies were in default of certain financial covenants. At the time of the KPR Companies' default, RYKA's credit facility was not cross-defaulted with the KPR Companies' agreement and RYKA was in compliance with its own financial covenants. Accordingly, RYKA was not in default of its loan with the bank.

           As a result of the KPR Companies' default, on February 7, 1997, the KPR Companies' entered into a forbearance agreement regarding its credit facility pursuant to which, among other things, the bank agreed not to pursue its remedies under the credit facility until the earlier of April 18, 1997 (as amended) or an event of default (as defined), established new financial covenants and provided for a termination date of April 18, 1997 (as amended). Also on February 7, 1997, in conjunction with the KPR Companies forbearance agreement, RYKA entered into an amendment to its credit facility that provided for, among other things, a similar termination date of April 18, 1997 (as amended) for RYKA's credit facility.

           As of June 4, 1997, the bank agreed to extend both RYKA's and the KPR Companies' credit facilities to November 30, 1997 or an event of default (as defined). At June 30, 1997, RYKA was not in compliance with certain financial ratios under its credit facility constituting events of default. On August 14, 1997, RYKA obtained modifications to its credit agreement to cure these events of default. Under its amended agreement, RYKA may borrow under its revolving credit facility up to the lesser of $4,500,000 or its borrowing base which is defined as 80% of eligible accounts receivable plus 60% of inventory nine-months old or more current. Interest on its borrowing is payable at the bank's prime rate plus 3 1/2%. RYKA is also required to maintain certain receivables turnover ratios. RYKA's credit facility is guaranteed by Michael Rubin and certain entities owned by Michael Rubin and is cross-defaulted with the KPR Companies' agreement with the bank.

           In addition to their negotiations with their existing bank, RYKA and the KPR Companies have been in discussions with certain other financial institutions to obtain a new credit facility and with certain investors to obtain equity and/or subordinated debt. On April 21, 1997, RYKA sold to certain investors 2,500,000 shares of Common Stock for an aggregate purchase price of $750,000. The proceeds of this sale were used by RYKA to repay $385,000 of the $851,000 subordinated loan from the KPR Companies. The remaining proceeds were used to open $810,000 letters of credit for the benefit of the KPR Companies.

        During the first week of November, 1997, it came to the attention of RYKA that the KPR Companies had violated certain covenants of the forbearance agreement with their lender relating to the total amount of allowable closeout inventory and in-transit inventory. The lender has agreed to forbear on these covenant violations provided that the KPR Companies reduce the amount of the over-advances relating to these violations by November 14, 1997, reduce the amount of its closeout inventory to a level acceptable to the lender by November 19, 1997 and make certain payments to the lender if the credit facility is not repaid by November 22, 1997 or November 30, 1997.

        RYKA and the KPR Companies have received a commitment letter from a new lender that RYKA believes will enable RYKA and the KPR Companies to repay their current bank in a timely manner, finance their operations and complete the proposed Reorganization. If however, RYKA is unable to consummate the financing contemplated by the commitment letter or obtain a new credit facility and/or additional equity and/or subordinated debt financing, there is no assurance that RYKA will be able to continue operations. Further, there is no assurance that if RYKA is able to obtain such financing, it will be on terms satisfactory for RYKA. Moreover, given the dependence of RYKA on certain support provided by the KPR Companies, including, but not limited to, financial support, administrative support, warehousing and office rental, the KPR Companies' ability to obtain continued financing or additional financing for its operations could significantly adversely impact the ability of RYKA to continue in business independent of the KPR Companies.

           As a result of the issues arising in connection with RYKA's credit facility with its existing bank, the completion of RYKA's audited financial statements for the year ended December 31, 1996 was delayed, and RYKA was unable to file timely its Annual Report on Form 10-K for the year ended December 31, 1996 or its Quarterly Report of Form 10-Q for the quarter ended March 31, 1997. RYKA filed such Form 10-K and Form 10-Q on June 30, 1997 and July 17, 1997, respectively.

Results of Operations

           The following table sets forth, for the periods indicated, the relative percentages that certain items in RYKA's Consolidated Statements of Operations bear to net sales:


                                                             Six Months
                                                           Ended June 30,                     Year Ended December 31,
                                                     --------------------------   ---------------------------------------------
                                                       1997            1996           1996           1995              1994
                                                     -----------   ------------   ------------   ------------    --------------
Net sales...........................................   100.0%         100.0%         100.0%         100.0%            100.0%
Cost of goods sold /(1)/............................    70.3%          70.9%          70.6%          95.1%             71.1%
                                                     -----------   ------------   ------------   ------------    --------------
Gross profit........................................    29.7%          29.1%          29.4%           4.9%             28.9%
Operating expenses:
     General and administrative expenses /(2)/......    11.3           16.6           12.2           27.4              10.8
     Sales and marketing expenses...................    16.2           21.5           19.8           23.9              16.3
     Research and development  expenses.............     4.1           14.0            6.6            4.8               1.4
     Contingent warrant expenses....................     --             2.5            5.0            --                --
     Special charges................................     --             --             1.5            5.0               --
                                                     -----------   ------------   ------------   ------------    --------------
        Total operating expenses....................    31.6%          54.6%          45.1%          61.1%             28.5%
                                                     ------------  ------------   -----------    ------------    --------------
Operating income (loss).............................    (1.9)%        (25.5)%        (15.7)%        (55.2)%             1.8%
Other expense, net..................................     2.5%           2.7%           2.8%          14.8%              5.0%
                                                     ------------  ------------   -----------    ------------    --------------
Net loss before extraordinary gain..................    (4.4)%        (28.2)%        (18.5)%        (70.0)%            (3.2)%
Extraordinary item - forgiveness of debt............     --             --             --            21.9               --
                                                     ------------  ------------   -----------    ------------    --------------
Net loss............................................    (4.4)%        (28.2)%        (18.5)%        (48.1)%            (3.2)%
                                                     ============  ============   ===========    ============    ==============


(1) Includes Inventory write down in 1995 to lower of cost or market of $568,000.
(2)  Includes provision for losses on doubtful accounts.

 Six Months Ended June 30, 1997 as Compared to Six Months Ended June 30, 1996.
 ----------------------------------------------------------------------------

           Net sales. Net sales increased by $4,304,556, or 145.7%, from $2,953,619 for the six months period ended June 30, 1996 to $7,258,175 for the six months ended June 30, 1997. The increases in net sales were due primarily to
(i) the shipment of the fall 1997 product line during the second quarter of 1997 as compared to the shipment of the fall 1996 product line which was not shipped until the third quarter of

1996, as a result of improvements in the production time table, (ii) the hiring of manufacturers representatives covering the whole United States and (iii) the continuous expansion of relationships established during the fall of 1996 with major footwear retailers in women's athletic footwear market. Given the early shipment of the fall 1997 product line in the second quarter of 1997, RYKA does not expect as dramatic an increase in net sales in the third quarter of 1997 as in the second quarter of 1997.

           Cost of goods sold. Cost of goods sold increased by $3,009,385 or 143.6%, from $2,095,777 for the six month periods ended June 30, 1996 to $5,105,162 for the six months ended June 30, 1997. Gross profit margin remained relatively flat for the six months ended June 30, 1996 and 1997 at 29.1% and 29.7%, respectively.

           General and administrative expenses. General and administrative expenses increased by $331,274, or 67.8%, from $488,933 for the six month period ended June 30, 1996 to $820,207 for the six months ended June 30, 1997. This increase was primarily due to (i) the increases in payroll costs of approximately $102,000 resulting from growth in back office expenses necessary to support the overall growth of business and in preparation for merger with KPR, (ii) increases in bank fees and professional fees of approximately $116,000 associated with negotiating and entering into the amended Credit Facility with RYKA's existing lender, with amending RYKA's prior year financial statements and with preliminary examinations done by potential replacement lenders for which no deal was consummated and (iii) an increase in bad debt writeoffs of approximately $110,000.

           Sales and marketing expenses. Sales and marketing expenses increased by $540,798, or 85.4%, from $633,889 for the six month period ended June 30, 1996 to $1,174,687 for the six months ended June 30, 1 997. This increase was due primarily to (i) increases in sales commissions of approximately $190,000 directly related to the increases in sales achieved over the corresponding periods in 1996, (ii) increases in promotion expenses of approximately $106,000,
(iii) the implementation of a vendor supported marketing (VSM) program co-sponsored by RYKA and a major women's athletic footwear retailer of approximately $150,000, (iv) increases in sales\administrative expenses (i.e. travel, sales meetings) and (v) an increase in distribution/warehousing expenses of approximately $120,000 related to the increase in sales volume and increases in inventory levels over the corresponding periods in 1996.

           Research and development. Research and development decreased by $116,030, or 28.0%, from $413,842 for the six month period ended June 30, 1996 to $297,812 for the six months ended June 30, 1997. This decrease was primarily due to the savings achieved by employing in-house designers during the six months ended June 30, 1997 compared to engaging outside consultants on a project basis during the corresponding period in 1996, offset by increases in travel and entertainment expense related to the new employees and their travel to the Far East to develop product and monitor their production.

           Contingent warrant compensation. Contingent warrant and compensation expense for the six month period ended June 30, 1996 of $74,430 relates to a non-cash charge for the vesting of 310,310 Contingent Stock Purchase Warrants ("Contingent Warrants") issued to MR Acquisitions in July 1995 in connection with the Securities Purchase Agreement (the "Agreement") between RYKA and MR Acquisitions. Pursuant to the Agreement, RYKA issued a Contingent Warrant to purchase up to 4,000,000 shares of Common Stock at an exercise price of $.01 per share. Pursuant to the terms of the Contingent Warrant, if at any time within one year of the issuance of the Contingent Warrant (July 31, 1996), RYKA issued a number of shares of Common Stock which resulted in RYKA having in excess of 50,000,000 shares of Common Stock issued and outstanding, provided that any such shares above such 50,000,000 were issued for the purpose of (a) inducing a lender to make a loan or loans to RYKA, or (b) in connection with an infusion of capital to RYKA, or (c) settlement of debts with RYKA's creditors, or (d) a combination thereof, then upon the occurrence of such stock issuance, for every ten (10) additional shares of Common

Stock which were issued, four (4) shares would vest under the Contingent Warrant. During the three months ended June 30, 1996, 775,326 shares were issued by RYKA, thereby resulting in the vesting of an additional 310,310 shares under the Contingent Warrant. Under accounting rules governing the issuance of warrants, the charge is equal to the difference between the exercise price of $.01 per share and the fair market value of the stock at the time that the contingency is satisfied.

           Other expenses, net. Other expenses net increased by $103,778, or 129.0%, from $80,454 for the six month period ended June 30, 1996 to $184,232 for the six months ended June 30, 1997. The increases were primarily due to increases in interest expense as a result of increased borrowings necessary to support higher accounts receivable and inventory levels over the corresponding periods in 1996.

           Year Ended December 31, 1996 as Compared to the Year Ended December
           -------------------------------------------------------------------
31, 1995.
--------

           Net sales. Net sales increased by $2,580,417, or 33.9% , from $7,614,258 for 1995 to $10,194,675 for 1996. This increase in net sales was primarily due to (i) increased sales in the third quarter of 1996 as a result of improvements in the design and development of RYKA's fall product line, (ii) the hiring of manufacturers' representatives, experienced in the athletic footwear industry, covering the entire United States and (iii) the re-establishment of relationships with major retailers in the women's athletic footwear market.

           Cost of goods sold. During 1995, the Company took a charge of $586,000 to record inventory at the lower of cost or market. Costs of goods sold before this inventory write-down increased by $617,902, or 9.4%, from $6,581,670 for 1995 to $7,199,572 for 1996. The overall gross profit margin, exclusive of this write- down, expressed as a percentage of net sales increased by 17.2%, from 12.7% for 1995 to 29.4% for 1996. The increase in gross profit for 1996 was primarily due to (i) the impact of an improved product line sold for Fall 1996 at greatly improved gross margins, (ii) the more timely delivery schedule of product to retailers in 1996, thus eliminating certain incentive discounts which were required to be offered to customers in 1995 and (iii) the improvement of the financial position of the Company in 1996. During the first seven months of 1995, RYKA was under extreme financial pressures. As a result, the Company was required to sell substantial amounts of inventory at significant losses or no profit in order to raise cash for operations. The negative impact on gross profit for the first two quarters of 1995 adversely affected the overall gross profit for the year.

           General and administrative expenses. General and administrative expenses, including the provision for losses on doubtful accounts, decreased by $823,893, or 39.9%, from $2,065,553 for 1995 to $1,241,660 for 1996. This decrease was due primarily to (i) a decrease in 1996 in the Company's provision for estimated bad debts of approximately $345,000, (ii) a decrease in factoring commissions of approximately $65,000, (iii) a decrease of approximately $133,000 in consulting fees incurred in 1995 in connection with the hiring of interim management, (iv) a decrease in legal expense of approximately $70,000 and (v) a decrease in other general and administrative expenses for 1995 which included approximately $40,000 in legal fees incurred in connection with a failed attempt to raise capital from investors and approximately $33,000 in trademark and licensing fees incurred in connection with the dissolution of RYKA GMBH in Germany which formerly held the trademark of RYKA.

           Sales and marketing expenses. Sales and marketing expenses increased by $210,985, or 11.7%, from $1,803,686 for 1995 to $2,014,671 for 1996. This increase was due to (i) an increase in trade show expenses of approximately $245,000 related to RYKA's attendance at the NSGA trade show in July 1996, a show not attended by RYKA in 1995, as well as an increase in expenditures at the Supershow in February 1996 compared to 1995 and (ii) an increase in commissions of approximately $50,000 due to the increase in sales from 1995 to 1996, offset, in part, by a decrease in payroll and payroll related expenses of approximately $40,000 and a decrease in international point of purchase promotional items of $60,000. For 1996, sales commissions paid to sales representatives was 2.9% of net sales compared to 3.3% of net sales for 1995. The effective decrease in the commission rate was the result of lower commission rates paid in connection with larger, key accounts.

           Research and development expenses. Research and development expenses increased by $311,376, or 86.6%, from $359,646 in 1995 to $671,022 in 1996. This increase reflects a continuing effort by management to improve the Company's product line. The increase is comprised of (i) an increase in salaries and consulting fees of approximately $200,000; (ii) an increase in travel and entertainment of approximately $75,000 related to expenses incurred in connection with trips by production and development personnel to China to develop and supervise production; and (iii) an increase in sample costs of approximately $40,000.

           Contingent warrant compensation. Contingent warrant compensation of $511,614 relates to a non-cash charge for the vesting of 2,131,730 shares of Common Stock issuable pursuant to a contingent stock purchase warrant ("Contingent Warrant") issued to MR Acquisitions. In July 1995, in connection with the transactions with MR Acquisitions, the Company issued the Contingent Warrant to purchase up to 4,000,000 shares of Common Stock at an exercise price of $.01 per share. Pursuant to the terms of the Contingent Warrant, if at any time within one year of its issuance, July 31, 1996, the Company issued a number of shares of Common Stock which resulted in the Company having in excess of 50,000,000 shares of Common Stock issued and outstanding, provided that any such shares above such 50,000,000 were issued for the purpose of (i) inducing a lender to make loans to the Company, (ii) in connection with an infusion of capital to the Company, (iii) a settlement of debts with the Company's creditors or (iv) a combination thereof, then upon the occurrence of such stock issuance, four shares of Common Stock issuable pursuant to the Contingent Warrant would vest for every ten additional shares issued. Under accounting rules governing the issuance of warrants, the charge is equal to the difference between the exercise price of $0.01 and the fair market value at the time the contingency is satisfied.

           Special charges. Special charges increased by $284,895, or 75.1%, from $379,434 incurred in 1995 to $664,329 in 1996. The special charges incurred in 1996 related to the "Partners Share Success" Equity Incentive Plan. The purpose of this program was to provide an ownership interest in the Company through the grant of equity incentives to retail sales personnel and store management of the Company's customers. As a result of the proposed Reorganization between RYKA and the KPR Companies, the Company decided to terminate this plan prior to the issuance of any shares and write off $152,715 of administrative costs related to this program. In 1995, special charges were incurred in connection with the bank financing portion of the transactions with MR Acquisitions and the related closing of the Massachusetts facility and relocation of operations to King of Prussia, Pennsylvania.

           Other (income) expense, net. Other (income) expense, net, decreased by $834,824, or 74.7%, from $1,118,002 for 1995 to $283,178 for 1996. This decrease was primarily attributable to a write-off of $783,289 associated with the termination of the proposed merger with L.A. Gear, Inc. in 1995 and a decrease in interest expense of $126,996, or 36.5%, from $348,169 for 1995 to $221,173 for 1996. The decrease in interest expense was a result of additional capital funds raised by the Company in July 1995, as well as in the second quarter of 1996. In connection with the financing transaction with MR Acquisitions, the Company established a line of credit with interest at the prime rate plus one percent. This line of credit was subsequently refinanced with a new lender at similar rates. The Company's previous financing arrangement provided for inventory financing at effective interest rates in excess of 20%.

           Year Ended December 31, 1995 as Compared to Year Ended December 31,
           -------------------------------------------------------------------
1994.
----

           Net sales. Net sales decreased by $8,639,241, or 53.2%, from $16,253,499 for 1994 to $7,614,258 for 1995. The decrease in net sales was due to several factors which continued to affect sales throughout 1995. First, uncertainty as to RYKA's future continued operations after the termination of the proposed L.A. Gear merger adversely affected net sales. Second, many customers, including RYKA's largest customer in 1994, did not place their planned orders for Fall or "back to school" product due to a combination of customer apprehension and the fact that the fall goods, traditionally shipped towards the end of June or the beginning of July, were not available for delivery to retailers until the middle of September through the end of the year. Further, many customers either canceled their orders that had been placed or were given additional discounts and extended terms, both of which adversely impacted net sales. Third, during the first seven months of 1995, RYKA sold product at large discounts in order to generate cash to continue to fund RYKA's operations. As a result of RYKA's financial condition and Pro-Specs' termination of its production financing, RYKA was unable to obtain additional product from its suppliers in a timely manner for the fall 1995 season. Due to the delay of the delivery of the fall product, RYKA would not have been able to sell its product at full margin. As a result, RYKA negotiated reductions in its purchase commitments for the originally scheduled production for the fall 1995. Fourth, the athletic footwear industry was still experiencing sluggishness in 1995 and the volume of off-price product continued at high levels. Fifth, the women's athletic footwear category was becoming increasingly competitive with larger vendors increasing their focus in this area thereby increasing the need to provide additional discounts.


           Costs of goods sold. Cost of goods sold decreased $4,232,090, or 37.1%, from $11,399,760 for 1994 to $7,167,670 for 1995 principally as a result of the decrease in sales. The overall gross profit on net sales decreased by 24.0% from 28.9% in 1994 to 4.9% in 1995. This decrease reflected the inventory markdown of $586,000 in 1995 and RYKA's need to liquidate inventory in the first half of 1995. The negative impact on gross profit for the first two quarters of 1995 adversely affected the overall gross profit for the year. The following table sets forth certain information relating to RYKA's gross profit (loss) for each quarter of 1995.


                                                           Quarter Ended in 1995
                                      ------------------------------------------------------------------        Year Ended
                                                                                                                December 31,
                                        March 31      June 30        September 30         December 31               1995
                                      ------------  ------------   ----------------   ------------------    --------------------
                                                                    (in thousands)
Net sales...........................       $4,135        $1,484           $1,300               $  619                 $7,538
Cost of sales.......................        3,975         1,800              927                  466                  7,168
Gross profit........................          160         (316)              373                  153                    370
Gross profit (loss) percentage......         3.9%        (21.3) %           28.7%                24.7%                   4.9%


           General and administrative expenses. General and administrative expenses, including the provision for losses on doubtful accounts, increased by $329,865, or 19.0%, from $1,735,688 for 1994 to $2,065,553 for 1995. This increase was primarily the result of (i) an increase in insurance expense due primarily to directors and officers liability insurance for new directors and coverage for former directors; (ii) an increase in travel expenses; (iii) significant increase in bad debts from $130,000 for 1994 to $359,388 for 1995; and (iv) an increase in consulting fees in connection with the hiring of interim management until a permanent management team was hired. These increases were offset, in part, by a decrease in factor commissions due to the termination of RYKA's relationship with its factor. As a percentage of sales, general and administrative expenses increased significantly as many expenses remained relatively constant. Provisions for losses on doubtful accounts accounted for 4.7% of sales in 1995 compared with 0.8% of sales in 1994 due, in part, to the fact that net sales in 1995 were extremely low as a result of the difficulties that RYKA experienced.

           Sales and marketing expenses. Sales and marketing expenses decreased by $800,591, or 30.7%, from $2,604,277 for 1994 to $1,803,686 for 1995. However, sales and marketing expenses expressed as a percentage of net sales increased from 16.3% for 1994 to 23.9% for 1995. The dollar in sales and marketing expenses decrease was primarily due to a reduction in sales commissions of approximately $426,800, or 63.2%, from 1994 to 1995. The reduction in sales commissions was proportionally greater than the decrease in net sales of 53.0%. Sales commissions expressed as a percentage of net sales decreased from 4.2% for 1994 to 3.3% for 1995. The reduction in sales commission was the result of reduced commission rates and a greater proportion of house accounts sold by Company management at no commission. The decrease in sales and marketing expenses was also due to a reduction in promotional expenses such as clothing giveaways and promotional allowances granted to retailers, a reduction in staff salary and related expenses, and a decrease in expenses related to trade shows.

           Research and development expenses. Research and development expenses increased by $133,375, or 58.9%, from $226,271 in 1994 to $359,646 in 1995. This increase was attributable primarily to an increase in payroll and consultant-related costs, offset, in part, by a reduction in sample costs. The consultant-related costs were incurred in connection with the hiring of designers to design and develop the fall 1996 line. In addition, RYKA engaged the services of the former Vice President of Production on a consulting basis.

           Special charges. Special charges in 1995 were incurred in connection with the bank financing as part of the transaction with MR Acquisitions and the related closing of RYKA's Massachusetts facility and relocation of operations to King of Prussia, Pennsylvania. These expenses included transaction costs, termination of a significant portion of personnel prior to the financing, temporary housing for certain relocated personnel, recruitment of new management and personnel and costs associated with moving, start up of new operations and winding down of prior operations.

           Other expense, net. Other (income) expense, net, increased $319,084, or 39.9%, from $798,918 for 1994 to $1,118,002 for 1995. This increase was due to (i) merger related costs of $783,289 incurred in 1995 in connection with the failed merger with L.A. Gear, (ii) a reduction in interest expense of $457,103, or 56.8%, from $805,272 for 1994 to $348,169 for 1995, due to the termination and settlement with Pro-Spec's, and (iii) the capital infusion resulting from the consummation of the financing with MR Acquisitions.

           Extraordinary item. The extraordinary item of approximately $1,650,256 in 1995 related to gain on settlements with both secured and unsecured creditors in connection with the financing with MR Acquisitions.

Liquidity and Capital Resources

           Through July 31, 1995, RYKA continued to experience a critical shortage of cash. On July 31, 1995, RYKA consummated a financing agreement with MR Acquisitions, pursuant to which MR Acquisitions provided or arranged to provide RYKA with up to $8,000,000 of new financing in the form of (i) a $1,000,000 equity and subordinated debt investment by MR Acquisitions and KPR, an affiliate of MR Acquisitions, (ii) a $2,000,000 letter of credit facility from KPR, (iii) a $4,000,000 revolving credit facility with a bank, and (iv) a $1,000,000 equity investment through the Private Placement of Common Stock with certain investors. Prior to consummating the financing with MR Acquisitions, RYKA had a nominal cash balance and a working capital deficiency of approximately $2,300,000.

           As a result of consummating the financing with MR Acquisitions, RYKA received proceeds from the sale of Common Stock and warrants and subordinated notes aggregating approximately $1,750,000 net of transaction related costs. Additionally, secured and unsecured creditors forgave certain indebtedness resulting in a gain of approximately $1,650,000. The financing with MR Acquisitions resulted in an increase in working capital of approximately $3,600,000, so that RYKA's working capital deficiency of approximately $2,300,000 was converted to positive working capital of approximately $1,300,000 at July 31, 1995.

           As of June 30, 1997, RYKA's working capital was $1,355,855. The level of working capital maintained during the six months ended June 30, 1997 relates primarily to the proceeds remaining from the 1996 Private Placement which totaled $2,500,000.

           On August 15, 1996, RYKA entered into a credit facility with a lender which replaced RYKA's prior credit facility. The new credit facility initially had a term of one year and increases the amount that RYKA can borrow to $4,500,000 based upon certain advance ratios with interest at prime plus 0.25%. Concurrently with RYKA, the KPR Companies closed a new credit facility with the same lender. At June 30, 1997, RYKA owed a total of $3,223,494 under its credit facility with the bank, RYKA's only lender.

            On November 8, 1996, RYKA's and the KPR Companies' bank notified them that the KPR Companies were in default of certain financial covenants, specifically the debt to net worth ratio (which was required to be 5.50:1.0 and actually was 8.90:1.0 at September 30, 1997) and required tangible net worth (which was required to be at least $850,000 at September 30, 1997 and actually was $156,438 at such date), and certain provisions relating to financial information, specifically improper recognition of revenue and related expenses. On November 8, 1997, at the time of the KPR Companies' default, RYKA's credit facility was not cross-defaulted with the KPR Companies' agreement and RYKA was in compliance with its own financial covenants. Accordingly, RYKA was not in default of its loan with the bank.

           As a result of the KPR Companies' default, on February 7, 1997, the KPR Companies entered into a forbearance agreement regarding its credit facility pursuant to which, among other things, the bank agreed not to pursue its remedies under the credit facility until the earlier of April 18, 1997 (as amended) or an event of default (as defined), established new financial covenants and provided for a termination date of April 18, 1997 (as amended). Also on February 7, 1997, in conjunction with the KPR Companies' forbearance agreement, RYKA entered into an amendment to its credit facility that provided for, among other things, a similar termination date of April 18, 1997 (as amended) for RYKA's credit facility.

           As of June 4, 1997, the bank agreed to extend both RYKA's and the KPR Companies' credit facilities to November 30, 1997 or an event of default (as defined). At June 30, 1997, RYKA was not in compliance with certain financial ratios under its credit facility constituting events of default. On August 14, 1997, RYKA obtained modifications to its credit agreement to cure these events of default. Under its amended agreement, RYKA may borrow under its revolving credit facility up to the lesser of $4,500,000 or its borrowing base which is defined as 80% of eligible accounts receivable plus 60% of inventory nine-months old or more current. Interest on its borrowing is payable at the bank's prime rate plus 3 1/2%. RYKA is also required to maintain certain receivables turnover ratios. RYKA's credit facility is guaranteed by Michael Rubin and certain entities owned by Michael Rubin and is cross-defaulted with KPR's agreement with the bank.

           To date, RYKA continues to produce negative cash flow from operating activities. RYKA used $1,206,596 in cash flow from operating activities for the six months ended June 30, 1996 as compared to $1,899,473 for the six months ended June 30, 1997.

           On April 21, 1997, RYKA sold to certain investors 2,500,000 shares of Common Stock for an aggregate purchase price of $750,000. The proceeds of this sale were used by RYKA to repay $385,000 of the $851,000 subordinated loan from the KPR Companies. The remaining proceeds from this sale were used by RYKA to open $810,000 in letters of credit for the benefit of the KPR Companies. RYKA is repaying a portion of the subordinated loan to the KPR Companies and is opening letters of credit on behalf of the KPR Companies in order to allow the KPR Companies to obtain sufficient financing for its operations until the proposed acquisition of the KPR Companies can be completed and a new credit facility for the combined companies can be negotiated.

           Effective April 1, 1997, RYKA negotiated 60-day payment terms with two of its major suppliers for up to an aggregate of $1,500,000 in purchases at an annual interest rate of 12.0%. Previously, terms with these suppliers required payment upon shipment of these goods.

           During the first week of November, 1997, it came to the attention of RYKA that the KPR Companies had violated certain covenants of the forbearance agreement with their primary lender relating to the total amount of allowable closeout inventory and in-transit inventory. The primary lender has agreed to forbear on these covenant violations provided that the KPR Companies reduce the amount of the over-advances relating to these violations by November 14, 1997, reduce the amount of its closeout inventory to a level acceptable to the lender by November 19, 1997 and make certain payments to the lender if the credit facility is not repaid by November 22, 1997 or November 30, 1997. Though RYKA's credit facility is cross-defaulted with the KPR Companies' credit facility, RYKA's lender has not declared RYKA's credit facility in default though the lender still has the authority to do so.

           RYKA believes that its existing credit facility, together with the additional cash flow from the payment terms from its suppliers, will provide RYKA with sufficient resources through November 30, 1997. In addition, RYKA and the KPR Companies have received a commitment letter from a new lender, which provides for a $5,000,000 facility for RYKA and a $20,000,000 facility for the KPR Companies both at an interest rate of prime plus 1/2%, that RYKA believes will enable RYKA and the KPR Companies to repay their current bank in a timely manner, finance their operations and complete the proposed Reorganization. The commitment requires certain conditions be met by RYKA and the KPR Companies. These conditions include, among other items, that RYKA and the KPR Companies have, at loan closing, a minimum of $1,500,000 in the aggregate in unused but available borrowing capacity under the terms of the new credit facility. Management of RYKA and the KPR Companies believe that they will be able to fulfill this and the other requirements.

           If however, RYKA is unable by November 30, 1997 to consummate the financing contemplated by the commitment letter, to obtain a new credit facility and/or additional equity and/or subordinated debt financing or extend their credit facilities, there is no assurance that RYKA will be able to continue operations and RYKA will consider the need to postpone or cancel the Annual Meeting, to supplement these proxy materials and/or to resolicit its stockholders. There is no assurance that if RYKA is able to obtain such financing, it will be on terms satisfactory for RYKA. Moreover, given the dependence of RYKA on certain support provided by the KPR Companies, including, but not limited to, financial support, administrative support, warehousing and office rental, the KPR Companies' ability to obtain continued financing or additional financing for its operations could significantly adversely impact the ability of RYKA to continue in business independent of the KPR Companies.

           Even if RYKA were able to obtain the financing discussed above or obtain alternative financing, RYKA may be required to raise additional equity and/or subordinated debt. However, no assurance can be given that RYKA will be successful in raising additional capital, if necessary. Further, there can be no assurance that RYKA will achieve profitability or a positive cash flow even with sufficient capital resources.

New Accounting Pronouncements

           In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This statement, which clarifies and supersedes the current authoritative accounting literature regarding the computation and disclosure of earnings per share, is effective for interim and annual periods ending after December 15, 1997 and may not be applied earlier. RYKA does not expect adoption of this statement to result in significant changes to RYKA's calculation or presentation of loss for common stockholders per common share.

           In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which establishes standards for reporting and disclosure of comprehensive income, is effective for interim and annual periods beginning after December 15, 1997, although earlier adoption is permitted. Reclassification of financial information for earlier periods presented for comparative purposes is required under SFAS No. 130. As this statement only requires additional disclosures in RYKA's consolidated financial statements, its adoption will not have any impact on RYKA's consolidated financial position or results of operations. RYKA expects to adopt SFAS No. 130 effective January 1, 1998.

           In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, which establishes standards for the reporting of information about operating segments and requires the reporting of selected information about operating segments in interim and annual financial statements, is effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. Reclassification of segment information for earlier periods presented for comparative purposes is required under SFAS No. 131. As this statement only requires additional disclosures in the RYKA's financial statements, its adoption will not have any impact on RYKA's consolidated financial position or results of operations. RYKA expects to adopt SFAS No. 131 effective January 1, 1998.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF THE KPR COMPANIES


 The following discussion of the KPR Companies' historical results of operations and of their liquidity and capital resources should be read in conjunction with the financial statements of the KPR Companies and the related notes thereto included elsewhere in this Proxy Statement. The KPR Companies are subject to taxation under Subchapter S of the Code. As a result, the net income of the KPR Companies, for federal and certain state income tax purposes, is reported by and taxed directly to its sole stockholder rather than to the KPR Companies.

General

 Historically, the business of the KPR Companies consisted principally of purchases of manufacturers' closeout merchandise, overstocks and canceled orders for resale to retailers. The KPR Companies purchased primarily athletic footwear, apparel and accessories. In the second half of 1995, the KPR Companies introduced into the marketplace Yukon footwear, their own value priced line of quality and rugged outdoor and casual footwear for men, women and children. In the fourth quarter of 1996, the KPR Companies acquired the Apex trademark, which the KPR Companies introduced into the marketplace as a quality and value priced alternative to higher priced athletic footwear brands. In addition, the KPR Companies have begun to license the Yukon and Apex brand names in connection with outerwear, activewear and headwear.

 Because the purchases of closeout merchandise, overstocks and canceled orders rely heavily on the availability of merchandise from manufacturers, the results of operations of the KPR Companies may vary significantly from period to period. While the KPR Companies have sought to reduce their dependence on the availability of closeout merchandise by introducing the Yukon brand and acquiring the Apex brand name, the KPR Companies do not have significant experience in developing, manufacturing or marketing branded athletic and outdoor footwear.

Results of Operations

 The following table sets forth, for the periods indicated, the relative percentages that certain items bear to net sales:

                                                        Six Months
                                                       Ended June 30,                        Year Ended December 31,
                                                ----------------------------    ------------------------------------------------
                                                  1997             1996            1996              1995              1994
                                                ---------     --------------    -----------    ---------------    --------------
Net sales.....................................   100.0%             100.0%         100.0%             100.0%            100.0%
Cost of goods sold ...........................    79.4%              76.9%          80.0%              75.9%             80.5%
                                                ---------     --------------    -----------    ---------------    --------------
Gross profit..................................    20.6%              23.1%          20.0%              24.1%             19.5%
                                                ---------     --------------    -----------    ---------------    --------------
Operating expenses:
     General and administrative expenses......    14.7%              11.2%          10.4%              15.5%              7.6%
     Sales and marketing expenses.............     8.4%               7.6%           7.0%               5.6%              9.8%
     Research and development  expenses.......     1.8%                .9%            .8%                .6%             --
                                                ---------     --------------    -----------    ---------------    --------------
        Total operating expenses..............    24.9%              19.7%          18.2%              21.7%             17.4%
                                                ---------     --------------    -----------    ---------------    --------------
        Operating income (loss)...............    (4.4)%              3.4%           1.8%               2.4%             17.4%
        Other expense, net....................     2.7%               2.4%           2.1%               1.7%               .8%
        Equity in net loss of RYKA............     (.3)%             (1.3)%         (1.1)%              (.6)%            --
                                                ---------     --------------    -----------    ---------------    --------------
        Income from continuing operations.....    (7.4)%              (.3)%         (1.4)%               .1%              1.3%
                                                ---------     --------------    -----------    ---------------    --------------
        Net income (loss).....................    (7.4)%              (.3)%         (1.4)%              (.3)%             1.3%
                                                =========     ==============    ===========    ===============    ==============

      Six Months Ended June 30, 1997 as Compared to Six Months Ended June
      -------------------------------------------------------------------
                                   30, 1996.
                                   --------

           Net sales. Net sales increased by $6,897,851, or 37.8%, from $18,235,886 for the six months ended June 30, 1996 to $25,133,737 for the six months ended June 30, 1997. This increase in net sales was due primarily to an increase of approximately $6,700,000 in net sales from the KPR Companies' branded footwear products.

           Cost of goods. Cost of goods sold increased by $5,948,145, or 42.4%, from $14,016,969 for the six months ended June 30, 1996 to $19,965,114 for the six months ended June 30, 1997. Overall gross profit decreased from 23.1% for the six months ended June 30, 1996 to 20.6% for the six months ended June 30, 1997. This decrease in gross margin resulted primarily from a sluggish closeout business experienced during the six months ended June 30, 1997 combined with a decline in margins for the closeout business. Gross margins in the closeout business declined to 18.4% for the six months ended June 30, 1997 as compared to 23.1% for the same period of the prior year. This decline, however, was partially offset by higher margins for the KPR Companies' branded footwear products.

           General and administrative expenses. General and administrative expenses, excluding salary and bonus paid to Michael Rubin of $200,000 and $163,654 for the six months ended June 30, 1996 and 1997, respectively, increased $1,633,440, or 88.2%, from $1,851,883 for the six months ended June 30, 1996 to $3,685,323 for the six months ended June 30, 1997. This increase was primarily a result of (i) an increase in professional fees of approximately $433,000 resulting from negotiating and obtaining the forbearance agreement with KPR's primary lender and increased legal and accounting fees from the KPR Companies' European operations, (ii) an increase in salaries and related expenses of approximately $601,000 associated with increased back office expenses to support a 38% increase in overall volume of business, (iii) an increase in bank service charges of $105,388 associated with obtaining forbearance agreement with the Company's primary lender, (iv) an increase in bad debt expense of $103,886, (v) an increase in depreciation expense of approximately $68,000 associated with additional equipment purchases made and
(vi) an increase in payroll-related expenses of the KPR Companies' European operations of approximately $58,000.

           Sales and marketing expenses. Sales and marketing expenses, excluding commissions paid to Michael Rubin of $123,367 for the six months ended June 30, 1996, increased by $852,761, or 67.1%, from $1,270,247 for the six months ended June 30, 1996 to $2,123,008 for the six months ended June 30, 1997. This increase was due to (i) an increase in trade show expenses of approximately $263,000 is due to the KPR Companies' decision to maintain a major presence at trade shows during 1997 to promote the KPR Companies' branded footwear products business of Apex and Yukon, (ii) an increase in salaries and related expenses of approximately $83,000 associated with increased sales volume, (iii) an increase in samples expense of approximately $116,000 primarily due to the increase in use of a national sales force to support the growing branded business and (iv) an increase in selling expenses of the KPR Companies' European operations of approximately $133,000.

           Research and development expenses. Research and development expenses increased approximately $307,000, or 198.7%, from $154,503 for the six months ended June 30, 1996 to $461,055 for the six months ended June 30, 1997. This increase was due to the growth of the KPR Companies' branded footwear products business during 1997, which resulted in a larger in house design staff needed to support two full branded product lines.

           Other expenses. Other expenses increased $246,795, or 56.3%, from $438,166 for the six months ended June 30, 1996 to $684,961 for the six months ended June 30, 1997. This increase was primarily the result of increased interest expense related to higher debt levels maintained to support higher production and inventory levels which was necessary to support sales growth.

      Year Ended December 31, 1996 as Compared to the Year Ended December
      -------------------------------------------------------------------
                                   31, 1995.
                                   --------

           Net sales. Net sales increased by $4,067,856, or 9.4%, from $43,272,594 for 1995 to $47,340,450 for 1996. The increase in sales was primarily due to an increase of approximately $9,800,000 from the KPR Companies' branded footwear products. The increase in sales was offset in part by a decrease in sales of approximately $5,700,000 in the KPR Companies' closeout business due to the tentative financial condition of the KPR Companies during 1996 and the corresponding unavailability of closeout goods to purchase on terms satisfactory to the KPR Companies.

           Cost of goods. Cost of goods sold increased $5,004,274, or 15.2%, from $32,853,181 for 1995 to $37,857,455 for 1996. Overall gross profit decreased from 24% in 1995 to 20% in 1996. This decline in gross profit was primarily due to declining margins from the closeout business. Specifically, closeout inventory write downs taken in 1996 of approximately $1,200,000, a majority of which related to closeout inventory purchased from one vendor which turned out to be less marketable than the KPR Companies were led to believe at the time of purchase, were taken to mark the inventory down to its net realizable value and accounted for 2.6% of the decline in gross profit between 1995 and 1996.

           General and administrative expenses. General and administrative expenses, excluding salary and bonus paid to Michael Rubin of $3,007,643 and $390,192 in 1995 and 1996, respectively, increased by $847,086, or 22.8%, from $3,709,272 for 1995 to $4,556,358 for 1996. This increase was due to (i) an increase in professional fees of $187,000, (ii) an increase in salaries and related expenses of $228,000 associated with increased back office expenses to support growth of the KPR Companies' branded footwear products, (iii) an increase in expenses from the KPR Companies' European operations of $310,000 primarily attributable to the 80% increase in sales for 1996 over 1995, (iv) increase in travel and entertainment expenses of $90,000 and (v) an increase in general administrative expenses of $97,000 such as telephone, outside labor, building services. The decrease in salary and bonus paid to Mr. Rubin in 1996 as compared to 1995 was due to the fact that the KPR Companies restructured Mr. Rubin's compensation package in 1996 to conform to the terms of his proposed employment agreement even though such agreement would not be effective until the Reorganization is completed.

           Sales and marketing expenses. Sales and marketing expenses, excluding commissions paid to Michael Rubin of $642,726 and $176,808 in 1995 and 1996, respectively, increased by $1,337,304, or 75.2%, from $1,778,709 for 1995 to $3,116,013 for 1996. This increase was primarily due to (i) an increase in advertising of $171,000 primarily attributable to the growth of the KPR Companies' branded footwear products, (ii) an increase in trade show expenses of $181,000 attributable to establishing a presence in the branded footwear business during 1996, (iii) an increase in salaries and related expenses of $93,000 primarily attributable to growth of the KPR Companies' branded footwear products, (iv) an increase in sample freight of $175,000 also attributable to growth of the KPR Companies' branded footwear products, (v) an increase in sales and marketing expenses from the KPR Companies' European operations of $312,000 primarily attributable to the 80% increase in sales for 1996 over 1995 and (vi) an increase in sales commissions of $265,000.

           Research and development expenses. Research and development expenses increased $98,567 or 37.6% from $262,253 in 1995 to $360,820 in 1996. This increase was primarily due to an increase in salary and related expenses associated with supporting two brands in 1996 versus one brand in 1995.

      Year Ended December 31, 1995 as Compared to Year Ended December 31,
      ------------------------------------------------------------------
                                     1994.
                                     ----

           Net sales. Net sales increased by $16,679,129, or 62.7%, from $26,593,465 for 1994 to $43,272,594 for 1995. The increase in the KPR Companies' sales was due to (i) to the development of the

KPR Companies' customer base as well as the development of product sources and vendor relationships, (ii) the introduction of the Yukon brand in the second half of 1995 resulting in $2,130,000 in Yukon footwear and (iii) increased emphasis on overseas sales markets.

           Cost of goods sold. Cost of goods sold increased $11,447,111, or 53.5%, from $21,406,070 for 1994 to $32,853,181 for 1995. The overall gross margin was 20% of net sales for 1994 and 24% of net sales for 1995. This increase in gross margin resulted primarily from the increase in the size of purchase transactions and improved buying opportunities.

           General and administrative expenses. General and administrative expenses, excluding salary and bonus paid to Michael Rubin of $1,106,000 and $3,007,643 in 1994 and 1995, respectively, increased by $2,803,243, or 309.4%, from $906,029 for 1994 to $3,709,272 for 1995, and increased as a percentage of net sales from 3.4% for 1994 to 8.6% for 1995. The increase over the prior year was due primarily to (i) an increase in payroll and employee benefits related to the general increase in staffing due to the KPR Companies' move into a 75,000 square foot office and warehouse facility in November 1994 and investment in the growth of the business, (ii) an increase in depreciation related to the new facility and (iii) an increase in insurance, repairs, supplies and utilities related to the new facility and general increase in business activity.

           Selling and marketing expenses. Selling and marketing expenses, excluding commissions paid to Michael Rubin of $998,138 and $642,726 in 1994 and 1995, respectively, increased $161,103, or 10.0%, from $1,617,606 for 1994 to
$1,778,709 for 1995, and decreased as a percentage of net sales from 6.3% in 1994 to 4.1% in 1995. The increase was due primarily to an increase in selling expenses primarily due to the KPR Companies' increased participation at industry trade shows.

Liquidity and Capital Resources

           Operations of the KPR Companies have been financed by a combination of internally generated resources, stockholder loans and annual increases in the size of the KPR Companies' bank credit facility. The increases in the bank credit facility have been required to fund the increased investment in accounts receivable and inventory necessary to support the increases in revenue. As of June 30, 1997, the KPR Companies had a working capital deficit of $970,483. The KPR Companies used $1,167,304 in cash flow from operating activities for the six months ended June 30, 1997, whereas in the same period of the prior year the KPR Companies provided $3,600,379 in cash flow from operating activities.

           On February 7, 1997, the KPR Companies entered into a forbearance agreement regarding their credit facility with their primary lender which provided for a termination date of April 18, 1997. As of June 4, 1997, the bank agreed to extend the KPR Companies' credit facility to November 30, 1997 or on event of default (as defined) whichever is earlier. Under their amended agreement the KPR Companies may borrow up to $5,750,000 in excess of its $15,000,000 credit line and borrow up to $5,200,000 in excess of the collateral value as defined by the bank. The amended credit facility is subject to certain financial covenants, including maintenance of prescribed amounts of net worth and leverage ratios. The amended credit facility is subject to a personal guarantee by the principal stockholder of the KPR Companies and by related entities owned by the principal stockholder.

           During the first week of November, 1997, it came to the attention of the KPR Companies that they had violated certain covenants of the forbearance agreement with their primary lender relating to the total amount of allowable closeout inventory and in-transit inventory. The primary lender has agreed to forbear on these covenant violations provided that the KPR Companies reduce the amount of the over-advances relating to these violations by November 14, 1997, reduce the amount of their closeout inventory to a level acceptable to the lender by November 19, 1997 and make certain payments to the lender if the credit facility is not repaid by November 22, 1997 or by November 30, 1997.

           The KPR Companies believe that their existing credit facilities, together with the additional cash flow from the payment terms from its suppliers, will provide them with sufficient resources through November 30, 1997. In addition the KPR Companies have received a commitment letter from a new lender, which provides for a $5,000,000 facility for RYKA and a $20,000,000 facility for the KPR Companies both at an interest rate of prime plus 1/2%, that the KPR Companies believe will enable them to repay their current bank in a timely manner, finance their operations and complete the proposed Reorganization. The commitment requires certain conditions be met by RYKA and the KPR Companies. These conditions include, among other items, that RYKA and the KPR Companies have, at loan closing, a minimum of $1,500,000 in the aggregate in unused but available borrowing capacity under the terms of the new credit facility. Management of RYKA and the KPR Companies believe that they will be able to fulfill this and the other requirements.

           If, however, the KPR Companies are unable to consummate the financing contemplated by the commitment letter or obtain a new credit facility and/or additional equity and/or subordinated debt financing, there is no assurance that the KPR Companies will be able to continue operations. There is no assurance that if the KPR Companies are able to obtain such financing, it will be on terms satisfactory for the KPR Companies. Even if the KPR Companies were able to obtain the financing discussed above or obtain alternative financing, they may be required to raise additional equity and/or subordinated debt. However, no assurance can be given that the KPR Companies will be successful in raising additional capital, if necessary. Further, there can be no assurance that the KPR Companies will achieve profitability or a positive cash flow even with sufficient capital resources.

New Accounting Pronouncements

           In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which establishes standards for reporting and disclosure of comprehensive income, is effective for interim and annual periods beginning after December 15, 1997, although earlier adoption is permitted. Reclassification of financial information for earlier periods presented for comparative purposes is required under SFAS No. 130. As this statement only requires additional disclosures in the KPR Companies' combined financial statements, its adoption will not have any impact on the KPR Companies' combined financial position or results of operations. The KPR Companies expect to adopt SFAS No. 130 effective January 1, 1998.

           In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, which establishes standards for the reporting of information about operating segments and requires the reporting of selected information about operating segments in interim and annual financial statements, is effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. Reclassification of segment information for earlier periods presented for comparative purposes is required under SFAS No. 131. As this statement only requires additional disclosures in the KPR Companies' consolidated financial statements, its adoption will not have any impact on the KPR Companies' consolidated financial position or results of operations. The KPR Companies expect to adopt SFAS No. 131 effective January 1, 1998.

                               BUSINESS OF RYKA

General

     RYKA designs, develops and markets high performance athletic footwear specifically for women. RYKA product line currently consists of four categories:
Aerobic Fitness, Cross-Training, Walking and Aqua Conditioning. RYKA was organized in Delaware in 1986. RYKA commenced operations and introduced its first two styles of high performance athletic footwear in 1987 and began shipping its first products in 1988. RYKA maintains its principal executive offices and warehouse at 555 S. Henderson Road, Suite B, King of Prussia, PA 19406 and its telephone number is (610) 337-2200.

Products

     RYKA believes it is the only company to make performance footwear exclusively for women. All of RYKA's footwear are made on women's lasts. As a result, the shoes are designed and manufactured taking into account the anatomical features unique to women's feet.

     RYKA's models incorporate RYKA's Nitrogen/ES(R) System, which is designed to provide enhanced shock absorption, resiliency and durability. The Nitrogen/ES(R) System in higher priced models consists of visible and non-visible nitrogen spheres, grids and/or bridges which are placed in the heel, the mid-sole and the forefoot of the shoe. In standard models, non-visible nitrogen spheres are placed in the mid-sole only. During 1994, RYKA introduced what it believes to be the first women's shoe designed specifically for the growing activity of aqua fitness, the Aqueous(TM) 9H20. RYKA intends to introduce a new line of shoes based on a new specific technology in Spring 1998.

     The following table outlines RYKA's percentage of net sales by category for the years ended December 31, 1996, 1995 and 1994.

                 CATEGORY                             1996                1995               1994
-------------------------------------------     ----------------    ----------------  -----------------
Aerobic Fitness/Aqua Fitness...............              25%              50%                40%
Walking....................................              36%              24%                32%
Cross-Training.............................              38%              25%                27%
Outdoor/(1)/...............................               1%               1%                 1%

----------------
     /(1)/ RYKA has phased-out its sales of the Outdoor category.


     Fitness. RYKA offers several models of lightweight aerobic footwear in various color options at suggested retail prices of $45.00 to $75.00. Many models are available in both mid-cut and low-cut styles. Fashion accents and other treatments have been added to the footwear to maintain a contemporary look.

     Cross Training. As a result of their multi-purpose uses, cross training shoes represent a growing market. RYKA offers four cross training styles, available in various colors and at suggested retail prices from $45.00 to $70.00.

     Walking. RYKA offers walking shoes in two categories: traditional walking and athletic. The suggested retail prices range from $54.95 to $64.95.

     Aqua Conditioning. RYKA currently offers two models of aqua conditioning footwear at a suggested retail prices of $54.95 and $64.95.

     Running. In April 1997, RYKA introduced at retail three models of running footwear with a fourth model expected to be introduced in Fall 1997. This category was the number one in sales among the RYKA product line for Spring 1997. The suggested retail prices range from $54.95 for an entry level runner to $74.95 for the 10k stability shoe.

Marketing and Sales

     RYKA's marketing is targeted at physically active women who are interested in a high-performance athletic shoe incorporating advanced technology, high quality and fashion. RYKA believes that consumers in its market prefer multi-purpose, comfort and proper fit and that its footwear addresses these preferences.

     RYKA currently sells its products to sporting goods stores, athletic footwear specialty stores, catalog businesses and department stores, including The Athlete's Foot, Foot Locker, Lady Foot Locker, Modell's, Oshman's, Sportmart and The Sports Authority. RYKA also sells its products in catalogs such as Premier Sports and Road Runner and through telemarketer QVC. Slow moving and discontinued products are sold through selected off-price distributors and retailers.

     RYKA uses commissioned independent representative organizations throughout the United States to promote and sell its products to retailers. RYKA does not have any written contractual arrangements with such representative organizations. These representative organizations also handle products of other sporting goods manufacturers, but they do not sell athletic shoes that compete with RYKA's products. RYKA has supported its international marketing efforts by working directly with its independent foreign distributors in Japan, South Africa and Israel.

     At August 15, 1997, RYKA's backlog of orders was approximately $3,030,000. Approximately $2,560,000 of such orders are scheduled for delivery through the end of the third quarter of 1997 with the remainder scheduled for delivery during the fourth quarter of 1997 and the first quarter of 1998. RYKA expects that most of the backlog orders will be filled, although certain of such orders are cancelable.

     Two customers of RYKA, Kinney Corporation (Lady FootLocker, Footquarters, FootLocker Canada, Kinney Stores and Champs) and Marshalls each accounted for over 10% of RYKA's revenues in 1996.

Advertising and Promotion

     The competitive nature of the athletic footwear business makes advertising and promotion critical to the creation of brand preference in consumers. Accordingly, RYKA has employed and will continue to employ both conventional and innovative advertising and promotional techniques. RYKA has begun to advertise in consumer publications which target active women. RYKA has also developed a variety of creative promotional programs, such as a marketing program with Lady Foot Locker, the RYKA Instructor and Trainer Alliance (RITA) and an interactive site on the Internet's World Wide Web. RYKA's focus on products "exclusively for women" enables RYKA to promote the particular needs and concerns of women.

     Because of RYKA's limited resources for advertising, it has historically concentrated its efforts on relatively less costly, grass-roots approaches designed to build brand awareness and demand at the retail level. In the third quarter of 1996, however, RYKA began advertising its products in consumer publications which target's key consumer, the physically active woman. Such publications include Shape, Fitness Magazine and Women's Sports and Fitness.

           In the second half of 1996, in May 1997 and in October 1997, RYKA participated in an integrated marketing program with Lady Foot Locker to generate higher levels of awareness for RYKA's products and to promote Lady Foot Locker as the foremost destination for RYKA's products. The marketing program has involved significant national advertising and in-store displays of RYKA's athletic footwear in approximately 500 Lady Foot Locker stores across the United States.

           RYKA's network of aerobics and fitness instructors, marketed as the RYKA Training Body(TM), is a network of over several thousand certified aerobics and fitness instructors who are offered the opportunity to purchase RYKA products at a discount. RYKA believes that many consumers rely on aerobics and fitness instructors for advice and recommendations on purchasing appropriate athletic footwear and apparel and that the network is therefore a cost-effective way for RYKA to increase brand name awareness and stimulate sales. The program also functions as a wear-testing forum, as RYKA requests that members submit to RYKA evaluations of RYKA's products and marketing programs. In 1997, this program will be housed under the RITA program mentioned above and be marketed more aggressively.

           To complement these public relations initiatives, RYKA launched an interactive site on the Internet's World Wide Web in early 1996. RYKA plans to provide information through its website about RYKA, as well as fitness and safety tips.

           RYKA believes that its focus on products "exclusively for women" differentiates it from the numerous other footwear manufacturers in the marketplace. Accordingly, RYKA has directed its advertising and promotion efforts to cause both RYKA's athletic footwear products and RYKA as a whole to be identified in the market as suited to the particular needs and concerns of women.

           Additionally, RYKA is supportive of organizations which focus on the particular needs and concerns of women. For instance, RYKA supports LiveSafe, a non-profit organization which promotes personal safety training. RYKA's support will help provide tuition assistance to selected women in high-risk areas.

           RYKA also is an active participant in fitness programs sponsored by the Aerobics and Fitness Association of America and the International Dance and Exercise Association and recently agreed to be the exclusive footwear for the American Aerobic Association/International Sports Medicine Association. RYKA actively solicits the placement of its products in articles and photo features in consumer, trade and fitness magazines. Editorials, product reviews and/or advertisements for RYKA's products appeared in such periodicals as Fitness Magazine, IDEA Today, Women's Sports and Fitness, Shape, Prevention, Fortune, News Journal and Footwear News.

           RYKA retains the services of an outside agency with expertise in footwear and premium brands to assist in the implementation of RYKA's public relations programs.

           In connection with its grass roots approach to advertising, RYKA has recently entered into two new agreements. The first agreement is with Jazzercise, Inc., an organization that offers aerobics classes throughout the United States and other countries, pursuant to which RYKA has become the official and exclusive footwear sponsor for Jazzercise. RYKA footwear will be shown in all Jazzercise advertisements, including magazines, newspapers and videos, and RYKA will be given a major presence at all Jazzercise events as well as receiving other public relation opportunities. In exchange, Jazzercise instructors will receive an opportunity to buy RYKA shoes at discounted rates and at least twice a year, RYKA will offer

"Jazzercise month" when discount coupons to Jazzercise classes will be featured with the purchase of RYKA shoes. The term of the agreement is five years.

     The second agreement is with The American Aerobic Association/International Sports Medicine Association ("AAAI/ISMA"), a national group of aerobic instructors, pursuant to which RYKA will receive various promotion opportunities, specifically (i) RYKA will be designated as AAAI/ISMA's official sponsor, (ii) RYKA will be licensed to use the AAAI/ISMA logo on its letterhead,
(iii) RYKA will be AAAI/ISMA's exclusive partner with respect to footwear and apparel and (iv) RYKA will have limited use of the AAAI/ISMA mailing list, among other things. The term of the agreement is five years.

Manufacturing and Distribution

     As is common in the athletic footwear industry, RYKA contracts for the manufacture of its footwear products to its specifications through independent overseas manufacturers in the Far East. RYKA uses the services of an independent buying agent, who acts under the direction of RYKA's management in the negotiation of favorable pricing, the purchase of raw materials and selection of component part suppliers, inspection of goods prior to shipment and shipment of finished products. RYKA pays a commission based on the cost of product purchased through the buying agent. Management believes that sourcing of footwear products in this manner minimizes RYKA's investment in fixed assets, reduces costs and mitigates various risks.

     RYKA has no contracts with manufacturers beyond the terms of purchase orders issued. RYKA places purchase orders on a volume basis through its agent and generally receives the product within 120 days of the start of production. Under special circumstances, RYKA reduces the time required to deliver the footwear from the factory through the use of air transportation.

     The principal materials used in RYKA's footwear are leather, nylon, rubber, ethyl vinyl acetate, polyurethane, cambrelle and hytrel. Most of these materials are available in the countries where manufacturing takes place and from a number of sources within the United States and abroad, although a loss of supply could temporarily disrupt operations and increase the costs to manufacture RYKA's products.

     RYKA's supply arrangements are U.S. dollar denominated. Its importing of footwear, however, could be adversely affected by fluctuations in currency exchange rates, as well as the adoption of bilateral trade agreements between the United States and countries in which RYKA's suppliers are located, work stoppages or the imposition of unilateral restrictions on trade, including quotas or additional duties, by either the United States or any supplier country.

     RYKA has expanded its production alternatives and currently manufactures substantially all of its product in China. If, however, RYKA is prevented from acquiring products from overseas manufacturers, RYKA's operations could be materially and adversely affected until alternative suppliers are found. See "Governmental Regulation".

     RYKA imports its footwear from independent manufacturers in the Far East, both to public third-party warehousing facilities in Long Beach and Gardena, California with which RYKA contracts on an as-needed basis, and to a warehousing facility in King of Prussia, Pennsylvania which is subleased from KPR. From these warehousing facilities, RYKA distributes its footwear throughout the United States, usually by common carrier. RYKA believes that by utilizing such warehousing facilities, it both reduces inbound transportation costs and the amount of time required to import its products from the Far East.

Competition

     The athletic footwear industry is highly competitive. RYKA's competitors include specialized athletic shoe companies as well as companies with diversified product lines. RYKA believes that its unique niche, combined with effective advertising and marketing, fashionable styling, high quality and technological advances are the most important competitive factors. However, due to substantial growth and interest in the women's segment of the high performance athletic footwear market, there has been increased competition from established companies which have developed advertising and promotional programs directed to this segment of the market. Most of these competitors including Adidas, Avia, Asics, Converse, K-Swiss, New Balance, Nike, Reebok and Saucony, have significantly greater financial and other resources and more extensive marketing staffs than RYKA. There is considerable doubt that RYKA will be able to compete successfully with any of these companies or to achieve any meaningful market share without significant additional resources. Additionally, RYKA may be unable to remain price competitive at the retail level as competitors with larger volume production capabilities may achieve better economies of scale and, therefore, better cost pricing for products offering similar or more advanced technology.

Patents, Trademarks and Other Proprietary Rights

     RYKA was granted a patent in November 1990, which expires in 2007, covering certain uses of its Nitrogen/ES(R) System in athletic footwear. There can be no assurance that the patent granted will be enforceable or will provide RYKA with meaningful protection from competitors.

     RYKA applies its stylized RYKA trademark and the dual parallelogram design trademark to all its footwear products. In addition, RYKA applies the Nitrogen/ES(R) trademark on all of its products. RYKA has filed trademark applications covering these and other marks in the United States and in a number of foreign countries.

     RYKA believes that the aforementioned trademarks are valuable to its ability to market footwear products and the loss of the right to use any of these marks could have a material adverse effect on RYKA's business. RYKA intends to defend these trademarks vigorously against infringements by third parties, should any arise.

Employees

     At June 30, 1997, RYKA employed 18 persons on a full-time basis. RYKA is not a party to any collective bargaining agreements with its employees.

Governmental Regulation

     Substantially all of RYKA's footwear products are manufactured overseas and subject to U.S. customs duties. Under the fixed duty structure in effect since July 1981, duties on the footwear products imported by RYKA to date approximate 10.0% of cost, plus administrative charges. If RYKA were to significantly increase the amount of synthetic raw material, as opposed to leather, in its footwear, these duties would increase substantially.

     RYKA is unable to predict whether additional customs duties, quotas or other restrictions may be imposed on the importation of its products in the future. Any such action could result in increases in the cost of footwear in general and, accordingly, might adversely affect the sales or profitability of RYKA and the imported footwear industry as a whole. RYKA, however, believes that the higher priced end of the footwear market, in which it participates, would be better able to adjust its pricing in response to any such increases.

           From time to time, the United States enters into trade legislation with other countries, including China, which may impact on the duty rates on footwear imported into the Untied States and RYKA's ability to access foreign markets. Any such legislation that would substantially increase duty rates on footwear imported into the United States or limit RYKA's ability to access foreign markets could adversely affect RYKA's operations.

Properties

           RYKA relocated to King of Prussia, Pennsylvania in August 1995 where it maintains its executive offices in a 5,000 square foot portion of a 70,000 square foot facility subleased from KPR. In addition, under this sublease, RYKA has the right to use warehouse space at this facility. Pursuant to the sublease, charges are approximately $4,000 per month for use of these facilities and certain warehousing services, and the remaining term of the sublease is one and one-half years. Any other costs related to the use of the joint facility or for other services provided by KPR or its affiliates will be charged to RYKA on an arm's-length basis and will be subject to approval by a special committee of the Board of Directors comprised of disinterested directors.

           Additionally, RYKA uses the services of two third-party public warehousing facilities in California. See "Manufacturing and Distribution."

           Management believes that RYKA's subleased properties are adequate for its present needs and that suitable additional or replacement space will be available as required.

Legal Proceedings

           While the RYKA is periodically involved in litigation incidental to its business, there are no material legal proceedings to which RYKA or its subsidiary is a party or to which any of their properties are subject.

                         BUSINESS OF THE KPR COMPANIES

General

           The KPR Companies design, develop and market Yukon and Apex brands as well as distribute off price athletic footwear, apparel and sporting goods in the United States and Europe. KPR was founded in 1990 by Michael Rubin and has developed into one of the largest wholesalers of off price athletic and casual footwear worldwide. Since its inception, the sales of the KPR Companies have increased from $2,400,000 in 1991 to $47,000,000 in 1996.

           Sales for the branded athletic footwear market in the United States increased 10.22% in 1996 from $6,833,000,000 in sales in 1995 to $7,531,000,000 in 1996 with Nike and Reebok accounting for approximately 57.57% and 59.14% in 1995 and 1996, respectively.

           After the market leaders, the remainder of the market is highly fragmented with the third largest producer accounting for less than 8% of industry footwear sales. A number of smaller companies compete with the industry leaders or amongst themselves for specialty niches based on various factors including product quality, design, pricing, fashion appeal, performance and brand awareness and positioning. Many companies have capitalized on the strong name recognition associated with their footwear to produce or market related apparel and accessories with the brand's logo. Although much of the footwear produced is primarily designed for athletic use, a large percentage of the products are worn for casual or leisure purposes. Basketball, fitness, running and children's shoes are top selling product categories as well as more specialized footwear for tennis, golf, soccer, baseball, football, bicycling, volleyball, aquatic activities and other athletic and recreational uses. Newly designed products are introduced each year for the fall and spring seasons and to a lesser degree for the year end holiday season.

           The retail price for many of the brands which feature design, fashion appeal, performance or technology tend to be higher than those which concentrate on basic quality, functionality and pricing. The amount which a brand spends on research, design and development as well as marketing, advertising, endorsements and promotional activities may have a significant impact in the determination of the retail price of the product which may be in excess of $100 for many models of branded athletic footwear.

Products

           Off Price Division. The off price division purchases manufacturers' closeout merchandise, overstocks and canceled orders and offers that merchandise to retailers worldwide. The KPR Companies are one of the largest wholesalers of athletic and casual footwear worldwide with the distribution network to purchase large quantities of excess and slow moving merchandise from footwear manufacturers. In an effort to diversify its product line and expand its business, the KPR Companies have expanded its purchases and sales of off price athletic apparel and accessories.

           Yukon. The KPR Companies introduced Yukon, a rugged, outdoors and casual line of footwear for men, women and children in 1995 which is presented as a quality value priced alternative to higher priced brands. Yukon has experienced excellent sell through results at the retail level with distribution through moderate priced department stores, sporting goods stores and footwear stores domestically and internationally. The Yukon line was expanded significantly in 1996 with updated styling and designs to include sandals and work boots in addition to the popular existing models in the walking, rugged casual, cross terrain and hiker categories.

                 Walking. Yukon offers 5 models of walking shoes at suggested retail prices of $29.95 to $64.95.

                 Sandals. Newly introduced for Spring 1998, Yukon offers a sandal model for both men and women at a suggested retail prices of $34.95 and $49.95.

                 Cross Terrain. Yukon offers 12 models in this category at suggested retail prices ranging from $35.95 to $59.95.

                 Rugged Casuals. Carrying forward its most popular models, Yukon offers 7 models of rugged casuals for Spring 1998 ranging from $34.95 to $49.95.

                 Hikers. Yukon offers a variety of waterproof leather hikers ranging from $49.95 to $69.95.

                 Workboots. Yukon offers leather workboots with various genuine leather and nubuck finishes, as well as the option of a steel toe, with suggested retail prices of $49.95 to $56.95.

                 Women. Yukon offers rugged casuals, sandals, walking and workboots in prices ranging from $29.95 to $49.95.

                 Youth. Yukon offers cross terrain, rugged casuals and workboots for boys from $32.95 to $46.95.

           Apex. The KPR Companies purchased the Apex trademark in Spring 1996, a brand well known in the sporting goods industry for its licensed product apparel and footwear lines. Similar to Yukon, the product line will be marketed as a quality and value priced alternative to higher priced athletic footwear brands, while maintaining performance features.

           The KPR Companies intend to manufacture an athletic footwear line under the Apex brand for cross training, basketball and running categories for delivery to retailers in the fourth quarter of 1996. An expanded product line will be presented for Spring 1997 with a number of models for men and boys in the cross training, tennis, basketball, running, baseball/softball and soccer footwear categories. Apex is targeted to sporting good stores, moderately priced department stores and independent retailers. The Apex line of footwear is manufactured in the Far East.

           Licensing. To complement its own footwear product lines, the KPR Companies have begun to license, under the direction of the KPR Companies, the design and marketing of specific products under the Apex brand names including:

                  Activewear  --   fleece pants and tops, knit shirts, shorts,
                                   warm up suits, windwear separates and women's
                                   tops, shorts and pants
                  Accessories --   Hosiery

           The licensing program is focused on enhancing the image of the Apex brand names, advancing their growth and introducing them to new markets. The KPR Companies have pursued strategic alliances with licensees that the KPR Companies believe offer quality products at moderate prices in their product categories and which products will complement and be coordinated with the KPR Companies' footwear products.

Marketing and Sales

           During the year ended December 31, 1996, sales to the KPR Companies' domestic customers accounted for approximately 80% of total sales. The domestic customer base consists of a mix of moderately priced department stores, sporting goods stores and footwear stores. The KPR Companies' ten largest customers accounted for approximately 45% of total sales for the year ended December 31, 1996.

           The domestic sales force for off price merchandise consists of a small experienced sales force which is able to exercise a significant influence on the off price market in the United States. These sales executives deal exclusively with off price merchandise. The KPR Companies have established strong working relationships with a wide range of major retailers through sales executives located at corporate headquarters in King of Prussia, Pennsylvania and key account executives covering territories throughout the United States.

           The KPR Companies established a European sales office in Belgium in 1993 for off price merchandise. In April 1995, the KPR Companies moved the sales office to The Netherlands and expanded the sales force and the office and warehouse facility. The European sales force has established strong relationships with major retailers in Europe. In the second quarter of 1997, the KPR Companies substantially cut back its sales force and the office and warehouse facility to primarily service only existing European customers. Sales to European customers accounted for approximately 15% and 11.7% of total sales for the year ended December 31, 1996 and for the six months ended June 30, 1997, respectively.

           The KPR Companies sell the Yukon product line to moderately priced department stores, sporting good stores and footwear stores including Dick's Sporting Goods, Sneaker Stadium, The Sports Authority, Gaylan's, Dunham's, Bob Stores, Modell's, Famous Footwear, Just for Feet, MC Sporting Goods and Shonac.

           The KPR Companies use a combination of commissioned sales executives employed by the KPR Companies and commissioned independent representative organizations in the United States to promote and sell its products to retailers. These representative organizations dedicate the majority of their time to Yukon and Apex and although they handle products of other sporting goods manufacturers, they do not sell brands that compete with Yukon and Apex.

           Marketing and sales of Apex footwear is expected to be substantially the same as the Yukon brand with respect to marketing approach, customer base and sale force. In addition, to promote its products and to build brand awareness, Apex intends to obtain the endorsements of well-known athletes in various sports. Recently, the KPR Companies entered into endorsement contracts, with Karl Malone of the Utah Jazz and Samaki Walker of the Dallas Mavericks professional basketball teams.

           The KPR Companies have embarked on a new marketing program which will concentrate on a trade advertising campaign and public relations strategies initially, with a consumer advertising campaign scheduled for the Spring of 1997 to coincide with the introduction of the new Apex product line at the retail level. The trade advertising campaign emphasizes the Apex line's ability to satisfy both the retailer and consumer by offering footwear that is comfortable, stylish and reasonably priced. The ads reinforce the quality and value of the Yukon and Apex product lines as well as the profitability potential for the retailer.

           Public relations strategies will be utilized to continue to build brand identity within the trade community, as well as introduce the brand directly to its potential customers base by targeting mainstream consumer media, including print and television outlets.

           The KPR Companies participate in industry trade shows with major exhibits to present the coming season's product line to a large group of existing and potential retail customers including many major national retail customers. Various regional footwear trade shows are also attended by sales executives serving independent and small regional retailers.

Manufacturing

           As is common in the athletic and casual footwear business, the KPR Companies contract for the manufacture of its footwear products to its specifications through independent overseas manufacturers in the Far East. The KPR Companies use the services of independent buying agents, who act under the direction of the KPR Companies' production department in the negotiation of pricing, the purchase of raw materials and selection of component part suppliers, inspection of goods prior to shipment and shipment of finished product. The KPR Companies pay a commission based on the factory cost of product purchased through the buying agent. The KPR Companies have no contracts with manufacturers beyond the terms of purchase orders issued. The KPR Companies' sourcing operations are subject to certain customary risks of doing business in the Far East.

           The principal materials in Yukon and Apex footwear are leather, nylon, canvas, rubber and compression molded EVA. Most of these materials are available in the countries where the manufacturing takes place and from a number of sources within the United States and abroad, although a loss of supply could temporarily disrupt operations and increase the costs to manufacture the KPR Companies products.

Distribution Facilities

           The KPR Companies' domestic distribution facility (60,000 square feet) is located in King of Prussia, Pennsylvania and public warehouse services are used on an as needed basis in Long Beach, California (approximately 5,000 square feet) and Gardena, California (approximately 30,000 square feet). The KPR Companies' European distribution center (20,000 square feet) is located in Kaatsheuvel, The Netherlands.

           The KPR Companies' import its Yukon brands and will import its Apex brands from independent manufacturers in the Far East, primarily to a public warehouse facility in Long Beach, California with which the KPR Companies contract on an as needed basis and to its distribution facility in King of Prussia, Pennsylvania. From these warehousing facilities, the KPR Companies distribute its footwear throughout the United States, usually by common carrier. The KPR Companies believe that by utilizing such warehouse facilities, it both reduces inbound transportation cost and the amount of time required to import and distribute its products from the Far East.

Systems

           The KPR Companies have implemented a new management information system designed specifically for the footwear and apparel industry. This system integrates distribution, warehouse and financial system needs and has been operational since the end of the first quarter of 1997.

Competition

           The off price closeout market is extremely fragmented and primarily consists of relatively small independent operations with limited financial resources that is required to purchase large quantities of excess merchandise from manufacturers. Management of the KPR Companies believes that they are able to compete effectively in purchasing closeouts, because they have the financial resources required to buy large quantities of off price merchandise from manufacturers and are able to parcel smaller quantities of merchandise to an extensive established worldwide distribution network.

           The off price business relies heavily on the availability of merchandise from manufacturers in the footwear and sporting goods industry. The KPR Companies have developed strong working relationships and have purchased significant quantities of merchandise from major well known brands. By buying from a large number of manufacturers worldwide, the KPR Companies are able to offer a diverse product mix of thousands of SKU's from a large variety of brands to its customers.

           The off price division also competes with a number of large retailers which attempt to purchase off price merchandise on a direct basis but cannot purchase the large quantities and odd sizes and colors offered which the KPR Companies are capable of purchasing and selling. A number of footwear manufacturers may also attempt to dispose of their excess stock through their own retail outlet operations.

           The KPR Companies' Yukon and Apex brand footwear and apparel products are marketed in highly competitive environments in the United States and worldwide which are subject to rapid changes in consumer preference. The KPR Companies' branded footwear and apparel competes internationally with an increasing number of specialized athletic and casual footwear and apparel companies. Many of the KPR Companies' competitors are larger and have substantially greater resources than the KPR Companies.

           Product quality, performance, design styling and pricing, as well as consumer awareness, are all important elements of competition in the footwear and apparel markets served by the KPR Companies. Although changing fashion trends generally effect demand for particular footwear and apparel products, the KPR Companies believe that because their products are manufactured primarily for functionality and with pricing in mind, demand for the KPR Companies' products is less sensitive to changing trends in fashion than other products that are designed specifically to meet such trends.

           The KPR Companies apply their Yukon and Apex trademarks and respective logos to all footwear products. The KPR Companies have filed trademark applications covering these and other markets in the United States and in a number of foreign countries. The KPR Companies believe that these trademarks are valuable to its ability to market footwear products and the right to use any of these trademarks could have a material adverse effect on the KPR Companies' business. The KPR Companies intend to defend these trademarks vigorously against infringements by third parties, should any arise.

Employees

           As of June 30, 1997, the KPR Companies had approximately 67 employees of which 65 were located in the United States and 2 in Europe. None of these employees is represented by a labor union. Management considers employee relations to be good.

Government Regulation

           Substantially all of the KPR Companies' branded footwear products are manufactured overseas and subject to U.S. customs duties. Under the fixed duty structure in effect since July 1981, duties on the footwear products imported by the KPR Companies to date approximate 8.5% to 20% of cost, plus administrative charges. If the KPR Companies were to significantly increase the amount of synthetic raw material, as opposed to leather, in its footwear, these duties would increase substantially.

           The KPR Companies are unable to predict whether additional customs duties, quotas or other restrictions may be imposed on the importation of its branded products in the future. Any such action could result in increases in the cost of footwear in general and, accordingly, might adversely affect the sales or profitability of the KPR Companies and the imported footwear industry as a whole.

           From time to time, the United States enters into trade legislation with other countries, including China, which may impact on the duty rates on footwear imported into the Untied States and the KPR Companies' ability to access foreign markets. Any such legislation that would substantially increase duty rates on footwear imported into the United States or limit the KPR Companies' ability to access foreign markets could adversely affect RYKA's operations.

Properties

           The KPR Companies' Corporate headquarters and distribution facility is located at 555 S. Henderson Road, King of Prussia, Pennsylvania. An international sales office and European distribution facility is located at Jan de Rooystraat 49, 5171 DR Kaatsheuvel, Holland.

           The KPR Companies also distribute product through public warehouse facilities in Bensalem, Pennsylvania, Long Beach, California and Gardena, California.

Legal Proceedings

           On March 21, 1997, Big Smith Brands, Inc. commenced an action against KPR in the United States District Court for the Eastern District of Pennsylvania, docket number 97-CV-2086. The Complaint seeks damages in the amount of $954,341.89, which Big Smith alleges is owned to it under its contract with KPR. The contract at issue was for the purchase of Caterpillar brand, first quality apparel, that Big Smith offered to sell in connection with its liquidation of its Caterpillar inventory. KPR paid Big Smith $1,000,000 prior to shipment, with the balance to have been paid seventy-five (75) days thereafter. Big Smith contends that KPR breached the contract by failing to pay the amount owned thereunder. Alternatively, Big Smith alleges that KPR converted the Caterpillar apparel for its own use and benefit, and therefore, Big Smith contends that it is entitled to compensatory damages.

           KPR has filed its Answer and its Counterclaim. The Counterclaim seeks damages arising from Big Smith's breaches of the parties' contract. Specifically, KPR discovered that the goods were not first quality in accordance with Big Smith's warranties. Moreover, Big Smith had fraudulently misrepresented that there were not any restrictions on KPR's right to sell the merchandise to its contact/distributor in England. KPR alleges in its Counterclaim that Caterpillar had terminated Big Smith's license to sell Caterpillar apparel before Big Smith's sale to KPR. As a result of Big Smith's misrepresentations and defects in some of the apparel, KPR has not been able to sell all of the merchandise and/or has sold it for much lesser amounts than it had reasonably anticipated. In addition, KPR has been forced to provide a credit to its distributor in England who cannot sell the apparel there due to pressure being exerted by Caterpillar and local authorities. KPR, therefore, has demanded that Big Smith compensate it for its losses.

           The parties began to engage in discovery and determined that it was in their respective best interests to settle their disputes, rather than incur the costs and risks of litigation. KPR agreed to pay Big Smith a total of $600,000 and paid the first installment of $100,000 upon execution of a Consent Order by the parties' counsel and a personal guarantee by Michael Rubin on or about November 7, 1997. Pursuant to the Consent Order, KPR will pay an additional $500,000, in five installments of $100,000 on the first of each month beginning in December 1997 through April 1998. Counsel has forwarded the Consent Order to the Court for its approval which they anticipate will be granted without incident in the near future.

                              MANAGEMENT OF RYKA


Summary Compensation Table

           The following table sets forth certain information regarding compensation paid to the Chief Executive Officer of RYKA, and to each of the three other most highly compensated executive officers of RYKA, for services rendered in all capacities to RYKA during 1996 (collectively, the "named executive officers").


                                                                                                            Long Term
                                                                          Annual Compensation             Compensation
                                                                    ------------------------------   ----------------------
                                                                                                           Securities
                                                                                                           Underlying
           Name and Principal Position               Fiscal Year     Salary ($)        Bonus ($)           Options #
-------------------------------------------------   -------------   -------------    -------------   ----------------------
Michael G. Rubin /(1)/...........................       1996              --                --                   --
   Chief Executive Officer and                          1995              --                --                   --
   Chairman of the Board

Dennis F. DiDominicis /(2)/......................       1996          $165,000              --                   --
   President                                            1995          $ 45,688           $1,500                25,000

Steven A. Wolf /(3)/.............................       1996          $101,563              --                  7,500
   Chief Financial Officer                              1995          $ 44,687           $1,500                10,000

Sheri Poe /(4)/..................................       1996            83,333              --                 25,000
   Founder, Spokesperson                                1995          $120,833           $1,000                25,000
                                                        1994          $150,000              --                 18,500


-------------------
(1) Mr. Rubin joined RYKA on July 31, 1995 and is serving as RYKA's Chief Executive Officer and Chairman of the Board without compensation.
(2) Mr. DiDominicis joined RYKA on September 25, 1995 as its President. Currently, Mr. DiDominicis serves as - RYKA's Executive Vice President.
(3)  Mr. Wolf joined RYKA on August 1, 1995. His annual base salary is $97,500.
(4) In August 1996, Ms. Poe resigned as an executive officer and director of RYKA, although she continues to be consultant to RYKA.


Report of Board of Directors of RYKA

     The Compensation Committee currently consists of Mr. Rubin. For 1996, the Board of Directors reviewed the compensation of executive officers, made decisions regarding executive compensation and administered RYKA's employee stock option plans.

     RYKA's compensation policies for executive officers are to (i) provide compensation packages, so as to attract, motivate and retain executives,
(ii) link a significant portion of compensation to financial results, so as to reward successful performance, and (iii) provide long-term equity based compensation, so as to further align the interests of executives with those of the shareholders and further reward success and performance. The principal components of RYKA's executive compensation are base salary, incentive compensation and stock options.

     In determining compensation levels, RYKA considers compensation packages offered by similar sized companies within the athletic footwear industry. Compensation levels for individual executive officers may be more or less than those offered by such other companies, depending on a subjective assessment of individual factors, such as the executive's position, skills, achievements, tenure with RYKA and historical compensation levels.

           As of December 31, 1996, RYKA had employment agreements with Dennis
F. DiDominicis, RYKA's prior President and current Executive Vice President, and Steven A. Wolf, RYKA's current Chief Financial Officer. Mr. DiDominicis' agreement, which was effective as of September 25, 1995, has an initial term of five years, subject to automatic annual extensions. Mr. Wolf's agreement, which was effective as of August 1, 1995, has an initial term of three years, subject to automatic annual extensions. Pursuant to the agreements, total compensation is divided into three primary components: base salary, bonus and stock options. The award of bonuses and stock options serve as incentives for superior performance and are based upon both the performance of the executives and RYKA. Compensation of the named executive officers for fiscal 1996 was determined in accordance with the employment agreements as described herein.

           RYKA does not have an employment agreement with Michael G. Rubin who joined RYKA on July 31, 1995 and who serves as RYKA's Chief Executive Officer and Chairman of the Board without compensation. However, RYKA has entered into an employment agreement with Mr. Rubin which will become effective as of the Reorganization Effective Date. See "THE PROPOSED REORGANIZATION AND RELATED MATTERS -- Management After the Reorganization."

           Under the stock option plans established by RYKA, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of RYKA will be eligible to receive stock option grants subject to individual performance and the performance of RYKA as a whole.

           During 1996, RYKA's Chief Financial Officer was granted a total of 7,500 options to purchase Common Stock at an exercise price of $4.00 per share, and in connection with her termination, RYKA's prior Spokesperson was granted a total of 25,000 options to purchase Common Stock at an exercise price of $8.40 per share.

           Section 162(m) of the Internal Revenue Code generally denies deduction to any publicly held company such as RYKA for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. RYKA has been advised that stock options granted before the adoption of Section 162(m) are not subject to the limit on deductions and that its general stock option grants will qualify for the performance based exclusion. RYKA has not yet recommended any change to RYKA's executive compensation policies and plans as a result of Section 162(m), but the Compensation Committee will continue to evaluate the impact of recently finalized tax regulations to ensure that RYKA's executive compensation plans most effectively serve the interests of RYKA and its shareholders.

                                                            Michael G. Rubin
                                                         Kenneth J. Adelberg

Employment Agreements

     Michael G. Rubin. RYKA does not currently have an employment agreement with Michael G. Rubin who joined RYKA on July 31, 1995 and who serves as RYKA's Chief Executive Officer and Chairman of the Board without compensation. However, RYKA has entered into an employment agreement with Mr. Rubin which will become effective as of the Reorganization Effective Date. See "THE PROPOSED REORGANIZATION AND RELATED MATTERS -- Management After the Reorganization."

           Dennis F. DiDominicis. On September 25, 1995, RYKA entered into an employment agreement with Dennis F. DiDominicis, President of RYKA, for an initial term of five years, subject to automatic annual extensions. Pursuant to the terms of Mr. DiDominicis' employment agreement, Mr. DiDominicis is entitled to receive (i) an annual base salary of $165,000 which will be increased $5,000 each year commencing in calendar year 1997, (ii) an annual bonus based on Mr. DiDominicis' achievement of specified performance goals as determined by RYKA's Board of Directors, and (iii) other benefits similar to those provided to RYKA's other officers. Pursuant to his employment agreement, as amended in February 1997 when Mr. DiDominicis changed his position with RYKA from its President to an Executive Vice President, Mr. DiDominicis is also entitled to receive a car allowance of $6,000 per year and has been granted a five-year option to purchase 25,000 shares of RYKA's Common Stock at an exercise price per share equal to the fair market value of the underlying Common Stock on the date of the grant, of which 5,000 shares shall automatically vest on each of the first, second, third, fourth and fifth yearly anniversaries of September 25, 1995.

           Mr. DiDominicis' employment agreement may be terminated by RYKA with or without cause which is defined to include, among other things, the willful failure or refusal by Mr. DiDominicis to comply with explicit directions of the Board of Directors or to render the services required by the employment agreement, willful breach or habitual neglect in the performance of his duties, conviction of a felony or fraud or embezzlement involving assets of RYKA. In the event of termination without cause by RYKA, Mr. DiDominicis will be entitled to receive a lump sum amount in cash equal to one-half of his then current annual base salary less any amounts owed to RYKA. In the event of termination by RYKA for any other reason, Mr. DiDominicis will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, Mr. DiDominicis is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. DiDominicis is prohibited from soliciting employees of RYKA or engaging or participating in any business which competes with RYKA while he is employed by RYKA and for one year thereafter.

           Steven A. Wolf. On August 1, 1995, RYKA entered into an employment agreement with Steven A. Wolf, Vice President of Finance and Chief Financial Officer of RYKA, for an initial term of three years, subject to automatic annual extensions. Pursuant to the terms of Mr. Wolf's employment agreement, Mr. Wolf is entitled to receive (i) an annual base salary of $97,500, subject to annual adjustments determined by RYKA's Board of Directors, (ii) incentive compensation up to 35% of his base salary based on sales and/or profit projections for RYKA and based on his performance as determined by the Board of Directors, and (iii) other benefits similar to those provided to RYKA's other officers. Pursuant to the employment agreement, Mr. Wolf has been granted a five-year option to purchase 10,000 shares of RYKA's Common Stock at an exercise price per share equal to the fair market value of the underlying Common Stock on the date of the grant, of which 2,500 shares shall vest on the date of grant and 2,500 shares on each of the first, second, and third yearly anniversaries of August 1, 1995.

           Mr. Wolf's employment agreement may be terminated by RYKA with or without cause which is defined identically to Mr. DiDominicis' employment agreement described above. In the event of termination without cause by RYKA, Mr. Wolf will be entitled to receive a lump sum amount in cash equal to five-twelfths of his then current annual base salary less any amounts owed to RYKA and to have any unvested stock options accelerate and become fully exercisable. In the event of termination by RYKA for any other reason, Mr. Wolf will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, Mr. Wolf is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. Wolf is prohibited from soliciting employees of RYKA or engaging or participating in the technical women's athletic footwear business while he is employed by RYKA and for one year thereafter.

           Kathryn Bednarski. On April 11, 1997, RYKA entered into an employment agreement with Kathryn Bednarski to serve as its President. The term of the Agreement is five years commending April 1, 1997 with automatic annual renewals unless canceled by either party on four months prior notice. Pursuant to the terms of Ms. Bednarski's employment agreement, Ms. Bednarski is entitled to receive (i) an annual base salary of $150,000, subject to increases determined by the Board of Directors in its sole and absolute discretion, (ii) the right to receive five percent of funds available for distribution in RYKA's management incentive program, (iii) an annual bonus equal to one half of one percent of RYKA's gross sales in excess of $25,000,000, provided that the gross profit on such sales exceeds 30%, (iv) commencing January, 1998, a $400 monthly car allowance, and (v) other benefits similar to those provided to RYKA's other officers. Pursuant to the terms of her Employment Agreement, on the Reorganization Effective Date, Ms. Bednarski will be granted a five year option to purchase 30,000 shares of the common stock of RYKA at an exercise price equal to the lesser of the fair market value of the underlying common stock on the date of the grant or $8.00 per share, of which 6,000 shares shall vest on each of the first, second, third, fourth and fifth yearly anniversaries of the date of April 11, 1997. In the event the fair market value of the underlying shares is greater than $8.00 per share on the grant date, RYKA will recognize compensation expense equal to the number of shares multiplied by the amount the fair value of the shares exceeds $8.00.

           Ms. Bednarski's employment agreement may be terminated by RYKA with or without cause which is defined identically to Mr. DiDominicis' employment agreement described above. In the event of termination without cause by RYKA, Ms. Bednarski will be entitled to receive severance pay, in cash equal to one-half of her then current annual base salary, payable in six equal monthly installments. In the event of termination by RYKA for any other reason, Ms. Bednarski will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, Ms. Bednarski is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Ms. Bednarski is prohibited from soliciting employees of RYKA or engaging or participating in any business which competes with RYKA while she is employed by RYKA and for one year thereafter.

           Sheri Poe. Sheri Poe was the Founder and Spokesperson for RYKA. On August 3, 1996, Ms. Poe and RYKA entered into an agreement pursuant to which Ms. Poe was terminated as an employee and a director and will act as a consultant and endorser for RYKA on a limited basis. Under her agreement, which was a three-year term, Ms. Poe received as compensation $60,000 during the first year and will receive $50,000 during each of the second and third years. Also under her agreement, RYKA accelerated the vesting of Ms. Poe's 31,250 stock options and granted her an additional 25,000 stock options at an exercise price of $8.40 per share.

Option Grants

           The following table sets forth certain information concerning options granted during 1996 to the executive officers named in the Summary Compensation Table. The following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date), based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent RYKA's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1996

                                                                                                       Potential Realizable Value
                                                                                                           at Assumed Annual
                                                                                                          Rates of Stock Price
                                                                                                            Appreciation For
                                                         Individual Grants                                  Option Term (1)
                                --------------------------------------------------------------------- ------------------------------

                                 Number of
                                 Securities        Percent of Total
                                 Underlying        Options Granted       Exercise
                                  Options          to Employees In        Price         Expiration
            Name                 Granted #           Fiscal Year        ($/share)          Date          5% ($)          10% ($)
------------------------------  ---------------  --------------------  ---------------  ------------- ---------------- -------------

Michael G. Rubin.............         --                  --                  --             --              --              --
Dennis F. DiDominicis........         --                  --                  --             --              --              --
Steven A. Wolf...............        7,500               14.35%              $0.20         1/1/06          $18,870         $47,805
Sheri Poe....................       25,000               47.85%              $0.42         8/3/99          $33,100         $69,500

---------------------------------
(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option.

Aggregated Option Exercises and Year-end Option Values

     No options were exercised in 1996 by any of the executive officers named in the Summary Compensation Table above. The following table sets forth, for each of such executive officers, the number and value of options held at December 31, 1996.


                  AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         Number of Securities
                                                                        Underlying Unexercised            Value of Unexercised
                                                                              Options at                 In-the-Money Options at
                                                                          December 31, 1996               December 31, 1996 (1)
                                                                   --------------------------------  -------------------------------

                                Shares Acquired         Value
             Name                 on Exercise         Realized      Exercisable     Unexercisable     Exercisable    Unexercisable
----------------------------  -------------------  --------------- --------------  ----------------  -------------  ----------------

Michael G. Rubin............          --                 --             --               --               --              --
Dennis F. DiDominicis.......          --                 --            5,000            20,000            --              --
Steven A. Wolf..............          --                 --            7,500            10,000            125             250
Sheri Poe...................          --                 --            76,000            --               --              --

-------------------------------
(1) Calculated by determining the difference between the deemed fair value of the securities underlying the options on December 31, 1996 and the exercise price.

Stock Option Plans

     Stock Option Plans. In addition to the 1996 Equity Incentive Plan, which is discussed in Proposal Four below, RYKA has adopted the following seven separate stock option plans (the "Plans"): the 1987 Stock Option Plan, the 1988 Stock Option Plan, the 1990 Stock Option Plan, the 1992 Stock Option Plan, the 1993 Stock Option Plan, the 1995 Stock Option Plan, and the 1995 Non-Employee Directors' Stock Option Plan. The following terms and conditions are virtually identical for each of the Plans, except for the 1995 Non-Employee Directors' Stock Option Plan which is separately summarized below. Pursuant to the Plans, options may be granted with respect to 31,321, 17,500, 37,500, 43,750, 45,000,
75,000 and 12,500 shares of Common Stock, respectively.

     Options under the Plans may be granted as incentive stock options intended to qualify under Section 422 of the Code or as options not intended to so qualify. In the case of both incentive stock options and non-qualified stock options, the option price must be equal to at least 100% of the fair market value of RYKA's Common Stock on the date of grant. There is no limit on the number of shares for which options may be granted to any single employee under a Plan, except that incentive stock options first exercisable by a recipient in any one year under a Plan may not exceed $100,000 in value (determined at the time of grant). In addition, an incentive option granted to any person who owns 10% or more of the shares of voting stock of RYKA must have had an option price of not less than 110% of the fair market value of the shares at the time of grant and the option must expire not more than five years after its grant.

     Payment of the option exercise price may be made in cash, shares of Common Stock or a combination of cash and Common Stock. Except with respect to the 1995 Stock Option Plan, all officers, directors and key employees of RYKA or any current or future parent or subsidiary of RYKA are eligible to receive options under the Plans. Under the 1995 Stock Option Plan, non-employee members of the Board of Directors of RYKA are not eligible to receive options. The Plans are administered by the Board of Directors which selects the optionees, determines the number of shares subject to each option and prescribes other terms and conditions of each option.

     1995 Directors' Plan. On September 19, 1995, the Board of Directors adopted, and on November 15, 1995, the shareholders approved, the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, options may be granted with respect to an aggregate of 12,500 shares of Common Stock. Options granted under the Directors' Plan are nonstatutory stock options which do not qualify under Section 422 of the Code. Only non-employee directors of RYKA or any subsidiary of RYKA ("Non-Employee Director") are eligible to participate in the Directors' Plan. Mr. Adelberg qualifies as a Non-Employee Director.

     While grants of stock options under the Directors' Plan are automatic and non-discretionary, all questions of interpretation of the Directors' Plan are determined by the Executive Committee of the Board of Directors. The Directors' Plan provides that commencing January 1, 1996 and annually on January 1 of each year thereafter, an option to purchase 1,250 shares of RYKA's Common Stock will be granted to each Non-Employee Director. The option exercise price for each option granted under the Directors' Plan is the fair market value on the date the option is granted. All options granted under the Directors' Plan vest at the rate of 25% per calendar quarter after the date of grant (or earlier in the event of the death of disability of the Non-Employee Director or sale of RYKA). Upon departure from the Board of Directors by reason of death or disability, all options held by a Non-Employee Director may be exercised by him or her or by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, only during the one-year period after such departure. If a Non-Employee Director's service with RYKA terminates for any other reason, all options held by the Non-Employee Director that are not then exercisable will terminate and options that are exercisable on the date of termination will continue to be exercisable for the original option exercise period. Upon sale of RYKA, all options held by Non-Employee Directors will terminate. In all other events, options granted under the Directors' Plan remain exercisable until the fifth anniversary of the date of grant. No option may be transferred other than by will or by the laws of descent and distribution.

Director Compensation

     Each Director who is not an employee of RYKA received an option to purchase 1,250 shares of RYKA's Common Stock upon joining the Board of Directors and annual stock option grants to purchase 1,250 shares. The Directors do not receive any cash compensation for their services on behalf of RYKA but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any Committee. Those Directors who are employees of RYKA do not receive any compensation for their services as Directors.

Compensation Committee Interlocks and Certain Transactions with Management

     Michael Rubin, the Chairman and Chief Executive Officer of RYKA, is the sole member of RYKA's Compensation Committee.

     RYKA relocated to King of Prussia, Pennsylvania in August 1995 where it maintains its executive offices in a 5,000 square foot portion of a 75,000 square foot facility subleased from the KPR Companies. Under this sublease, RYKA has the right to use warehouse space at this facility. Pursuant to the sublease, charges are approximately $4,000 per month for use of these facilities and certain warehousing services, and the remaining term of the sublease, as renewed, is one year. Any other costs related to the use of the joint facility or for other services provided by the KPR Companies will be charged to RYKA on an arm's-length basis and will be subject to approval by a special committee of the Board of Directors comprised of disinterested directors.

     On July 31, 1995, RYKA borrowed the sum of $851,440 from the KPR Companies in the form of a secured subordinated loan with interest at the prime rate plus one percent and repayment terms coincident with the revolving credit facility with RYKA's principal lender. For 1996, RYKA paid $78,944 in interest to the KPR Companies. Of the $750,000 raised by RYKA in the 1997 Private Placement, RYKA repaid to the KPR Companies $385,000 of the $851,000 subordinated loan on April 21, 1997. The remaining proceeds from the 1997 Private Placement were used by RYKA to open $810,000 in letters of credit for the benefit of the KPR Companies. RYKA is repaying a portion of the subordinated loan for the KPR Companies and is opening letters of credit on behalf of the KPR Companies in order to allow the KPR Companies to obtain sufficient financing for its operations until the proposed Reorganization between RYKA and the KPR Companies can be completed and a new credit facility for the combined companies can be negotiated. As of June 30, 1997, the balance of the $851,000 loan was $466,440.

     From January 1, 1996 through August 15, 1996, the KPR Companies made available to RYKA a letter of credit facility in the amount of $2,000,000. This facility was used by RYKA to finance the purchase of manufactured inventory through the KPR Companies on RYKA's behalf, at the KPR Companies' cost, from overseas vendors. Through this facility, during 1995, RYKA purchased inventory from the KPR Companies for $2,236,758.

     During 1996, the KPR Companies advanced a total of $172,591 to RYKA on a temporary basis, all of which, except for $18,928, had been repaid as of December 31, 1996. During 1996, RYKA sold footwear to the KPR Companies for $151,985. These goods were prior season's merchandise which were sold at negotiated terms on an arms-length basis. During the six months ended June 30, 1997, the KPR Companies advanced RYKA and RYKA advanced the KPR Companies certain funds on a temporary basis in the ordinary course of business. As of June 30, 1997, the KPR Companies owed RYKA $44,885.

Stock Performance Graph

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends, if any) to RYKA's shareholders during the five-year period ended December 31, 1996, as well as an overall stock market index (CRSP Index for NASDAQ Stock Market - U.S. Companies) and a self-determined peer group consisting of companies that Management believes to be in a similar business (Timberland Co., Wolverine World Wide Inc., Penobscot Shoe Co., K-Swiss, Inc. and Hyde Athletic Industries, Inc. The data points used for the performance graph are listed in the table below.

Comparison of Cumulative Total Return of RYKA, NASDAQ Market and Peer Group

            [PERFORMANCE GRAPH APPEARS HERE. Assumes $100 invested
             on January 1, 1992 and Assumes Dividend Reinvested until Fiscal Year Ending December 29, 1996]

Performance Graph Data Points

                                                                  Fiscal Year Ending
                                 ----------------------------------------------------------------------------
                                    1991         1992        1993         1994         1995          1995
                                 ----------   ----------  ----------   ----------   ----------    -----------
COMPANY

     RYKA INC................      100.0%       294.10%     100.0%       105.87%       94.11%        107.93%
     Peer Group..............      100.0%       173.42%     331.38%      225.91%      272.91%        404.50%
     Broad Market............      100.0%       100.98%     121.13%      127.17%      164.96%        204.98%

-----------------------------
  Source:  Media General Financial Services

                        MANAGEMENT OF THE KPR COMPANIES

Directors and Executive Officers

     Michael G. Rubin, age 25, has been the President, Chief Executive Officer, Secretary and Chairman of the Board of Directors of the KPR Companies since he founded KPR in 1990. There are no other directors or executive officers.

Executive Compensation

     The following table sets forth information with respect to the Chief Executive Officer of the KPR Companies and each of the other most highly compensated executive officers for the year ended December 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                                       For the Years Ended December 31,
                                        -------------------------------------------------------------------------------------------
                 Name and
            Principal Position              Years          Salary ($)           Bonus ($)         Commissions          Total
-------------------------------------   -------------   -----------------   ------------------  ----------------   ----------------
Michael G. Rubin ....................       1996         $ 350,000           $   40,192          $  176,808         $  567,000
      President                             1995         $ 257,643           $2,750,000          $  642,726         $3,650,369
                                            1994         $ 106,000           $1,000,000          $  998,138         $2,104,138
Zeev Shenkman/(1)/...................       1996         $  77,884           $       --          $       --         $   77,884
      Executive Vice President of
      Finance and Operations
Dennis R. Rubisch/(2)/ ..............       1996         $ 122,055           $   38,689          $       --         $  160,744
      Vice President                        1995         $  76,750           $   58,108          $       --         $  134,768
                                            1994         $  66,769           $   35,989          $       --         $  102,758

---------------------------------
(1) On June 17, 1996, Mr. Shenkman joined the KPR Companies as an executive officer and he resigned on March 24, 1997.

(2) On January 3, 1997, Mr. Rubisch resigned as an executive officer of the KPR Companies.

Employment Agreements

     Michael G. Rubin. The KPR Companies do not have an employment agreement with Michael G. Rubin.

     Zeev Shenkman. Zeev Shenkman was the Executive Vice President of Finance and Operations for the KPR Companies since June 17, 1996 at which time he was granted stock options as part of his compensation package as an employee of the KPR Companies. On March 24, 1997, Mr. Shenkman was terminated as an employee and hired as a consultant to the KPR Companies at which time he was granted stock options, which replaced his prior options, as part of the severance arrangement negotiated between Mr. Shenkman, Mr. Rubin and the KPR Companies. On April 26, 1997, Mr. Shenkman was terminated as a consultant. In connection with his termination as a consultant, Michael Rubin and Mr. Shenkman renegotiated Mr. Shenkman's severance arrangement and entered into an agreement pursuant to which Mr. Shenkman's prior stock options of the KPR Companies were canceled and Michael Rubin granted him a two-year restricted stock option to purchase 1.423% of the KPR Companies' outstanding common stock at a total exercise price of $300,000, or $3.00 per share, which option vests immediately, becomes exercisable upon the completion of the Reorganization and is convertible into 100,000 shares of RYKA Common Stock upon completion of the Reorganization.

     Dennis Rubisch. Dennis Rubisch was a Vice President of the KPR Companies. On January 3, 1997, Mr. Rubisch and the KPR Companies entered into an agreement pursuant to which Mr. Rubisch was terminated as an employee. At the time of Mr. Rubisch's termination, MR Acquisitions granted Mr. Rubisch an option to purchase 25,000 shares of its holdings of RYKA Common Stock at an exercise price of $5.00 per share.

Certain Transactions

     In September 1994, the KPR Companies entered into a 15 year lease with Michael G. Rubin for warehouse and office space for its corporate headquarters. In addition to the annual rentals, the KPR Companies pay taxes, insurance and maintenance relating to the leased property. The mortgage on the leased property is collateralized by the guaranty of KPR.

     The KPR Companies sublease a 5000 square foot portion of its 75,000 square foot facility to RYKA. In addition, RYKA has the right to use warehouse space at the facility. Pursuant to the sublease, charges are $4,000 per month for use of these facilities and certain warehousing services. Any other costs related to the use of the facility or for other serves provided by the KPR Companies are subject to approval by management of the KPR Companies and a special committee of RYKA's Board of Directors comprised of disinterested directors.

     As of August 15, 1997, the KPR Companies owed Mr. Rubin $3,103,456 in connection with a loan by Mr. Rubin to the KPR Companies, which loan is subordinated to the line of credit from the KPR Companies' principal lending bank.

                        PRINCIPAL STOCKHOLDERS OF RYKA


           The following table sets forth information regarding beneficial ownership of RYKA's Common Stock as of November 7, 1997 by (i) by each person known to RYKA to be the beneficial owner of more than 5% of RYKA's Common Stock,
(ii) each of RYKA's directors, (iii) each of the named executive officers and
(iv) all directors and executive officers as a group.


                                                             Number of Shares of
            Name and Address of                                  Common Stock                       Percentage of
            Beneficial Owner/(1)/                           Beneficially Owned/(2)/                  Common Stock
---------------------------------------------------    --------------------------------      ---------------------------
Michael G. Rubin...................................             1,069,086                                32.1%
Kenneth J. Adelberg................................                46,438/(3)/                             *
Dennis F. DiDominicis..............................                10,100/(4)/                             *
Steven A. Wolf.....................................                12,500/(5)/                             *
All directors and executive officers
       as a group (4 persons)......................             1,133,124/(3)(6)/                        34.0%

----------------------
*less than 1.0%

(1) Except as otherwise shown, the address of each person listed above is in care of RYKA, 555 S. Henderson Road, Suite B, King of Prussia, PA 19406.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or member of a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 3,438 shares of Common Stock issuable upon exercise of outstanding options.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of outstanding options.

(5) Represents 12,500 shares of Common Stock issuable upon the exercise of outstanding options.

(6) Includes 25,938 shares of Common Stock issuable upon exercise of outstanding options.


                  PRINCIPAL STOCKHOLDERS OF THE KPR COMPANIES

        Michael G. Rubin is the sole stockholder of each of the KPR Companies.

                                 PROPOSAL FOUR

                AMENDMENT TO RYKA'S 1996 EQUITY INCENTIVE PLAN


           On September 24, 1996, the Board of Directors approved an amendment to RYKA's 1996 Equity Incentive Plan (the "Incentive Plan") that increased the maximum number of shares issuable under the Incentive Plan from 100,000 shares by 900,000 shares to a total of 1,000,000 shares, subject to approval by the stockholders of RYKA.

           Currently, options for a total of 100,000 shares may be issued under the Incentive Plan. Of these shares, 70,333 shares remain currently available for future Awards (as defined below). The amendment increases the maximum number of shares issuable under the Incentive Plan to a total of 1,000,000 shares. If the stockholders do not approve the increase, then the maximum number of shares issuable under the Incentive Plan will remain at 100,000.

           The purpose of the proposed increase is to provide sufficient shares for future Award grants to key employees of RYKA and certain other persons including consultants, sales representatives and advisors. The Board of Directors believes that RYKA and its stockholders significantly benefit from having RYKA's key management employees receive Awards to purchase RYKA's Common Stock, and that the opportunity thus afforded these employees to acquire Common Stock is an essential element of an effective incentive program. The Board of Directors also believes that Awards, particularly incentive stock options, are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of RYKA and its stockholders.

           Set forth below is a summary of certain significant provisions of the Incentive Plan.

           Purposes. The purposes of the Incentive Plan are to promote the long-term retention of RYKA's key employees and certain other persons who are in a position to make significant contributions to the success of RYKA, to further reward these employees and other persons for their contributions, to provide additional incentive to these employees and other persons to continue making similar contributions, and to further align the interests of these employees and other persons with those of RYKA's stockholders. To achieve these purposes, the Incentive Plan permits grants of incentive stock options ("ISOs"), options not intended to qualify as ISOs ("nonqualified options"), stock appreciation rights ("SARs"), restricted, unrestricted and deferred stock awards, performance awards, loans and supplemental cash awards, and combinations of the foregoing (all referred to as "Awards").

           Number of Shares. The Incentive Plan currently permits Awards to be granted for a total of 100,000 shares of RYKA's Common Stock, which may be treasury shares, reacquired shares or newly-issued shares.
 Under this Proposal, the number of shares issuable under the Incentive Plan will be increased to 1,000,000. Shares issuable under Awards that terminate unexercised, shares issuable under Awards that are payable in stock or cash but are paid in cash, and shares issued but later forfeited will be available for future Awards under the Incentive Plan.

           Eligible Recipients. All current and future employees of RYKA, and certain other persons including consultants, sales representatives and advisors who, in the opinion of the Compensation Committee are in a position to make significant contributions to the success of RYKA, such as consultants and non-employee directors other than members of the Compensation Committee itself, are eligible to receive Awards under the Incentive Plan.

           Administration. The Incentive Plan is administered by the Compensation Committee which determines, among other things and subject to certain conditions, the persons eligible to receive Awards, the persons who actually receive Awards, the type of each Award, the number of shares of Common Stock subject to each Award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each Award, whether to accelerate the exercise or vesting schedule or waive any other term or conditions of each Award, whether to amend or cancel an Award, and the form of any instrument used under the Incentive Plan. The Compensation Committee has the right to adopt rules for the administration of the Incentive Plan, settle all controversies regarding the Incentive Plan and any Award, and construe and correct defects and omissions in the Incentive Plan and any Award. The Incentive Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that stockholder approval will be required whenever necessary for the Incentive Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations.

           Stock Options. Recipients of stock options under the Incentive Plan will have the right to purchase shares of RYKA's Common Stock at an exercise price, during a period of time and on such other terms and conditions determined by the Compensation Committee. For ISOs, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to a 10% stockholder) of fair market value on the date of grant, and the term cannot exceed ten years (five years if issued to a 10% stockholder) from date of grant. If permitted by the Compensation Committee and subject to certain conditions, an option exercise price may be paid by delivery of shares of RYKA's Common Stock that have been outstanding for at least six months, or a promissory note, or a broker's undertaking to promptly deliver the necessary funds, or by a combination of those methods. If permitted by the Compensation Committee, options (other than those granted in tandem with SARs) may be settled by RYKA paying to the recipient, in cash or shares of Common Stock (valued at fair market value), an amount equal to the fair market value minus the exercise price of the option shares.

           SARs. SARs may be granted under the Incentive Plan either alone or in tandem with stock options. Generally, recipients of SARs are entitled to receive, upon exercise, cash or shares of Common Stock (valued at fair market value) equal to the fair market value on the date of exercise minus the fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised.

           Stock Awards. The Incentive Plan provides for restricted, unrestricted and deferred stock awards. Stock awards allow the recipient to acquire shares of RYKA's Common Stock for their par value or any higher price determined by the Compensation Committee. In the case of restricted stock awards, the shares acquired are subject to a vesting schedule and other possible conditions determined by the Compensation Committee. In the case of a deferred stock award, the recipient is entitled to acquire shares in the future at such times and on such conditions determined by the Compensation Committee.

           Performance Awards. The Incentive Plan provides for performance awards entitling the recipient to receive stock options, stock awards or other types of Awards conditional upon achieving performance goals determined by the Compensation Committee. Performance goals may involve overall corporate performance, operating group or business unit performance, personal performance or any other category of performance determined by the Compensation Committee. Financial performance may be measured by revenue, operating income, net income, earnings per share, Common Stock price, price-earnings multiple, or other financial factor determined by the Compensation Committee.

           Other Awards. Under the Incentive Plan, loans or supplemental cash awards may be granted to recipients of Awards to help defray taxes due as a result of the Awards. The terms and conditions of loans and supplemental cash awards, including the interest rate which may be zero, and whether any loan will be forgiven, are determined by the Board of Directors.

           Termination of Employment. Generally, upon termination of a recipient's employment or relationship with RYKA, stock options and SARs remain exercisable for a period of three months (one year if termination is due to death or disability) to the extent that they were exercisable at the time of termination, and unvested shares under outstanding restricted stock awards vest immediately except in the case of a voluntary resignation or termination for cause (as defined in the Incentive Plan). Stock options, SARs and other Awards that are not exercisable at the time of termination automatically terminate, and payments or benefits under deferred stock awards, performance awards and supplemental cash awards that are not irrevocably due at the time of termination are forfeited.

           Change in Control. Upon a change in control of RYKA (as defined in the Incentive Plan), all outstanding options and SARs become fully exercisable, all unvested shares under outstanding restricted stock awards vest, and all conditions on deferred stock awards, performance awards and supplemental cash awards that relate only to the passage of time and continued employment lapse, in all cases effective six months after the change in control or upon an earlier involuntary termination of employment without cause. The pre-change in control Board of Directors of RYKA may elect, however, to suspend operation of some or all of the change in control acceleration provisions.

           Summary of Federal Income Tax Consequences. This discussion, which is based upon federal income tax as currently in effect, summarizes certain federal income tax consequences associated with the Incentive Plan. The tax consequences to executive officers, directors, and to others subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be different from those summarized below.

           No taxable income is realized upon the grant of a stock option or SAR, nor upon the exercise of an ISO except to the extent that the exercise may result in alternative minimum tax liability. Upon the exercise of a nonqualified option, the recipient realizes ordinary income equal to the fair market value on the date of exercise minus the exercise price of the option shares. Upon the exercise of a SAR, the recipient realizes ordinary income equal to the amount of cash and fair market value of any shares of Common Stock received. If restricted or deferred shares of Common Stock are used to settle a stock option or SAR, however, then the realization of income may be deferred. Upon a disposition of shares acquired by exercise of a stock option or SAR, the gain or loss generally constitutes a capital gain or loss. In the case of a disposition of ISO shares within one year after the date of exercise or within two years after the date of grant, the difference between the fair market value on the date of exercise and the exercise price constitutes ordinary income, and any additional gain above the fair market value on the date of exercise constitutes a capital gain.

           Upon the grant of an unrestricted stock award, the recipient realizes ordinary income equal to the fair market value on the date of grant minus the price paid for the shares awarded. A recipient of a restricted stock award realizes ordinary income only as and when the shares vest, and a recipient of a deferred stock award realizes ordinary income only when the shares are actually transferred. The ordinary income realized on each vesting or transfer date equals the fair market value on that date less the price paid for the shares. A recipient of a restricted stock award may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Internal Revenue Code to have the ordinary income associated with all of the restricted shares realized and measured on the date of grant. The recipient who makes such an election and later forfeits restricted shares may not claim a loss for tax purposes.

           The tax consequences of a performance award depend upon the nature of the underlying Award earned if and when the performance goals are achieved. Generally, loans made under the Incentive Plan do not result in taxable income to the recipient. If the interest rate is lower than certain rates specified under the Internal Revenue Code, however, then ordinary income may be imputed to the recipient. Forgiveness of all or part of a loan also results in ordinary income to the recipient. The recipient of a supplemental cash award realizes ordinary income equal to the amount received.

           Generally, whenever a recipient realizes ordinary income, a corresponding deduction is available to RYKA. Under Section 162(m) of the Code, however, RYKA will be denied a deduction for certain compensation exceeding $1,000,000 paid to its chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance based compensation.

           Stockholder Approval. There are two reasons for seeking stockholder approval of the Incentive Plan. The first reason is to satisfy federal income tax law requirements relating to ISOs and requirements relating to performance based compensation, both of which include stockholder approval. The second reason is to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, which include stockholder approval. If the Rule 16b-3 requirements are satisfied, then neither the grant of stock options, SARs or stock awards under the Incentive Plan, nor the transfer of shares to pay an option exercise price under the Incentive Plan (subject to certain conditions) will trigger the provisions of Section 16(b) of the Exchange Act regarding "short-swing" profits. If the stockholders do not approve the Incentive Plan, then the Incentive Plan will not become effective.

           THE BOARD OF DIRECTORS OF RYKA UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL FOUR.

                              ACCOUNTING MATTERS


RYKA

           The financial statements of RYKA as of December 31, 1996 and for year ended December 31, 1996 which are included in this Proxy Statement were audited by Deloitte & Touche, independent public accountants, as stated in its report appearing herein. The financial statements of RYKA as of December 31, 1995 and 1994 and for each of the years ended December 31, 1995 and 1994 which are included in this Proxy Statement were audited by Margolis & Company P.C., independent public accountants, as stated in its report appearing herein.

           Change from Margolis & Company P.C. to Deloitte & Touche. RYKA filed a Current Report on Form 8-K dated November 26, 1996 reporting the change in RYKA's independent auditors from Margolis & Company P.C. to Deloitte & Touche.

           RYKA engaged Margolis & Company P.C. as its independent accountant and to audit its financial statements for the years ended December 31, 1993, 1994 and 1995. As a result of a mutual decision between RYKA and Margolis & Company P.C., RYKA accepted the resignation of Margolis & Company P.C. on November 26, 1996, effective as of such date. Also on November 26, 1996, effective as of such date, the Audit Committee of the Board of Directors and the Board of Directors of RYKA appointed Deloitte & Touche as RYKA's independent accountant to succeed Margolis & Company P.C.

           Except for the opinion that there is "substantial doubt about RYKA's ability to continue as a going concern," the reports of Margolis & Company P.C. on the financial statements of RYKA for the years ended December 31, 1993, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

           During the conduct of the audits of the two most recent fiscal years of RYKA, and all subsequent interim periods preceding the resignation of Margolis & Company P.C. and the engagement of Deloitte & Touche, there was no disagreement with Margolis & Company P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Margolis & Company P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report.

           Except as set forth below, during the conduct of the audits of the fiscal years ended 1994 and 1995 of RYKA, and all subsequent interim periods preceding the resignation of Margolis & Company P.C. and the engagement of Deloitte & Touche, Margolis & Company P.C. has not advised RYKA (i) that the internal controls necessary for RYKA to develop reliable financial statements do not exist; (ii) that information has come to the attention of Margolis & Company P.C. that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management; (iii) of the need to expand significantly the scope of its audit, or that information has come to the attention of Margolis & Company P.C. during such time period that if further investigated may (A) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (B) cause it be unwilling to rely on management's representations or be associated with the registrant's financial statements; or
(iv) that information has come to the accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

           On November 15, 1996, Margolis & Company P.C. indicated to RYKA that it was unwilling to be associated with the interim financial statements prepared by RYKA for the third quarter of 1996 to be included in RYKA's Quarterly Report on Form 10-Q for such quarter because of the improper recognition of revenue and related expenses that occurred for the first, second and third quarters of 1996 and the impact that such recognition of revenue and related expenses would have on RYKA's interim financial statements for such periods. In its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Securities and Exchange Commission on November 19, 1996, RYKA restated certain revenue and related expenses for the first, second and third quarters of 1996 that had been previously reported in RYKA's Quarterly Reports on Form 10-Q for the first and second quarters of 1996 and in RYKA's press release, dated November 7, 1996, relating to the third quarter of 1996. In addition, on November 19, 1996, RYKA issued a press release that reported the restatement of such revenue and related expenses was due to an error by RYKA in following RYKA's procedures relating to cut-off of revenue and expenses at the end of the respective quarters. RYKA also stated that it will file Forms 10-Q/A for the first two quarters of 1996, which it filed on June 26, 1997.

           The facts and circumstances surrounding the improper recognition of revenue and related expenses for the first, second and third quarters of 1996 were discussed among Margolis & Company P.C., management of RYKA and the Audit Committee of the Board of Directors of RYKA. The decision to change accountants was approved by the Audit Committee of the Board of Directors and the Board of Directors of RYKA. RYKA has authorized Margolis & Company P.C. to respond fully to the inquiries of Deloitte & Touche concerning the subject matter disclosed herein.

           Change from Coopers & Lybrand L.L.P. to Margolis & Company P.C. RYKA filed a Current Report on Form 8-K/A dated August 23, 1995 reporting the change in RYKA's independent auditors from Coopers & Lybrand L.L.P. to Margolis & Company P.C.

           Effective August 23, 1995, RYKA notified the accounting firm of Coopers & Lybrand L.L.P. that the Audit Committee of the Board of Directors had voted to dismiss the firm as RYKA's independent accountants for the fiscal year ending December 31, 1995. Coopers & Lybrand L.L.P. had served as RYKA's independent public accountants for each of the fiscal years ended December 31, 1993 and 1994. In connection with the audits of RYKA's financial statements for the years ended December 31, 1993 and December 31, 1994, the report for each of those years included a modification concerning RYKA's ability to continue as a going concern. In connection with the audits of the RYKA's financial statements for the years ended December 31, 1993 and December 31, 1994, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Coopers & Lybrand L.L.P. did not advise RYKA that it questioned the fairness, accuracy, or reliability of RYKA's financial statements, management's representations, internal controls or prior audits.

The KPR Companies

           The financial statements of the KPR Companies as of December 31, 1996 and for the year ended December 31, 1996 which are included in this Proxy Statement were audited by Deloitte & Touche, independent public accountants, as stated in its report appearing herein. The financial statements of the KPR Companies as of December 31, 1995 and 1994 and for each of the years ended December 31, 1995 and 1994 which are included in this Proxy Statement were audited by Margolis & Company P.C., independent public accountants, as stated in its report appearing herein.

           A representative of Deloitte & Touche is expected to be present at the Annual Meeting, to have the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

                       COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Exchange Act requires RYKA's directors and executive officers, and persons who own more than 10% of a registered class of RYKA's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of RYKA. Officers, directors and greater than 10% shareholders are required by the Commission regulation to furnish RYKA with copies of all Section 16(a) forms they file.

           To RYKA's knowledge, based solely on review of the copies of such reports furnished to RYKA and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Rubin, Adelberg, DiDominicis and Wolf and Ms.
Poe each failed to file a Form 5.


                                 OTHER MATTERS

           As of the date hereof, RYKA knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that RYKA's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Exchange Act, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.


         STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

           Stockholder proposals intended to be presented at the 1998 Annual Meeting must be submitted by August 20, 1998 to receive consideration for inclusion in the Company's 1998 proxy materials.


           EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO THE CORPORATE SECRETARY, AT 555 SOUTH HENDERSON ROAD, SUITE B, KING OF PRUSSIA, PENNSYLVANIA 19406.

                                         By Order of the Board of Directors,



                                         STEVEN A. WOLF
                                         Secretary

                                 INDEX TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------
                                                                                                  PAGE
                                                                                                  ----
RYKA INC. AND SUBSIDIARY

Financial Statements For The Years Ended December 31
----------------------------------------------------
1996, 1995 and 1994 and Independent Auditor's Report:
----------------------------------------------------

    Independent Auditor's Report - Deloitte & Touche.............................................  F-2

    Independent Auditor's Report - Margolis & Company P.C........................................  F-3

    Consolidated Balance Sheets at December 31, 1996 and 1995....................................  F-4

    Consolidated Statements of Operations - Three Years Ended
       December 31, 1996, 1995 and 1994..........................................................  F-5

    Consolidated Statements of Stockholders' Equity (Deficiency) -
       Three Years Ended December 31, 1996, 1995 and 1994........................................  F-6

    Consolidated Statements of Cash Flows - Three Years Ended
       December 31, 1996, 1995 and 1994..........................................................  F-7

    Notes to Consolidated Financial Statements...................................................  F-9

Financial Statements For The Six Months Ended June 30, 1997 and 1996 (Unaudited):
--------------------------------------------------------------------------------

    Consolidated Balance Sheet at June 30, 1997..................................................  F-23

    Consolidated Statements of Operations - Six Months Ended
       June 30, 1997 and 1996....................................................................  F-24

    Consolidated Statements of Cash Flows - Six Months Ended
       June 30, 1997 and 1996....................................................................  F-25

    Notes to Consolidated Financial Statements...................................................  F-26

KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

Financial Statements For The Years Ended December 31,
-----------------------------------------------------
1996, 1995 and 1994 and Independent Auditor's Report:
----------------------------------------------------

    Independent Auditor's Report - Deloitte & Touche.............................................  F-29

    Independent Auditor's Report - Margolis & Company P.C........................................  F-30

    Combined Balance Sheets at December 31, 1996 and 1995........................................  F-31

    Combined Statements of Operations - Three Years Ended
       December 31, 1996, 1995 and 1994..........................................................  F-32

    Combined Statements of Stockholders' Equity -
       Three Years Ended December 31, 1996, 1995 and 1994........................................  F-33

    Combined Statements of Cash Flows - Three Years Ended
       December 31, 1996, 1995 and 1994..........................................................  F-34

    Notes to Combined Financial Statements.......................................................  F-35

Financial Statements For The Six Months Ended June 30, 1997 and 1996 (Unaudited):
--------------------------------------------------------------------------------

    Condensed Combined Balance Sheet at June 30, 1997............................................  F-45

    Condensed Combined Statements of Operations - Six Months Ended
       June 30, 1997 and 1996....................................................................  F-46

    Combined Statement of Stockholders' Equity (Deficiency) - Six Months Ended
       June 30, 1997.............................................................................  F-47

    Condensed Combined Statements of Cash Flows - Six Months Ended
       June 30, 1997 and 1996....................................................................  F-48

    Notes to Condensed Combined Financial Statements.............................................  F-49

INDEPENDENT AUDITOR'S REPORT

The Board of Directors of Ryka Inc.:

We have audited the accompanying consolidated balance sheet of Ryka Inc. as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the year then ended. Our audit also included the financial statement schedule for the year ended December 31, 1996 listed in the Index at Item 14. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 1996 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the company has experienced significant net losses since its inception and has an accumulated deficit at December 31, 1996 of $19,728,000. In addition, the Company's bank agreement will be terminated on November 30, 1997. Such conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note A to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche
Deloitte & Touche
Philadelphia, Pennsylvania
April 18, 1997 except for notes A, E
and I as to which the date is June 6, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
RYKA Inc.
King of Prussia, Pennsylvania

We have audited the consolidated balance sheet of RYKA Inc. and Subsidiary as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the two years in the period ended December 31, 1995. We have also audited the financial statement schedule listed in Item 14(a)(2) in this Form 10-K for the two years ended December 31, 1995. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RYKA Inc. and its Subsidiary at December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

The accompanying financial statements for the year ended December 31, 1995 have been prepared assuming that RYKA Inc. will continue as a going concern. As more fully described in Note A, the Company has incurred significant operating losses since its inception and has an accumulated deficit at December 31, 1995 of $17,848,484. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans in regard to this matter are described in Note A. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                    /s/  Margolis & Company P.C.

                                                         MARGOLIS & COMPANY P.C.

Bala Cynwyd, Pennsylvania
June 21, 1996

                            RYKA Inc and Subsidiary
                          Consolidated Balance Sheets


                                                                                December 31,            December 31,
                                                                                   1996                     1995
                                                                               --------------           -----------
                                       ASSETS

Current assets:
    Cash and cash equivalents                                                         $37,469                $77,509
    Accounts receivable, net of allowance for doubtful
         accounts of $ 65,941 in 1996 and $ 57,573 in 1995                          1,947,036                533,490
    Inventory                                                                       2,644,017                678,319
    Prepaid expenses and other current assets                                         149,306                118,294
    Note receivable, officer                                                           20,000                   -
                                                                                  -----------------------------------
                  Total current assets                                              4,797,828              1,407,612

Fixed assets, net of accumulated depreciation                                         194,815                195,083

Security deposits and other assets                                                     70,000                    500
                                                                                  -----------------------------------
                  Total assets                                                     $5,062,643             $1,603,195
                                                                                  ===================================

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
    Note payable, bank                                                             $1,592,453                   -
    Accounts payable and accrued expenses                                           1,001,577               $437,324
    Due to customer                                                                   413,290                413,290
    Due to affiliate                                                                   18,928                  2,043
    Subordinated note payable                                                         851,440                   -
                                                                                  -----------------------------------
                  Total current liabilities                                         3,877,688                852,657

Subordinated note payable                                                                 -                  851,440

Bridge loan payable                                                                       -                  120,000

Other liabilities                                                                      35,000                150,000

Commitments and contingencies

Stockholders' equity (deficiency):
     Preferred Stock, $0.01 par value, 1,000,000 shares authorized;
        none issued or outstanding                                                       -                     -
     Common Stock, $0.01 par value, 90,000,000 shares and 70,000,000 shares authorized at December 31, 1996 and 1995, respectively;
        56,635,326 and 46,135,326 shares issued and outstanding at
        December 31, 1996 and 1995, respectively                                      566,353                461,353
     Additional paid in capital                                                    20,311,843             17,016,229
     Accumulated deficit                                                          (19,728,241)           (17,848,484)
                                                                                  -----------------------------------
                               Total stockholders' equity (deficiency)              1,149,955               (370,902)
                                                                                  -----------------------------------
                                  Total liabilities and stockholders' equity       $5,062,643             $1,603,195
                                                                                   ===================================

The accompanying notes are an integral part of these consolidated financial statements.

                           RYKA Inc. and Subsidiary
                     Consolidated Statements of Operations


                                                                                    Year Ended December 31,
                                                                            1996           1995           1994
                                                                       --------------------------------------------
Net sales                                                                $10,194,675      $7,538,354   $16,024,991
Other revenues                                                                -               75,904       228,508
                                                                       --------------------------------------------

                                                                          10,194,675       7,614,258    16,253,499
                                                                       --------------------------------------------
Costs and expenses:

      Cost of goods sold                                                   7,199,572       6,581,670    11,399,760
      Inventory write-down to lower of cost or market                          -             586,000          -
      General and administrative expense                                   1,241,660       2,065,553     1,735,688
      Selling and marketing expense                                        2,014,671       1,803,686     2,604,277
      Research and development expenses                                      671,022         359,646       226,271
      Contingent warrant compensation                                        511,614            -             -
      Special charges                                                        152,715         379,434          -
                                                                       --------------------------------------------

      Total costs and expenses                                            11,791,254      11,775,989    15,965,996
                                                                       --------------------------------------------

Operating income (loss)                                                   (1,596,579)     (4,161,731)      287,503
                                                                       --------------------------------------------
Other (income) expenses:

      Merger costs                                                            67,000         783,289          -
      Interest expense                                                       221,173         348,169       805,272
      Interest income                                                         (1,529)         (6,328)       (6,354)
      Gain on disposition of property and equipment                             -             (7,128)         -
      Other                                                                   (3,466)           -             -
                                                                       --------------------------------------------

      Total other expenses, net                                              283,178       1,118,002       798,918
                                                                       --------------------------------------------
Loss before extraordinary gain                                            (1,879,757)     (5,279,733)     (511,415)

Extraordinary gain -- forgiveness of debt                                     -            1,650,256          -
                                                                       --------------------------------------------

Net loss                                                                 ($1,879,757)    ($3,629,477)    ($511,415)
                                                                       --------------------------------------------
Loss per share:
      Loss before extraordinary gain                                          ($0.04)         ($0.15)       ($0.02)
      Extraordinary gain                                                         -             $0.05           -
Net loss per share                                                            ($0.04)         ($0.10)       ($0.02)
                                                                       --------------------------------------------
Weighted average common and common equivalent
      shares outstanding                                                  51,368,619      34,340,653    24,210,083
                                                                       --------------------------------------------


 The accompanying notes are an integral part of these consolidated financial statements.

                           RYKA INC. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                                     Additional
                                            Common Stock               Paid-in      Accumulated
                                      Shares           Amount          Capital        Deficit         Total
                                 -------------------------------------------------------------------------------
Balance at December 31, 1993           23,721,356        $237,213    $14,780,493   ($13,707,592)    $1,310,114

Exercise of stock options                 197,175           1,972         58,781                       $60,753

Issuance of stock, net of
    offering costs                      2,555,795          25,558      1,148,979                    $1,174,537

Net loss                                                                               (511,415)     ($511,415)
                                 -------------------------------------------------------------------------------
Balance at December 31, 1994           26,474,326         264,743     15,988,253    (14,219,007)    $2,033,989

Issuance of stock in connection
    with forgiveness of debt              500,000           5,000        120,000                      $125,000

Issuance of warrants in connection
    with forgiveness of debt                                               5,319                        $5,319

Issuance of stock and warrants,
    net of offering costs              18,320,000         183,200        419,153                      $602,353

Issuance of stock for services
    related to stock offering              40,000             400          9,600                       $10,000

Issuance of stock for settlement
    of employment contract                 60,000             600         14,400                       $15,000

Issuance of warrants to lender in
    connection with credit facility                                      100,000                      $100,000

Exercise of stock options                  41,000             410          9,838                       $10,248

Exercise of warrants                      700,000           7,000        273,000                      $280,000

Contributed services                                                      41,666                       $41,666

Warrants issued below market value                                        35,000                       $35,000

Net loss                                                                             (3,629,477)   ($3,629,477)
                                 -------------------------------------------------------------------------------

Balance at December 31, 1995           46,135,326         461,353     17,016,229    (17,848,484)     ($370,902)

Issuance of stock, net of
    offering costs                     10,000,000         100,000      2,395,200                    $2,495,200

Issuance of stock and warrants             20,000             200         53,800                       $54,000
    for license agreements and
    services

Contributed services                                                     100,000                      $100,000

Conversion of bridge
 loan repayment                           480,000           4,800        120,000                      $124,800

Conversion of other liability as                                          70,000                       $70,000
  contributed capital

Issuance of warrants for failure to                                       45,000                        45,000
  register shares

Contingent warrant compensation                                          511,614                      $511,614

Net loss                                                                             (1,879,757)   ($1,879,757)
                                 -------------------------------------------------------------------------------

Balance at December 31, 1996           56,635,326        $566,353    $20,311,843   ($19,728,241)    $1,149,955
                                 ===============================================================================

 The accompanying notes are an integral part of these consolidated financial statements.

                          RYKA INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOW


                                                                         Year Ended December 31,
                                                                   1996            1995            1994
                                                               *************   *************  *************
Cash Flows from Operating Activities:
   Net Loss                                                       ($1,879,757)   ($3,629,477)      ($511,415)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
           Extraordinary item - forgiveness of debt                      -        (1,650,256)           -
           Depreciation and amortization                               59,052         52,640          45,291
           Contingent warrant compensation                            511,614           -                -
           Provision for losses on accounts receivable                 16,000        359,388         130,000
           Capital contributed as services                            100,000         41,666            -
           Issuance of common stock and warrants
              for services                                             23,000        150,000            -
           Loss on disposition of equipment                              -               504            -
   Changes in operating assets and liabilities:
           Accounts receivable                                     (1,429,546)     2,041,116        (274,266)
           Inventory                                               (1,965,698)     3,085,516        (483,187)
           Prepaid expenses and other current assets                  (31,012)        48,652          (6,030)
           Note receivable, officer                                   (20,000)          -               -
           Accounts payable and accrued expenses                      525,253        657,096        (604,145)
           Due to customer                                               -           413,290            -
           Payable to factories                                          -          (390,113)           -
           Due to affiliate                                            16,885          2,043            -
                                                                  -----------    ------------    ------------
               Net cash provided by (used for) operating
                activities                                         (4,074,209)     1,182,065      (1,703,752)
                                                                  -----------    ------------    ------------



Cash flows from investing activities:
   Purchase of property and equipment                                 (58,784)       (90,109)       (130,895)
   Proceeds from sale of equipment                                       -            15,000            -
   Security deposits and other assets                                     500         15,253          12,500
                                                                  -----------    ------------    ------------

               Net cash used for investing activities                 (58,284)       (59,856)       (118,395)
                                                                  -----------    ------------    ------------

                            CONTINUED ON NEXT PAGE

                           RYKA Inc. and Subsidiary
                     Consolidated Statements of Cash Flow

                                                                                   Year Ended December 31,
                                                                                1996        1995        1994
                                                                            ************  **********  *********
Cash flows from financing activities:
       Increase (decrease) in payable to lender, net                         1,592,453  (2,078,730)   155,971
       Increase (decrease) in payable to factor, net                               -    (1,286,237)   786,237
       Proceeds from sale of common stock                                    2,500,000        -          -
       Proceeds from bridge financing                                              -       120,000    300,000
       Repayment of bridge financing                                               -          -      (300,000)
       Reduction in other liability                                                -       150,000       -
       Repayment of notes payable to stockholder                                   -          -      (125,000)
       Repayments of capital lease obligations                                     -          -       (17,878)
       Proceeds from exercise of stock options and
               warrants                                                            -       290,248     60,753
       Proceeds from issuance of common stock, net of
               issuance costs                                                      -       612,353  1,174,537
       Proceeds from subordinated note payable, affiliate                          -       851,440       -
                                                                           ------------------------------------
                       Net cash provided by (used for) financing
                         activities                                          4,092,453  (1,340,926) 2,034,620
                                                                           ------------------------------------
Net increase (decrease) in cash and cash
       equivalents                                                             (40,040)   (218,717)   212,473

Cash and cash equivalents, beginning of year                                    77,509     296,226     83,753
                                                                           ------------------------------------

Cash and cash equivalents, end of year                                         $37,469     $77,509   $296,226
                                                                           ====================================
Supplemental disclosure of cash flow information:
       Cash paid during the year for interest                                 $221,173    $340,715   $303,092
                                                                           ====================================
Supplemental disclosure of noncash investing and
       financing activities:

               Issuance of common stock and warrants in partial
                  settlement of amounts due creditors                              -      $130,319      -
                                                                           ====================================
               Conversion of other liability into contributed capital          $70,000        -         -
                                                                           ====================================
               Issuance of warrants as compensation and as settlement
                  of employment agreement                                     $523,614        -         -
                                                                           ====================================
               Issuance of warrants for failure to register 1995
                  Private Placement shares                                      45,000        -         -
                                                                           ====================================
               Issuance of warrants for licensing agreement                    $31,000        -         -
                                                                           ====================================
               Issuance of common stock for services                               -       145,000      -
                                                                           ====================================
               Licensing agreement obtained under financing                    $70,000        -         -
                                                                           ====================================

 The accompanying notes are an integral part of these consolidated financial statements.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE A - ORGANIZATION AND BASIS OF PRESENTATION

RYKA Inc. ("RYKA" (R) or the "Company"), a Delaware corporation, designs, develops and markets high-performance athletic footwear specifically for women to retail outlets primarily located in North America and Europe. Operations commenced in February, 1987.

The Company's financial statements for the year ended December 31, 1996 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred significant recurring losses since its inception and had an accumulated deficit at December 31, 1996 of $19,728,000.

The Company was involved in several significant transactions during 1995 which included the sale of securities, a change in key management, the establishment of a new loan and security agreement with a bank, the settlement of debts with secured and unsecured creditors and moving the Company's principal offices. During 1996 the Company incurred substantial expenditures in order to meet ongoing needs and fund its operating plans, which included the development and marketing of new products. The Company negotiated a credit facility with a new lender which became effective August 15, 1996. As a prerequisite to closing the new credit facility, the Company was required to raise $2,000,000 in equity. This requirement was satisfied with the sale of $2,500,000 of equity securities through a Private Placement which commenced in May 1996 and was completed in August 1996 (The "1996 Private Placement"). Subsequently, the Company was informed by the new lender that the new credit facility was to be terminated on March 31, 1997. As of June 4, 1997, the lender agreed to extend RYKA's credit facility, as modified (see Note E) to November 30, 1997. If the Company is unable to obtain alternative financing, there is no assurance that the Company will be able to continue operations. Further, there is no assurance that the Company will be able to obtain alternative financing, or, if obtained, such financing will be on terms satisfactory for the Company.

On September 26, 1996 the Company entered into an Agreement and Plan of Reorganization, as amended and restated (the "Reorganization Agreement") with KPR Sports International, Inc. ("KPR") and certain affiliated companies (collectively the "KPR Companies") and Michael G. Rubin, Chairman and Chief Executive Officer of RYKA and the sole stockholder of the KPR Companies, pursuant to which, subject to the approval by the Stockholders of RYKA and the Company's lender, RYKA would become a holding company by transferring all of its assets and liabilities to a wholly owned subsidiary and would acquire the KPR Companies in exchange for 163,250,000 shares of RYKA. The Company believes that the proposed transaction will be completed by the end of 1997.

There is no assurance that the reorganization will be consummated or the replacement financing obtained. In the event that the reorganization is not consummated, or further delayed, the Company may sell additional equity securities in order to generate sufficient capital resources to assure continuation of the operations of the Company. Further, upon completion of the reorganization, the Company may sell additional equity securities in order to further support future operations.

Management recognizes that the Company may be required to obtain these or similar additional resources or consider modifications to its operating plans including reductions in operating costs to enable it to continue operations. However, no assurance can be given that the Company will be successful in raising sufficient additional capital if required, to support future operations.

The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the
---------------------------
accounts of RYKA Inc. and its wholly owned subsidiary, RYKA GmbH, a German corporation. During 1994 RYKA GmbH was involuntarily dissolved by the Munich Trade Register. RYKA GmbH's sole business activity consisted of holding title to the stylized RYKA and dual parallelogram trademarks, which are both key trademarks of the Company, and licensing them back to the Company. During 1995, the Company had legal proceedings in Germany and caused full ownership of such trademarks to be transferred to the Company from RYKA GmbH. All intercompany accounts and transactions have been eliminated in consolidation. The Company currently operates without subsidiary.

Cash Equivalents: The Company considers highly liquid investments with
----------------
maturities at date of purchase of less than three months to be cash equivalents.

Inventory: Inventory, primarily consisting of women's high-performance athletic
---------
footwear, is valued at the lower of cost (determined by the first-in, first-out method) or market.

Equipment: Equipment is stated at cost.  Depreciation is provided over the
---------
estimated useful lives of the assets, generally five to seven years, using the straight-line method. Included in these assets are leasehold improvements which are amortized over the shorter of the useful life of the improvement or the remaining term of the lease. Expenditures for maintenance and repairs are expensed as incurred. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations.

Licenses: The Company records licenses acquired at cost and amortizes such cost
--------
over the term of the license or life of the underlying patent whichever is less.

Income Taxes: The Company follows the provisions of Statement of Financial
------------
Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires recognition of deferred income taxes for all temporary differences between the tax and financial reporting basis of the Company's assets and liabilities based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. SFAS 109 also requires a valuation allowance against net deferred assets if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Revenue Recognition: Sales, net of discounts, are recognized upon the shipment
-------------------
of footwear.

Other Revenues: Prior to July 1995, RYKA's independent foreign distributors
--------------
primarily purchased footwear directly from the Company's overseas manufacturers, and the Company received royalty on those purchases. Income from direct purchases by foreign distributors is included in Other Revenues.

Advertising Expense: The Company expenses the cost of advertising the first time
-------------------
the advertising takes place. Advertising expense was $229,919 and $212,307 for 1996 and 1995, respectively.

Loss Per Share: Loss per share is based on the weighted average number of shares
--------------
of common stock and dilutive common stock equivalent shares outstanding during each year. Stock options and warrants are included as common stock equivalents, using the treasury stock method, in the computation of weighted average shares outstanding when dilutive.

Reclassifications: Certain 1994 and 1995 balances have been reclassified to
-----------------
conform with the 1996 financial statement presentation. These reclassifications included a $270,000 adjustment to liabilities for amounts originally classified as stockholders deficiency at December 31, 1995. $235,000 of such amount became permanent equity during 1996.

Use of Estimates: The presentation of financial statements in conformity with
----------------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B - SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Fair Value of Financial Instruments: The carrying amounts of cash and cash
-----------------------------------
equivalents, accounts receivable, accounts payable, note payable bank, due to affiliate and subordinated note payable, affiliate are a reasonable estimate of their fair values at December 31, 1996 and 1995.

Stock Option Plans: The Company accounts for employee stock compensation plans
------------------
using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees" (APB
25). Under such method, compensation is measured by the quoted market price of the stock at the measurement date less the amount, if any, that the employee is required to pay. The measurement date is the first date on which the number of shares that any individual employee is entitled to receive and the option or purchase price, if any, are known.

In October 1995, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 permits companies to choose between a "fair value based method of accounting" for employee stock options or to continue to measure compensation cost for employee stock compensation plans using the intrinsic value based method of accounting prescribed by APB 25. The Company intends to continue to use the APB 25 method. Entities electing to remain with this method must make pro-forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value based method of accounting defined in SFAS 123 had been applied to all awards granted in fiscal years beginning after December 15, 1994. The Company, as permitted under SFAS 123, has made such disclosures for 1995 awards in its 1996 annual financial statements.

Earnings Per Share: In February 1997, the Financial Accounting Standards Board
-------------------
issued SFAS No. 128, "Earnings per Share." This new standard requires dual presentation of basic and diluted earnings per share (EPS) on the face of the statement of earnings and requires reconciliation of the numerators and denominators of the basic and diluted EPS calculations. This statement will be effective for both interim and annual periods ending after December 15, 1997. The Company anticipates that this statement will not have a material impact on its financial statements.

NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C.

On July 31, 1995, MR Acquisitions LLC ("MR") entered into a Securities Purchase Agreement (the "Agreement) with the Company. The significant provisions of the Agreement and related settlement of obligations due to various creditors are as follows:

 .    MR purchased for consideration of $148,560 a total of 14,800,000 shares of
     Common Stock of the Company and a seven year warrant to purchase an additional 5,100,000 shares of Common Stock for $.01 per share. Further, KPR Sports International, Inc. ("KPR"), an affiliate of MR loaned $851,440 to the Company in the form of a secured subordinated loan with interest at prime plus one percent and with repayment terms coincident with the revolving credit facility with the principal lender (see note E).

     In connection with the bank loan obtained in 1995 (see note E) which has been terminated in 1996, MR was responsible for making future subordinated loans or capital infusions, or causing the same to occur, in amounts substantially equal to any losses incurred by the Company subsequent to the date of the Transaction such that by August 30, 1995 capital funds are maintained at a minimum of $2,000,000 as defined.

     In addition, the Company issued a seven year contingent stock purchase warrant (the "Contingent Warrant"), to MR to purchase up to an additional 4,000,000 shares of Common Stock for an exercise price of $.01 per share for $560 when the fair value of such warrant was approximately $35,000 according to an independent valuation of such transaction. Pursuant to the warrant terms, if at any time within one year from the date of issuance for the Contingent Warrant the Company issues a number of shares of Common Stock which results in the Company having in excess of 50,000,000 shares of Common Stock issued and outstanding, provided, that any such shares above such 50,000,000 were issued solely for the purpose of a) inducing a lender to make a loan or loans to the Company, or b) in connection with an infusion of capital to the Company, or c) a settlement of debts with the Company's creditors, or d) a combination thereof, then upon the occurrence of such stock issuance, for every ten (10) additional shares of Common Stock which are issued, four (4) of such shares shall vest under the Contingent Warrant to MR, who upon exercise shall pay an additional one cent ($.01) per share for the issuance of such additional shares. At December 31, 1996 2,131,730 shares related to this warrant are vested. In

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C. - CONTINUED

     connection with the vesting of these warrants in 1996, the Company recognized a charge to earnings of $511,614 for the difference between the market value and the exercise price of the warrants.

     The Company reimbursed MR approximately $125,000 for its costs in connection with the Agreement.

 .    As required by the Agreement, the Company negotiated the following settlement arrangements with secured and unsecured creditors:

     Secured Creditor:

     The Company entered into a Settlement Agreement with a secured creditor, under which $1,804,734 of secured indebtedness was settled by payment of $1,100,000 in cash and the issuance of 500,000 shares of Common Stock. These shares have been valued at $.25 each or $125,000 in the aggregate. This creditor was also obligated to certain vendors pursuant to letters of credit opened on behalf of the Company for the purchase of approximately $1,000,000 in merchandise to be received in the future. In connection with the settlement, as a result of separate negotiations with such vendors, this creditor was released from any obligations in connection with such letters of credit.

     Unsecured Creditors:

     Unsecured creditors who were owed approximately $839,000 elected to receive payment in cash of $.08 for each dollar they were owed during July 1995, or in certain cases at a later date, in full and complete elected settlement of each dollar owed to the creditor. The Company made payments to these creditors totaling approximately $68,000.

     Unsecured creditors who were owed approximately $98,000 elected to receive payment in cash of $.03 for each dollar they were owed during July 1995, or in certain cases at a later date, and the issuance of one warrant for the purchase of a share of Common Stock of the Company for each $2 due such creditor. The warrants are exercisable over a 5 year period at an exercise price of $1.50 per share. The value of each warrant was $.10. The Company made payments to these creditors totaling approximately $3,000 and issued 53,192 warrants.

     In addition, approximately $315,000 of claims were settled under other negotiated arrangements requiring the payment of approximately $107,000 in the aggregate.

     The total 1995 settlements with secured and unsecured creditors who were owed approximately $3,050,000 resulted in a gain of approximately $1,650,000.

 .    Other matters:

     In connection with the Agreement, various other arrangements were made including the following:

     . The lease for the Company's principal operating facility was terminated early with the payment of rent through August 15, 1995.

     . Certain employment arrangements have been modified or new arrangements have been entered into involving, among other things, the granting of approximately 700,000 new options for the purchase of the Company's Common Stock at a price equal to the fair market value at the date of issuance.

     . The Company incurred approximately $225,000 of professional fees and other costs in connection with this Agreement. The amount was paid in cash and by the issuance of 100,000

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE C - SECURITIES PURCHASE AGREEMENT WITH MR ACQUISITIONS, L.L.C. - CONTINUED

     warrants valued at $20,000. The warrants are exercisable over 5 years at a price of $.42 per share.

 .    A key employment agreement was terminated involving issuance of 60,000 shares of Common Stock, valued at $.25 per share.

 .    At the closing of the Agreement ("Closing"), the Company had 45,000,000
     shares of common stock authorized for issuance. Prior to the Closing, approximately 26,500,000 shares of common stock were issued and outstanding and approximately 3,600,000 additional shares of common stock were reserved for issuance of stock options and warrants unrelated to this Agreement. The stockholders of the Company were requested to approve and approved an increase in the number of authorized shares of Common Stock to 70,000,000 at a special meeting on November 15, 1995, and subsequently to 90,000,000 shares at its annual shareholders' meeting in order to enable the Company to issue shares, options and warrants as a result of the Agreement and to shares available for future financing and stock options.

NOTE D - RELATED PARTY TRANSACTIONS

1.   Affiliates of MR Acquisitions, L.L.C. (MR):

     The Company relocated to King of Prussia, Pennsylvania in August 1995 where it conducts its operations and warehouses inventory in a facility subleased from an affiliate of MR. Terms of the sublease were negotiated on an arms length basis and require rental payments of approximately $4,000 per month for use of these facilities and warehousing services commencing August 1, 1995 through July 31, 1997. Rent expense related to this lease totaled $47,500 and $19,792 for the years ended 1996 and 1995, respectively. Any other cost related to the use of the joint facility or for other services provided by MR or its affiliates will be charged to the Company on an arms length basis and will be subject to approval by a special disinterested committee of the Board of Directors. Rent expense charged to operations in connection with this lease, as well as other leases, was $47,500, $58,792, and $117,250 in the years ended December 31, 1996, 1995 and 1994, respectively.

     KPR Sports International, Inc., an affiliate of MR and an entity owned by the Chairman and Chief Executive Officer of the Company, has advanced certain funds to the Company on a temporary basis. Such amounts remaining outstanding at December 31, 1996 and 1995 are included in the balance sheet under current liabilities as due to affiliate.

     MR through its affiliate, KPR, made available to the Company, a letter of credit facility in the amount of $2,000,000. The facility is used by the Company to finance the purchase of manufactured inventory with overseas vendors. At December 31, 1995, letters of credit in the amount of $168,652 were issued by KPR on behalf of the Company. This arrangement was replaced by a bank letter of credit facility in 1996 Merchandise inventory received under the terms of the facility is recorded in the financial statements upon transfer of title to the Company which, generally, occurs upon payment to KPR.

     In connection with the Agreement described in Note C, KPR loaned the Company $851,440 in the form of subordinated debt.

     Included in the statement of operations for 1996 and 1995 are sales of $151,985 and $85,254, respectively, relating to footwear sold to KPR. These goods were prior season's merchandise which was sold at negotiated terms on an arms-length basis.

     The Chairman and Chief Executive Officer of the Company devotes a portion of his time to the Company's operations and marketing and sales-related activities for which he does not receive any compensation. The value of these services for the year ended December 31, 1996 and the five months ended December 31, 1995, estimated at $100,000 and $41,666, respectively was recorded

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

     as compensation expense and included as part of general and administrative expenses in the statement of operations and as a contribution to capital and included as additional paid-in capital in the balance sheet. Additionally, as described in Note C, the Company recorded a charge in 1996 of $511,614 relating to Contingent Warrants owned by MR.

1.   Affiliates of MR Acquisitions, L.L.C. (MR) - continued:

     A summary of all related party transactions with MR or its affiliate for the years ended December 31, 1996 and 1995 are as follows:


     --------------------------------- 1996 -------------------------------


                                                                                              Amount Included in
                                                                          Amount Included     Subordinated Note     Amount Included
                             Financial Statement                          In Due To           Payable               In Additional
Nature Of Transactions       Classification          Transaction Amount   Affiliate           Affiliate             Paid-In Capital
----------------------       ---------------         ------------------   -------------       ------------          ---------------
Purchase Of
Inventory                    Inventory               2,236,758

Subordinated                 Subordinated Note
Debt                         Payable                   851,440                                  $851,440

Sale Of
Merchandise                  Net Sales                 151,985              (685)

                             General and
                             Administrative
Rent                         Expense                    47,500

Interest On Subordinated
Debt                         Interest Expense           78,944             13,162

Interest On Letters Of
 Credit Advances             Interest Expense            1,779

Temporary Advances                                   1,148,366              6,431

Resolution of Contingent     Contingent Warrant
 Warrant                     Expense                   511,614                                                     $511,614

                             General and
                             Administrative
Services to Capital          Expense and
 Contributed                 Additional Paid-In
                             Capital                   100,000                                                      100,000
                                                                       ----------               --------           --------
                                                                           18,908               $851,440            611,614
                                                                       ==========               ========           ========

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

1.   Affiliates of MR Acquisitions, L.L.C. (MR) - continued:

     I--------------------------------- 1995 ----------------------------------I

                                                                   Amount
                                                      Amount       Included in      Amount
                     Financial                        Included     Subordinated     Included In
Nature Of            Statement         Transaction    In Due To    Note Payable     Additional
Transactions         Classification    Amount         Affiliate    Affiliate        Paid-In Capital
------------         ---------------   -----------    ----------   ------------     ---------------
Purchase Of
Inventory            Inventory            $256,892

Sale Of Property     Property               15,000

Proceeds From        Subordinated
Subordinated         Note Payable
Debt                                       851,440                     $851,440


Sale Of
Merchandise          Net Sales              85,254

                     General and
                     Administrative
Rent                 Expense                19,792


Interest On
Subordinated         Interest
Debt                 Expense                34,555

Temporary
Advances                                   172,591        $2,043

                     General and
                     Administrative
Services             Expense and
Contributed to       Additional Paid-
Capital              In Capital             41,666                                          $41,666
                                                      ----------   ------------     ---------------
                                                          $2,043       $851,440             $41,666
                                                      ==========   ============     ===============

NOTE E - NOTE PAYABLE BANK


In connection with the Agreement, the Company entered into a Loan and Security Agreement with its principal lender to establish a $4,000,000 revolving credit facility secured by all assets of the Company. The facility made funds available to the Company based on a percentage of inventory and accounts receivable, as defined. Interest on the amounts outstanding were paid monthly at the rate of prime plus one percent and the facility was due on demand. This facility was repaid in 1996. As of December 31, 1996 and 1995, the Company owed $ -0- under the facility. Interest expense incurred in connection with this facility was $48,141 and $6,907 for the years ended December 31, 1996 and 1995, respectively.

At December 31, 1995 and through August 15, 1996, the Company was in default of certain provisions of the Loan and Security Agreement requiring certain credit and life insurance to be obtained within prescribed time frames, losses incurred by the Company subsequent to the Agreement date to be funded by MR making subordinated loans or capital infusions, or causing the same to occur (the "Funding Requirement"), and the covenant requiring establishment and maintenance of certain minimum tangible net worth. The principal lender waived the defaults, extended the time for the credit insurance to be obtained, and postponed the Funding Requirement and minimum tangible net worth requirements, through August 15, 1996.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE E - NOTE PAYABLE BANK-CONTINUED

In order to meet ongoing needs and fund its operating plans, the Company negotiated a credit facility "Replacement Loan" with a new lender which became effective August 15, 1996. As a prerequisite to closing this facility, the Company was required to raise $2,000,000 in equity. This requirement was satisfied with the sale of $2,500,000 of equity securities, (during the 1996 Private Placement). Maximum borrowings available under this Replacement Loan, subject to borrowing base restrictions, are $4,500,000. As of December 31, 1996 the Company owed $1,592,453 under this facility. Interest is accrued at a rate of prime plus one percent on this lending agreement. The Interest rate in effect at December 31, 1996 was 8.5%. Interest expenses incurred in connection with the Replacement Loan was $86,660.

The Replacement Loan Agreement granted the bank a security interest in the Company's accounts receivable and inventory. In addition, under this agreement the Company is restricted from paying any dividends to its shareholders.

Concurrently with RYKA, KPR closed a Replacement Loan with the same lender. On November 8, 1996 the bank notified KPR that it was in default of certain financial covenants, specifically the debt to net worth ratio and required tangible net worth, and certain provisions relating to financial information. RYKA satisfied its financial covenants and is not in default of its loan with the Replacement Lender.

On February 7, 1997 the Company entered into an agreement to modify the Replacement Loan dated August 15, 1996 in anticipation of a complete refinancing of the Company's obligation which was required to occur by March 31, 1997. The terms of the modification called for an acceleration of the termination date to March 31, 1997. Coincident with the signing of this agreement, KPR entered into a Forbearance and Amendment Agreement with its lender. The terms of this modification place certain additional financial covenants on KPR, and accelerated the termination of KPR's Facility to March 31, 1997. The complete refinancing of the Company's obligation was not successfully completed by March 31, 1997. On June 4, 1997, the Company and KPR obtained an extension of their credit facilities to November 30, 1997 to allow the Company and KPR to continue to attempt to obtain new financing. The terms of the extension modified the original replacement loan agreement by increasing the interest rate to prime plus 3 1/2%. Given the dependance of RYKA on certain support provided by KPR, KPR's inability to obtain continued funding or additional funding for its operations could adversely impact the ability of RYKA to continue in business independent of KPR.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE F - INCOME TAXES

For the years ended December 31, 1996, 1995 and 1994 the Company had no provision for income taxes. The components of the net deferred tax assets at December 31, 1996 and 1995, respectively, are as follows:

                                               December  31,
                                             1996          1995
                                         ------------  ------------
 Deferred Assets                         $    63,050   $    39,088

 Inventory                                    28,355        23,029
     Provision for doubtful accounts       7,261,457     7,042,668
     Net operating loss carryforwards       (125,985)       39,776
                                         -----------   -----------
Gross deferred tax asset                   7,226,877     7,144,561
     Valuation allowance                  (7,226,877)   (7,144,561)
                                       ---------------------------
Net deferred tax asset                   $        -      $      -
                                       =============   ===========

Due to the uncertainty surrounding the realization of these favorable tax attributes in future income tax returns, the Company has placed a valuation allowance against its otherwise recognizable deferred tax assets. As of December 31, 1996 the Company had available net operating loss carryforwards of approximately $ 19,235,000 which expire in the years beginning 2002 through 2011. The use of net operating loss carryforwards may be subject to annual limitations based on ownership changes of the Company's stock, as defined by
Section 382 of the Internal Revenue Code of 1986.


NOTE G - PROPERTY

Major classes of property, at cost, are as follows:

                                                      December  31,
                                                     1996        1995
                                                  ----------  ----------
Equipment                                         $ 423,171   $ 364,969
Leasehold Improvements                            $   7,957   $   7,407
                                                  ---------   ---------
                                                  $ 431,128   $ 372,376
Less accumulated depreciation and amortization     (236,313)   (177,293)
                                                  ---------   ---------
                                                  $ 194,815   $ 195,083
                                                  =========   =========


The Company relocated in August, 1995. As a result of the relocation the Company abandoned leasehold improvements which had an original cost of $25,066 and a net book value of $1,966, and terminated leases for equipment under capital leases which had an original cost of $85,852 and a net book value of $1,683.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE H - COMMITMENTS AND CONTINGENCIES

 .    LEGAL PROCEEDINGS

The Company is involved in various routine litigation, including litigation in which the Company is a plaintiff, incident to its business. The Company believes that the disposition of the routine litigation will not have a material adverse effect on the financial position or results of operations of the Company.



NOTE H - COMMITMENTS AND CONTINGENCIES - CONTINUED

 .    LETTERS OF CREDIT

As of December 31, 1996 the Company had $ 157,804, of outstanding letters of credit.

NOTE I - EQUITY

The Company is authorized to issue up to 1,000,000 shares of preferred Stock, $.01 par value. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights. No preferred stock has been issued as of December 31, 1996.

During September through November 1994, the Company raised a total of $1,174,537, net of offering costs of $218,896, through the sale of 2,555,795 shares of Common Stock in an unregistered offering to overseas investors.

During 1995 and 1996, the Company was party to several equity transactions as more fully described in Note C.

In connection with the Agreement, as described in Note C, the Company offered for sale, through a private placement, (the 1995 Private Placement), 4,000,000 shares of Common Stock The results of the 1995 private placement were as follows:

                         Cumulative         Cumulative
                        Shares Placed    Proceeds Received
                        -------------    -----------------
At closing                  3,020,000           $  255,000
                            =========           ==========
At December 31, 1995        3,520,000           $  880,000
                            =========           ==========
At December 31, 1996        4,000,000           $1,000,000
                            =========           ==========


As a condition of the 1995 Private Placement, in the event the Company was unable to register such securities with the Securities and Exchange Commission in a filing which was effective within 120 days of the Agreement, the Company would be required to remit the investors $10,000 for each month such registration statement was not effective up to a maximum of 20 months for a maximum liability of $200,000.

As of December 31, 1995, the Company had reached a settlement agreement with an investor representing 25% of the 1995 Private Placement to issue to such investor warrants to purchase 20,000 shares of common stock for each months such registration was not effective up to a maximum of 40,000 shares. No other settlements had been reached or waivers received from other investors through December 31, 1995. Accordingly, $150,000 of the proceeds have been classified as other liabilities at December 31, 1995.

As of December 31, 1996, the Company obtained settlement agreements with investors representing 50% of the 1995 Private Placement which would result in the issuance of 40,000 shares of common stock (including the 20,000 shares with respect to the settlement discussed above) for each month such registration was not effective up to a maximum of 800,000 shares. In addition, through December 31, 1996, the Company had obtained waivers from other investors which represented an additional 32.5% of the 1995 Private Placement. Accordingly, $35,000 of the proceeds have been classified as other liabilities at December 31, 1996.

From the date of the Agreement until completion of the private placement, the Company's Chairman and Chief Executive Officer provided a subordinated bridge loan to the Company.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE I - EQUITY - CONTINUED

This loan is evidenced by a promissory note bearing no interest and is due upon receipt by the Company of the proceeds of the 1995 Private Placement. At December 31, 1995, a total of $120,000 remained outstanding on such loan. This amount has been recorded as Bridge Loan Payable on the Balance Sheet at December 31, 1995. As of December 31, 1995, a total of 480,000 shares were not yet sold to investors. At March 31, 1996 the remaining 480,000 shares were sold and the bridge loan repaid with the proceeds. Originally, in the event the 1995 Private Placement was not completed by August 26, 1995, such bridge loan was to be converted to equity based on the same terms as the private placement, with the exception of the provisions causing a contingent reduction in stock proceeds, as described above. The conversion date was subsequently extended until March 31, 1996.

In May, 1996, the Company's Board of Directors, through the 1996 Private Placement, authorized the sale of 10,000,000 shares of the Company's Common Stock which were placed during the second and third quarters of 1996.

On April 21, 1997 the Company sold 2,500,000 shares of the Company's Common Stock for $750,000 to certain investors. The Proceeds from this sale were used to repay $385,000 of the Subordinated Note Payable and to enable the Company to open $810,000 in Letter of Credit agreements for the benefit of KPR.

In October, 1996, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register the shares placed in the 1995 Private Placement, 1996 Private Placement as well as the securities held by others who were granted piggy-back registration rights. The Company has decided to withdraw this Registration Statement.

NOTE J-STOCK OPTIONS

Pursuant to option grant letters, but not pursuant to any formal plan ("Non-Plan Grants"), the Company has issued options to certain individuals to purchase shares of the Company's Common Stock at prices which approximated fair market value at the date of grant. The options vest at various times over periods ranging up to four years and, if not exercised, expire up to ten years after the date of grant.

The Company also has eight separate stock option plans (the "Plans"). Under the terms of the 1987 Stock Option Plan, 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1995 Non-employee Directors Plan, the Company may grant qualified and nonqualified options to purchase up to 626,421, 350,000, 750,000, 875,000, 900,000, 1,500,000, 2,000,000 and 250,000 shares of Common
Stock, respectively, to employees, Directors and consultants of the Company. The options vest at various times over periods ranging up to five years. All options have been granted at not less than fair market value of the Common Stock as of the date of grant. The options, if not exercised, expire up to 10 years after the date of grant.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE J- STOCK OPTIONS-CONTINUED

                                                                   Number of Shares
                    ------------------------------------------------------------------------------------------------------------
                                                                                                                        Weighted
                                                                                                Non-                    Average
                     Non-Plan  1987     1988     1990     1992     1993     1995       1996     employee   Price of     Exercise
                     Grants    Plan     Plan     Plan     Plan     Plan     Plan       Plan     Directors  Shares       Price
                     --------  -------  -------  -------  -------  -------  ---------  -------  ---------  --------     --------
Outstanding at
 December 31, 1993     93,321  265,746  142,986  338,500  706,567  532,000                                 $0.25-$1.31  $0.80

 Granted              250,000   67,000           120,000  675,000  350,000                                 $0.55-$1.06  $0.65

 Exercised                                7,335  163,000   25,840    1,000                                 $0.25-$0.65  $0.31

 Cancelled             25,000   50,000    3,300  120,000  508,000    7,500                                 $0.56-$1.25  $1.16
-------------------------------------------------------------------------------------------------------------------------------
Outstanding at
December 31, 1994     318,321  282,746  132,351  175,500  847,727  873,500                                 $0.25-$1.31  $0.66

Granted               100,000                                       10,000  1,200,000                      $0.25-$0.47  $0.45

Exercised                       20,000    2,500   18,500                                                   $      0.25  $0.25

Canceled                2,000   11,000                      9,167   22,000                                 $0.25-$0.84  $0.64
-------------------------------------------------------------------------------------------------------------------------------
Outstanding at
 December 31, 1995    416,321  251,746  129,851  157,000  838,560  861,500  1,200,000                      $0.25-$1.31  $0.60

Granted                         13,000   10,500    3,500   10,500   37,500    300,000  670,000   25,000    $0.20-$0.47  $0.36

Exercised

Canceled                                                                      100,000                      $0.25-$0.84  $0.34
-------------------------------------------------------------------------------------------------------------------------------
Outstanding at
 December 31, 1996    416,321  264,746  140,351  160,500  849,060  899,000  1,400,000  670,000     25,000  $0.20-$1.31  $0.55
                      =======  =======  =======  =======  =======  =======  =========  =======  =========  ===========  =======


During August 1996, in connection with a termination of employment of an officer of the company, the Company elected to accelerate the vesting of certain employee stock options amounting to 625,000 shares, so that these shares became fully vested at the time of termination. Further in connection with this termination, the Company granted the former officer stock options vesting immediately to purchase an additional 500,000 shares of stock at $.47 per share. As part of the terms of the agreement the former officer was engaged to act as a consultant for a term of three years. There was no expense associated with the acceleration of the vesting of options to purchase 625,000 shares. There was, however, a $16,000 expense associated with the grant of options to purchase the additional 500,000 shares, which expense was recorded in 1996 and is included in general and administrative expenses.

The Company accounts for the Plans in accordance with Accounting Principles Board Opinion No.25, under which no compensation cost has been recognized for stock option awards. Had compensation cost for the Plans been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock - Based Compensation" (SFAS123), the Company's pro forma net loss and loss per share for 1995 and 1996 would have been as follows:

                                                                 Pro
                                      Reported                 Forma
                                   -------------             ----------
1996 Net Loss                     $  1,879,757             $  1,929,257
1996 Net Loss per share                   $.04                     $.04
1995 Net Loss                     $  3,629,477             $  3,645,577
1995 Net Loss per share                   $.10                     $.10

The weighted average fair value of the stock options during 1996 and 1995 were $.09 and $.02 respectively.

The fair value of options granted under the Plans during 1995 and 1996 was estimated on the date of grant using the Black - Scholes option pricing model with the following weighted average assumptions used:

  .  no dividend yield

  .  expected volatility of 35%
  .  risk free interest rate of between 5.64% and 7.84%
  .  expected lives of 7 years

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE K - COMMON STOCK PURCHASE WARRANTS

In addition to the Common Stock Purchase Warrants mentioned in Notes C and J, the following warrants were outstanding at December 31, 1996.

In connection with the provisions of an investment banking agreement in 1994, the Company issued warrants that entitle the investment banking firm to purchase 50,000 shares of Common Stock at a price of $.60 per share. These warrants will expire on January 3, 2004.

In connection with an unregistered overseas offering of the Company's Common Stock during 1994, the Company issued warrants to a placement agent to purchase a total of 150,000 shares of Common Stock at an exercise price of $1.00 per share. These warrants will expire on September 13, 1997.

In connection with a bridge financing composed of two short term notes of $150,000 each during July 1994, the Company issued warrants to purchase a total of 30,000 shares of Common Stock, as adjusted to a total of 38,031 shares based upon the terms of each of the warrants, at an exercise price of $0.8125 per share. If not exercised, 19,569 of these warrants will expire on July 14, 1999 and 18,462 will expire on July 25, 1999.

During 1995, the principal lender received warrants to purchase up to 500,000 shares of the Company's common stock for an exercise price of $.57 per share. The price was based upon the average trading price of the stock for the five days before and after Closing. The warrant may be exercised for a period of up to five years after the Transaction date but may not be exercised during the first twelve months. The value of the warrants was $100,000.

On April 30, 1996 and May 15, 1996 in connection with the requirement, and subsequent failure to register a total of 2,000,000 shares issued in connection with the 1995 Private Placement, the Company committed to issue to two investors warrants to purchase 20,000 shares each of RYKA common stock for each month that the registration of the shares is not accomplished beyond the required 120 day period. The warrants have an exercise price of $.25 and expire in ten years from issuance. At December 31, 1996, 520,000 of such warrants had been awarded. The value of these warrants, which were issued in return for forgiveness of other liabilities due as a result of the failure to register the shares, has been recorded as an equity transaction.

On May 22, 1996 RYKA settled a patent infringement with a patent holder in exchange for warrants to purchase 250,000 shares of Common Stock at $.265 a share, and $75,000 payable over a three year period. This settlement granted RYKA and affiliated companies a license to manufacture shoes using the patented technology. The license agreement releases RYKA and affiliated companies (owned 100% by MR under the YUKON and APEX brands) a release from all past, existing and future claims. The cost of the license was recorded at $100,000 which was made up of two components: (i) $69,000, or the net present value of $75,000 payable over three years, and (ii) $31,000, or the appraised value of 250,000 warrants to the patent holders with an exercise price of $0.265 per share.


NOTE L - SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The Company's sales and accounts receivable are primarily with national chain stores. Sales to key customers each amounting to in excess of 10% are as follows:

                             1996       1995       1994
                            -----      -----      -----
Customer 1                   15%       *           16%

Customer 2                   12%       *           *

Customer 3                   *         20%

Customer 4                   *         10%

Customer 5                   *         10%

Customer 6                   *         *           25%

* Accounted for less than 10% of total revenues in a given year.


At December 31, 1996 accounts receivable for a significant customer amounted to approximately $725,000 with the top three customers accounting for $1,039,476.

                           RYKA INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE L - SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK-CONTINUED

Accounts receivable for three significant customers at December 31, 1995 amounted to $323,000. Accounts receivable for three significant customers at December 31, 1994 was $1,600,000 of which $676,000 was secured by letter of credit and the remaining $924,000 purchased by a Factor without recourse.


NOTE M - ECONOMIC DEPENDENCY - MAJOR SUPPLIER

During 1996 the Company purchased substantially all its finished goods inventory from one supplier. At December 31, 1996 the amount due to that supplier included in accounts payable was approximately $407,000.


NOTE N - SPECIAL CHARGES

 .  EQUITY INCENTIVE PLAN

Included in special charges in 1996 is $152,715 of costs related to a "Partners Share Success" Equity Incentive Plan implementation. This plan was canceled.

 .  REORGANIZATION

In connection with the Transaction described in Note C, the related closing of the Massachusetts facility, and relocation of operations to Pennsylvania, the Company incurred the following special charges in the year ended December 31, 1995.

Professional fees and bank fees related to new credit facility,
including value of warrant to bank                                    $233,231

Temporary housing costs for relocated personnel                         21,851

Recruitment and relocation costs related to new management and          76,318
 personnel

Start-up and moving costs related to King of Prussia, PA warehouse      48,034
and office                                                            --------

                                                                      $379,434
                                                                      ========

NOTE O - CONTINGENT STOCK OPTIONS AND WARRANTS

The Board of Directors of RYKA on March 9, 1997 authorized the issuance of options to certain employees of KPR and RYKA and certain warrants to athletes sponsoring or endorsing the Apex brand for KPR, to purchase shares of the Company's Common Stock. The issuance of these options is contingent upon the consummation of the Merger between Ryka and KPR . The exercise price for these options will be the fair market value of the stock at the time of the Merger. A summary of such contingent options is as follows:

                                       Options       Warrants
                                      ---------      ---------
    KPR Employees                       530,000         -

    RYKA Employees                      930,000         -

    KPR Athletes                          N/A        3,200,000
                                      ---------      ---------
                                      1,460,000      3,200,000
                                      =========      =========

                           RYKA Inc. and Subsidiary
                          Consolidated Balance Sheets
--------------------------------------------------------------------------------



                                                                              June 30,      December 31,
                                                                                1997            1996
                                                                            ------------    ------------
                                                                            (Unaudited)
                                      ASSETS
Current assets:
    Cash                                                                    $     52,085    $     37,469
    Accounts receivable, net of allowance for doubtful
      accounts of $62,825 in 1997 and $65,941 in 1996                          4,033,835       1,947,036
    Inventory                                                                  4,148,138       2,644,017
    Prepaid expenses and other current assets                                    313,684         149,306
    Note receivable, officer                                                      20,000          20,000
        Due from affiliate                                                        44,885              --
                                                                            ------------    ------------
                     Total current assets                                      8,612,627       4,797,828

Property and equipment, at cost, net of accumulated
    depreciation                                                                 222,371         194,815


Other assets                                                                      82,804          70,000
                                                                            ------------    ------------

                     Total assets                                           $  8,917,802    $  5,062,643
                                                                            ============    ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable, bank                                                      $  3,223,494    $  1,592,453
    Accounts payable and accrued expenses                                      3,197,232       1,001,577
    Due to customer                                                              369,606         413,290
    Due to affiliate                                                                  --          18,928
    Subordinated note payable, affiliate                                         466,440         851,440
                                                                            ------------    ------------
                     Total current liabilities                                 7,256,772       3,877,688

    Other liabilities                                                             15,000          35,000

Commitments and contingencies

Stockholders' equity:
    Preferred Stock, $0.01 par value, 1,000,000
      shares authorized; none issued or outstanding                                   --              --
    Common Stock; $0.01 par value, 70,000,000
      shares authorized; 59,135,326 and 56,635,326 shares
      issued and outstanding at June 30, 1997 and
      December 31, 1996, respectively                                            591,353         566,353
    Additional paid-in capital                                                21,106,843      20,311,843
    Accumulated deficit                                                      (20,052,166)    (19,728,241)
                                                                            ------------    ------------

                     Total stockholders' equity                                1,646,030       1,149,955

                     Total liabilities and stockholders' equity             $  8,917,802    $  5,062,643
                                                                            ============    ============

Please refer to the notes to consolidated financial statements.

                           RYKA Inc. and Subsidiary
                     Consolidated Statements of Operations
--------------------------------------------------------------------------------


                                               Three Months Ended               Six Months Ended
                                                    June 30,                        June 30,
                                              1997            1996            1997            1996
                                          ------------    ------------    ------------    ------------
                                                  (Unaudited)                      (Unaudited)
Net sales                                 $  4,674,077    $  1,217,265    $  7,258,175    $  2,953,619
Cost of goods sold                           3,395,367         925,337       5,105,162       2,095,777
                                          ------------    ------------    ------------    ------------
Gross profit                                 1,278,710         291,928       2,153,013         857,842

Operating expenses
    General and administrative expenses        445,027         333,582         820,207         488,933
    Sales and marketing expenses               670,003         230,016       1,174,687         633,889
    Research and development expenses          155,750         205,435         297,812         413,842
    Contingent warrant compensation                 --          74,430              --          74,430
                                          ------------    ------------    ------------    ------------

                                             1,270,780         843,463       2,292,706       1,611,094
                                          ------------    ------------    ------------    ------------

Operating income (loss)                          7,930        (551,535)       (139,693)       (753,252)
                                          ------------    ------------    ------------    ------------

Other (income) expense:
    Interest expense                            88,537          53,779         142,269          82,533
    Interest income                               (427)         (1,717)           (895)         (2,079)
    Merger related costs                           313              --          42,858              --
                                          ------------    ------------    ------------    ------------

                                                88,423          52,062         184,232          80,454
                                          ------------    ------------    ------------    ------------

Net loss                                  ($    80,493)   ($   603,597)   ($   323,925)   ($   833,706)
                                          ============    ============    ============    ============

Net loss per share                               ($ --)   ($       .01)         ($. 01)   ($       .02)
                                          ============    ============    ============    ============

Weighted average common and common
    equivalent shares outstanding           58,579,770      46,934,007      57,607,548      46,576,864
                                          ============    ============    ============    ============

Please refer to the notes to consolidated financial statements.

                            RYKA Inc. and Subsidiary
                      Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                Six Months Ended
                                                                    June 30,
                                                              1997           1996
                                                            --------       --------
                                                                   (Unaudited)
Cash flows from operating activities:
    Net loss                                                (323,925)   ($  833,706)
    Adjustments to reconcile net loss to cash
        provided by (used in) operating activities:
        Depreciation and amortization                         41,592         25,362
        Contingent warrant compensation                         --           74,430
        Provision for losses on accounts receivable           (3,116)        12,348
        Capital contributed as services                       50,000         50,000
        Changes in operating assets and liabilities:
           Accounts receivable                            (2,083,683)      (480,368)
           Inventory                                      (1,504,121)       (93,802)
           Prepaid expenses and other current assets        (164,378)      (128,237)
           Accounts payable and accrued expenses           2,195,655       (142,541)
           Due to customer                                   (43,684)          --
           Due to affiliate                                  (63,813)       309,918
                                                         -----------    -----------

           Net cash (used in) operating activities        (1,899,473)    (1,206,596)
                                                         -----------    -----------

Cash flows (used in) investing activities:
    Acquisitions of equipment                                (62,148)       (11,022)
    Other assets                                             (19,804)           (35)
    Note receivable, officer                                    --          (20,000)
    Licensing fees                                              --          (16,667)
                                                         -----------    -----------

           Net cash (used in) investing activities           (81,952)       (47,724)
                                                         -----------    -----------

Cash flows provided by (used in) financing activities:
    Proceeds from note payable, bank                       1,631,041        250,000
    Deferred registration costs                                 --         (112,500)
    Proceeds from issuance of common stock                   750,000      1,040,000
    Repayment of subordinated note payable, affiliate       (385,000)          --
                                                         -----------    -----------

           Net cash provided by financing activities       1,996,041      1,177,500
                                                         -----------    -----------

Net increase in cash                                          14,616        (76,820)

Cash, beginning of period                                     37,469         77,509
                                                         -----------    -----------

Cash, end of period                                      $    52,085    $       689
                                                         ===========    ===========

Please refer to the notes to consolidated financial statements.

NOTE A - BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of RYKA Inc. ("RYKA"(R) or the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.

The accompanying financial information is unaudited; however, in the opinion of Management, all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation of the operating results of the periods reported have been included. The results of operations for the periods reported are not necessarily indicative of those that may be expected for a full year.

This quarterly report should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Audited Consolidated Financial Statements as of December 31, 1996 as presented in the Company's Annual Report on Form 10-K.

The Company's financial statements for the quarter ended June 30, 1997 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred significant recurring losses since its inception and had an accumulated deficit at June 30, 1997 of $20,052,166.

Management recognizes that the Company may be required to raise additional capital resources or consider modifications to its operating plans including reductions in operating costs to enable it to continue operations. However, no assurance can be given that the Company will be successful in raising sufficient additional capital, if required, to support its operations.

The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.


NOTE B - DEBT

The Company's current credit facility consists of a $4,500,000 asset based revolving credit facility. The facility, which terminates on November 30, 1997, makes funds available to the Company based upon a percentage of inventory and accounts receivable, as defined in the agreement. Interest on the amounts outstanding was paid monthly at the rate of prime plus 1% through June 3, 1997 increasing to prime plus 3 1/2% thereafter and is due on demand. As of June 30, 1997, the Company owed $3,223,494 under this facility. Interest expense in connection with this facility was $84,365 for the six months ended June 30, 1997.

The Company's credit facility grants the bank a security interest in the Company's accounts receivable and inventory. In addition, under this agreement, the Company is restricted from paying any dividends to its shareholders.

On February 7, 1997, the Company entered into an agreement with its existing lender to modify the Company's credit facility (the "Credit Facility") in anticipation of a complete refinancing of the Credit Facility. The terms of the modification called for an acceleration of the termination date of the Credit Facility to March 31, 1997, which was later extended to April 18, 1997. Coincident with the signing of this agreement, KPR Sports International, Inc. ("KPR") entered into a Forbearance and Amendment Agreement (the "Forbearance Agreement") with the same lender. The terms of this Forbearance Agreement placed certain additional financial covenants on KPR, and accelerated the termination of KPR's Facility to March 31, 1997, which was also later extended to April 18, 1997. The complete refinancing of the Company's Credit Facility was not successfully completed by April 18, 1997. On June 4, 1997, the Company and KPR obtained an extension of their credit facilities to November 30, 1997 to allow the Company and KPR to continue to attempt to obtain new financing. The terms of the extension modified the Credit Facility by, among other things, increasing the interest rate to the bank's rate plus 3 1/2%.

NOTE C - RELATED PARTY TRANSACTIONS

The Company conducts its operations and warehouses inventory in a facility subleased from KPR. Terms of the sublease require rental payments of approximately $4,000 per month for use of these facilities and the warehousing through July 31, 1997. Rental payments charged to operations pursuant to the above lease were $23,750 for the six months ended June 30, 1996 and 1997, respectively. Any other cost related to the use of the joint facility or for other services provided by KPR or its affiliates will be charged to the Company on an arms length basis and will be subject to approval by a special disinterested committee of the Board of Directors.

The Chairman and Chief Executive Officer of the Company devotes a portion of his time to the Company's operations and marketing and sales related activities for which he does not receive any compensation. The value of these services for the three months ended June 30, 1997, estimated at $50,000, was recorded as compensation expense and included as part of general and administrative expenses in the statement of operations and as a contribution to capital and included as additional paid-in capital in the balance sheet.

KPR has advanced certain funds to the Company on a temporary basis in the ordinary course of business (ie. payroll related expenses, other general operating expenses), and the Company has advanced certain funds to KPR. Such amounts are included in the balance sheet as either a current asset - due from affiliate or a current liability - due to affiliate.

In connection with the subordinated loan provided by KPR of $851,440 during 1995, the Company recorded interest expense of $39,242 and $36,405 for the six months ended June 30, 1996 and 1997, respectively. On April 21, 1997, the Company repaid $385,000 of the subordinated note payable out of proceeds from an equity offering (see Note D) such that the balance outstanding at June 30, 1997 was $466,440.

During the quarter ended June 30, 1997, the Company opened $810,000 in letter of credit agreements for the benefit of KPR. At June 30, 1997, $385,000 in letter of credit agreements remained open for the benefit of KPR.

On September 26, 1996, the Company entered into an Agreement and Plan of Reorganization, as amended and restated (the "Reorganization Agreement") with KPR and certain affiliated companies (collectively the "KPR Companies") and Michael G. Rubin, Chairman and Chief Executive Officer of RYKA and the sole stockholder of the KPR Companies, pursuant to which, subject to the approval by the stockholders of RYKA and the Company's lender, RYKA would become a holding company by transferring all of its assets and liabilities to a wholly owned subsidiary and would acquire the KPR Companies in exchange for 163,250,000 shares of RYKA (the "Reorganization").


NOTE D - EQUITY TRANSACTIONS, STOCK OPTIONS AND WARRANTS

Equity transactions:

The Company offered for sale, through a private placement, 4,000,000 shares of Common Stock during the third quarter of 1995 (the "1995 Private Placement"). As a condition of the 1995 Private Placement, the Company was required to register such stock with the Securities and Exchange Commission within 120 days of the closing (by November 28, 1995). In the event that the Company did not timely effect such registration, the Company was required to pay to the investors $5,000 and warrants to purchase 40,000 shares for each month such registration statement does not become effective, up to a maximum reduction in stock proceeds of $100,000 and a maximum additional issuance of stock purchase warrants of 800,000 shares. Since the registration was not accomplished within the 120 day period, the Company has either obtained waivers of such payments or issued warrants to certain participants in the 1995 Private Placement. Accordingly, at June 30, 1997 and December 31, 1996, respectively, $15,000 and $35,000 of the proceeds of the 1995 Private Placement have been classified as other liabilities related to those participants who have not provided waivers. Through June 30, 1997, warrants to purchase 720,000 shares of Common Stock are to be issued to investors with an exercise price of $.25 and exercisable 10 years after the date of issue.

On April 21, 1997 the Company sold 2,500,000 shares of the Company's Common Stock for $750,000 to certain investors. The proceeds from this sale were used to repay $385,000 of the subordinated note payable to KPR and to enable the Company to open $810,000 in letter of credit agreements for the benefit of KPR.

Stock Options:

The Company has issued options to certain employees to purchase shares of the Company's Common Stock at prices which approximated fair market value at the date of grant. The options vest at various times over periods ranging up to four years and generally must be exercised within 10 years from the date of grant. A summary of such options granted in the first six months of 1997 as follows:

                                                NUMBER OF SHARES
------------------------------------------------------------------------------------------------------------------------------------

                     Non-Plan    1987       1988       1990       1992      1993        1995       1996       For
                      Grants     Plan       Plan       Plan       Plan      Plan        Plan       Plan    Employee      Price of
                                                                                                           Directors      Shares
------------------------------------------------------------------------------------------------------------------------------------

Outstanding at
December 31,
1996                  416,321  264,746    140,351    160,500    849,060   899,000    1,400,000   670,000      25,000   $.25 - $1.31

Granted during
  six month
ended June 30,
   1997                                                                                                       25,000    $.20 - $.47


  Canceled
during the six
 months ended
 June 30, 1997           -        -           825       -         2,500     1,000       20,000    76,667        -            -
                    ---------  -------   --------   --------   --------  --------    ---------  --------  ----------    -----------


Outstanding at
June 30, 1997         416,321  264,746    139,526    160,500    846,560   898,000    1,380,000   593,333      50,000         -
                    =========  =======   ========   ========   ========  ========    =========  ========  ==========    ===========



Contingent Stock Options and Warrants:

The Board of Directors of RYKA on March 9, 1997 authorized the issuance of options and warrants to purchase shares of the Company's Common Stock to certain employees of KPR and RYKA and to athletes endorsing the Apex brand for KPR. The issuance of these options and warrants to employees of KPR and athletes endorsing the Apex brand are contingent upon the consummation of the acquisition by RYKA of the KPR Companies in the Reorganization. The exercise price for these options will be the fair market value of the stock at the time of such acquisition. A summary of such options is as follows:

                                   Options             Warrants
                                   -------             --------
KPR Employees                      530,000                    -

RYKA Employees                     930,000                    -

KPR Athletes                           N/A            3,200,000
                                 ---------           ----------
                                 1,460,000            3,200,000
                                 =========           ==========

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of
 KPR Sports International, Inc. and Affiliates
King of Prussia, Pennsylvania

We have audited the accompanying combined balance sheet of KPR Sports International, Inc. and Affiliates as of December 31, 1996, and the related combined statements of operations, shareholder's equity (deficit), and cash flows for the year then ended. The individual companies which comprise the Company are under common ownership and common management (see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1996 combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Company's bank agreement will be terminated on November 30, 1997. Such condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.



DELOITTE & TOUCHE LLP

August 18, 1997

MARGOLIS & COMPANY, P.C.
Certified Public Accountants and Business Consultants
401 E. City Avenue  Suite 600  Bala Cynwyd, PA 19004-1161


                         INDEPENDENT AUDITOR'S REPORT

Director and Stockholder
KPR Sports International, Inc. and Affiliates
King of Prussia, Pennsylvania

We have audited the combined balance sheet of KPR Sports International, Inc. and Affiliates as of December 31, 1995 and the related combined statements of operations, stockholder's equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KPR Sports International, Inc. and Affiliates as of December 31, 1995 and the results of their operations, and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                    Margolis & Company P.C.
                                                    CERTIFIED PUBLIC ACCOUNTANTS

Bala Cynwyd, Pennsylvania
February 2, 1996.

KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

COMBINED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
-----------------------------------------------------------------------------------------
ASSETS                                                          1996           1995
CURRENT ASSETS:
  Cash and cash equivalents                                  $   275,871    $    19,475
  Accounts receivable, net of allowance for doubtful
    accounts of $279,682 and $122,887                          9,660,543      9,013,835
  Inventory                                                   10,749,460      9,994,604
  Prepaid expenses and other current assets                    1,197,819        130,437
  Advances to shareholder                                                       120,000
                                                             -----------    -----------

           Total current assets                               21,883,693     19,278,351

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION        3,331,540      2,254,805

INVESTMENT IN AND ADVANCES TO RYKA, INC.                       1,167,986        746,122

OTHER ASSETS, NET OF ACCUMULATED AMORTIZATION                    295,325         89,852
                                                             -----------    -----------

     TOTAL                                                   $26,678,544    $22,369,130
                                                             ===========    ===========


LIABILITIES AND COMBINED  EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Note payable, bank                                         $10,682,171    $ 9,711,730
  Current portion of capital lease obligation                    105,378         55,020
  Accounts payable                                             9,664,321      6,900,213
  Accrued expenses                                               579,292        438,907
  Payroll and sales taxes payable                                212,809        169,748
  Income taxes payable                                            81,481
                                                             -----------    -----------

           Total current liabilities                          21,325,452     17,275,618
                                                             -----------    -----------

CAPITAL LEASE OBLIGATION - SHAREHOLDER                         2,425,355      1,645,008
                                                             -----------    -----------

SUBORDINATED NOTE PAYABLE - SHAREHOLDER                        3,479,870      3,355,717
                                                             -----------    -----------

COMBINED EQUITY (DEFICIT):
  Common stock                                                     2,000          2,000
  Additional paid-in capital                                   1,066,758        155,430
  Foreign currency translation adjustment                        (41,865)       (12,130)
  Accumulated deficit                                         (1,554,026)       (27,513)
                                                             -----------    -----------

                                                                (527,133)       117,787

  Less treasury stock - at cost                                   25,000         25,000
                                                             -----------    -----------

           Net combined equity (deficit)                        (552,133)        92,787
                                                             -----------    -----------

     TOTAL                                                   $26,678,544    $22,369,130
                                                             ===========    ===========


See notes to combined financial statements.

KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------------------------------------

                                                 1996                        1995                       1994

SALES                                         $47,340,450                 $43,272,594                $26,593,465

COST OF SALES                                  37,857,455                  32,853,181                 21,406,070
                                             ------------               -------------               ------------

  Gross Profit                                  9,482,995                  10,419,413                  5,187,395

OPERATING EXPENSES                              8,600,191                   9,400,603                  4,647,346
                                             ------------               -------------               ------------

OPERATING INCOME                                  882,804                   1,018,810                    540,049

OTHER INCOME (EXPENSE):
  Gain (loss) on disposal of assets                (9,799)                                                12,347
  Rental income                                    47,500                      19,792
  Interest income                                  87,629                      37,978
  Interest expense                             (1,152,473)                   (790,439)                  (198,132)
                                             ------------               -------------               ------------

                                               (1,027,143)                   (732,669)                  (185,785)

EQUITY IN NET LOSS OF RYKA, INC.                 (518,491)                   (261,331)
                                             ------------               -------------               ------------

(LOSS) INCOME BEFORE FOREIGN INCOME TAXES        (662,830)                     24,810                    354,264

FOREIGN INCOME TAXES                               81,483
                                             ------------               -------------               ------------

NET (LOSS) INCOME                             $ (744,313)                 $    24,810                $   354,264
                                             ============               =============               ============

UNAUDITED PRO-FORMA DATA:
  (Loss) income before income taxes           $ (662,830)                 $    24,810                $   354,264
  Provision for income taxes                      21,000                      144,000                    164,000
                                             ------------               -------------               ------------

  Pro-forma net (loss) income                $ (683,830)                 $ (119,190)                 $   190,264
                                            =============               =============               ============


See notes to combined financial statements.

KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

STATEMENTS OF COMBINED EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
-----------------------------------------------------------------------------------------------------------------------------

                                                                                FOREIGN      (ACCUMULATED
                                                                 ADDITIONAL     CURRENCY       DEFICIT)         TREASURY
                                                                                                                  STOCK
                                                       COMMON     PAID-IN     TRANSLATION      RETAINED          AT COST
                                                                                                         ----------------------
                                                       STOCK      CAPITAL      ADJUSTMENT      EARNINGS      SHARES     AMOUNT

BALANCE, JANUARY 1, 1994                              $ 3,000    $  300,000                  $    416,956         100   $25,000

  Net income                                                                                      354,264

  Repayment of capital                                             (300,000)

  Retirement of common stock                           (1,000)
                                                      -------   -----------                 -------------   ---------  --------

BALANCE, DECEMBER 31, 1994                              2,000                                     771,220         100    25,000

  Net income                                                                                       24,810

  Distributions to shareholder                                                                   (823,543)

  Contributions to additional paid-in capital                       155,430

  Cumulative foreign currency translation adjustment                             $(12,130)
                                                      -------   -----------   -----------   -------------   ---------  --------

BALANCE, DECEMBER 31, 1995                              2,000       155,430       (12,130)        (27,513)        100    25,000

  Net loss                                                                                       (744,313)

  Distributions to shareholder                                                                   (782,200)

  Equity in stock issuances of RYKA                                 911,328

  Cumulative foreign currency translation adjustment                              (29,735)
                                                      -------   -----------   -----------   -------------   ---------  --------

BALANCE, DECEMBER 31, 1996                            $ 2,000    $1,066,758      $(41,865)   $(1,554,026)         100   $25,000
                                                      =======   ===========   ===========   =============   =========  ========


See notes to combined financial statements.

KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
------------------------------------------------------------------------------------------------------------------------

                                                                1996                   1995                       1994

OPERATING ACTIVITIES:
  Net (loss) income                                              $ (744,313)           $    24,810           $   354,264
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                  301,314               219,292                64,350
      Allowance for doubtful accounts                                127,608                78,024                44,863
      Equity in loss of RYKA, Inc.                                   519,491               261,331
      Gain (loss) on sale of equipment                                31,772                                      (8,581)
      Provisions for loss on:
        Note receivable                                                                                           19,573
        Inventory                                                  1,110,602
      (Increase) decrease in operating assets:
        Accounts receivable                                         (774,316)           (4,879,306)           (2,093,613)
        Inventory                                                 (1,865,458)           (4,124,722)           (4,165,979)
        Prepaid expenses and other current assets                 (1,067,382)             (109,723)               (8,046)
        Other assets                                                (204,473)              200,000              (100,000)
      Increase (decrease) in operating liabilities:
        Accounts payable                                           3,029,033               946,494             4,214,867
        Accrued expenses                                                                   174,392               167,701
        Accrued commissions and interest - shareholder                                    (151,133)              202,227
        Payroll and sales taxes payable                                                     33,029
                                                                 -----------           -----------           -----------

           Net cash provided by (used in) operating activities       463,878            (7,327,512)           (1,308,374)
                                                                 -----------           -----------           -----------

INVESTING ACTIVITIES:
  Acquisition of certain assets of Trail BV:
    Property and equipment                                                                (215,376)
    Customer list                                                                         (107,624)
    Inventory                                                                             (700,000)
  Acquisition of property and equipment                             (508,850)             (282,278)             (121,407)
  Investment in RYKA, Inc.                                                                (148,560)
  Advances to RYKA, Inc.                                             (17,040)             (853,483)
  Note receivable                                                                           70,000                55,000
  Proceeds from sale of equipment                                      2,000                                       9,974
                                                                 -----------           -----------           -----------

           Net cash used in investing activities                    (523,890)           (2,237,321)              (56,433)
                                                                 -----------           -----------           -----------

FINANCING ACTIVITIES:
  Net borrowings under line of credit                                970,441             7,750,500             1,032,403
  Repayment of capitalized lease obligation                          (86,251)              (39,659)              (10,315)
  Repayment of long-term debt                                                                                    (36,083)
  Shareholder's advances                                             244,153             2,502,130               710,804
  Retirement of common stock                                                                                      (1,000)
  Additional paid-in capital                                                               155,430
  Return of capital                                                                                             (300,000)
  Distributions to shareholder                                      (782,200)             (823,543)
                                                                 -----------           -----------           -----------

           Net cash provided by financing activities                 346,143             9,544,858             1,395,809
                                                                 -----------           -----------           -----------

  Effect of exchange rate on cash                                    (29,735)              (12,130)
                                                                 -----------           -----------           -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 256,396               (32,105)               31,002

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                          19,475                51,580                20,578
                                                                 -----------           -----------           -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                           $   275,871           $    19,475           $    51,580
                                                                 ===========           ===========           ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during year for:
    Interest                                                     $ 1,026,499           $   736,011           $   180,626
                                                                 ===========           ===========           ===========

    Income taxes                                                 $         -           $         -           $     5,565
                                                                 ===========           ===========           ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  During 1996, the Company modified an existing capital lease, resulting in an additional capital lease obligation and assets under capital of $916,960.

  During 1996, an investee of the Company issued additional shares of stock at a price per share in excess of the Company's carrying amount, resulting in an increase in both its investment and retained earnings of $911,328.


See notes to combined financial statements.

KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------
1. NATURE OF BUSINESS, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   PRINCIPLES OF COMBINATION - The accompanying combined financial statements include the accounts of KPR Sports International, Inc. and Affiliates (the "Company"), MR Management, Inc., KPR Sports International BVBA (an entity organized pursuant to the laws of Belgium and owned 79% by the Company and 21% by MR Management, Inc.), KPR Sports International Europe B.V. (An entity organized pursuant to the laws of the Netherlands Ministry of Justice and owned 79% by the Company and 21% by MR Management, Inc.), MR Acquisitions, LLC (an entity owned 99% by the Company and 1% by MR Management, Inc.), Abington Ski, Inc., Delmar Ski, Inc., Lancaster Ski, Inc. and Apex Sports International, Inc. which are affiliated through the common ownership of an individual shareholder.

   The 26% investment in RYKA, Inc., (RYKA) by MR Acquisitions, LLC is accounted for under the equity method. All intercompany accounts and transactions have been eliminated in the combined financial statements.

   NATURE OF BUSINESS - KPR Sports International, Inc., KPR Sports International BVBA and KPR Sports International Europe B.V. are principally wholesalers of footwear. MR Acquisitions, LLC, a Delaware Limited Liability Company (MR), was formed in 1995 to acquire certain ownership in RYKA, a public company incorporated in the State of Delaware. Apex Sports International, Inc., a Pennsylvania corporation, was formed in 1996 to acquire the "Apex" and "Apex One" trademarks and related assets. Abington Ski, Inc., Delmar Ski, Inc. and Lancaster Ski, Inc. were retailers of sporting goods. Abington Ski, Inc. traded under the name of The Ski & Sport Solution. MR Management, Inc. provides management services to each of the companies.

   GOING CONCERN - On November 8, 1996, the Company was informed by its primary bank that it was in default of certain financial covenants, specifically the debt to net worth ratio and required tangible net worth, and certain provisions relating to the delivery of accurate financial information. The Company has been notified by its primary bank that its credit facility will expire on November 30, 1997. If the Company is unable to obtain alternative financing, there is no assurance that the Company will be able to continue as a going concern. Further, there is no assurance that if the Company is able to obtain alternative financing, such financing will be on terms that are satisfactory to the Company.

   Management is negotiating with other financial institutions to provide new financing and other investors to obtain equity and/or subordinated debt. Additionally, the Company entered into an agreement to be acquired by RYKA (see Note 2).

   Management believes they will be successful in obtaining new financing which will enable the Company to continue as a going concern for the foreseeable future.

   The accompanying combined financial statements have been prepared on a going concern basis which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The combined financing difficulties described above raise substantial doubt as to the Company's ability to continue as a going concern. The combined financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

   USE OF ESTIMATES - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH EQUIVALENTS - The Company considers highly liquid investments with maturities at date of purchase of less than three months to be cash equivalents.

   INVENTORY - Inventory is stated at the lower of cost or market, cost being determined on a first-in, first-out basis.

   DEPRECIATION AND AMORTIZATION - Property and equipment is carried at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets. Real property leased under capital lease is amortized over the life of the lease.

   CUSTOMER LIST - In connection with the acquisition of certain assets of Trail BV (see Note 5) a customer list was acquired for $107,624 which is being amortized on a straight-line basis over five years.

   ADVERTISING EXPENSE - All costs related to advertising the Company's products are expensed in the period incurred. Advertising expense was $206,842 in 1996, $23,242 in 1995 and $20,913 in 1994.

   ROYALTY INCOME - The Company recognizes royalty income when it is earned in accordance with the specific terms of each license agreement.

   INCOME TAXES - The Company and its affiliates are "S" corporations and limited liability companies for income tax reporting purposes. Accordingly, federal and state income taxes have not been provided for because the income will be included in the shareholder's individual income tax returns. Foreign income taxes, as applicable, related to KPR Sports International BVBA and KPR Sports International Europe B.V. are provided for in these combined financial statements.

   UNAUDITED PRO-FORMA NET INCOME - Pro-forma net income represents net income after pro-forma adjustment for income taxes as if the Company had been subject to federal and state income taxation as a C Corporation since its inception.

   FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, accounts receivable, advances to shareholder, accounts payable, note payable to bank and capital lease obligations are a reasonable estimate of their fair values at December 31, 1996 based on either the short maturity of the instrument or current rates offered to the Company for debt of a similar nature. The fair value of subordinated note payable - shareholder, is not practicable to determine because of the lack of quoted market prices for such debt and the Company's lack of offers to provide comparable subordinated debt.

   SALE OF STOCK BY AN EQUITY METHOD INVESTEE - Changes in the Company's proportionate share of the underlying equity of an equity method investee which result from the issuance of additional securities by such investee are recognized as gains or losses in the Company's combined statement of operations unless gain realization is not assured in the circumstances.
   Gains for which realization is not assured are credited directly to additional paid-in capital. In 1996, $911,328 of such gains were credited to additional paid-in capital (see Note 2).

   FOREIGN CURRENCY TRANSLATION - In accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 52, exchange adjustments resulting from foreign currency transactions generally are recognized currently in income, whereas adjustments resulting from translations of financial statements are reflected as a separate component of shareholder's equity. The currency translation loss for the years ended December 31, 1996 and 1995 was $41,865 and $12,130, respectively.

   LONG-LIVED ASSETS - On January 1, 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement required that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this standard had no impact on the Company's combined financial statements.

   The Company analyzes the carrying value of its recorded goodwill, intangible assets and other long-lived assets periodically or when facts or circumstances indicate that the carrying value may be impaired. The review includes an assessment of customer retentions, cash flow projections and other factors the Company believes are relevant. The Company has recorded a reduction in the carrying amount of goodwill totaling $64,000 during 1996. This goodwill relates to KPR Sports International Europe B.V.

   NEW ACCOUNTING PRONOUNCEMENTS - In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. This statement, which establishes standards for reporting and disclosure of comprehensive income, is effective for interim and annual periods beginning after December 15, 1997, although earlier adoption is permitted. Reclassification of financial information for earlier periods presented for comparative purposes is required under SFAS No.
   130. As this statement only requires additional disclosures in the Company's combined financial statements, its adoption will not have any impact on the Company's combined financial position or results of operations. The Company expects to adopt SFAS No. 130 effective January 1, 1998.

   In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This statement which establishes standards for the reporting of information about operating segments and requires the reporting of selected information about operating segments in financial statements, is effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. Reclassification of segment information for earlier periods presented for comparative purposes is required under SFAS No. 131. As this statement only requires additional disclosures in the Company's combined financial statements, its adoption will not have any impact on the Company's combined financial position or results of operations. The Company expects to adopt SFAS No. 131 effective January 1, 1998.

   RECLASSIFICATIONS - Certain 1995 and 1994 balances have been reclassified to conform with the 1996 financial statement presentation.

2. INVESTMENT IN RYKA

   On July 31, 1995, MR purchased for consideration of $148,560, a total of 14,800,000 shares of common stock of RYKA representing approximately 32% of the equity, and a warrant to purchase an additional 5,100,000 shares of common stock for $.01 per share. Further, the Company loaned $851,440 to RYKA in the form of a secured subordinated loan with interest at prime plus one percent and repayment terms coincident with the revolving credit facility with the principal lender of RYKA.

   As part of the transaction, RYKA also issued a contingent stock purchase warrant (the "Contingent Warrant"), to MR to purchase up to an additional 4,000,000 shares of common stock for an exercise price of $.01 per share, of which 461,444 shares vested at closing on July 31, 1995. The Contingent Warrant called for further vesting based on the number of shares of common stock RYKA issued through July 31, 1996. As of December 31, 1996, the contingency has been fully resolved and an additional 2,131,730 shares related to this warrant were vested.

   Further, RYKA reimbursed MR approximately $125,000 for its costs in connection with the transaction described above.

   The Company accounts for its investment in RYKA using the equity method. Summarized financial information regarding RYKA is as follows:


                                                                        DECEMBER 31,
                                                          ------------------------------------------
                                                                  1996                1995

    Total assets                                               $5,062,643          $1,603,195
    Total liabilities                                           3,912,688           1,974,097
    Total stockholders' equity (deficiency)                     1,149,955            (370,902)

                                                               1996                1995

    Net sales                                                 $10,194,675          $7,538,354
    Net loss                                                   (1,879,757)         (3,629,477)


   The auditors' report on the 1996 financial statements of RYKA included an explanatory paragraph indicating that substantial doubt exists as to RYKA's ability to continue as a going concern due to RYKA experiencing significant net losses since its inception and RYKA's bank agreement having a termination date of November 30, 1997. Management believes that the existence of such conditions does not result in an impairment of the Company's investment in RYKA as of December 31, 1996.

   During 1996, the Company entered into an Agreement and Plan of Reorganization, as amended and restated with RYKA, pursuant to which, subject to approval by the stockholders of RYKA and RYKA's and the Company's lender, RYKA would become a holding company by transferring all of its assets and liabilities to a wholly owned subsidiary and would acquire the KPR Companies in exchange for 163,250,000 shares of RYKA. The Company believes that the proposed transaction will be completed by the end of 1997 and will allow the Company, through the future success of the combined companies, to recover its investment in RYKA.

   Below is a summary of activity relating to the investment in and advances to RYKA since July 31, 1995.


  Investment, July 31, 1995                                  $  148,560

  Equity in net loss of RYKA, 1995                             (261,331)

  Initial advance                                               851,440

  Additional advances                                             2,043

  Amortization in negative goodwill, 1995                         5,410
                                                            -----------

  Investment in and advances to RYKA, December 31, 1995         746,122

  Equity in net loss of RYKA, 1996                             (518,491)

  Equity in stock issuance of RYKA                              911,328

  Additional advances                                            16,040

  Amortization of negative goodwill, 1996                        12,987
                                                            -----------

  Investment in and advances to RYKA, December 31, 1996      $1,167,986
                                                            ===========


   The 32% equity interest in the net assets of RYKA, at the date of acquisition, exceeded the cost of acquiring the 32% interest in RYKA by $64,930. This amount represents negative goodwill and is being amortized over five years.

   During 1996, RYKA issued for cash, 10,500,000 shares of stock for $.25 per share which was in excess of the Company's per share carrying amount. The Company has accounted for the change in its proportionate share of RYKA equity as an increase in both its investment and additional paid-in capital. As of December 31, 1996, the Company has a 26% equity interest in the net assets of RYKA. Prior to such issuances by RYKA, the Company had a 32% interest in RYKA.

   At December 31, 1996 and 1995, the market value of RYKA's shares on the Over the Counter Bulletin Board was $.250 and $.218 per share, respectively. Accordingly, the market value of the investment in RYKA as of December 31, 1996 and 1995, exclusive of additional shares which would exist if the various warrants were exercised, was $3,537,500 and $3,226,400, respectively. The shares owned by MR have not yet been registered with the Securities and Exchange Commission and, accordingly, are subject to certain restrictions regarding sale.

3. ACQUISITION OF TRAIL BV

   In April 1995, the Company acquired the inventory, furniture, fixtures and certain other assets of an entity located in the Netherlands, which operated as a wholesaler of footwear, for approximately $1,025,000. Of this amount, $700,000 represented inventory, $100,000 represented a customer list and $95,000 represented goodwill.

4. PROPERTY AND EQUIPMENT

   Property and equipment, at cost, consisted of the following:


                                                              DECEMBER 31, 1996                                December 31,
                                     -----------------------------------------------------------------
                                              TOTAL                 OWNED                 LEASED                   1995
  Building under capitalized lease            $2,666,958                                  $2,666,958            $1,750,000
  Office equipment                               418,358            $  418,358                                     309,292
  Automobiles                                    119,604               119,604                                     139,962
  Furniture and fixtures                         382,384               382,384                                     270,292
  Leasehold improvements                         312,147               312,147                                      56,511
                                              ----------            ----------           -----------            ----------

                                               3,899,451             1,232,493             2,666,958             2,526,057
  Less accumulated depreciation                 (567,911)             (293,015)             (274,896)             (271,252)
                                              ----------            ----------           -----------            ----------

                                              $3,331,540            $  939,478            $2,392,062            $2,254,805
                                              ==========            ==========           ===========            ==========


   Depreciation expense including amortization of assets under capital lease for 1996 and 1995 amounted to $334,224 and $206,930, respectively.

5. NOTE PAYABLE, BANK

   In August 1996, the Company entered into a $15,000,000 line of credit with CoreStates Bank pursuant to which $10,682,171 was outstanding at December 31, 1996. The rate of interest on borrowings under the revolving credit loan was the bank's prime lending rate plus 1/2% (8.75% at December 31, 1996). Total aggregate borrowings under the revolving credit loan were limited to 80% of eligible accounts receivable plus the lesser of $8,000,000 or 58% of eligible inventory. The aggregate amount of all issued and outstanding letters of credit pursuant to a sub limit, could not exceed $12,000,000, of which $1,973,555 was outstanding at December 31, 1996. The revolving credit loan was payable upon demand and is collateralized by all of the assets of the Company and a $2,000,000 limited personal guaranty by the sole shareholder of the Company. This borrowing agreement was amended on June 4, 1997 (see below). Interest expense related to this line of credit was $392,383 in 1996.

   On November 8, 1996, the bank notified the Company that it was in default of certain financial covenants, specifically the debt to net worth ratio and required tangible net worth, and certain provisions relating to the delivery of accurate financial information. On February 7, 1997 a forbearance agreement with the bank was signed requiring the Company to obtain replacement financing by March 31, 1997. This refinancing was not successfully completed by March 31, 1997.

   On June 4, 1997, after several two week extensions to the line of credit were obtained, the Company obtained an extension through November 30, 1997 to allow the Company further time to obtain new financing. The terms of the extension modified the original line of credit in several significant ways including an increase in the interest rate to prime plus 3% for the first 30 days, increasing 1% per month, allowing the Company to borrow up to $5,750,000 in excess of its $15,000,000 credit line and borrow up to $5,200,000 in excess of the collateral value as defined by the bank, obtaining the shareholder's guarantee and resetting certain refinanced covenants. This agreement contains cross default provision with RYKA. At June 30, 1997 RYKA was not in compliance with certain financial ratios. On August 14, 1997, RYKA obtained modifications to its lending agreement to cure these events of default.

   Prior to August 1996, the Company had a $12,000,000 line of credit with Midlantic Bank pursuant to which $9,711,730 was outstanding at December 31, 1995. The rate of interest on borrowings under the revolving credit loan was the bank's prime lending rate minus 1/4% (8.25% at December 31, 1995). Total aggregate borrowings under the revolving credit loan were limited to 80% of eligible accounts receivable plus the lesser of $6,000,000 or 60% of eligible inventory. The aggregate amount of all issued and outstanding letters of credit, pursuant to a sub limit, were not to exceed $5,000,000 of which $373,593 was outstanding at December 31, 1995. The Company was in violation of certain of these covenants as of December 31, 1995. The Company obtained waivers from the bank relating to such violations. Interest expense related to this line of credit was $456,378, $632,771 and $144,951 in 1996, 1995 and
   1994, respectively.

6. CAPITALIZED LEASE OBLIGATION

   Future minimum lease payments under capital lease with the sole shareholder of the Company, as described in Note 8, at December 31, 1996, together with the present value of the minimum lease payments, are as follows:


  1997                                                    $  347,498
  1998                                                       347,498
  1999                                                       347,498
  2000                                                       347,498
  2001                                                       347,498
  Thereafter                                               2,693,109
                                                          ----------

  Total minimum payments                                   4,430,599
  Less interest discount amount                            1,899,866
                                                          ----------
  Total present value of minimum payments                  2,530,733
  Less current portion                                       105,378
                                                          ----------

  Total non-current portion                               $2,425,355
                                                          ==========


   In September, 1994, the Company entered into a 15-year capital lease, with its sole shareholder, for warehouse and office space for its corporate headquarters. On October 1, 1996, the lease was amended from an annual rental amount of $193,056 to an annual rental amount of $347,498. Such amended amount more closely reflects the market value of the lease at the time it was amended. The Company pays insurance and maintenance relating to the leased property. The mortgage on the leased property is collateralized
   by a guaranty of the   Company and amounts to $1,643,338 at December 31, 1996
   and $1,700,026 at December 31,1995.

   Interest on all capital leases for 1996, 1995 and 1994 was $160,002, $215,902 and $46,605, respectively.

7. SUBORDINATED NOTE PAYABLE - SHAREHOLDER

   At December 31, 1996 and 1995, the sole shareholder had loans outstanding of $3,479,870 and $3,355,717, respectively, to the Company. These loans are noninterest-bearing and subordinate to bank financing. The shareholder has no intention to request repayment of such loans in the foreseeable future. Further, the shareholder has agreed that repayment will in no event be requested until after such time as capitalization (as defined) exceeds $3,500,000 for a period of nine months and such amount would be maintained after such repayment. Capitalization (as defined) was $2,991,531 and $3,448,504 at December 31, 1996 and 1995, respectively.

8. COMMON STOCK


                                                                                  DECEMBER 31,
                                                                          --------------------------
                                                                               1996         1995
  Common Stock consists of:
  KPR Sports International, Inc., no par value, 1,000 shares authorized;
      200 shares issued and outstanding                                            $1,000       $1,000
    MR Management, Inc., no par value, 1,000 shares authorized;
      100 shares issued and outstanding                                               500          500
    KPR Sports International, BVBA, no par value, 1,000 shares authorized; 100 shares issued and outstanding
    KPR Sports International Europe B.V., no par value,
      1,000 shares authorized; 100 shares issued and outstanding
    MR Acquisitions, LLC, no par value, 1,000 shares authorized;
      100 shares issued and outstanding
    Abington Ski, Inc., no par value, 10,000 voting and 10,000 nonvoting shares authorized; 100 shares of voting stock
      issued and outstanding
    Delmar Ski, Inc., no par value, 1,000 shares authorized;
      100 shares issued and outstanding                                               500          500
    Lancaster Ski, Inc., no par value, 10,000 voting and 10,000 nonvoting shares authorized; 100 shares of voting stock
      issued and outstanding
    Apex Sports International, Inc., no par value, 1,000 shares authorized;
      100 shares issued and outstanding
                                                                              -----------  -----------

                                                                                   $2,000       $2,000
                                                                              ===========  ===========


9. RELATED PARTY TRANSACTIONS

   The Company leases office space from the sole shareholder of the Company (see
   Note 6).

   The Company has loans from the sole shareholder of the Company (see Note 7).

   The Company's related party transactions during 1996 and 1995 with its affiliate, RYKA, (excluding those described in Note 2) for the period January 1, through December 31, are as follows:


                                                                                    1996               1995

  Purchases of Inventory                                                         $2,388,743          $342,236
  Purchase of Equipment                                                              15,000            15,000
  Interest Income                                                                    80,723            34,555
  Rental Income                                                                      47,500            19,792


   The Company's ending inventory includes inventory purchased from RYKA of $151,985 and $85,254 at December 31, 1996 and 1995, respectively.

10. COMMITMENTS

   RELATED PARTY LEASE AND CONTINGENCIES

   Operating Leases - KPR Sports International Europe B.V. has a five year lease for an office and warehouse facility in the Netherlands requiring annual payments of $110,000 through March, 2000.

   The Company has an annual lease for an office facility in Santa Ana, California, requiring monthly payments of $2,320 through July 1997.

   The future minimum rental payments for the Company and its affiliates for its operating leases having initial or remaining terms in excess of one year are as follows:


  1997                                                                                        $126,240
  1998                                                                                         110,000
  1999                                                                                         110,000
  2000                                                                                          27,500
  2001                                                                                               -


   Rent expense for 1996 and 1995 amounted to $276,316 and $213,630, respectively.

   PURCHASE - As of December 31, 1996, outstanding purchase commitments exist totaling $1,973,555, for which commercial letters of credit have been issued.

   LEGAL PROCEEDINGS - On March 21, 1997, Big Smith Bands, Inc. ("Big Smith") commenced an action against the Company in the United States District Court for the Eastern District of Pennsylvania. The complaint seeks damages in the amount of $954,341.89, which Big Smith alleges is owed to it under the contract with the Company. The contract at issue was for the purchase of Caterpillar brand, first quality apparel, that Big Smith offered to sell in connection with its liquidation of its Caterpillar inventory. The Company paid Big Smith $1,000,000 prior to shipment, with the balance to have been paid seventy-five (75) days thereafter. Big Smith contends that the Company breached the contract by failing to pay the amount owed thereunder. Alternatively, Big Smith alleges that the Company converted the Caterpillar apparel for its own use and benefit, and therefor, Big Smith contends that it is entitled to compensatory damages.

   The Company has filed its Answer and its Counterclaim. The Counterclaim seeks damages arising from Big Smith's breaches of the parties' contract. Specifically, the Company discovered that the goods were not first quality in accordance with Big Smith's warranties. Moreover, Big Smith had fraudulently misrepresented that there were not any restrictions on the Company's right to sell the merchandise to its contract/distributor in England. The Company alleges in its Counterclaim that Caterpillar had terminated Big Smith's license to sell Caterpillar apparel before Big Smith's sale to the Company. As a result of Big Smith's misrepresentations and defects in some of the apparel, the Company has not been able to sell all of the merchandise and/or has sold it for much lesser amounts than it had reasonably anticipated. In addition, the Company has been forced to provide a credit to its distributor in England who cannot sell the apparel there due to pressure being exerted by Caterpillar and local authorities. The Company, therefore, has demanded that Big Smith compensate it for its losses.

   The case is presently in discovery. The Company has $818,000 recorded in accounts payable to Big Smith relating to this matter. The Company has also recorded a charge to operations to account for the impairment in the inventory that management believes exists due to the above facts and circumstances.

   Management believes that the ultimate resolution of this matter will not have a material adverse effect on the combined financial position or results of operations of the Company.

   DISTRIBUTIONS - The Company made distributions to the sole shareholder in 1996 and 1995 of $782,200 and $823,543, respectively, in order for the shareholder to pay his income tax liabilities for 1995 and 1994 relating to the Company's net income included in his individual tax returns. No distribution in 1997 is anticipated to be necessary relating to 1996 results of the Company.

11. MAJOR CUSTOMERS

   Sales to the Company's major customers during 1996, 1995 and 1994 accounted for 24%, 30% and 42%, respectively, of the Company's total sales as follows:


                                                           1996                   1995                   1994

  Customer 1                                             $ 6,368,293            $ 7,615,031
  Customer 2                                               5,081,334              5,290,483            $ 5,140,051
  Customer 3                                                                                             6,072,803
                                                       -------------          -------------          -------------

                                                         $11,449,627            $12,905,514            $11,212,854
                                                       =============          =============          =============


12. FOREIGN OPERATIONS

   The following sets forth information relating to the Company's foreign operations (in thousands):


                                                                     1996          1995          1994

  Net sales                                                         $7,441        $4,124         $ 260
  Operating profit                                                     236            19             3
  Total assets                                                       4,163         2,262            69



   The Company's foreign operations are primarily in one geographic area, Holland.

                                     ******

                  KPR SPORTS INTERNATIONAL, INC. AND AFFILIATES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                ASSETS
                                                                                June 30,               December 31,
                                                                                  1997                     1996
                                                                         -----------------------  -----------------------
                                                                               (Unaudited)
Current assets:
    Cash and cash equivalents.........................................          $       417,663           $      275,871
    Accounts receivable, net of allowance for doubtful accounts
       of $251,183 and $279,682.......................................               11,625,342                9,660,543
    Inventory, net of allowance for slow moving inventory of
       $961,178 and $1,360,602........................................                9,446,331               10,749,460
    Prepaid expenses and other current assets.........................                  409,848                1,197,819
                                                                         -----------------------  -----------------------
          Total current assets........................................               21,899,184               21,883,693
Property and equipment, net of accumulated depreciation...............                3,281,749                3,331,540
Investment in and advances to RYKA Inc................................                  826,051                1,167,986
Other assets, net of accumulated amortization.........................                  267,585                  295,325
                                                                         -----------------------  -----------------------
          Total.......................................................          $    26,274,569           $   26,678,544
                                                                         =======================  =======================

                        LIABILITIES AND COMBINED (DEFICIT)

                                                                                June 30,               December 31,
                                                                                  1997                     1996
                                                                         -----------------------  -----------------------
Current liabilities:
    Note payable to bank..............................................             $ 11,985,994             $ 10,682,171
    Current portion of capital lease obligation.......................                  106,234                  105,378
    Accounts payable..................................................               10,133,875                9,664,321
    Accrued expenses..................................................                  532,501                  579,292
    Payroll and sales tax payable.....................................                  111,063                  212,809
    Income taxes payable..............................................                       --                   81,481
                                                                         -----------------------  -----------------------
          Total current liabilities...................................               22,869,667               21,325,452
                                                                         -----------------------  -----------------------
Capital lease obligation..............................................                2,368,702                2,425,355
                                                                         -----------------------  -----------------------
Subordinated note payable -- shareholder..............................                3,103,456                3,479,870
                                                                         -----------------------  -----------------------
Combined (deficit):
    Common stock no par value; 1,000 shares authorized, 200
       shares issued and outstanding..................................                    2,000                    2,000
    Additional paid in capital........................................                1,406,401                1,066,758
    Foreign currency translation adjustment...........................                  (23,778)                 (41,865)
       Combined (deficit).............................................               (3,426,879)              (1,554,026)
                                                                         -----------------------  -----------------------
                                                                                     (2,042,256)                (527,133)
       Less treasury stock -- at cost.................................                   25,000                   25,000
                                                                         -----------------------  -----------------------
       Net combined (deficit).........................................               (2,067,256)                (552,133)
                                                                         -----------------------  -----------------------
          Total.......................................................             $ 26,274,569             $ 26,678,544
                                                                         =======================  =======================

Please refer to the notes to condensed consolidated financial statements.

                     KPR INTERNATIONAL, INC. AND AFFILIATES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

--------------------------------------------------------------------------------

                                                                     Six Months
                                                                   Ended June 30
                                              --------------------------------------------------------
                                                         1997                          1996
                                              --------------------------    --------------------------
Net Sales.................................              $    25,133,737               $    18,235,886
Cost of goods sold........................                   19,965,114                    14,016,969
                                              --------------------------    --------------------------
Gross profit..............................                    5,168,623                     4,218,917

Operating expenses:
    General and administrative............                    3,685,323                     2,051,883
    Sales and marketing ..................                    2,123,008                     1,270,247
    Development and design................                      461,055                       154,503
                                              --------------------------    --------------------------
Total operating expenses..................                    6,269,386                     3,476,633
                                              --------------------------    --------------------------
Operating income (loss)...................                   (1,100,763)                      742,284
                                              --------------------------    --------------------------

Other income (expenses):
    Interest expense......................                     (792,401)                     (505,917)
    Interest income.......................                       36,580                        47,926
    Royalty income........................                      109,640
    Rental income.........................                       23,750                        23,750
    Other.................................                      (62,530)                       (3,925)
                                              --------------------------    --------------------------
                                                               (684,961)                     (438,166)
                                              --------------------------    --------------------------

Equity in net loss of RYKA Inc............                      (87,129)                     (229,466)
                                              --------------------------    --------------------------
Net loss..................................                   (1,872,853)                      (48,715)
                                              ==========================    ==========================

                     KPR INTERNATIONAL, INC. AND AFFILIATES
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

--------------------------------------------------------------------------------


                                           Common                          Foreign                              Treasury Stock
                                           Stock       Additional          Currency                                At Cost
                                         ---------       Paid-in          Translation          Accumulated    --------------------
                                           Amount        Capital           Adjustment            Deficit      Shares
                                         ---------   ----------------   -----------------     -------------   ------
AMOUNTS
    Balance, December 31, 1996.........     2,000          1,066,758            (41,865)       (1,554,026)      100        25,000
    Net loss...........................                                                        (1,872,853)
    Equity in stock issuance
       of  RYKA........................                      187,643
    Warranty compensation related
       to former officer...............        --            152,000                  --                --       --            --
    Cumulative foreign currency
       translation adjustment..........                                           18,087
                                         ---------   ----------------   -----------------     -------------   ------     ---------
    Balance, June 30, 1997.............     2,000          1,406,401             (23,778)      (3,426,879)      100        25,000
                                         =========   ================   =================     =============   ======     =========

                    KPR INTERNATIONAL, INC. AND AFFILIATES
                            STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                   Six Months
                                                                                                 Ended June 30,
                                                                                 -----------------------------------------------
                                                                                        1997                       1996
                                                                                 -------------------        --------------------

                      INCREASE (DECREASE) IN CASH
Cash flows from operating activities:
    Net income.............................................................          ($    1,872,853)          ($        48,715)
    Adjustments to reconcile net income to net cash (used in)
       operating activities:
       Depreciation and amortization.......................................                   79,337                    129,727
       Allowance for doubtful accounts.....................................                  (28,499)                     3,082
       Equity in undistributed loss of RYKA Inc............................                   87,129                    229,466
       Gain on sale of equipment...........................................
       Warrant expense.....................................................                  152,000                         --
       Provisions for loss on inventory....................................                 (339,424)                  (138,483)
       (Increase) decrease in operating assets:
            Accounts receivable............................................               (1,936,300)                 2,504,635
            Inventory......................................................                1,642,553                    444,690
            Prepaid expenses and other current assets......................                  787,971                   (254,822)
            Other Assets...................................................                   21,246                   (244,881)
       Increase (decrease) in operating liabilities:
            Accounts Payable...............................................                  469,554                  1,190,658
            Accrued expenses...............................................                  (46,791)                  (144,693)
            Income Tax Payable.............................................                  (81,481)                        --
            Payroll and sales tax payable..................................                 (101,746)                   (70,285)
                                                                                 -------------------        --------------------
               Net cash provided by (used in) operating activities.........               (1,167,304)                 3,600,379
                                                                                 -------------------        --------------------
Cash flows from investing activities:
    Acquisition of property and equipment..................................                  (29,546)                  (311,917)
    Investment in RYKA, Inc................................................                  448,943                   (309,918)
                                                                                 -------------------        --------------------
               Net cash (used in) investing activities.....................                  419,397                   (611,835)
                                                                                 -------------------        --------------------
Cash flows from financing activities:
    Net borrowings under line-of-credit....................................                1,303,823                 (2,893,602)
    Repayment of capitalized lease obligation..............................                  (55,797)                   (26,851)
    Subordinated shareholder's advances....................................                 (376,414)                        --
    Distributions to shareholder...........................................                                             (42,131)
                                                                                 -------------------        --------------------
               Net cash provided by financing activities...................                  871,612                 (2,962,584)
                                                                                 -------------------        --------------------
Foreign currency translation adjustment....................................                   18,087                    (20,490)
       Net increase in cash................................................                  141,792                     (5,470)
       Cash beginning of period............................................                  275,871                     19,475
                                                                                 -------------------        --------------------
       Cash end of period..................................................           $      417,663            $        14,005
                                                                                 ===================        ====================


                         KPR SPORTS INTERNATIONAL, INC.

                Notes to Condensed Combined Financial Statements
                     Six Months Ended June 30, 1997 and 1996
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE A -- BASIS OF PRESENTATION

The accompanying condensed combined financial statements of KPR Sports International, Inc. and Affiliates have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.

The accompanying financial information is unaudited; however, in the opinion of Management, all adjustments (consisting solely of normal receiving accruals) necessary for a fair presentation of the operating results of the periods reported have been included. The results of operations for the periods reported are not necessarily indicative of those that may be expected for a full year.

This quarterly report should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Audited Combined Financial Statements as of December 31, 1996 as presented elsewhere herein.

The Company has incurred significant losses during the six months ended June 30, 1997 and had a combined deficit of $3,426,879 as of June 30, 1997.

The Company has been notified by their primary bank that their credit facility will expire on November 30, 1997. If the Company is unable to obtain alternative financing, their is so assurance that if the Company will be able to continue as a going concern. Further, there is no assurance that if the Company is able to obtain alternative financing.

Management is negotiating with other financial institutions to provide new financing and other investors to obtain equity and/or subordinated debt.

Management believes they will be successful in obtaining new financing which will enable the company to continue as a going concern for the forseeable future.

The accompanying financial statements for the six months ended June 30, 1997 have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The financing difficulties described above raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

                         KPR SPORTS INTERNATIONAL, INC.

                Notes to Condensed Combined Financial Statements
                     Six Months Ended June 30, 1997 and 1996
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE B -- INVESTMENT IN AND ADVANCES TO RYKA


Investment in and advance to RYKA at December 31, 1996........       1,167,986

Equity in net loss of RYKA, Inc...............................         (87,129)

Equity in stock issuance of RYKA .............................         187,643

Amortization of negative goodwill.............................           6,494

RYKA partial repayment of initial advance.....................        (385,000)

Additional RYKA (repayments) advances.........................         (63,943)

Investment in and advances to RYKA, June 30, 1997.............         826,051

NOTE C -- NOTE PAYABLE, BANK

The Company's credit facility consists of a $15,000,000 asset based revolving credit facility. The facility makes funds available to the Company based upon a percentage of inventory and accounts receivable, as defined in the agreement. At June 30, 1997 $11,895,994 was outstanding under the revolver with $5,564,103 in outstanding letters of credit. Interest on the outstanding balance was paid monthly at the rate of prime plus 1/2% through June 3, 1997. The revolving credit loan is payable upon demand and is collateralized by all the assets of the Company and a $2,000,000 limited personal guaranty by the sole shareholder of the Company. The revolving credit loan is subject to certain covenants including the maintenance of prescribed amounts of net worth and leverage ratios. Interest expense related to this line of credit was $601,264 for the six months ended June 30, 1997.

On February 7, 1997, the Company entered into a forbearance agreement with the bank requiring the Company to obtain new financing by March 31, 1997. This refinancing was not successfully completed by March 31, 1997, therefore, the bank provided a further extension through April 18, 1997.

On June 4, 1997, the Company obtained an extension through November 30, 1997 to allow the Company time to obtain new financing. The terms of the extension provided for a seasonal increase of the credit line of up to $5.75 million, with seasonal advances of up to $5.2 million in excess of the collateral value as defined by the bank. In consideration for these conditions, the interest rate on the borrowing under this facility increased to prime plus 2 1/4% for the first thirty days, ended June 30, 1997, increasing 1% per month through the termination date of the loan (November 30, 1997). In addition, the bank obtained the shareholders guaranty of the debt, and placed certain additional financial covenants on the Company.

                         KPR SPORTS INTERNATIONAL, INC.

                Notes to Condensed Combined Financial Statements
                     Six Months Ended June 30, 1997 and 1996
                                   (Unaudited)

--------------------------------------------------------------------------------

NOTE D -- RELATED PARTY TRANSACTION

The Company subleases a portion of its facility to RYKA at a rate of approximately $4,000 per month. Rental income pursuant to the sub-lease was $23,750 for the six months ended June 30, 1996 and 1997, respectively.

The Company has advanced certain funds to RYKA on a temporary basis in the ordinary course of business and RYKA advanced certain funds to the Company. Such amounts are included in the balance sheet as either a current asset or due from affiliate or a current liability due to affiliate.

In connection with the subordinated note receivable from RYKA (originally $851,440), the Company recorded interest income of $39,242 and $36,405 for the six months ended June 30, 1996 and 1997, respectively. On April 21, RYKA repaid $385,000 of the subordinated note receivable, therefore, the balance outstanding as shown in the accompanying balance sheet as of June 30, 1997 was 466,440.

During the six months ended June 30, 1997 RYKA opened $810,000 in letter of credit agreements on behalf of the Company at June 30, 1997, $385,000 in letter of credit agreements remained open for the benefit of the Company.

                                 APPENDIX "A"

                              TO PROXY STATEMENT

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                             AMENDED AND RESTATED
                             --------------------

                   CERTIFICATE OF INCORPORATION OF RYKA INC.
                   ----------------------------------------

            The undersigned, Michael G. Rubin, Chief Executive Officer of RYKA INC., a corporation originally incorporated under the name of ABE Corporation on September 15, 1988 under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that he is the Chief Executive Officer of the Corporation and that the Corporation has adopted this Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            The Amended and Restated Certificate of Incorporation shall read in full as follows:

            1.   The name of the Corporation is Global Sports, Inc.

            2. The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, Dover, Delaware, County of Kent. The name of the
                 Corporation's registered agent at such address is The Prentice Hall Corporation System.

            3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            4. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-one Million (21,000,000), of which Twenty Million (20,000,000) shall be Common Stock of a par value of $0.01 per share and One Million (1,000,000) shall be Preferred Stock of a par value of $0.01 share, amounting in the aggregate to Two Hundred Ten Thousand Dollars ($210,000.00). The designations and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be determined by the board of directors from time to time.

            5.   The Corporation is to have perpetual existence.

            6. In furtherance and not in limitation of the powers conferred by the statute, the board of directors is expressly authorized:

                 (i)    To make, alter or repeal the bylaws of the Corporation.

                 (ii) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                 (iii) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                 (iv) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting any agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (v) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

            7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
                 (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

            8. Whenever a compromise or arrangement is proposed between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of the creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

            9. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

            10. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, Michael G. Rubin, the Chief Executive Officer of the Corporation, has caused this Amended and Restated Certificate of Incorporation to be signed by him this _______ day of ___________, 1997.


                                   -----------------------------------
                                   Michael G. Rubin, Chief Executive Officer

                                 APPENDIX "B"

                              TO PROXY STATEMENT

                          SECOND AMENDED AND RESTATED
                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

                          SECOND AMENDED AND RESTATED
                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated October 15, 1997 by and among:
                    ----------------

     RYKA Inc., a Delaware corporation having its principal place of business 555 S. Henderson Road, King of Prussia, Pennsylvania ("RYKA"),

     KPR Acquisitions, Inc, a wholly owned Pennsylvania subsidiary of RYKA, having its principal place of business 555 S. Henderson Road, King of Prussia, Pennsylvania ("Merger Co."),

     KPR Sports International, Inc., a Pennsylvania corporation having its principal place of business at 555 S. Henderson Road, King of Prussia, Pennsylvania ("KPR"),

     Apex Sports International, Inc., a Pennsylvania corporation having its principal place of business at 555 S. Henderson Road, King of Prussia, Pennsylvania ("Apex"),

     MR Management, Inc., a Pennsylvania corporation having its principal place of business at 555 S. Henderson Road, King of Prussia, Pennsylvania ("Management"), and

     Michael G. Rubin, an individual, who is the sole shareholder of KPR, Apex and Management and who has an office c/o KPR ("Rubin").

     KPR, Apex and Management are hereinafter sometimes individually referred to as a "KPR Company" or collectively referred to as the "KPR Companies".

     RYKA, Merger Co., KPR, Apex and Management are each sometimes referred to herein as a "Constituent Corporation" or collectively as the "Constituent Corporations", or the "Companies".


                                  WITNESSETH:

     On September 26, 1996, the Constituent Corporations and Rubin entered into an Agreement and Plan of Reorganization which was amended on October 17, 1996 when the parties entered into an Amended and Restated Agreement and Plan of Reorganization ("First Amended and Restated Agreement") and further amended on August 22, 1997 when the parties entered into the First Amendment to the Agreement and Plan of Reorganization ("First Amendment").

     Rubin and the Constituent Corporations, for the purpose of clarification, now desire to consolidate the terms of the First Amendment and Plan of Reorganization and First Amendment, all as hereinafter set forth.

     In consideration of the mutual agreements and covenants contained herein, the parties hereby agree as follows:


1.   Agreement of Reorganization
     ---------------------------

     Upon the due approval and adoption of this Agreement by the shareholders of each of the Constituent Corporations (hereinafter named), and the satisfaction or waiver of the conditions set forth herein to the obligations of the parties hereto:

     (a)  Transfer by RYKA to RYKA Sub, Inc.
          ----------------------------------

          RYKA shall transfer to a wholly owned subsidiary, RYKA Sub, Inc., a Pennsylvania corporation ("RYKA Sub") all of its assets and liabilities in exchange for all of the issued and outstanding capital of RYKA Sub ("Asset Transfer") .

     (b)  Merger of KPR and Merger Co. with KPR Surviving as a Wholly Owned
                                                               ------------
          Subsidiary of RYKA.
          ------------------

          A certificate of merger shall be filed with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the laws of the Commonwealth of Pennsylvania providing for the merger of Merger Co. into KPR, with KPR surviving as a wholly owned subsidiary of RYKA.
          The shares of Merger Co. held by RYKA shall be exchanged for newly issued shares of KPR and Rubin shall receive RYKA shares from Merger Co. in exchange for all of the outstanding shares in KPR as more fully described in Paragraph 4 below.

          Thereafter, effective as of the close of business on the date on which the certificate of merger is filed, Merger Co., shall cease to exist in accordance with the applicable general corporate law of the Commonwealth of Pennsylvania. The date and time of such filing herebefore referred to shall be the "Effective Date." The merger is referred to herein as the "Merger."

     (c)  Exchange of RYKA Stock for All of the Issued and Outstanding Stock of
                                                           --------------------
          Apex and Management.
          -------------------

          RYKA shall acquire all of the issued and outstanding shares of Apex and Management by exchanging so many of its shares as set forth in Paragraph 4 below with Michael Rubin, who shall deliver on the same date to RYKA all of the outstanding shares of Apex and Management ("Stock Exchange"). The date upon which such exchange of shares shall take place will be the "Closing Date." (The Asset Transfer, Merger and Stock Exchange is hereinafter collectively referred to as the "Reorganization").


2.   Closing
     -------

          The parties shall execute and mutually exchange the Closing
          Documents (as hereinafter defined) at a closing (the "Closing") to occur at the offices of Astor Weiss Kaplan & Rosenblum, The Bellevue, 6th Floor, Broad and Walnut Streets, Philadelphia, Pennsylvania on the closing date (the "Closing Date"), which shall be at such time as to be agreed upon by the parties, but in no event later than December 31, 1997; provided, however, either party shall have the right to extend the Closing Date to a date no later than March 31, 1998."

3.   Certificate of Incorporation, By-laws and Directors
     ---------------------------------------------------

     (a) The certificate of incorporation of RYKA in effect on the Effective Date shall be in the form attached hereto as Exhibit 3(a).

     (b) The by-laws of RYKA in effect on the Effective Date shall be its by-laws until amended or repealed as provided by law.

     (c) The directors of RYKA on the Effective Date shall continue in office after the Reorganization for the term provided in the by-laws of RYKA, and after the Effective Date, RYKA shall also nominate three (3) others to serve on the board of directors, which nominees shall be pre-approved by Rubin.

     (d) The certificate of incorporation of KPR in effect on the Effective Date shall continue to be its certificate of incorporation until amended as provided by law.

     (e) The by-laws of KPR in effect on the Effective Date shall be its by-laws until amended or repealed as provided by law.

     (f) The existing directors of KPR, immediately prior to the Effective Date, shall resign and on the Effective Date new directors shall be appointed by RYKA.

     (g) The certificate of incorporation of Apex and Management in effect on the Closing Date shall continue to be their certificates of incorporation until amended as provided by law.

     (h) The by-laws of Apex and Management in effect on the Closing Date shall be their by-laws until amended or repealed as provided by law.

     (i) The directors of Apex and Management shall resign immediately before the Closing Date and immediately after the Closing Date RYKA shall appoint new directors for Apex and Management.

4.   Conversion and Exchange of Shares
     ---------------------------------

     (a) Upon consummation of the Reorganization, Rubin shall own 8,169,086 shares of Ryka as follows:

          (i) all of the issued and outstanding shares of Common Stock of KPR shall be exchanged for 6,938,375 shares of RYKA then held by Merger Co., (b) 100,000 shares of RYKA shall be exchanged for all of the issued and outstanding shares of Apex, (c) 61,625 shares of RYKA shall be exchanged for all of the issued and outstanding shares of Management (the total number of shares received by Rubin for his interest in the KPR Companies is 7,100,000) and
               (d)1,069,086 shares of Ryka will be exchanged for 1,069,086 shares of Ryka common stock owned by MR Acquisitions, LLC (which will become treasury shares as a result of the Reorganization). All such shares of RYKA shall be fully paid and non-assessable.

     (b) No fractional shares will be issued in the Reorganization, and any fractional shares will be purchased by Ryka.

     (c) KPR, Apex and Management each covenant as of the Effective Date there will not be outstanding any options, warrants or similar instruments or agreements or arrangements for the issuance of any additional shares of capital stock.

     (d) The parties acknowledge that the number of shares of Common Stock of Ryka to be received by the shareholders of the KPR Companies assumes that prior to the Effective

         Date, RYKA will complete a reverse split pursuant to which existing shareholders will receive one share of stock for every twenty shares they presently own.

5.   Certain Other Agreements
     ------------------------

     (a) On or prior to the Effective Date, RYKA Inc., a Delaware corporation, shall transfer by Bill of Sale all of its assets to RYKA Newco, Inc., a Pennsylvania corporation ("Newco") and simultaneous therewith, Newco shall assume all of the liabilities of RYKA.

     (b) Prior to the Effective Date, RYKA shall affect a reverse split so that for every twenty (20) shares of RYKA presently outstanding, a shareholder shall receive one (1) share of Common Stock of RYKA.

6.   Representations and Warranties of KPR, Apex and Management
     ----------------------------------------------------------

     Each of the KPR Companies and Rubin, jointly and severally represent and warrant to RYKA that, except as set forth in the KPR Disclosure Schedules with a reference to the relevant Section of this Agreement:

     (a)  Organization and Capitalization.  Each of the KPR Companies is a
          -------------------------------
          corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued and sold in compliance with all applicable securities laws and regulations, and there are no other equity securities of any class authorized, issued, reserved for issuance or outstanding, and there are no preemptive rights as to any shares. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of KPR, Apex or Management capital stock.

     (b)  Power and Authority. Each of the KPR Companies has all requisite power
          -------------------
          and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification. All such jurisdictions are listed in the KPR Companies' Disclosure Schedules.

     (c)  Governing Documents of the KPR Companies.  The copies of the
          ----------------------------------------
          Certificates of Incorporation and by-laws of KPR, Apex and Management, certified by the Secretary of the

          Commonwealth of Pennsylvania are true, complete and correct.

     (d)  Authority for Agreement.  The Board of Directors and the sole
          -----------------------
          shareholder of each of KPR, Apex and Management have approved this Agreement, have authorized the execution and delivery hereof. The KPR Companies have full power, authority and legal right to enter into this Agreement and, upon appropriate vote of its stockholders in accordance with law, to consummate the transactions contemplated hereby.

     (e)  No Violation to Result.  The execution and delivery of this Agreement
          ----------------------
          and the consummation of the transactions contemplated hereby (assuming that appropriate consents are obtained from bank lenders to the KPR Companies or Rubin):

        (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or By-laws of any of the KPR Companies or (after the consents referred to in the Disclosure Schedules are obtained) any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which any of the KPR Companies or their shareholders is a party or by which KPR, Apex or Management or any of such shareholders or any of their respective properties or assets are bound;

        (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

        (iii) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to any of the KPR Companies or any of their shareholders; and

        (iv) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of any of the KPR Companies.

     (f)  No Existing Defaults.  None of the KPR Companies are in default in any
          --------------------
          material respect:

        (i) under any of the terms of any note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which any of the KPR Companies are a party or by which they or any of their properties or assets are bound;

        (ii) under any law, judgment, decree, order, rule, regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to the KPR Companies or to any of their properties or assets; or

        (iii) in the payment of any monetary obligations or debts, there exists no condition or event which, after notice or lapse of time or both, would constitute a material default in connection with any of the foregoing.

     (g)  Financial Statements.  The combined audited Financial Statements of
          --------------------
          KPR and Management (including certain affiliated companies) as of and for the years ended December 31, 1996, 1995 and 1994 (which Financial Statements including, without limitation, any notes thereto and reports thereon are hereinafter collectively called the "Companies' Financial Statements" and which Financial Statements for the year ended December 31, 1996 are hereinafter referred to as the "Companies' 1996 Financial Statements"), all of which have been delivered to RYKA and are included in the Disclosure Schedules, correctly and fairly present the financial position of each of the KPR Companies and the results of operations as of the respective dates and for the periods indicated thereon and have been prepared in accordance with generally accepted accounted principles applied on a consistent basis. The balance sheet included in the KPR Companies' 1996 Financial Statements is hereinafter referred to as the "Balance Sheet," and December 31, 1996 is hereinafter sometimes referred to as the "Balance Sheet Date".

     (h)  Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
          reflected on the face of the Balance Sheet (including the notes thereto) and except as otherwise set forth in this Agreement or in the Disclosure

          Schedules, as of the Balance Sheet Date the KPR Companies had no debts or other liabilities, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the KPR Companies' income, or their property or capital, for any period prior to the close of business on the Balance Sheet Date or any other debts or liabilities relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet Date.

     (i)  Taxes.  Each of the KPR Companies have prepared (or caused to be
          -----
          prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheet included in the KPR Companies' 1996 Financial Statements includes appropriate provisions for all taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. None of the KPR Companies have executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. None of the KPR Companies are a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against any of the KPR Companies, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against the KPR Companies or any one of them.

     (j)  Absence of Changes or Events.  Since the Balance Sheet Date each of
          ----------------------------
          the KPR Companies has conducted its business only in the ordinary course and has not:

        (i) incurred any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of the KPR Companies;

        (ii) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

        (iii) declared or made any distributions to its shareholders/members, or purchased, retired or redeemed, or obligated themselves to purchase, retire or redeem, any of their equity;

        (iv) except for liens and pledges to each of the KPR Companies' bank lenders, mortgaged, pledged or (other than liens arising in the ordinary course) subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

        (v) sold, transferred or otherwise disposed of any of its assets of material value, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

        (vi) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the assets, operations or prospects of any of the KPR Companies;

        (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work-stoppages, slow-downs or lock-outs, or had any material change in their relations with their employees, agents, customers or suppliers;

        (viii) except in the ordinary course of business in dealing with customers of the KPR Companies' licensees, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

        (ix) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of any of the KPR Companies;

        (x) acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

        (xi) made any capital expenditures or capital additions or betterments in excess of an average of $50,000.00 per month;

        (xii)  changed its banking or safe deposit arrangements;

        (xiii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to any of the KPR Companies or their property;

        (xiv) made any change in its selling, pricing, advertising or personnel practices;

        (xv) suffered any change, event or condition which, in any case or in the aggregate, has had a materially adverse affect on any of the KPR Companies' condition (financial or otherwise), properties, assets, liabilities or operations, including, without limitation, any change in any of the KPR Companies' revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

        (xvi) entered into any transaction, contract or commitment of material value other than in the ordinary course of business or paid or agreed to pay any brokerage or finder's fee by reason of this Agreement or the transactions contemplated hereby; or

        (xvii) entered into any agreement or made any commitment to take any of the types of action described in the subparagraphs above.

     (k)  Litigation.  There is no claim, legal action, suit, arbitration,
          ----------
          governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of any of the KPR Companies or Rubin, threatened, against or relating to any of the KPR Companies, their properties, assets or business or the transactions contemplated by this Agreement. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending, in effect, or (to the knowledge of the KPR Companies or Rubin) threatened, against or relating to any employee of any of the KPR Companies. The Disclosure Schedules set forth a list of all decrees, orders or arbitration awards (or agreements entered into in any administrative, judicial or arbitration proceeding with any governmental authority) binding upon the KPR Companies or the KPR Companies' assets.

     (l)  Compliance with Laws and Other Instruments.  Each of the KPR Companies
          ------------------------------------------
          has complied in all material respects with all existing laws, rules, regulations, ordinances, orders, judgments and decrees applicable to their business as presently conducted.

     (m)  Title to Properties.  Each of the KPR Companies has good and
          -------------------
          marketable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet. None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except:

        (i) for properties and assets which are reflected in the Disclosure Schedules as being leased by any of the KPR Companies as lessee,

        (ii) as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof, or

        (iii) those imperfections of title and encumbrances, if any, which

               (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

               (B) do not interfere with either the present and continued use of such property or the conduct of either of the KPR Companies' normal operations and

               (C)  have arisen only in the ordinary course of business.

     (n)  Schedules.  In addition to noting exceptions to the various
          ---------
          representations and warranties herein stated, the Disclosure Schedules set forth a materially accurate and complete list of:

        (i) All real property owned by each of the KPR Companies or in which any Company has a leasehold or other interest or which is used by any Company in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which any Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which any Company has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

        (ii) As of a date no earlier than June 30, 1996, all of the KPR Companies' receivables (which shall include accounts receivable, loans receivable and any advances), specifically designating each such listed receivable which has been outstanding for more than 30 days.

        (iii) All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service mark registrations, and applications therefor, service names, trade names, copyrights and copyright registrations, and applications therefor, wholly or partially owned or licensed by any Company or which are material to the conduct of its business.

        (iiia) All computers, equipment, motor vehicles, and other tangible personal property (other than inventory and supplies), owned ,leased or used by the KPR Companies except for items which have an individual net remaining book value of less than $10,000.00, and which do not, in the aggregate, have a total remaining book value of more than $200,000.00, setting forth with respect to all such listed property all leases and other ownership documents.

        (iv) All fire, theft, casualty, liability and other insurance policies insuring each Company, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

        (v) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which any Company is a party or by which any Company is bound.

        (vi) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which any Company is a party or by which any Company is bound.

        (vii) All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of an equity interest in any Company or pursuant to which any Company has acquired any material portion of its business or assets.

        (viii) All contracts, agreements, commitments or other understandings or arrangements to which any Company is a party or by which any Company or any of its property is bound, but excluding (A) contracts entered into in the ordinary course of business involving payments or receipts by any Company of less than $10,000.00 in any single case but not more than $200,000.00 in the aggregate, and (B) contracts entered into in the ordinary course of business which are terminable by any Company on less than thirty (30) days' notice without any penalty or consideration.

        (ix) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock or equity options or stock or equity purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, to which any Company is a party or is bound which relate to the operation of any Company's business.

        (x) The names and current annual salary rates of all persons (including independent commission agents) who are employed or retained by any Company at an annual salary of not less than $75,000.00, showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation for the years ended December 31, 1995 and December 31, 1996.

        (xi) The name of each bank in which any Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, holding tax or other powers of attorney from any Company and a summary of the terms thereof;

        (xii) A list of all written agreements between all KPR Companies and their customers which have an effective term longer than 30 days. Rubin represents that there is no special pricing relationship or arrangement between any Company and any customer, unless such relationship or arrangement is set forth in the Disclosure Schedules or is consistent with all KPR Companies' billing schedules or with the billing schedules of all KPR Companies' licensees.

          There is not under any such contract, agreement, lease, license or commitment any existing default by any Company, or event which, after notice or lapse of time, or both, would constitute a default by any Company or result in a right to accelerate or loss of rights. To each KPR Companies' knowledge, there is not under any such contract, agreement, lease, license or commitment any existing default by the party or parties thereto. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on the Disclosure Schedules (together with any and all amendments thereto) have been delivered or made available to RYKA.

     (o)  Patents, etc.  Each Company owns or possesses the royalty free
          ------------
          licenses or other rights to use all copyrights, trademarks, service marks, service names, trade names, patents, licenses and trade secrets necessary to conduct its business as it is presently operated. No Company is infringing upon any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses or trade secrets owned by any other person or persons, and there is no claim or action by any such person pending, or to the knowledge of any Company threatened, with respect thereto. The KPR Companies are not aware of any infringement by any third party of any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses or trade secrets owned by any Company.

     (p)  No Guaranties.  None of the obligations or liabilities of any Company
          -------------
          is guaranteed by any person, firm or corporation nor has any Company guaranteed the obligations or liabilities of any other person, firm or corporation.

     (q)  Benefit Plans.
          -------------

        (i) All employee benefits and benefit plans (collectively the "Plans," and individually a "Plan") sponsored, maintained or contributed to by any Company are named and briefly described in the Disclosure Schedules. All of the Plans have been administered in accordance with all applicable laws and with their respective terms and are in compliance with all applicable statutory and regulatory standards and requirements with respect to form, fiduciary conduct and reporting and disclosure to governmental agencies and participants. In particular, each Company and each Plan is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No Company, any of the Plans nor any trustee or administrator of any of the Plans has engaged in any "prohibited transaction" as that term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject any Plan, its trustees or administrators, or any other party dealing with such Plan, to any tax or penalty. Contributions to each Plan have been made and allocated pursuant to the provisions of such Plan and are sufficient in amount to meet all claims of beneficiaries or recipients of the Plan; each Plan and participant account and statement is in order; there exists no pending or threatened litigation or complaint against any Plan, its trust, its fiduciaries or its administrators, nor is there any basis therefor; there have been no "reportable events" as the term is defined in ERISA; and there has been no termination of any Plan or any trust since the original effective date of ERISA.

        (ii) No Plan has incurred any material accumulated funding deficiency within the meaning of ERISA or the Code. No Company has incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with any Plan which is subject to Title IV of ERISA. The assets of each Plan that is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan which would be guaranteed by the PBGC if the Plan terminated, and are also sufficient to provide all other benefits due under the Plan. Except as disclosed in the Disclosure Schedules:

               (A) No Company is required to contribute to and is contributing to a "multiemployer pension plan" as defined in the Multiemployer Pension Plan Amendments Act of 1980;

               (B) No Company has "withdrawal liability" (as also defined in such Act) to any multiemployer pension plan, and the consummation of the transactions contemplated by this Agreement will not result in any such "withdrawal liability."

        (iii)  Except as disclosed in the Disclosure Schedules,

               the KPR Companies are not currently providing, or have failed to provide to the extent required by law, continuation coverage with respect to group health coverage to any former employee under the Consolidated Omnibus Budget Reconciliation Act of 1985 or any other Applicable Laws.

     (r)  Absence of Certain Business Practices.  Neither the KPR Companies nor
          -------------------------------------
          any officer, employee or agent of the KPR Companies, nor any other person acting on their behalf, has, directly or indirectly, within the past two years given or agreed to give any gift or similar benefit to any governmental employee who is in a position to help or hinder the business of any Company (or assist any Company in connection with any actual or proposed transaction) that (A) if known to governmental authorities, would be reasonably likely to subject any

          Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had an adverse effect on the assets, business or operations of any Company as reflected in the Financial Statements, or (C) if not continued in the future, would adversely affect any Company's assets, business, operations or prospects, or might subject any Company to a penalty in any private or governmental litigation or proceeding.

     (s) All receivables of the Companies (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of all KPR Companies' business and shall be (or have been) fully collected when due, or in the case of each account receivable within 90 days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable consistent with all KPR Companies' prior practices as reflected on the Balance Sheet.

     (t)   Proxy Statement.  The information to be supplied by the KPR Companies
          ----------------
          for inclusion in the proxy statement, to be sent to the stockholders of Ryka in connection with the meeting of RYKA stockholders to consider the Reorganization (such Proxy Statement as amended or supplemented s referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to RYKA stockholders, at the time of such stockholders' meeting and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the RYKA stockholders' meeting which has become false or misleading. If at any time prior to the Effective Date any information relating to any of the KPR Companies, or any of its affiliates, officers or directors should be discovered by any of the KPR Companies which should be set forth in an amendment or a supplement to the Proxy Statement, the party discovering such information shall promptly inform Ryka. Notwithstanding any of the foregoing, the KPR Companies make no representations or warranty with respect to any information supplied by RYKA which is contained in any of the foregoing documents.


7.   Representations and Warranties by RYKA
     --------------------------------------

     RYKA represents and warrants to each of the KPR Companies that, except as set forth in the RYKA Disclosure Schedules with a reference to the relevant Section of this Agreement:

     (a)  Organization and Capitalization.  RYKA is a corporation duly
          -------------------------------
          organized, validly existing and in good standing under the laws of the State of Delaware. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued and sold in compliance with all applicable securities laws and regulations, and there is no other capital stock of any class issued, reserved for issuance or outstanding, and there are no preemptive rights as to any shares. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of RYKA capital stock, except as set forth in RYKA'S filings with the Securities Exchange Commission ("RYKA'S SEC Filings"), or on RYKA'S Disclosure Schedules.

     (b)  Power and Authority.  RYKA has all requisite power and authority to
          -------------------
          own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification. All such jurisdictions are listed in RYKA's Disclosure Schedules.

     (c)  Certificate of Incorporation and By-Laws of RYKA.  The copies of the
          ------------------------------------------------
          Certificate of Incorporation of RYKA, certified by the Secretary of the State of Delaware and the By-Laws of the RYKA, certified by its Secretary, heretofore delivered to RYKA, are true, complete and correct.

     (d)  Authority for Agreement.  The Board of Directors has  approved this
          -----------------------
          Agreement, has authorized the execution and delivery hereof, recommended (or will recommend reasonably in advance of the stockholders meeting) the adoption and approval of this Agreement to such corporation's stockholders and has directed that this Agreement be submitted to such stockholders for adoption and approval at a special meeting of such stockholders. RYKA has full power, authority and legal right to enter into this Agreement and, upon appropriate vote of its stockholders in accordance with law, to consummate the transactions contemplated hereby.

     (e)  No Violation to Result.  The execution and delivery of this Agreement
          ----------------------
          and the consummation of the transactions contemplated hereby (assuming that appropriate consents are obtained from bank lenders to RYKA):

        (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or By-laws of RYKA or (after the consents referred to in the Disclosure Schedules are obtained) any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which RYKA is a party or by which RYKA or any of its properties or assets are bound;

        (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

        (iii) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to RYKA; and

        (iv) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of RYKA.

     (f)  No Existing Defaults.  RYKA is not in default in any material respect:
          --------------------

        (i) under any of the terms of any note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which RYKA is a party or by which he or any of its properties or assets are bound;

        (ii) under any law, judgment, decree, order, rule, regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to RYKA or to any of its properties or assets; or

        (iii) in the payment of any monetary obligations or debts. There exists no condition or event which, after notice or lapse of time or both, would constitute a material default in connection with any of the foregoing.

     (g)  Financial Statements.  The audited Financial Statements of RYKA as of
          --------------------
          and for the years ended December 31, 1996, 1995 and 1994 (which Financial Statements, including without limitation any notes thereto and reports thereon are hereinafter collectively called "RYKA's Financial Statements," and which Financial Statements for the year ending December 31, 1996 are hereinafter referred to as "RYKA's 1996 Financial Statements" all of which have been delivered to KPR and are included in the KPR Disclosure Schedules correctly and fairly present the financial position of RYKA and the results of operations as of the respective dates and for the periods indicated thereon and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The balance sheet included in RYKA's 1996 Financial Statements is hereinafter referred to as the "Balance Sheet" and December 31, 1996 is hereinafter sometimes referred to as the "Balance Sheet Date".

     (h)  Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
          reflected on the face of the Balance Sheet (including the notes thereto) and except as otherwise set forth in this Agreement or in the Disclosure Schedules, as of the Balance Sheet Date RYKA had no debts or other liabilities, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by RYKA's income, or its property or capital, for any period prior to the close of business on the Balance Sheet Date or any other debts or liabilities relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet Date.

     (i)  Taxes.  RYKA has prepared (or caused to be prepared) and timely and
          -----
          properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheet included in RYKA's 1996 Financial Statements includes appropriate provisions for all taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. RYKA has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. RYKA is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against RYKA, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against RYKA.

     (j)  Absence of Changes or Events.  Since the Balance Sheet Date RYKA has
          ----------------------------
          conducted its business only in the ordinary course and has not:

        (i) incurred any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with their prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of RYKA;

        (ii) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

        (iii) declared or made any distributions to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its equity;

        (iv) except for liens and pledges to RYKA bank lenders, mortgaged, pledged or (other than liens arising in the ordinary course) subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

        (v) sold, transferred or otherwise disposed of any of their assets of material value, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

        (vi) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the assets, operations or prospects of RYKA;

        (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work-stoppages, slow-downs or lock-outs, or had any material change in its relations with its employees, agents, customers or suppliers;

        (viii) except in the ordinary course of business in dealing with customers of RYKA's licensees, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

        (ix) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of RYKA;

        (x) acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

        (xi) made any capital expenditures or capital additions or betterments in excess of an average of $50,000.00 per month;

        (xii)  changed their banking or safe deposit arrangements;

        (xiii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to either RYKA or its property;

        (xiv) made any change in their selling, pricing, advertising or personnel practices;

        (xv) suffered any change, event or condition which, in any case or in the aggregate, has had a materially adverse affect on RYKA's condition (financial or otherwise), properties, assets, liabilities or operations, including, without limitation, any change in RYKA's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

        (xvi) entered into any transaction, contract or commitment of material value other than in the ordinary course of business or paid or agreed to pay any brokerage or finder's fee by reason of this Agreement or the transactions contemplated hereby; or

        (xvii) entered into any agreement or made any commitment to take any of the types of action described in the subparagraphs above.

     (k)  Litigation.  There is no claim, legal action, suit, arbitration,
          ----------
          governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of RYKA, threatened, against or relating to RYKA, its properties, assets or business or the transactions contemplated by this Agreement. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending, in effect, or (to the knowledge of RYKA) threatened, against or relating to any employee of RYKA. The Disclosure Schedules set forth a list of all decrees, orders or arbitration awards (or agreements entered into in any administrative, judicial or arbitration proceeding with any governmental authority) binding upon RYKA or RYKA's assets.

     (l)  Compliance with Laws and Other Instruments.  RYKA has complied in all
          ------------------------------------------
          material respects with all existing laws, rules, regulations, ordinances, orders, judgments and decrees applicable to its business as presently conducted.

     (m)  Title to Properties.  RYKA has good and marketable title to all the
          -------------------
          properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet. None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except:

        (i) for properties and assets which are reflected in the Disclosure Schedules as being leased by RYKA as lessee,

        (ii) as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof, or

        (iii) those imperfections of title and encumbrances, if any, which

               (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto; and

               (B) do not interfere with either the present and continued use of such property or the conduct of RYKA's normal operations; and

               (C)  have arisen only in the ordinary course of business.

     (n)  Schedules.  In addition to noting exceptions to the various
          ---------
          representations and warranties herein stated, the RYKA Disclosure Schedules set forth a materially accurate and complete list of:

        (i) All real property owned by RYKA or in which RYKA has a leasehold or other interest or which is used by RYKA in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which RYKA claims or holds such leasehold or other interest or right to the use thereof or pursuant to which RYKA has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

        (ii)   INTENTIONALLY OMITTED

        (iii) As of a date no earlier than June 30, 1997, all of RYKA's receivables (which shall include accounts receivable, loans receivable and any advances), specifically designating each such listed receivable which has been outstanding for more than 30 days.

        (iv) All computers, equipment, motor vehicles, and other tangible personal property (other than inventory and supplies), owned, leased or used by RYKA except for items which have an individual net remaining book value of less than $10,000, and which do not, in the aggregate, have a total remaining book value of more than $200,000, setting forth with respect to all such listed property all leases and other ownership documents.

        (v) All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service mark registrations, and applications therefor, service names, trade names, copyrights and copyright registrations, and applications therefor, wholly or partially owned or licensed by RYKA or which are material to the conduct of its business.

        (vi) All fire, theft, casualty, liability and other insurance policies insuring RYKA, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

        (vii) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which RYKA is a party or by which RYKA is bound.


        (viii) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which RYKA is a party or by which RYKA is bound.

        (ix) All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of an equity interest in RYKA or pursuant to which RYKA has acquired any material portion of its business or assets.

        (x) All contracts, agreements, commitments or other understandings or arrangements to which RYKA is a party or by which RYKA or any of its property is bound, but excluding (A) contracts entered into in the ordinary course of business involving payments or receipts by RYKA of less than $10,000 in any single case but not more than $200,000 in the aggregate, and (B) contracts entered into in the ordinary course of business which are terminable by RYKA on less than thirty (30) days' notice without any penalty or consideration.

        (xi) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock or equity options or stock or equity purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, to which RYKA is a party or is bound which relate to the operation of RYKA's business.

        (xii) The names and current annual salary rates of all persons (including independent commission agents) who are employed or retained by RYKA at an annual salary of not less than $75,000, showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation for the years ended December 31, 1995 and December 31, 1996.

        (xiii) The name of each bank in which RYKA has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, holding tax or other powers of attorney from RYKA and a summary of the terms thereof;

        (xiv)  INTENTIONALLY OMITTED

        (xv) A list of all written agreements between RYKA and its customers which have an effective term longer than 30 days. RYKA represents that there is no special pricing relationship or arrangement between RYKA and any customer, unless such relationship or arrangement is either set forth in the Disclosure Schedules or is consistent with RYKA's billing schedules or with the billing schedules of RYKA's licensees.


          There is not under any such contract, agreement, lease, license or commitment any existing default by RYKA, or event which, after notice or lapse of time, or both, would constitute a default by RYKA or result in a right to accelerate or loss of rights. To RYKA's knowledge, there is not under any such contract, agreement, lease, license or commitment any existing default by the party or parties thereto. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on the Disclosure Schedules (together with any and all amendments thereto) have been delivered or made available to each of the KPR Companies.

     (o)  Patents, etc.  RYKA owns or possesses the royalty free licenses or
          ------------
          other rights to use all copyrights, trademarks, service marks, service names, trade names, patents, licenses and trade secrets necessary to conduct its business as it is presently operated. RYKA is not infringing upon any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses or trade secrets owned by any other person or persons, and there is no claim or action by any such person pending, or to the knowledge of RYKA threatened, with respect thereto. RYKA is are not aware of any infringement by any third party of any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses or trade secrets owned by RYKA.

     (p)  No Guaranties. None of the obligations or liabilities of RYKA is
          -------------
          guaranteed by any person, firm or corporation nor has RYKA guaranteed the obligations or liabilities of any other person, firm or corporation.

     (q)  Benefit Plans.
          -------------

        (i) All employee benefits and benefit plans (collectively the "Plans," and individually a "Plan") sponsored, maintained or contributed to by RYKA are named and briefly described in the Disclosure Schedules. All of the Plans have been administered in accordance with all applicable laws and with their respective terms and are in compliance with all applicable statutory and regulatory standards and requirements with respect to form, fiduciary conduct and reporting and disclosure to governmental agencies and participants. In particular, RYKA and its Plan is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither RYKA, any of the Plans nor any trustee or administrator of any of the Plans has engaged in any "prohibited transaction" as that term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject any Plan, its trustees or administrators, or any other party dealing with such Plan, to any tax or penalty. Contributions to its Plan has been made and allocated pursuant to the provisions of such Plan and are sufficient in amount to meet all claims of beneficiaries or recipients of the Plan; each Plan and participant account and statement is in order; there exists no pending or threatened litigation or complaint against any Plan, its trust, its fiduciaries or its administrators, nor is there any basis therefor; there have been no "reportable events" as the term is defined in ERISA; and there has been no termination of any Plan or any trust since the original effective date of ERISA.

        (ii) No Plan has incurred any material accumulated funding deficiency within the meaning of ERISA or the Code. RYKA has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with any Plan which is subject to Title IV of ERISA. The assets of each Plan that is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan which would be guaranteed by the PBGC if the Plan terminated, and are also sufficient to provide all other benefits due under the Plan. Except as disclosed in the Disclosure Schedules:

               (A) RYKA is not required to contribute to and is contributing to a "multiemployer pension plan" as defined in the Multiemployer Pension Plan Amendments Act of 1980;


               (B) RYKA has no "withdrawal liability" (as also defined in such Act) to any multiemployer pension plan, and the consummation of the transactions contemplated by this Agreement will not result in any such "withdrawal liability."

        (iii) Except as disclosed in the Disclosure Schedules, RYKA is not currently providing, or has not failed to provide to the extent required by law, continuation coverage with respect to group health coverage to any former employee under the Consolidated Omnibus Budget Reconciliation Act of 1985 or any other Applicable Laws.

     (r)  Absence of Certain Business Practices.  Neither RYKA nor any officer,
          -------------------------------------
          employee or agent of RYKA, nor any other person acting on its behalf, has, directly or indirectly, within the past two years given or agreed to give any gift or similar benefit to any governmental employee who is in a position to help or hinder the business of RYKA (or assist RYKA in connection with any actual or proposed transaction) that (A) if known to governmental authorities, would be reasonably likely to subject RYKA to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had an adverse effect on the assets, business or operations of RYKA as reflected in the Financial Statements, or (C) if not continued in the future, would adversely affect RYKA's assets, business, operations or prospects, or might subject RYKA to a penalty in any private or governmental litigation or proceeding.

     (s) All receivables of RYKA (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of RYKA's business and shall be (or have been) fully collected when due, or in the case of each account receivable within 90 days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable consistent with RYKA's prior practices as reflected on the Balance Sheet.

     (t)   Proxy Statement.   The information to be supplied by RYKA for
          ----------------
          inclusion in the Proxy Statement to be sent to the stockholders of RYKA in connection with the RYKA stockholders' meeting to consider the Reorganization shall not, on the date the Proxy Statement is first mailed to RYKA stockholders, at the time of the said RYKA stockholders' meeting and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the RYKA stockholders' meeting which has become false or misleading. If at any time prior to the Effective Date any information relating to RYKA or any of its affiliates, officers or directors should be discovered by RYKA which should be set forth in an amendment or a supplement to the Proxy Statement, RYKA shall promptly inform each of the KPR Companies. Notwithstanding any of the foregoing, RYKA makes no representation or warranty with respect to any information supplied by any of the KPR Companies which is contained in any of the foregoing documents.

8.   Conduct and Transactions Prior to Closing
     -----------------------------------------

     (a) RYKA, KPR, Apex and Management shall afford to the officers, employees, attorneys, accountants and other authorized representatives of the others, free and full access to all of each other's assets, properties, books and records, in order to afford each other as full an opportunity of review, examination and investigation as they shall desire to make of the affairs of the other, and each shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and each shall furnish or cause to be furnished to the other such reasonable financial and operating data and other information about their business, properties and assets which any of their officers, employees, attorneys, accountants or other authorized representatives may request.

     (b) RYKA shall promptly file a proxy statement ("Proxy Statement") with respect to this transaction, and, upon approval of the Securities and Exchange Commission, shall call a special shareholders meeting to vote upon the Reorganization.

     (c) From the date of this Agreement until the Effective Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by RYKA or as otherwise set forth in the RYKA Disclosure Schedules or the KPR Companies' Disclosure Schedules, the Companies shall each conduct their operations only in the ordinary course, and they shall not make any material change in their operations or in their Certificate of Incorporation, By-laws.

     (d) Each party will furnish to the other all information concerning the other which is reasonably required for inclusion in any filing with any governmental or regulatory body in connection with the transactions contemplated by this Agreement or otherwise required by law.

     (e) RYKA will immediately give notice to the KPR Companies of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by RYKA or a failure by RYKA to comply with any covenant, condition or agreement contained herein.

     (f) Each of the KPR Companies will immediately give notice to RYKA of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by any of the KPR Companies or a failure by any of the KPR Companies to comply with any covenant, condition or agreement contained herein.

     (g) Each of the Companies will (a) take all action necessary to render accurate as of the Effective Date their respective representations and warranties contained herein, (b) refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

     (h) Each party shall use its best efforts to cause all conditions to the Closing to be fulfilled and to consummate the Reorganization as soon as possible.

9.   Conditions to RYKA's Obligations
     --------------------------------

     All obligations of RYKA under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived by RYKA.

     (a)  At the Effective Date, the representations and warranties set forth in
          Section 6 will be true and correct in all material respects at and as of such time, and at the Effective Date each of the KPR Companies shall each have delivered to RYKA a certificate to such effect signed by the Chairman and the President of each of the KPR Companies.

     (b) Each of the obligations of each of the Companies to be performed by it on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Effective Date, and at the Effective Date each Company shall have delivered to RYKA a certificate to such effect signed by its Chairman and its President.

     (c) All action required to be taken by, or on the part of, RYKA to authorize the execution, delivery and performance of this Agreement by RYKA and the consummation of the transactions contemplated hereby shall have been duly and validly approved by its Board of Directors.

     (d) On or before the Effective Date, the stockholders of RYKA shall have adopted and approved this Agreement.

     (e) On or before the Effective Date, all applicable approvals of governmental regulatory authorities of the United States of America or of any state or political subdivision thereof, and of all other persons and entities, required to consummate the Reorganization shall have been obtained.

     (f) All applicable governmental pre-merger filing and waiting period requirements of governmental authorities of the United States of America or of any state or political subdivision thereof shall have been satisfied.

     (g) RYKA shall have received an opinion from its investment bankers (which such opinion shall not have been withdrawn) to the effect that the Reorganization is fair to RYKA's shareholders from a financial point of view.

     (h) No action, suit or other proceeding shall have been instituted (excluding any such action, suit or proceeding initiated by or on behalf of RYKA or any of its subsidiaries or affiliates), no judgment or order shall have been issued, and no new law, rule or regulation shall have been enacted, on or before the Closing Date, which seeks to or does prohibit or restrain, or which seeks damages as a result of the consummation of the Reorganization or any of the other transactions contemplated by this Agreement.

     (i) There shall not have been any material adverse change or material casualty loss affecting any of the Companies between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of any of the Companies between the date of this Agreement and the Closing Date.

10.  Conditions to Obligations of KPR, Apex and Management
     -----------------------------------------------------

     All obligations of KPR, Apex and Management under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived by KPR, Apex and Management.

     (a)  At the Effective Date, the representations and warranties set forth in
          Section 7 will be true and correct in all material respects at and as of such time, and at the Effective Date, RYKA shall have delivered to each of the KPR Companies a certificate to such effect signed by the chairman and president of RYKA.

     (b) Each of the obligations of RYKA to be performed by it on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Effective Date, and at the Effective Date RYKA shall have delivered to each of the KPR Companies a certificate to such effect signed by the President and the Chief Financial Officer of RYKA.

     (c) All action required to be taken by, or on the part of, each KPR Company to authorize the execution, delivery and performance of this Agreement by each Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors and shareholders of each Company.

     (d) The RYKA Board of Directors shall have, authorized the creation of a stock option pool ("Pool") to purchase 500,000 shares of post-merger Common Stock, which Pool shall be for the benefit of KPR employees, consultants or other individuals which KPR does business with, as such employees, consultants or other people are designated by the KPR Board of Directors. The terms of the Pool, including the price at which such options are exercisable, shall be adopted by the Ryka Board of Directors as designated by KPR's Board of Directors."

11.  Termination
     -----------

     Any party who has not theretofore breached any provision of this Agreement (including such party's obligations to use its best efforts to satisfy conditions for the Closing) may terminate this Agreement by notice to the other parties if all conditions to the Closing shall not have been satisfied by the close of business on March 31, 1998. Such termination shall not limit any other right or remedies which the terminating party may have against any other party.

12.  Indemnification
     ---------------

     (a) The KPR Companies and Rubin hereby jointly and severally agree to indemnify RYKA and hold it harmless against and in respect of the following:

          (i) any and all loss, liability or damage suffered or incurred by RYKA in excess of a total of $350,000.00 by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by any of the KPR Companies or by Rubin, or by reason of any incorrect information which is provided by any of the KPR Companies or by Rubin for inclusion in the Proxy Statement; and

          (ii) any and all actions, suits, proceedings, claims, demands, assessments,judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     (b) The indemnification obligations under this Agreement shall survive the Closing only for claims made by an indemnified party against the indemnifying party within twelve months after the Closing Date.

     (c) Each indemnified party shall give to the indemnifying party notice and the reasonable opportunity to defend actions by third parties which give rise to indemnity claims hereunder. If the indemnifying party does not promptly defend any such action, the indemnified party may defend such action through its own counsel at the expense of the indemnifying party.

13.  Miscellaneous
     -------------

     (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, except as otherwise expressly provided herein, none of the parties hereto may make any assignment of this

          Agreement or any interest herein without the prior written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     (b) This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the Commonwealth of Pennsylvania disregarding principles of conflict of laws and the like. The federal courts in the City of Philadelphia and the state courts in the Court of Common Pleas of Montgomery County, Pennsylvania shall have exclusive jurisdiction on all matters relating to this Agreement and the Reorganization. Trial by jury is expressly waived.

     (c) Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     (d) Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when received, and shall be addressed as follows:

        (i) If to KPR, Apex, Management or Rubin, to them at their address set forth above, with a copy to:

                    David S. Mandel, Esquire
                    ASTOR WEISS KAPLAN & ROSENBLUM
                    The Bellevue, 6th Floor
                    Broad and Walnut Streets
                    Philadelphia, PA  19102


        (ii)   If to RYKA, to it at its address set forth above, with a copy to:

                    Arthur Miller, Esquire
                    BLANK ROME COMISKY & McCAULEY
                    One Logan Square
                    Philadelphia, PA 19103-6998
          or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

     (e) The representations and warranties contained in Sections 6 and 7 of this Agreement shall survive closing for a period of two (2) years.

     (f) This Agreement, together with the Exhibits and Schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof and may not be modified except in writing executed by all of the parties hereto. Each of the parties hereto may agree to any amendment or supplement to this agreement, or a waiver of any provision of this Agreement, either before or after the approval of such party's stockholders (as provided in this agreement0 and without seeking further stockholder approval, so long as such amendment, supplement or waiver does not have a material adverse effect on any of the Company's shareholders.

14.  Legal Fees.  All legal and other costs and expenses incurred in connection
     ----------
     herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

15.  Headings.  The headings in this Agreement are intended solely for
     --------
     convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16.  Counterpart.  This Agreement may be executed in counterparts.
     -----------

17.  Representations and Warranties Contained in Section 6 above.
     -----------------------------------------------------------
     Notwithstanding anything contained in Section 6 above, it is the intent of the parties that the representations and warranties made on behalf of KPR, shall be made by KPR and Rubin only, that the representations and warranties made on behalf of Management, shall be made by Management and Rubin only, and that the representations and warranties made on behalf of Apex shall be made by Apex and Rubin only, and nothing contained therein shall be deemed to imply that any of the KPR Companies is making a representation or warranty on behalf of any other KPR Company other than itself.

18.  Public Announcements.  The parties hereto shall consult with each other
     --------------------
     before issuing any press release with respect to the transaction and no party shall issue any such press release prior to such consultation.

19.   Confidentiality. Each of the parties hereto represents and warrants to the
      ---------------
      other that they shall keep confidential all information obtained by them or by their professional advisors from the date of the execution of this Agreement through the Effective Date, except to the extent that such information is required by law to be disclosed.

     IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this Agreement as of the date first above written.

                              RYKA INC.

                              BY:/s/ MICHAEL RUBIN
                                 --------------------------------
                                 its Chief Executive Officer
                                    -----------------------------

                              KPR SPORTS INTERNATIONAL, INC.

                              BY:/s/ MICHAEL RUBIN
                                 --------------------------------
                                 its President
                                    -----------------------------

                              APEX SPORTS INTERNATIONAL, INC.

                              BY:/s/ MICHAEL RUBIN
                                 --------------------------------
                                 its President
                                    -----------------------------

                              MR MANAGEMENT, INC.

                              BY:/s/ MICHAEL RUBIN
                                 --------------------------------
                                 its President
                                    -----------------------------


                              S/ MICHAEL RUBIN
                              -----------------------------------
                                       MICHAEL RUBIN

                               KPR ACQUISITIONS, INC.


                               BY: /s/ MICHAEL RUBIN
                                   ------------------------------
                                   its President
                                      ---------------------------

                                 APPENDIX "C"

                              TO PROXY STATEMENT

                        OPINION OF HOWARD, LAWSON & CO.
                        -------------------------------

               [LETTERHEAD OF HOWARD, LAWSON & CO. APPEARS HERE]


                                                                 August 15, 1997



Special Committee and Board of Directors
Ryka Inc.
555 South Henderson Road, Suite B
King of Prussia, PA 19406


Gentlemen:

        We have been engaged by Ryka Inc. ("Ryka") and the Special Committee of the Board of Directors of Ryka Inc. (the "Special Committee") to render our opinion as to the fairness, from a financial point of view to Ryka shareholders other than MR Acquisitions, LLC ("MR Acquisitions") and Michael G. Rubin ("Mr. Rubin"), of the consideration to be paid in a proposed transaction through which Ryka would acquire KPR Sports International, Inc. ("KPR"), Apex Sports International, Inc. ("Apex") and MR Management, Inc. ("MR Management") (KPR, Apex and MR Management collectively, the "KPR Companies") pursuant to a proposed Agreement and Plan of Reorganization (the "Reorganization").


        The Situation

        Mr. Rubin owns 100% of the KPR Companies and, through MR Acquisitions, 21% of the outstanding shares of Ryka, plus warrants to increase his ownership of Ryka to a 32% interest as of August 1997. The headquarters of Ryka were moved into the same facilities as the headquarters of the KPR Companies in July 1995 after MR Acquisitions purchased its interest in Ryka. Since then the KPR Companies have provided various administrative and financial management services to Ryka for a fee.

        After an effort by management of Ryka and the KPR Companies to negotiate an outsourcing arrangement in which Ryka would outsource a number of its operational functions to the KPR Companies, the management of the KPR Companies made an offer on July 3, 1996 for the combination of Ryka and the KPR Companies to be effected by the Reorganization. On November 19, 1996, Ryka announced that the Reorganization was being postponed until mid-1997 as a result of technical issues regarding the accounting treatment of the Reorganization and further evaluation of the Reorganization.

Special Committee
Board of Directors
Ryka Inc.
August 15, 1997
page 2


     The Reorganization

     Ryka will effect a 1 for 20 reverse stock split (issue one share for each twenty shares outstanding) so that the 66,367,000 shares outstanding after the exercise of warrants held for 7,232,000 shares by MR Acquisition would be reduced to an aggregate of 3,318,350 shares post-split. Ryka will then form a new wholly-owned subsidiary into which it will transfer all or substantially all of the operating assets of Ryka. Then Ryka, which will essentially be a holding company, will issue 8,169,086 shares of its unregistered common stock to Mr. Rubin as consideration in the merger of a separate new wholly-owned subsidiary of Ryka with KPR Sports International, Inc. and that entity will change its name to KPR. Ryka will also acquire 100% of the stock of Apex Sports International, Inc. and MR Management, Inc. as part of the consideration received for issuance of the aggregate of 8,169,086 post-split shares of unregistered Ryka common stock to Mr. Rubin. Because MR Acquisitions, owns 1,069,086 post-split shares of Ryka and is wholly-owned in aggregate by KPR Sports International, Inc. and MR Management, Inc., Ryka will issue the same number of post-split shares as part of the aggregate of 8,169,086 post-split shares of unregistered Ryka common stock. The Reorganization is intended to be tax-free for all the parties involved in the transactions.

     Materials Reviewed and Activities Conducted

     In arriving at our opinion, we reviewed and analyzed materials we deemed relevant regarding Ryka, the KPR Companies, and the Reorganization, including the following.

     1. The Ryka Proxy Statement (draft dated August 15, 1997) regarding the Reorganization;

     2. The Amended and Restated Agreement and Plan of Reorganization (dated September 26, 1996) regarding the business combination;

     3. The First Amendment to the Amended and Restated Agreement and Plan of Reorganization (draft dated August 15, 1997);

     4. The Ryka Form 10-Ks for the fiscal years ended December 31, 1991 through December 31, 1996, Ryka Form 10-Q for the three months ended March 31, 1996 and a draft of the Ryka Form 10-Q for the six months ended June 30, 1997;

Special Committee
Board of Directors
Ryka Inc.
August 15, 1997
page 3

     Materials Reviewed and Activities Conducted (continued)

     5. Forecasted financial statements for Ryka and the KPR Companies, individually, for the fiscal year ending December 31, 1997;

     6. Operating statement forecasts for the combined companies prepared by KPR management for the fiscal years ending December 31, 1997 through December 31, 2000;

     7. The audited financial statements of KPR Sports International, Inc. and Affiliates for the fiscal years ended December 31, 1993 through December 31, 1995 and the unaudited financial statements for KPR Sports International, Inc. and Affiliates for the fiscal years ended December 31, 1992 and December 31, 1996 and for the six months ended June 30, 1997;

     8. Publicly available financial and market price information regarding certain companies which we deemed relevant and for acquisitions in the footwear industry;

     9. Such other studies, analyses, inquiries and investigations as we deemed appropriate for purposes of this opinion.

     We also held meetings with certain members of the management of Ryka and the KPR Companies to discuss the events leading to the Reorganization, market positions, scope of operations, historical and projected financial statements of Ryka and the KPR Companies.

Special Committee
Board of Directors
Ryka Inc.
August 15, 1997
page 4


     Limiting Conditions

     In rendering our opinion, we have relied on the completeness and accuracy of the information provided to us by the management of Ryka and the KPR Companies including the information listed earlier. We did not independently verify the financial, legal, tax, operating and other information provided to us by Ryka or the KPR Companies or publicly available and relied on the completeness and accuracy of such information in all respects. We did not make independent appraisals or evaluations of the assets of Ryka, except for the value of certain identifiable tangible assets and warrants, and relied upon the representations of management of Ryka concerning information with respect to Ryka and its financial statements. We assumed that the information relating to the prospects of either Ryka or the KPR Companies furnished by such companies reflects the best then currently available estimates and judgments of Ryka or the KPR Companies, as the case may be. We relied on the companies to advise us promptly if any information previously provided became inaccurate or was required to be updated. With respect to the potential synergies reflected in the financial forecasts provided by the KPR Companies for the combined companies, we assumed that such materials were reasonably prepared and reflect the best then currently available estimates and judgments of the KPR Companies. We did not contact any prospective acquirer of Ryka or the KPR Companies or any of its assets. Our analysis is necessarily based upon economic, market and other conditions and the information made available to us as of the date of our opinion. Our analysis does not incorporate the effects of future financings.


     Opinion

     Based upon and subject to the foregoing, it is our opinion that the consideration to be paid in the Reorganization is fair from a financial point of view to the shareholders of Ryka other than MR Acquisitions and Mr. Rubin.

                                  /s/ Howard, Lawson & Co.
                                      HOWARD, LAWSON & CO.